1940 Act File No. 811-03213

AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 252	☒

(Check appropriate box or boxes)

NATIONWIDE VARIABLE INSURANCE TRUST

(Registrant Exact Name as Specified in Charter)

ONE NATIONWIDE PLAZA

MAIL CODE 5-02-210

COLUMBUS, OHIO 43215

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (614) 435-5787

Send Copies of Communications to:

ALLAN J. OSTER, ESQ. 10 WEST NATIONWIDE BLVD COLUMBUS, OHIO 43215 (Name and Address of Agent for Service)	PRUFESH R. MODHERA, ESQ. STRADLEY RONON STEVENS & YOUNG, LLP 2000 K STREET, N.W. SUITE 700 WASHINGTON, D.C. 20006

EXPLANATORY NOTE

This Registration Statement is filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest of the NVIT U.S. 130/30 Equity Fund, NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund, NVIT GS Large Cap Equity Insights Fund, and NVIT GS Small Cap Equity Insights Fund (the “Funds”) are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because shares of the Funds will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Fund. This Registration Statement is not an offer to sell, or a solicitation of an offer to buy, any shares of the Fund.

This Registration Statement relates only to the Funds and does not affect or incorporate by reference the currently effective Part A and Part B for the Registrant’s other series.

Nationwide Variable Insurance Trust
Prospectus April 29, 2021
The NVIT U.S. 130/30 Equity Fund (the “Fund”) is a series of Nationwide Variable Insurance Trust (the “Trust”), which is registered under the Investment Company Act of 1940, as amended. Shares of the Fund are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because shares of the Fund will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Fund. This Registration Statement is not an offer to sell, or a solicitation of an offer to buy, any shares of the Fund.
Responses to Form N-1A, Part A, Items 1, 2, 3, 4 and 13 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.
Item 5. Management.
Nationwide Fund Advisors (“NFA” or the “Adviser”) is the Fund’s investment adviser. Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) serves as the Fund’s subadviser.
The following individuals serve as portfolio managers to the Fund:
Portfolio Manager	Title	Length of Service with Fund
Bruce I. Jacobs, Ph.D.	Principal, Co-Chief Investment Officer, Portfolio Manager and Co-Director of Research	Since 2019
Kenneth N. Levy, CFA	Principal, Co-Chief Investment Officer, Portfolio Manager and Co-Director of Research	Since 2019
Item 6. Purchase and Sale of Fund Shares.
The Fund currently offers one class of shares (Class Y shares). There is no minimum initial or subsequent investment amount for the Fund. Shares of the Fund are currently only available to other investment companies advised by NFA in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act, and the shares of such other investment companies are sold only to insurance company separate accounts to fund benefits payable under variable life insurance policies and variable annuity contracts. An investor may purchase or redeem shares of the Fund on any day the Fund is open for business at the net asset value (“NAV”) per share next determined after a purchase or redemption request in good order is received by the Fund.
Item 7. Tax Information.
The Fund’s distributions are generally taxable as ordinary income, capital gains, or some combination of both.
Item 8. Financial Intermediary Compensation.
Disclosure item not applicable.

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Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.
Objectives
The NVIT U.S. 130/30 Equity Fund seeks long-term growth of capital.
This investment objective is non-fundamental, which means that it may be changed without shareholder approval by the Nationwide Variable Insurance Trust’s Board of Trustees (the “Board of Trustees”) upon 60 days’ written notice to shareholders.
Principal Investment Strategies
The Fund takes long and short positions in large-capitalization companies (i.e., companies with market capitalizations that are similar to those included in the Standard & Poor's 500 Composite Stock Price Index (“S&P 500 Index”)) using the subadviser's dynamic multidimensional investment process that combines human insight and intuition, finance and behavioral theory, and quantitative and statistical techniques. Approximately 30% of the Fund's net assets will be in short positions (i.e., stocks that the subadviser deems unattractive), and approximately 130% of the Fund's net assets will be in long positions (i.e., stocks that the subadviser deems attractive), resulting in approximately 100% net equity exposure. To execute this strategy, the Fund currently intends to gain its short equity exposure entirely through the use of total return swap contracts and its long equity exposure, in an amount of approximately 100% of the Fund’s net assets, by investing directly in stocks and, in an amount approximating the amount of the Fund’s short exposure at the time, through the use of total return swaps. This investment technique creates leverage, which will exaggerate increases or decreases in the value of the Fund's overall portfolio.
Under normal circumstances, the Fund invests at least 80% of its net assets in stocks of U.S. companies or derivatives, including swaps, the value of which are linked to stocks of U.S. companies. For these purposes, a U.S. company is one whose stock is listed on a U.S. exchange or automated quotation system.
In selecting stocks for either the Fund's long portfolio or short portfolio, the subadviser employs an evaluation process that focuses on modeling a large number of stocks and proprietary factors, using financial statements, security analyst forecasts, corporate management signals, economic releases, and security prices. This investment approach seeks diversification across market inefficiencies, securities, industries, and sectors, while seeking to manage risk exposures relative to the S&P 500 Index. The range of models is designed to allow each portfolio to be diversified across exposures to numerous potential opportunities. Nevertheless, the Fund may invest in any economic sector and, at times, emphasize one or more particular industries or sectors. The subadviser generally considers closing a position (either by selling a stock held long or closing a swap position) when its return prediction generated by the models, adjusted for risk and expected transaction costs, is notably surpassed on the positive side for a long position (or on the negative side for a short position) by another stock's return prediction. Partial position closures may occur when the subadviser's investment process determines that these transactions could benefit portfolio performance or when, as a result of market action, a position has grown to a size that impinges on portfolio risk or liquidity limitations. Sales or closeouts may also occur under special circumstances; for example, if a company agrees to be acquired, and becomes subject to merger arbitrage trading, its stock may be sold or closed out. Sales or closeouts can be triggered when necessary valuation data are no longer available; for example, if all security analysts drop coverage of a stock, a position may be closed.
Principal Risks
The Fund cannot guarantee that it will achieve its investment objective.
As with any fund, the value of the Fund’s investments—and therefore, the value of Fund shares—may fluctuate. These changes may occur because of:
Derivatives risk – a derivative is a contract, security or investment, the value of which is based on the performance of an underlying financial asset, index or other measure. For example, the value of a swap changes based on the value of the underlying index, commodity or security. Derivatives often involve leverage, which means that their use can significantly
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magnify the effect of price movements of the underlying assets or reference measures, disproportionately increasing the Fund's losses and reducing the Fund's opportunities for gains when the financial asset or measure to which the derivative is linked changes in unexpected ways. Some risks of investing in derivatives include:
•the other party to the derivatives contract may fail to fulfill its obligations;
•their use may reduce liquidity and make the Fund harder to value, especially in declining markets and
•when used for hedging purposes, changes in the value of derivatives may not match or fully offset changes in the value of the hedged portfolio securities, thereby failing to achieve the original purpose for using the derivatives.
Total return swaps – the use of total return swaps allows the party receiving the total returns to gain exposure to customized baskets of stocks without actually having to own them. Total return swaps will create leverage and the Fund may experience substantial gains or losses in value as a result of relatively small changes in the value of the underlying stocks. In addition, total return swaps are subject to credit and counterparty risk. If the counterparty fails to meet its obligations the Fund could sustain significant losses. The counterparty to the total return swaps may decide to no longer participate as a counterparty to the swaps. If this happens, the Fund may be unable to identify another counterparty to enter into the swaps on terms as favorable to the Fund. A total return swap may be more costly than directly owning the underlying stocks on which the swap is based.
NFA, although registered as a commodity pool operator under the Commodity Exchange Act (“CEA”), has claimed exclusion from the definition of the term “commodity pool operator” under the CEA, with respect to the Fund and, therefore, is not subject to registration or regulation as a commodity pool operator under the CEA in its management of the Fund.
The U.S. Securities and Exchange Commission (“SEC”) has recently adopted Rule 18f-4, which replaces current SEC and staff guidance with respect to asset segregation requirements for derivatives and other instruments such as unfunded commitment agreements, reverse repurchase agreements, or similar financing transactions. The application of Rule 18f-4 to the Fund could restrict the Fund's ability to utilize derivative investments and financing transactions and prevent the Fund from implementing its principal investment strategies in the manner that it has historically, which may result in changes to the Fund's principal investment strategies and could adversely affect the Fund's performance. The compliance date for Rule 18f-4 is August 19, 2022.
See also “Leverage risk” on page 2.
Equity securities risk – a Fund could lose value if the individual equity securities in which the Fund has invested and/or the overall stock markets on which the stocks trade decline in price. Stocks and stock markets may experience short-term volatility (price fluctuation) as well as extended periods of price decline or little growth. Individual stocks are affected by many factors, including:
•corporate earnings;
•production;
•management and
•sales and market trends, including investor demand for a particular type of stock, such as growth or value stocks, small- or large-cap stocks, or stocks within a particular industry.
Leverage risk – leverage may be created when an investment exposes the Fund to a risk of loss that exceeds the amount invested. Certain derivatives provide the potential for investment gain or loss that may be several times greater than the change in the value of an underlying security, asset, interest rate, index or currency, resulting in the potential for a loss that may be substantially greater than the amount invested. Some leveraged investments have the potential for unlimited loss, regardless of the size of the initial investment. Because leverage can magnify the effects of changes in the value of the Fund and make the Fund’s share price more volatile, a shareholder’s investment in the Fund may be more volatile, resulting in larger gains or losses in response to the fluctuating prices of the Fund’s investments. Further, the use of leverage may require the Fund to maintain assets as “cover,” maintain segregated asset accounts, or make margin payments, which might impair the Fund’s ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the Fund sell a portfolio security at a disadvantageous time.
Long/short strategy risk – in situations where the Fund takes a long position (i.e., owns a stock outright or gains long exposure through a swap), the Fund will lose money if the price of the stock declines. In situations where the Fund takes short positions, the Fund will lose money if the price of the stock increases. It is possible that stocks where the Fund has taken a
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long position (purchases) will decline in value at the same time that stocks where the Fund has taken a short position increase in value, thereby increasing potential losses to the Fund.
Market risk – market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. In particular, market risk, including political, regulatory, market, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value of the Fund's investments. In addition, turbulence in financial markets and reduced liquidity in the markets may negatively affect many issuers, which could adversely affect the Fund. These risks may be magnified if certain social, political, economic and other conditions and events (such as natural disasters, epidemics and pandemics, terrorism, conflicts and social unrest) adversely interrupt the global economy. In addition, any spread of an infectious illness, public health threat or similar issue could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and generally have a significant impact on the economies of the affected country and other countries with which it does business, which in turn could adversely affect the Fund's investments in that country and other affected countries. In these and other circumstances, such events or developments might affect companies world-wide and therefore can affect the value of the Fund's investments.
The global pandemic outbreak of an infectious respiratory illness caused by a novel coronavirus known as COVID-19 has resulted in substantial market volatility and global business disruption, affecting the global economy and the financial health of individual companies in significant and unforeseen ways. COVID-19 has resulted in, among other things, travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, prolonged quarantines, significant disruptions to business operations, market closures, cancellations and restrictions, supply chain disruptions, lower consumer demand, and significant volatility and declines in global financial markets, as well as general concern and uncertainty. Instability in the United States, European and other credit markets has made it more difficult for borrowers to obtain financing or refinancing on attractive terms or at all. In particular, because of the current conditions in the credit markets, borrowers may be subject to increased interest expenses for borrowed money and tightening underwriting standards. In addition, stock prices as well as yield could be negatively impacted to the extent that issuers of equity securities cancel or announce the suspension of dividends or share buybacks. The COVID-19 pandemic could continue to inhibit global, national and local economic activity, and constrain access to capital and other sources of funding. Various recent government interventions have been aimed at curtailing the distress to financial markets caused by the COVID-19 outbreak. There can be no guarantee that these or other economic stimulus plans (within the United States or other affected countries throughout the world) will be sufficient or will have their intended effect. In addition, an unexpected or quick reversal of such policies could increase market volatility, which could adversely affect the Fund’s investments. The duration and future impact of COVID-19 are currently unknown, which may exacerbate the other risks that apply to the Fund and could negatively affect Fund performance and the value of your investment in the Fund.
Model and data risk – the Fund’s subadviser relies heavily on quantitative models and information and data supplied or made available by third parties (“Models and Data”). Models and Data are used to construct sets of transactions and investments and, to provide risk management insights.
When Models and Data prove to be incorrect or incomplete, any decisions made in reliance thereon expose the Fund to potential risks. For example, by relying on Models and Data, the subadviser may be induced to buy certain investments at prices that are too high, to sell certain other investments at prices that are too low, or to miss favorable opportunities altogether. The Fund bears the risk that the quantitative models used by the subadviser will not be successful in selecting companies for investment or in determining the weighting of investment positions that will enable the Fund to achieve its investment objective.
Some of the models used by the subadviser for the Fund are predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses on a cash flow and/or a mark-to-market basis. In addition, in unforeseen or certain low-probability scenarios (often involving a market disruption of some kind), such models may produce unexpected results, which can result in losses for the Fund. Furthermore, because predictive models are usually constructed based on historical data supplied by third parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data.
All models rely on correct data inputs. If incorrect data is entered into even a well-founded model, the resulting information will be incorrect. However, even if data is inputted correctly, “model prices” will often differ substantially from market
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prices, especially for instruments with complex characteristics, such as derivative instruments. Model prices can differ from market prices as model prices are typically based on assumptions and estimates derived from recent market data that may not remain realistic or relevant in the future. To address these issues, the subadviser may evaluate model prices and outputs versus a variety of criteria, and as a result, such models may be modified from time to time.
The Fund is unlikely to be successful unless the assumptions underlying the models are realistic and either remain realistic and relevant in the future or are adjusted to account for changes in the overall market environment. If such assumptions are inaccurate or become inaccurate and are not promptly adjusted, it is likely that profitable trading signals will not be generated. If and to the extent that the models do not reflect certain factors, and the subadviser does not successfully address such omissions through its testing and evaluation and modify the models accordingly, major losses may result. The subadviser, in its sole discretion, will continue to test, evaluate and add new models, which may result in the modification of existing models from time to time. Any modification of the models or strategies will not be subject to any requirement that shareholders receive notice of the change or that they consent to it. There can be no assurance that model modifications will enable the Fund to achieve its investment objective.
Quantitative analysis strategy risk – the success of the Fund's investment strategy may depend in part on the effectiveness of the subadviser's quantitative tools for screening securities. Securities selected using quantitative analysis can react differently to issuer, political, market, and economic developments than the market as a whole or securities selected using only fundamental analysis, which could adversely affect their value. The subadviser's quantitative tools may use factors that may not be predictive of a security's value and any changes over time in the factors that affect a security's value may not be reflected in the quantitative model. The subadviser's stock selection can be adversely affected if it relies on insufficient, erroneous or outdated data or flawed models or computer systems.
Redemptions risk – the Fund may be an investment option for other mutual funds that are managed as “funds-of-funds.” A fund-of-funds is a type of mutual fund that seeks to meet its investment objective primarily by investing in shares of other mutual funds. As a result, from time to time, the Fund may experience relatively large redemptions or investments. Large or continuous redemptions may increase the Fund's transaction costs and could cause the Fund's operating expenses to be allocated over a smaller asset base, leading to an increase in the Fund's expense ratio. If funds-of-funds or other large shareholders redeem large amounts of shares rapidly or unexpectedly, the Fund may have to sell portfolio securities at times when it would not otherwise do so, which could negatively impact the Fund's net asset value and liquidity.
Sector risk – investments in particular industries or sectors may be more volatile than the overall stock market. Consequently, if the Fund emphasizes one or more industries or economic sectors, it may be more susceptible to the financial, market, political or economic events affecting the particular issuers and industries participating in such sectors than funds that do not emphasize particular industries or sectors.
Selection risk – selection risk is the risk that the securities or other instruments selected by the Fund's subadviser(s) will underperform the markets, the relevant indexes or the securities or other instruments selected by other funds with similar investment objectives and investment strategies.
Short position risk – the Fund will suffer a loss if it holds a security short and the price of the security rises rather than falls. Short positions expose the Fund to the risk that it will be required to cover the short position at a time when the security has appreciated in value, thus resulting in a loss to the Fund. The Fund’s investment performance also will suffer if it is required to close out a short position earlier than it had intended. In addition, the Fund may be subject to expenses related to short positions that typically are not associated with investing in securities directly (for example, costs of borrowing and margin account maintenance costs associated with the Fund’s open short positions). These expenses may impact negatively the performance of the Fund. Short positions introduce more risk to the Fund than long positions because the maximum sustainable loss on a security purchased (held long) is limited to the amount paid for the security plus the transaction costs, whereas there is no maximum attainable price of the security held in a short position. Therefore, in theory, securities sold short (or short positions) present unlimited risk.
Loss of money is a risk of investing in the Fund. An investment in a Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
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Temporary investments – the Fund generally will be fully invested in accordance with its objective and strategies. However, pending investment of cash balances, in anticipation of possible redemptions, or if the Fund's management believes that business, economic, political or financial conditions warrant, the Fund may invest without limit in high-quality fixed-income securities, cash or money market cash equivalents. The use of temporary investments therefore is not a principal strategy, as it prevents the Fund from fully pursuing its investment objective, and the Fund may miss potential market upswings.
Selective Disclosure of Portfolio Holdings
A description of the Fund's policies and procedures regarding the release of portfolio holdings information is available in the Fund's Statement of Additional Information (“SAI”).
Item 10. Management, Organization, and Capital Structure
Investment Adviser
Nationwide Fund Advisors (“NFA” or “Adviser”), located at One Nationwide Plaza, Columbus, OH 43215, manages the investment of the Fund's assets and supervises the daily business affairs of the Fund. Subject to the oversight of the Board of Trustees, NFA also selects the subadvisers for the Fund, determines the allocation of Fund assets among one or more subadvisers and evaluates and monitors the performance of the subadvisers. Organized in 1999 as an investment adviser, NFA is a wholly owned subsidiary of Nationwide Financial Services, Inc.
Subadvisers
Subject to the oversight of NFA and the Board of Trustees, a subadviser will manage all or a portion of the Fund's assets in accordance with the Fund's investment objective and strategies. With regard to the portion of the Fund's assets allocated to it, the subadviser makes investment decisions for the Fund and, in connection with such investment decisions, places purchase and sell orders for securities. NFA pays the subadviser from the management fee it receives from the Fund.
JACOBS LEVY EQUITY MANAGEMENT, INC. (“JACOBS LEVY”), located at 100 Campus Drive, Florham Park, NJ 07932, is the subadviser to the Fund. Jacobs Levy was established in 1986 as a New Jersey corporation. Jacobs Levy is an independent investment advisory firm focusing exclusively on the management of equity portfolios in a variety of strategies.
Management Fees
The Fund pays NFA a management fee based on the Fund’s average daily net assets. The total management fee paid by the Fund for the fiscal year ended December 31, 2020, expressed as a percentage of the Fund’s average daily net assets and not taking into account any applicable fee waivers or reimbursements, is as follows:
Fund	Actual Management Fee Paid
NVIT U.S. 130/30 Equity Fund	0.76%

A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory and subadvisory agreements for the Fund is in the Fund's Annual Report to shareholders, which covers the period ending December 31, 2020.
Portfolio Management
The portfolio managers for the Fund are Bruce I. Jacobs, Ph.D. and Kenneth N. Levy, CFA. Dr. Jacobs and Mr. Levy are jointly responsible for the day-to-day portfolio management of the Fund.
Dr. Jacobs is a Principal and Co-Founder of Jacobs Levy and has been with the firm since 1986. He is Co-Chief Investment Officer, Portfolio Manager, and Co-Director of Research of Jacobs Levy.
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Mr. Levy is a Principal and Co-Founder of Jacobs Levy and has been with the firm since 1986. He is Co-Chief Investment Officer, Portfolio Manager, and Co-Director of Research of Jacobs Levy.
Additional Information about the Portfolio Managers
The SAI provides additional information about each portfolio manager’s compensation, other accounts managed by each portfolio manager and each portfolio manager’s ownership of securities in the Fund managed by the portfolio manager, if any.
Manager-of-Managers Structure
The Adviser and the Trust have received an exemptive order from the U.S. Securities and Exchange Commission for a manager-of-managers structure that allows the Adviser, subject to the approval of the Board of Trustees, to hire, replace or terminate a subadviser (excluding hiring a subadviser which is an affiliate of the Adviser) without the approval of shareholders. The order also allows the Adviser to revise a subadvisory agreement with an unaffiliated subadviser with the approval of the Board of Trustees but without shareholder approval. If a new unaffiliated subadviser is hired for the Fund, shareholders will receive information about the new subadviser within 90 days of the change. The exemptive order allows the Fund greater flexibility, enabling it to operate more efficiently.
Pursuant to the exemptive order, the Adviser monitors and evaluates any subadvisers, which includes the following:
•performing initial due diligence on prospective Fund subadvisers;
•monitoring subadviser performance, including ongoing analysis and periodic consultations;
•communicating performance expectations and evaluations to the subadvisers;
•making recommendations to the Board of Trustees regarding renewal, modification or termination of a subadviser’s contract;
•selecting Fund subadvisers and
•allocating and reallocating the Fund’s assets among the subadvisers.
The Adviser does not expect to recommend subadviser changes frequently. The Adviser periodically provides written reports to the Board of Trustees regarding its evaluation and monitoring of each subadviser. Although the Adviser monitors each subadviser’s performance, there is no certainty that any subadviser or the Fund will obtain favorable results at any given time.
Item 11. Shareholder Information.
Buying Shares
The Fund currently offers one class of shares (Class Y shares). Class Y shares are sold to “funds-of-funds” advised by NFA and are not subject to Rule 12b-1 fees or administrative services fees.
Shares of the Fund are not registered under the Securities Act of 1933 (the “1933 Act”), because the Fund’s shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only organizations or entities, such as investment companies advised by NFA, that are “accredited investors” within the meaning of Regulation D under the 1933 Act, and the shares of such other investment companies are sold only to insurance company separate accounts to fund benefits payable under variable life insurance policies and variable annuity contracts, may make investments in the Fund. There is no minimum initial or subsequent purchase amount for the Fund.
The purchase or “offering” price for a single Fund share is the net asset value (“NAV”) per share next determined after the order is received by the Fund or its agents. The NAV is:
•calculated at the close of regular trading (usually 4 p.m. Eastern time) each day the New York Stock Exchange (the “Exchange”) is open and
•generally determined by dividing the total net market value of the securities and other assets owned by the Fund, less the Fund’s liabilities, by the total number of the Fund’s outstanding shares.
The Fund may reject any order to buy shares and may suspend the sale of shares at any time.
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Fair Value Pricing
The Board of Trustees has adopted Valuation Procedures governing the method by which individual portfolio securities held by the Fund are valued in order to determine the Fund’s NAV. The Valuation Procedures provide that the Fund’s assets are valued primarily on the basis of market-based quotations. Equity securities are generally valued at the last quoted sale price, or if there is no sale price, the last quoted bid price provided by an independent pricing service. Securities traded on NASDAQ are generally valued at the NASDAQ Official Closing Price. Prices are taken from the primary market or exchange in which each security trades. Debt and other fixed-income securities are generally valued at the bid evaluation price provided by an independent pricing service.
Securities for which market-based quotations are either unavailable (e.g., an independent pricing service does not provide a value) or are deemed unreliable, in the judgment of the Adviser or a designee, are generally valued at fair value by the Trustees or persons acting at their direction pursuant to procedures approved by the Board of Trustees. In addition, fair value determinations are required for securities whose value is affected by a significant event (as defined below) that will materially affect the value of a security and which occurs subsequent to the time of the close of the principal market on which such security trades but prior to the calculation of the Fund’s NAVs.
A “significant event” is defined by the Valuation Procedures as an event that materially affects the value of a security that occurs after the close of the principal market on which such security trades but before the calculation of the Fund’s NAV. Significant events that could affect individual portfolio securities may include corporate actions such as reorganizations, mergers and buy-outs, corporate announcements on earnings, significant litigation, regulatory news such as government approvals and news relating to natural disasters affecting an issuer’s operations. Significant events that could affect a large number of securities in a particular market may include significant market fluctuations, market disruptions or market closings, governmental actions or other developments, or natural disasters or armed conflicts that affect a country or region.
By fair valuing a security, the Fund attempts to establish a price that it might reasonably expect to receive upon the current sale of that security. The fair value of one or more of the securities in the Fund’s portfolio which is used to determine the Fund’s NAV could be different from the actual value at which those securities could be sold in the market. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of shareholders’ investments in the Fund.
Due to the time differences between the closings of the relevant foreign securities exchanges and the time that the Fund’s NAV is calculated, the Fund may fair value its foreign investments more frequently than it does other securities. When fair value prices are utilized, these prices will attempt to reflect the impact of the financial markets’ perceptions and trading activities on the Fund’s foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges. Pursuant to the Valuation Procedures, the Fund’s foreign equity investments generally will be fair valued daily by an independent pricing service using models designed to estimate likely changes in the values of those investments between the times in which the trading in those securities is substantially completed and the close of the Exchange. The fair values assigned to the Fund’s foreign equity investments may not be the quoted or published prices of the investments on their primary markets or exchanges. Because certain of the securities in which the Fund may invest may trade on days when the Fund does not price its shares, the value of the Fund’s investments may change on days when shareholders will not be able to purchase or redeem their shares.
The Valuation Procedures are intended to help ensure that the prices at which the Fund’s shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders. In the event the Fund fair values its securities, the Fund’s NAV may be higher or lower than would have been the case if the Fund had not fair valued its securities.
In-Kind Purchases
The Fund may accept payment for shares in the form of securities that are permissible investments for the Fund.

The Fund does not calculate NAV on the following days:
•New Year’s Day
•Martin Luther King Jr. Day
•Presidents’ Day
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•Good Friday
•Memorial Day
•Independence Day
•Labor Day
•Thanksgiving Day
•Christmas Day
•Other days when the Exchange is closed.
Selling Shares
The Fund’s shares have not been registered under the 1933 Act or under the securities laws of any state, and may not be transferred or resold unless so registered in transactions exempt therefrom. However, a shareholder may redeem its Fund shares at any time, subject to the restrictions described below. The price upon redeeming shares is the NAV per share next determined after the Fund or its agent receives a properly completed redemption request. The value of the shares redeemed may be worth more than or less than their original purchase price, depending on the market value of the Fund’s investments at the time of the redemption.
The Fund may delay forwarding proceeds of your redemption for up to 7 days after receipt of such redemption request. Such proceeds may be delayed if the investor redeeming shares is engaged in excessive trading, or if the amount of the redemption request otherwise would be disruptive to efficient portfolio management or would adversely affect the Fund.
Under normal circumstances, the Fund expects to satisfy redemption requests through the sale of investments held in cash or cash equivalents. However, the Fund may also use the proceeds from the sale of portfolio securities or a bank line of credit to meet redemption requests if consistent with management of the Fund, or in stressed market conditions. Under extraordinary circumstances, the Fund, in its sole discretion, may elect to honor redemption requests by transferring some of the securities held by the Fund directly to a shareholder as a redemption in-kind. For more information about the Fund’s ability to make a redemption in-kind as well as how redemptions in-kind are effected, see the SAI.
The Board of Trustees has adopted procedures for redemptions in-kind of affiliated persons of the Fund. Affiliated persons of the Fund include shareholders who are affiliates of the Adviser and shareholders of the Fund owning 5% or more of the outstanding shares of the Fund. These procedures provide that a redemption in-kind shall be effected at approximately the affiliated shareholder’s proportionate share of the Fund’s current net assets, and are designed so that such redemptions will not favor the affiliated shareholder to the detriment of any other shareholder. If a shareholder receives securities in a redemption in-kind, the shareholder may incur brokerage costs, taxes, or other expenses in converting the securities to cash.
Excessive or Short-Term Trading
While the Board has adopted procedures designed to detect and prevent frequent trading, investment companies advised by the Adviser are not subject to restrictions on how often they may purchase and sell the Fund’s shares. Frequent purchases and redemptions of the Fund’s shares could increase the Fund’s expenses and may disrupt the management of the Fund’s portfolio, which could adversely impact the Fund’s performance. However, the Fund is intended to serve only as an investment option for other investment companies advised by the Adviser. In addition, the Fund is not available for purchase by the general public. The Adviser thus believes that the Fund is not the target of abusive trading practices.
Income and Capital Gain Distributions
The Fund intends to elect and qualify each year as a regulated investment company under the Internal Revenue Code. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to shareholders. The Fund expects to declare and distribute all of its net investment income, if any, as dividends quarterly. The Fund will distribute net realized capital gains, if any, at least annually. The Fund may distribute such income dividends and capital gains more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund. The amount of any distribution will vary, and there is no guarantee the Fund will pay either an income dividend or a capital gains distribution. All income and capital gain distributions are automatically reinvested in additional shares of the Fund.
Tax Considerations
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Shares of the Fund are purchased solely by “funds-of-funds” advised by NFA, the shares of which must be purchased through separate accounts used to fund variable insurance contracts. As a result, it is anticipated that any income dividends or capital gains distributed by the Fund will be exempt from current taxation by contract holders if left to accumulate within a separate account. Withdrawals from such contracts may be subject to ordinary income tax and, if made before age 59 1∕2, a 10% penalty tax. Please refer to the SAI for more information regarding the tax treatment of the Fund.
Item 12. Distribution Arrangements.
Nationwide Fund Distributors LLC (the “Distributor”), an affiliate of the Adviser, serves as the Fund's distributor. The Distributor receives no compensation for serving as the Fund's sole and exclusive placement agent.
Additional Information
The Trust enters into contractual arrangements with various parties (collectively, “service providers”), including, among others, the Fund's investment adviser, subadviser(s), custodian(s), securities lending agent, fund administration and accounting agents, transfer agent and distributor, who provide services to the Fund. Shareholders are not parties to, or intended (or “third-party”) beneficiaries of, any of those contractual arrangements, and those contractual arrangements are not intended to create in any individual shareholder or group of shareholders any right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of the Trust.
This Prospectus provides information concerning the Trust and the Fund that an investor should consider in determining whether to purchase shares of the Fund. Neither this Prospectus, nor the related SAI, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Fund and any shareholder, or to give rise to any rights to any shareholder or other person other than any rights under federal or state law that may not be waived.
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Nationwide Variable Insurance Trust
Prospectus April 29, 2021
The NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund, NVIT GS Large Cap Equity Insights Fund, and NVIT GS Small Cap Equity Insights Fund (each, a “Fund” and collectively, the “Funds”) are each a series of Nationwide Variable Insurance Trust (the “Trust”), which is registered under the Investment Company Act of 1940, as amended. Shares of each Fund are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because shares of the Funds will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Funds. This Registration Statement is not an offer to sell, or a solicitation of an offer to buy, any shares of the Funds.
Responses to Form N-1A, Part A, Items 1, 2, 3, 4 and 13 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.
Item 5. Management.
NVIT GS Emerging Markets Equity Insights Fund
Nationwide Fund Advisors (“NFA” or the “Adviser”) is the Fund’s investment adviser. Goldman Sachs Asset Management, L.P. (“GSAM”) serves as the Fund’s subadviser.
The following individuals serve as portfolio managers to the NVIT GS Emerging Markets Equity Insights Fund:
Portfolio Manager	Title	Length of Service with Fund
Dennis Walsh	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Osman Ali, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Len Ioffe, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Takashi Suwabe	Managing Director and Senior Portfolio Manager, GSAM	Since 2021
For important information about the purchase and sale of the Fund’s shares, tax information and financial intermediary compensation, please turn to the section entitled “All Funds,” below.
NVIT GS International Equity Insights Fund
NFA is the Fund’s investment adviser. GSAM serves as the Fund’s subadviser.
The following individuals serve as portfolio managers to the NVIT GS International Equity Insights Fund:
Portfolio Manager	Title	Length of Service with Fund
James Park	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Osman Ali, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Len Ioffe, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Takashi Suwabe	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Dennis Walsh	Managing Director and Senior Portfolio Manager, GSAM	Since 2021

Nationwide Variable Insurance Trust
Prospectus April 29, 2021
For important information about the purchase and sale of the Fund’s shares, tax information and financial intermediary compensation, please turn to the section entitled “All Funds,” below.
NVIT GS Large Cap Equity Insights Fund
NFA is the Fund’s investment adviser. GSAM serves as the Fund’s subadviser.
The following individuals serve as portfolio managers to the NVIT GS Large Cap Equity Insights Fund:
Portfolio Manager	Title	Length of Service with Fund
Dennis Walsh	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Osman Ali, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Len Ioffe, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Takashi Suwabe	Managing Director and Senior Portfolio Manager, GSAM	Since 2021
For important information about the purchase and sale of the Fund’s shares, tax information and financial intermediary compensation, please turn to the section entitled “All Funds,” below.
NVIT GS Small Cap Equity Insights Fund
NFA is the Fund’s investment adviser. GSAM serves as the Fund’s subadviser.
The following individuals serve as portfolio managers to the NVIT GS Small Cap Equity Insights Fund:
Portfolio Manager	Title	Length of Service with Fund
Dennis Walsh	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Osman Ali, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Len Ioffe, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Takashi Suwabe	Managing Director and Senior Portfolio Manager, GSAM	Since 2021
For important information about the purchase and sale of the Fund’s shares, tax information and financial intermediary compensation, please turn to the section entitled “All Funds,” below.
Item 6. Purchase and Sale of Fund Shares.
Each Fund currently offers one class of shares (Class Y shares). There is no minimum initial or subsequent investment amount for each Fund. Shares of the Funds are currently only available to other investment companies advised by NFA in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act, and the shares of such other investment companies that are sold only to insurance company separate accounts to fund benefits payable under variable life insurance policies and variable annuity contracts. An investor may purchase or redeem shares of the Funds on any day the Fund is open for business at the net asset value (“NAV”) per share next determined after a purchase or redemption request in good order is received by the Fund.

Nationwide Variable Insurance Trust
Prospectus April 29, 2021
Item 7. Tax Information.
Each Fund’s distributions are generally taxable as ordinary income, capital gains, or some combination of both.
Item 8. Financial Intermediary Compensation.
Disclosure item not applicable.

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Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.
Objectives
The NVIT GS Emerging Markets Equity Insights Fund seeks long-term growth of capital.
The NVIT GS International Equity Insights Fund seeks long-term growth of capital.
The NVIT GS Large Cap Equity Insights Fund seeks long-term growth of capital and dividend income.
The NVIT GS Small Cap Equity Insights Fund seeks long-term growth of capital.
These investment objectives may be changed without shareholder approval by the Nationwide Variable Insurance Trust’s Board of Trustees (the “Board of Trustees”) upon 60 days’ written notice to shareholders.
Principal Investment Strategies
All Funds
GSAM uses a quantitative style of management, in combination with a qualitative overlay, that emphasizes fundamentally based stock and/or country/currency selection (where applicable), careful portfolio construction and efficient implementation.
Country Selection (applicable to the NVIT GS International Equity Insights Fund)
GSAM forecasts returns of developed markets worldwide. Country return forecasts are determined using proprietary models based on certain investment themes, including, among others, Valuation and Macro. The Valuation theme favors equity and currency markets which appear cheap relative to fundamentals and purchasing power. The Macro theme assesses a market’s macroeconomic environment and growth prospects.
Stock Selection
Each Fund’s investments are selected using fundamental research and a variety of quantitative techniques based on certain investment themes, including, among others, Fundamental Mispricings, High-Quality Business Models, Sentiment Analysis and Market Themes and Trends. Fundamental Mispricings seeks to identify high-quality businesses that are undervalued, which GSAM believes leads to strong performance over the long run. High-Quality Business Models seeks to identify companies that are generating high-quality revenues with sustainable business models and aligned management incentives. Sentiment Analysis seeks to identify stocks experiencing improvements in their overall market sentiment. Market Themes and Trends seeks to identify companies positively positioned to benefit from themes and trends in the market and macroeconomic environment.
Portfolio Construction
GSAM then seeks to manage risk by maintaining risk, style, and capitalization characteristics similar to a Fund’s benchmark index, adjusted for GSAM’s country views, where applicable, and by limiting the size of individual stock positions. GSAM seeks to maximize expected excess return by overweighting stocks with positive characteristics identified in the return models and underweighting stocks with negative characteristics relative to their benchmark weights. GSAM may use a computer optimizer to evaluate many different security combinations (and consider many possible weightings) in an effort to construct the most efficient portfolio given a Fund’s benchmark.
Efficient Implementation
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The portfolio management team considers transaction costs at various steps of the investment process. The team incorporates expected portfolio turnover when assigning weights to the variables in the return model. The team takes into account expected execution costs and evaluates multiple trading options.
Each Fund’s stock selection process relies on quantitative techniques and a qualitative overlay. As a result of the qualitative overlay, a Fund’s investments may not correspond to those generated by GSAM’s proprietary models. GSAM may make investment decisions that deviate from those generated by GSAM’s proprietary models, at the discretion of GSAM, for a number of reasons including, but not limited to, corporate actions (e.g., reorganizations, mergers and buy-outs), industry events and/or trading liquidity. In addition, GSAM may, in its discretion, make changes to its quantitative techniques, or use other quantitative techniques based on GSAM’s proprietary research.
Each Fund may engage in frequent and active trading of portfolio securities.
NVIT GS Emerging Markets Equity Insights Fund
Under normal circumstances, the Fund invests at least 80% of its net assets in a broadly diversified portfolio of equity investments in emerging country issuers. The Fund considers an emerging country issuer to be an issuer that is economically tied to an emerging market country. Currently, emerging market countries include, among others, Central and South American, African, Asian and Eastern European countries. GSAM will consider the following factors in making such a determination:
•The issuer has a class of securities whose principal securities market is in an emerging market country;
•The issuer has its principal office in an emerging market country;
•The issuer derives 50% or more of its total revenue or profit from goods produced, sales made or services provided in one or more emerging market countries;
•The issuer maintains 50% or more of its assets in one or more emerging market countries; or
•Other factors in GSAM’s discretion, for example, classifications assigned by third parties, including an issuer’s “country of risk” as determined by Bloomberg or the classifications assigned to an issuer by the provider of the Fund’s benchmark index. These classifications are generally based on a number of criteria, including an issuer’s country of domicile, the primary stock exchange on which an issuer’s securities trade, the location from which the majority of an issuer’s revenue is derived, and an issuer’s reporting currency. Although GSAM may rely on these classifications, it is not required to do so.
GSAM also may consider classifications by Morgan Stanley Capital International (“MSCI”), the World Bank, the International Finance Corporation or the United Nations and its agencies in determining whether a country is emerging or developed.
The Fund may allocate its assets among emerging market countries as determined by GSAM. The Fund also may have significant investments in particular countries or sectors. Under normal circumstances, the Fund maintains investments in at least six emerging market countries.
The Fund seeks to maximize expected return while maintaining risk, style, and capitalization characteristics similar to the MSCI Emerging Markets Standard Index (net of dividend withholding taxes, unhedged), which is the Fund’s benchmark index. The MSCI Emerging Markets Standard Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of the large- and mid-capitalization segments of emerging markets.
NVIT GS International Equity Insights Fund
The portfolio management team uses two distinct strategies– a bottom-up stock selection strategy and a top-down country/currency selection strategy– to manage the Fund.
The Fund seeks to invest broadly in large-cap and mid-cap issuers across major countries and sectors of the international economy, with some exposure to small-cap issuers. Under normal circumstances, the Fund invests at least 80% of its net assets in a broadly diversified portfolio of equity investments in non-U.S. issuers. The Fund considers a non-U.S. issuer to be an issuer that is economically tied to a country other than the United States. GSAM will consider the following factors in making such a determination:
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•The issuer has a class of securities whose principal securities market is in a country other than the United States;
•The issuer has its principal office in a country other than the United States;
•The issuer derives 50% or more of its total revenue or profit from goods produced, sales made or services provided in one or more countries other than the United States;
•The issuer maintains 50% or more of its assets in one or more countries other than the United States; or
•Other factors in GSAM’s discretion, for example, classifications assigned by third parties, including an issuer’s “country of risk” as determined by Bloomberg or the classifications assigned to an issuer by the provider of the Fund’s benchmark index. These classifications are generally based on a number of criteria, including an issuer’s country of domicile, the primary stock exchange on which an issuer’s securities trade, the location from which the majority of an issuer’s revenue is derived, and an issuer’s reporting currency. Although GSAM may rely on these classifications, it is not required to do so.
The Fund may allocate its assets among countries as determined by GSAM. The Fund intends to have investments economically tied to at least three countries, not including the United States, and may invest in securities economically tied to emerging market countries. The Fund also may have significant investments in particular countries or sectors.
The Fund seeks to maximize expected return, while maintaining risk, style, and capitalization characteristics similar to the Morgan Stanley Capital International (“MSCI”) Europe, Australasia, Far East (“EAFE”) Standard Index (net of dividend withholding taxes, unhedged), which is the Fund’s benchmark index, after adjusting it for GSAM’s country views. The MSCI EAFE Standard Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-capitalization segments of developed markets, excluding the U.S. and Canada.
NVIT GS Large Cap Equity Insights Fund
Under normal circumstances, the Fund invests at least 80% of its net assets in a broadly diversified portfolio of equity investments in large-cap U.S. issuers. These issuers have public stock market capitalizations similar to those of companies constituting the Russell 1000® Index, which is a market capitalization-weighted index of approximately 1,000 of the largest companies in the U.S. equity market. As of December 31, 2020, the market capitalizations of companies in the Russell 1000® Index were between $123.4 million and $2.14 trillion. If the market capitalization of a company held by the Fund moves outside of this range, the Fund may, but is not required to, sell the securities. The Fund is not required to limit its investments to securities in the Russell 1000® Index and may invest in securities of issuers outside the Russell 1000® Index capitalization range. The Fund considers a U.S. issuer to be an issuer that is economically tied to the United States. GSAM will consider the following factors in making such a determination:
•The issuer has a class of securities whose principal securities market is in the United States;
•The issuer has its principal office in the United States;
•The issuer derives 50% or more of its total revenue or profit from goods produced, sales made or services provided in the United States;
•The issuer maintains 50% or more of its assets in the United States; or
•Other factors in GSAM’s discretion, for example, classifications assigned by third parties, including an issuer’s “country of risk” as determined by Bloomberg or the classifications assigned to an issuer by the provider of the Fund’s benchmark index. These classifications are generally based on a number of criteria, including an issuer’s country of domicile, the primary stock exchange on which an issuer’s securities trade, the location from which the majority of an issuer’s revenue is derived, and an issuer’s reporting currency. Although GSAM may rely on these classifications, it is not required to do so.
The Fund maintains risk, style, and capitalization characteristics similar to the Russell 1000® Index, which is the Fund’s benchmark index, and seeks to maximize expected return while maintaining these and other characteristics similar to the index.
NVIT GS Small Cap Equity Insights Fund
Under normal circumstances, the Fund invests at least 80% of its net assets in a broadly diversified portfolio of equity investments in small-cap U.S. issuers, including foreign issuers that are traded in the United States. These issuers have public stock market capitalizations similar to those of companies constituting the Russell 2000® Index, which is an unmanaged index of common stock prices that measures the performance of the 2000 smallest companies in the Russell 3000® Index. As
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of December 31, 2020, the market capitalizations of companies in the Russell 2000® Index were between $11.8 million and $13.3 billion. If the market capitalization of a company held by the Fund moves outside of this range, the Fund may, but is not required to, sell the securities. The Fund is not required to limit its investments to securities in the Russell 2000® Index and may invest in securities of issuers outside the Russell 2000® Index capitalization range.
The Fund considers a U.S. issuer to be an issuer that is economically tied to the United States. GSAM will consider the following factors in making such a determination:
•The issuer has a class of securities whose principal securities market is in the United States;
•The issuer has its principal office in the United States;
•The issuer derives 50% or more of its total revenue or profit from goods produced, sales made or services provided in the United States;
•The issuer maintains 50% or more of its assets in the United States; or
•Other factors in GSAM’s discretion, for example, classifications assigned by third parties, including an issuer’s “country of risk” as determined by Bloomberg or the classifications assigned to an issuer by the provider of the Fund’s benchmark index. These classifications are generally based on a number of criteria, including an issuer’s country of domicile, the primary stock exchange on which an issuer’s securities trade, the location from which the majority of an issuer’s revenue is derived, and an issuer’s reporting currency. Although GSAM may rely on these classifications, it is not required to do so.
The Fund maintains risk, style, and capitalization characteristics similar to the Russell 2000® Index, which is the Fund’s benchmark index, and seeks to maximize expected return while maintaining these and other characteristics similar to the index.
Principal Risks
Each Fund cannot guarantee that it will achieve its investment objective. Unless otherwise indicated by parentheticals, the risks listed below apply to each Fund in this Prospectus.
As with any fund, the value of a Fund’s investments—and therefore, the value of Fund shares—may fluctuate. These changes may occur because of:
Country or sector risk – investments in particular sectors or countries may be more volatile than the overall equity or fixed-income markets. Therefore, if a Fund emphasizes one or more industries, economic sectors or countries, it may be more susceptible to financial, market, political or economic events affecting the particular issuers, industries and countries participating in such sectors than funds that do not emphasize particular industries, sectors or countries.
Emerging markets risk – (NVIT GS Emerging Markets Equity Insights Fund and NVIT GS International Equity Insights Fund) the risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets and are more expensive to trade in. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price-to-earnings ratios, may not apply to certain small markets. Also, there may be less publicly available and reliable information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. Therefore, the ability to conduct adequate due diligence in emerging markets may be limited.
Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that a Fund could lose the entire value of its investments in the affected market. Some
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countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the nationalization of assets, unexpected market closures, risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit a Fund’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests.
Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. The ability to bring and enforce actions in emerging market countries may be limited and shareholder claims may be difficult or impossible to pursue. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.
Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because a Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable compared to developed markets. The possibility of fraud, negligence, or undue influence being exerted by the issuer or refusal to recognize that ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. A Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.
Equity securities risk – a Fund could lose value if the individual equity securities in which it has invested and/or the overall stock markets on which the stocks trade decline in price. Stocks and stock markets may experience short-term volatility (price fluctuation) as well as extended periods of price decline or little growth. Individual stocks are affected by many factors, including:
•corporate earnings;
•production;
•management and
•sales and market trends, including investor demand for a particular type of stock, such as growth or value stocks, small- or large-cap stocks, or stocks within a particular industry.
Foreign securities risk – (NVIT GS Emerging Markets Equity Insights Fund and NVIT GS International Equity Insights Fund) foreign securities may be more volatile, harder to price and less liquid than U.S. securities. Foreign investments involve some of the following risks:
•political and economic instability;
•the impact of currency exchange rate fluctuations;
•sanctions imposed by other foreign governments, including the United States;
•reduced information about issuers;
•higher transaction costs;
•less stringent regulatory and accounting standards and
•delayed settlement.
Additional risks include the possibility that a foreign jurisdiction might impose or increase withholding taxes on income payable with respect to foreign securities; the possible seizure, nationalization or expropriation of the issuer or foreign deposits (in which a Fund could lose its entire investment in a certain market); and the possible adoption of foreign governmental restrictions such as exchange controls.
Regional – adverse conditions in a certain region can adversely affect securities of issuers in other countries whose economies appear to be unrelated. To the extent that a Fund invests a significant portion of its assets in a specific geographic region, a Fund will generally have more exposure to regional economic risks. In the event of economic or political turmoil or a deterioration of diplomatic relations in a region or country where a substantial portion of a Fund’s assets are invested, the Fund may experience substantial illiquidity or losses.
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Foreign currencies – foreign securities may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of a Fund's portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars.
Foreign custody – a Fund that invests in foreign securities may hold such securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business, and there may be limited or no regulatory oversight of their operations. The laws of certain countries may put limits on a Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Fund can earn on its investments and typically results in a higher operating expense ratio for a Fund holding assets outside the United States.
Depositary receipts – investments in foreign securities may be in the form of depositary receipts, such as American Depositary Receipts (ADRs), European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs), which typically are issued by local financial institutions and evidence ownership of the underlying securities. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.
Depositary receipts may or may not be jointly sponsored by the underlying issuer. The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Certain depositary receipts are not listed on an exchange and therefore may be considered to be illiquid securities.
Investment style risk – different investment styles (e.g., “growth,” “value” or “quantitative”) tend to shift in and out of favor depending upon market and economic conditions and investor sentiment. A Fund may outperform or underperform other funds that invest in similar asset classes but employ different investment styles.
Liquidity risk – the risk that a Fund may invest to a greater degree in instruments that trade in lower volumes and may make investments that may be less liquid than other investments. Liquidity risk also includes the risk that a Fund may make investments that may become less liquid in response to market developments or adverse investor perceptions. When there is no willing buyer and investments cannot be readily sold at the desired time or price, the Fund may have to accept a lower price or may not be able to sell the instruments at all. An inability to sell a portfolio position can adversely affect a Fund's value or prevent a Fund from being able to take advantage of other investment opportunities. Liquidity risk may also refer to the risk that a Fund will be unable to pay redemption proceeds within the allowable time period because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. To meet redemption requests, a Fund may be forced to sell liquid securities at unfavorable times and conditions. Funds that invest in foreign issuers will be especially subject to the risk that during certain periods, the liquidity of particular issuers, countries or industries, or all securities within particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions, whether or not accurate.
Management risk – (NVIT GS Emerging Markets Equity Insights Fund) the strategies used by the Fund’s subadviser may fail to produce the intended results. The subadviser attempts to execute a complex strategy for the Fund using proprietary quantitative models. Investments selected using these models may perform differently than expected as a result of the factors used in the models, the weight placed on each factor, changes from the factors’ historical trends, and technical issues in the construction and implementation of the models (including, for example, data problems and/or software issues). There is no guarantee that the subadviser’s use of these quantitative models will result in effective investment decisions for the Fund. Additionally, commonality of holdings across quantitative money managers may amplify losses.
Market risk – market risk is the risk that one or more markets in which a Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. In particular, market risk, including political, regulatory, market, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value of a Fund's investments. In addition, turbulence in financial markets and reduced liquidity in the markets may negatively affect many issuers, which could adversely affect a Fund. These risks may be magnified if certain social, political, economic and other conditions and events (such as natural disasters, epidemics and pandemics,
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terrorism, conflicts and social unrest) adversely interrupt the global economy. In addition, any spread of an infectious illness, public health threat or similar issue could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and generally have a significant impact on the economies of the affected country and other countries with which it does business, which in turn could adversely affect a Fund's investments in that country and other affected countries. In these and other circumstances, such events or developments might affect companies world-wide and therefore can affect the value of a Fund's investments.
The global pandemic outbreak of an infectious respiratory illness caused by a novel coronavirus known as COVID-19 has resulted in substantial market volatility and global business disruption, affecting the global economy and the financial health of individual companies in significant and unforeseen ways. COVID-19 has resulted in, among other things, travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, prolonged quarantines, significant disruptions to business operations, market closures, cancellations and restrictions, supply chain disruptions, lower consumer demand, and significant volatility and declines in global financial markets, as well as general concern and uncertainty. Instability in the United States, European and other credit markets has made it more difficult for borrowers to obtain financing or refinancing on attractive terms or at all. In particular, because of the current conditions in the credit markets, borrowers may be subject to increased interest expenses for borrowed money and tightening underwriting standards. In addition, stock prices as well as yield could be negatively impacted to the extent that issuers of equity securities cancel or announce the suspension of dividends or share buybacks. The COVID-19 pandemic could continue to inhibit global, national and local economic activity, and constrain access to capital and other sources of funding. Various recent government interventions have been aimed at curtailing the distress to financial markets caused by the COVID-19 outbreak. There can be no guarantee that these or other economic stimulus plans (within the United States or other affected countries throughout the world) will be sufficient or will have their intended effect. In addition, an unexpected or quick reversal of such policies could increase market volatility, which could adversely affect a Fund’s investments. The duration and future impact of COVID-19 are currently unknown, which may exacerbate the other risks that apply to a Fund and could negatively affect Fund performance and the value of your investment in a Fund.
Portfolio turnover risk – the portfolio’s investment strategy may involve high portfolio turnover (such as 100% or more). A portfolio turnover rate of 100%, for example, is equivalent to a Fund buying and selling all of its securities once during the course of the year. A high portfolio turnover rate could result in high brokerage costs and an increase in taxable capital gains distributions to a Fund’s shareholders (although tax implications for investments in variable insurance contracts typically are deferred during the accumulation phase).
Redemptions risk – a Fund may be an investment option for other mutual funds that are managed as “funds-of-funds.” A fund-of-funds is a type of mutual fund that seeks to meet its investment objective primarily by investing in shares of other mutual funds. As a result, from time to time, a Fund may experience relatively large redemptions or investments. Large or continuous redemptions may increase a Fund's transaction costs and could cause a Fund's operating expenses to be allocated over a smaller asset base, leading to an increase in a Fund's expense ratio. If funds-of-funds or other large shareholders redeem large amounts of shares rapidly or unexpectedly, a Fund may have to sell portfolio securities at times when it would not otherwise do so, which could negatively impact a Fund's net asset value and liquidity.
Selection risk – selection risk is the risk that the securities selected by a Fund's subadviser(s) will underperform the markets, the relevant indexes or the securities selected by other funds with similar investment objectives and investment strategies.
Small- and mid-cap risk – (NVIT GS Large Cap Equity Insights Fund and NVIT GS Small Cap Equity Insights Fund) in general, stocks of smaller and medium-sized companies (including micro- and mid-cap companies) trade in lower volumes, may be less liquid, and are subject to greater or more unpredictable price changes than stocks of larger companies or the market overall. Smaller companies may have limited product lines or markets, be less financially secure than larger companies or depend on a smaller number of key personnel. If adverse developments occur, such as due to management changes or product failures, a Fund's investment in a smaller company may lose substantial value. Investing in smaller and medium-sized companies (including micro- and mid-cap companies) requires a longer-term investment view and may not be appropriate for all investors.
Loss of money is a risk of investing in the Funds. An investment in a Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
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* * * * * *
Temporary investments – each Fund generally will be fully invested in accordance with its objective and strategies. However, pending investment of cash balances, in anticipation of possible redemptions, or if a Fund's management believes that business, economic, political or financial conditions warrant, each Fund may invest without limit in high-quality fixed-income securities, cash or money market cash equivalents. The use of temporary investments therefore is not a principal strategy, as it prevents each Fund from fully pursuing its investment objective, and the Fund may miss potential market upswings.
Selective Disclosure of Portfolio Holdings
A description of the Funds' policies and procedures regarding the release of portfolio holdings information is available in the Funds' Statement of Additional Information (“SAI”).
Item 10. Management, Organization, and Capital Structure
Investment Adviser
Nationwide Fund Advisors (“NFA” or “Adviser”), located at One Nationwide Plaza, Columbus, OH 43215, manages the investment of the Funds' assets and supervises the daily business affairs of each Fund. Subject to the oversight of the Board of Trustees, NFA also selects the subadvisers for the Funds, determines the allocation of Fund assets among one or more subadvisers and evaluates and monitors the performance of the subadvisers. Organized in 1999 as an investment adviser, NFA is a wholly owned subsidiary of Nationwide Financial Services, Inc.
Subadvisers
Subject to the oversight of NFA and the Board of Trustees, a subadviser will manage all or a portion of a Fund's assets in accordance with a Fund's investment objective and strategies. With regard to the portion of a Fund's assets allocated to it, the subadviser makes investment decisions for the Fund and, in connection with such investment decisions, places purchase and sell orders for securities. NFA pays the subadviser from the management fee it receives from each Fund.
GOLDMAN SACHS ASSET MANAGEMENT, L.P. (“GSAM”), located at 200 West Street, New York, NY 10282, is the subadviser to the Funds. GSAM has been registered as an investment adviser with the U.S. Securities and Exchange Commission since 1990 and is an indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc., a publicly held financial holding company and global investment banking, securities and investment management firm.
Management Fees
Each Fund pays NFA a management fee based on the Fund’s average daily net assets. The total management fee paid by each Fund for the fiscal year ended December 31, 2020, expressed as a percentage of each Fund’s average daily net assets and not taking into account any applicable fee waivers or reimbursements, was as follows:
Fund	Actual Management Fee Paid
NVIT GS Emerging Markets Equity Insights Fund	0.91%
NVIT GS International Equity Insights Fund	%0.71
NVIT GS Large Cap Equity Insights Fund	0.53%
NVIT GS Small Cap Equity Insights Fund	%0.70
A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory and subadvisory agreements for the Funds is in the Funds' Annual Report to shareholders, which covers the period ending December 31, 2020.
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Portfolio Management
NVIT GS Emerging Markets Equity Insights Fund
The portfolio managers who are primarily responsible for the day-to-day management of the Funds are Dennis Walsh, Osman Ali, CFA; Len Ioffe, CFA; and Takashi Suwabe.
Mr. Walsh is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2009.
Mr. Ali is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2005.
Mr. Ioffe is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 1994.
Mr. Suwabe is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2004.
NVIT GS International Equity Insights Fund
The portfolio managers who are primarily responsible for the day-to-day management of the Funds are Dennis Walsh, Osman Ali, CFA; Len Ioffe, CFA; James Park, and Takashi Suwabe.
Mr. Walsh is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2009.
Mr. Ali is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2005.
Mr. Ioffe is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 1994.
Mr. Park is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2004.
Mr. Suwabe is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2004.
NVIT GS Large Cap Equity Insights Fund and NVIT GS Small Cap Equity Insights Fund
The portfolio managers who are primarily responsible for the day-to-day management of the Fund are Dennis Walsh, Osman Ali, CFA; Len Ioffe, CFA; and Takashi Suwabe.
Mr. Walsh is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2009.
Mr. Ali is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2005.
Mr. Ioffe is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 1994.
Mr. Suwabe is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2004.
Additional Information about the Portfolio Managers
The SAI provides additional information about each portfolio manager’s compensation, other accounts managed by each portfolio manager and each portfolio manager’s ownership of securities in the Fund(s) managed by the portfolio manager, if any.
Manager-of-Managers Structure
The Adviser and the Trust have received an exemptive order from the U.S. Securities and Exchange Commission for a manager-of-managers structure that allows the Adviser, subject to the approval of the Board of Trustees, to hire, replace or terminate a subadviser (excluding hiring a subadviser which is an affiliate of the Adviser) without the approval of shareholders. The order also allows the Adviser to revise a subadvisory agreement with an unaffiliated subadviser with the
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approval of the Board of Trustees but without shareholder approval. If a new unaffiliated subadviser is hired for a Fund, shareholders will receive information about the new subadviser within 90 days of the change. The exemptive order allows the Funds greater flexibility, enabling them to operate more efficiently.
Pursuant to the exemptive order, the Adviser monitors and evaluates any subadvisers, which includes the following:
•performing initial due diligence on prospective Fund subadvisers;
•monitoring subadviser performance, including ongoing analysis and periodic consultations;
•communicating performance expectations and evaluations to the subadvisers;
•making recommendations to the Board of Trustees regarding renewal, modification or termination of a subadviser’s contract;
•selecting Fund subadvisers and
•allocating and reallocating the Fund’s assets among the subadvisers.
The Adviser does not expect to recommend subadviser changes frequently. The Adviser periodically provides written reports to the Board of Trustees regarding its evaluation and monitoring of each subadviser. Although the Adviser monitors each subadviser’s performance, there is no certainty that any subadviser or a Fund will obtain favorable results at any given time.
Item 11. Shareholder Information.
Buying Shares
Each Fund currently offers one class of shares (Class Y shares). Class Y shares are sold to “funds-of-funds” advised by NFA and are not subject to Rule 12b-1 fees or administrative services fees.
Shares of the Funds are not registered under the Securities Act of 1933 (the “1933 Act”), because each Fund’s shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only organizations or entities, such as investment companies advised by NFA, that are “accredited investors” within the meaning of Regulation D under the 1933 Act, and the shares of such other investment companies that are sold only to insurance company separate accounts to fund benefits payable under variable life insurance policies and variable annuity contracts may make investments in the Funds. There is no minimum initial or subsequent purchase amount for the Funds.
The purchase or “offering” price for a single Fund share is the net asset value (“NAV”) per share next determined after the order is received by the Fund or its agents. The NAV is:
•calculated at the close of regular trading (usually 4 p.m. Eastern time) each day the New York Stock Exchange (“Exchange”) is open and
•generally determined by dividing the total net market value of the securities and other assets owned by the Fund, less the Fund’s liabilities, by the total number of the Fund’s outstanding shares.
A Fund may reject any order to buy shares and may suspend the sale of shares at any time.
Fair Value Pricing
The Board of Trustees has adopted Valuation Procedures governing the method by which individual portfolio securities held by the Funds are valued in order to determine each Fund’s NAV. The Valuation Procedures provide that each Fund’s assets are valued primarily on the basis of market-based quotations. Equity securities are generally valued at the last quoted sale price, or if there is no sale price, the last quoted bid price provided by an independent pricing service. Securities traded on NASDAQ are generally valued at the NASDAQ Official Closing Price. Prices are taken from the primary market or exchange in which each security trades. Debt and other fixed-income securities are generally valued at the bid evaluation price provided by an independent pricing service.
Securities for which market-based quotations are either unavailable (e.g., an independent pricing service does not provide a value) or are deemed unreliable, in the judgment of the Adviser or a designee, are generally valued at fair value by the Trustees or persons acting at their direction pursuant to procedures approved by the Board of Trustees. In addition, fair value determinations are required for securities whose value is affected by a significant event (as defined below) that will
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materially affect the value of a security and which occurs subsequent to the time of the close of the principal market on which such security trades but prior to the calculation of the Funds’ NAVs.
A “significant event” is defined by the Valuation Procedures as an event that materially affects the value of a security that occurs after the close of the principal market on which such security trades but before the calculation of a Fund’s NAV. Significant events that could affect individual portfolio securities may include corporate actions such as reorganizations, mergers and buy-outs, corporate announcements on earnings, significant litigation, regulatory news such as government approvals and news relating to natural disasters affecting an issuer’s operations. Significant events that could affect a large number of securities in a particular market may include significant market fluctuations, market disruptions or market closings, governmental actions or other developments, or natural disasters or armed conflicts that affect a country or region.
By fair valuing a security, each Fund attempts to establish a price that it might reasonably expect to receive upon the current sale of that security. The fair value of one or more of the securities in a Fund’s portfolio which is used to determine a Fund’s NAV could be different from the actual value at which those securities could be sold in the market. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of shareholders’ investments in a Fund.
Due to the time differences between the closings of the relevant foreign securities exchanges and the time that a Fund’s NAV is calculated, a Fund may fair value its foreign investments more frequently than it does other securities. When fair value prices are utilized, these prices will attempt to reflect the impact of the financial markets’ perceptions and trading activities on a Fund’s foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges. Pursuant to the Valuation Procedures, a Fund’s foreign equity investments generally will be fair valued daily by an independent pricing service using models designed to estimate likely changes in the values of those investments between the times in which the trading in those securities is substantially completed and the close of the Exchange. The fair values assigned to a Fund’s foreign equity investments may not be the quoted or published prices of the investments on their primary markets or exchanges. Because certain of the securities in which a Fund may invest may trade on days when the Fund does not price its shares, the value of a Fund’s investments may change on days when shareholders will not be able to purchase or redeem their shares.
The Valuation Procedures are intended to help ensure that the prices at which a Fund’s shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders. In the event a Fund fair values its securities, the Fund’s NAV may be higher or lower than would have been the case if the Fund had not fair valued its securities.
In-Kind Purchases
Each Fund may accept payment for shares in the form of securities that are permissible investments for such Fund.

The Funds do not calculate NAV on the following days:
•New Year’s Day
•Martin Luther King Jr. Day
•Presidents’ Day
•Good Friday
•Memorial Day
•Independence Day
•Labor Day
•Thanksgiving Day
•Christmas Day
•Other days when the Exchange is closed.
Selling Shares
The Funds’ shares have not been registered under the 1933 Act or under the securities laws of any state, and may not be transferred or resold unless so registered in transactions exempt therefrom. However, a shareholder may redeem its Fund shares at any time, subject to the restrictions described below. The price upon redeeming shares is the NAV per share next determined after the Fund or its agent receives a properly completed redemption request. The value of the shares redeemed
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may be worth more than or less than their original purchase price, depending on the market value of a Fund’s investments at the time of the redemption.
The Funds may delay forwarding proceeds of your redemption for up to 7 days after receipt of such redemption request. Such proceeds may be delayed if the investor redeeming shares is engaged in excessive trading, or if the amount of the redemption request otherwise would be disruptive to efficient portfolio management or would adversely affect the Fund.
Under normal circumstances, a Fund expects to satisfy redemption requests through the sale of investments held in cash or cash equivalents. However, a Fund may also use the proceeds from the sale of portfolio securities or a bank line of credit to meet redemption requests if consistent with management of the Fund, or in stressed market conditions. Under extraordinary circumstances, a Fund, in its sole discretion, may elect to honor redemption requests by transferring some of the securities held by the Fund directly to a shareholder as a redemption in-kind. For more information about a Fund’s ability to make a redemption in-kind as well as how redemptions in-kind are effected, see the SAI.
The Board of Trustees has adopted procedures for redemptions in-kind of affiliated persons of the Funds. Affiliated persons of the Funds include shareholders who are affiliates of the Adviser and shareholders of the Funds owning 5% or more of the outstanding shares of a Fund. These procedures provide that a redemption in-kind shall be effected at approximately the affiliated shareholder’s proportionate share of a Fund’s current net assets, and are designed so that such redemptions will not favor the affiliated shareholder to the detriment of any other shareholder. If a shareholder receives securities in a redemption in-kind, the shareholder may incur brokerage costs, taxes, or other expenses in converting the securities to cash.
Excessive or Short-Term Trading
While the Board has adopted procedures designed to detect and prevent frequent trading, investment companies advised by the Adviser are not subject to restrictions on how often they may purchase and sell a Fund’s shares. Frequent purchases and redemptions of a Fund’s shares could increase a Fund’s expenses and may disrupt the management of a Fund’s portfolio, which could adversely impact a Fund’s performance. However, each Fund is intended to serve only as an investment option for other investment companies advised by the Adviser. In addition, no Fund is available for purchase by the general public. The Adviser thus believes that the Funds are not the target of abusive trading practices.
Income and Capital Gain Distributions
Each Fund intends to elect and qualify each year as a regulated investment company under the Internal Revenue Code. As a regulated investment company, a Fund generally pays no federal income tax on the income and gains it distributes to shareholders. Each Fund expects to declare and distribute all of its net investment income, if any, as dividends quarterly. Each Fund will distribute net realized capital gains, if any, at least annually. A Fund may distribute such income dividends and capital gains more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund. The amount of any distribution will vary, and there is no guarantee a Fund will pay either an income dividend or a capital gains distribution. All income and capital gain distributions are automatically reinvested in additional shares of the Fund.
Tax Considerations
Shares of the Funds are purchased solely by “funds-of-funds” advised by NFA, the shares of which must be purchased through separate accounts used to fund variable insurance contracts. As a result, it is anticipated that any income dividends or capital gains distributed by a Fund will be exempt from current taxation by contract holders if left to accumulate within a separate account. Withdrawals from such contracts may be subject to ordinary income tax and, if made before age 59 1∕2, a 10% penalty tax. Please refer to the SAI for more information regarding the tax treatment of the Funds.
Item 12. Distribution Arrangements.
Nationwide Fund Distributors LLC (the “Distributor”), an affiliate of the Adviser, serves as the Funds' distributor. The Distributor receives no compensation for serving as the Funds' sole and exclusive placement agent.
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Additional Information
The Trust enters into contractual arrangements with various parties (collectively, “service providers”), including, among others, the Funds' investment adviser, subadviser(s), custodian(s), securities lending agent, fund administration and accounting agents, transfer agent and distributor, who provide services to the Funds. Shareholders are not parties to, or intended (or “third-party”) beneficiaries of, any of those contractual arrangements, and those contractual arrangements are not intended to create in any individual shareholder or group of shareholders any right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of the Trust.
This Prospectus provides information concerning the Trust and the Funds that an investor should consider in determining whether to purchase shares of the Funds. Neither this Prospectus, nor the related SAI, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Funds and any shareholder, or to give rise to any rights to any shareholder or other person other than any rights under federal or state law that may not be waived.
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STATEMENT OF ADDITIONAL INFORMATION
April 29, 2021
NATIONWIDE VARIABLE INSURANCE TRUST
NVIT U.S. 130/30 Equity Fund Class Y
Nationwide Variable Insurance Trust (the “Trust”), a Delaware statutory trust, is a registered open-end management investment company currently consisting of 81 series as of the date above. This Statement of Additional Information (“SAI”) relates only to the NVIT U.S. 130/30 Equity Fund (the “Fund”).
Terms not defined in this SAI have the meanings assigned to them in the Prospectus. The Prospectus may be obtained from Nationwide Funds, P.O. Box 701, Milwaukee, WI 53201-0701, or by calling toll free 800-848-6331.
This SAI is not a prospectus but is incorporated by reference into the Prospectus for the Fund dated April 29, 2021. It contains information in addition to and more detailed than that set forth in the Prospectus and should be read in conjunction with it.
The Report of Independent Registered Public Accounting Firm and Financial Statements of the Trust for the fiscal year ended December 31, 2020 included in the Trust’s Annual Report and the Financial Statements of the Trust for the period ended June 30, 2020 included in the Trust’s unaudited Semiannual Report are incorporated herein by reference. Copies of the Annual Report are available without charge upon request by writing the Trust or by calling toll free 800-848-6331.
THE TRUST’S INVESTMENT COMPANY ACT FILE NO.: 811-03213

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General Information and History
Nationwide Variable Insurance Trust (the “Trust”) is an open-end management investment company organized under the laws of the state of Delaware on October 1, 2004, pursuant to a Second Amended and Restated Agreement and Declaration of Trust dated June 17, 2009 (the “Second Amended and Restated Declaration of Trust”). The Trust currently consists of 81 separate series, each with its own investment objective.
The Fund is a diversified fund as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
Additional Information on Portfolio Instruments, Strategies and Investment Policies
The Fund invests in a variety of securities and employs a number of investment techniques, which involve certain risks. The Prospectus discusses the Fund’s principal investment strategies, investment techniques and risks. Therefore, you should carefully review the Fund’s Prospectus. This SAI contains information about non-principal investment strategies the Fund may use, as well as further information about certain principal strategies that are discussed in the Prospectus.
Borrowing
The Fund may borrow money from banks, limited by the Fund’s fundamental investment restriction (generally, 33 1∕3% of its total assets (including the amount borrowed)), including borrowings for temporary or emergency purposes. In addition to borrowings that are subject to 300% asset coverage and are considered by the U.S. Securities and Exchange Commission (“SEC”) to be permitted “senior securities,” the Fund is also permitted under the 1940 Act to borrow for temporary purposes in an amount not exceeding 5% of the value of its total assets at the time when the loan is made. A loan will be presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed. The Fund may engage in mortgage dollar rolls and reverse repurchase agreements which may be considered a form of borrowing unless the Fund covers its exposure by segregating or earmarking liquid assets.
Asset Segregation. Pursuant to current guidance from the staff of the SEC, financial instruments that involve the Fund’s obligation to make future payments to third parties will not be deemed to be creating any “senior security” provided that the Fund “covers” its obligations. Financial instruments that involve an obligation to make future payments to third parties can include, among others (i) securities purchased on a when-issued, delayed delivery, or to be announced basis, (ii) futures contracts, (iii) forward currency contracts, (iv) swaps, (v) written options, (vi) unfunded commitments, (vii) securities sold short, and (viii) reverse repurchase agreements. The Fund is deemed to have “covered” its obligations involving such a financial instrument when the Fund enters into an offsetting financial position, or segregates liquid assets (such as cash, cash equivalents or other liquid portfolio securities) equal to the Fund’s exposures relating to the financial instrument, as determined on a daily basis. Segregated assets are not required to be physically segregated from other Fund assets, but may be segregated through appropriate notation on the books of the Fund or the Fund’s custodian.
The obligation to cover a financial instrument may require the Fund to sell a portfolio security or exit a transaction, including a transaction in a financial instrument, at a disadvantageous time or price in order to segregate the required amount of assets. Should segregated assets decline in value, the Fund will be required to segregate additional assets or reduce its position in the financial instrument. In addition, segregated assets may not be available to satisfy redemptions or for other purposes, until the Fund’s obligations under the financial instruments have been satisfied.
Consistent with current SEC staff positions, the segregated amount for futures and forward contracts that require only cash settlement, and swap agreements that call for periodic netting between the Fund and its counterparty, is the net amount due under the contract, as determined daily on a mark-to-market basis. For other kinds of futures, forwards and swaps, more assets will be required to cover the Fund’s obligations, which essentially limits the Fund’s ability to use these instruments, to the extent that more assets will be required to cover the Fund’s obligations.
Leverage. The use of leverage by the Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the return on the Fund’s portfolio. Although the principal of such borrowings will be fixed, the Fund’s assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities
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purchased with borrowed funds exceeds the interest the Fund will have to pay on the borrowings, the Fund’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Fund’s portfolio management in its best judgment nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the Fund’s shareholders of maintaining the leveraged position will outweigh the current reduced return.
Certain types of borrowings by the Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Fund’s portfolio management from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so.
Derivative Instruments
The Fund may use instruments referred to as derivative instruments (“derivatives”). A derivative is a financial instrument the value of which is derived from a security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500® Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. The Fund may use derivatives as a substitute for taking a position in a security, a group of securities or a securities index as well as for hedging purposes. The Fund also may use derivatives for speculative purposes to seek to enhance returns. The use of a derivative is speculative if the Fund is primarily seeking to achieve gains, rather than offset the risk of other positions. When the Fund invests in a derivative for speculative purposes, the Fund will be fully exposed to the risks of loss of that derivative, which may sometimes be greater than the derivative’s cost. The Fund may not use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.
Derivatives generally have investment characteristics that are based upon either forward contracts (under which one party is obligated to buy and the other party is obligated to sell an underlying asset at a specific price on a specified date) or option contracts (under which the holder of the option has the right but not the obligation to buy or sell an underlying asset at a specified price on or before a specified date). Consequently, the change in value of a forward-based derivative generally is roughly proportional to the change in value of the underlying asset. In contrast, the buyer of an option-based derivative generally will benefit from favorable movements in the price of the underlying asset but is not exposed to the corresponding losses that result from adverse movements in the value of the underlying asset. The seller (writer) of an option-based derivative generally will receive fees or premiums but generally is exposed to losses resulting from changes in the value of the underlying asset. Depending on the change in the value of the underlying asset, the potential for loss may be limitless. Derivative transactions may include elements of leverage and, accordingly, the fluctuation of the value of the derivative transaction in relation to the underlying asset may be magnified.
The use of these derivatives is subject to applicable regulations of the SEC, the several options and futures exchanges upon which they may be traded, and the Commodity Futures Trading Commission (“CFTC”). Nationwide Fund Advisors (“NFA” or the “Adviser”), although registered as a commodity pool operator, has claimed exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) with respect to the Fund and, therefore, is not subject to regulation as a commodity pool operator under the CEA with respect to the Fund.
Special Risks of Derivative Instruments. The use of derivatives involves special considerations and risks as described below. Risks pertaining to particular instruments are described in the sections that follow.
(1)
Successful use of most derivatives depends upon the Fund’s portfolio management’s ability to predict movements of the overall securities and currency markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy adopted will succeed.
(2)
There might be imperfect correlation, or even no correlation, between price movements of a derivative and price movements of the investments being hedged. For example, if the value of a derivative used in a short hedge (such as writing a call option, buying a put option, or selling a futures contract) increased by less than the decline in value of the hedged investment, the hedge would not be fully successful. Such a lack of correlation might occur due to factors
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unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which these instruments are traded. The effectiveness of hedges using derivatives on indices will depend on the degree of correlation between price movements in the index and price movements in the investments being hedged, as well as how similar the index is to the portion of the Fund’s assets being hedged in terms of securities composition.
(3)
Hedging strategies, if successful, can reduce the risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements in the investments being hedged. However, hedging strategies also can reduce opportunity for gain by offsetting the positive effect of favorable price movements in the hedged investments. For example, if the Fund entered into a short hedge because the Fund’s portfolio management projected a decline in the price of a security in the Fund’s portfolio, and the price of that security increased instead, the gain from that increase might be wholly or partially offset by a decline in the price of the derivative. Moreover, if the price of the derivative declines by more than the increase in the price of the security, the Fund could suffer a loss.
(4)
As described below, the Fund might be required to maintain assets as “cover,” maintain segregated accounts, or make margin payments when it takes positions in derivatives involving obligations to third parties (i.e., instruments other than purchased options). If the Fund were unable to close out its positions in such derivatives, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured. The requirements might impair the Fund’s ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the Fund sell a portfolio security at a disadvantageous time. The Fund’s ability to close out a position in a derivative prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (“counterparty”) to enter into a transaction closing out the position. Therefore, there is no assurance that any hedging position can be closed out at a time and price that is favorable to the Fund.
For a discussion of the federal income tax treatment of the Fund’s derivative instruments, see “Other Tax Consequences” in this SAI.
Options. The Fund may purchase or write put and call options on securities and indices, and may purchase options on foreign currencies, and enter into closing transactions with respect to such options to terminate an existing position. The purchase of call options can serve as a long hedge (i.e., taking a long position in the underlying security), and the purchase of put options can serve as a short hedge (i.e., taking a short position in the underlying security). Writing put or call options can enable the Fund to enhance income by reason of the premiums paid by the purchaser of such options. Writing call options serves as a limited short hedge because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised, and the Fund will be obligated to sell the security at less than its market value or will be obligated to purchase the security at a price greater than that at which the security must be sold under the option. All or a portion of any assets used as cover for over-the-counter (“OTC”) options written by the Fund would be considered illiquid to the extent described under “Restricted, Non-Publicly Traded and Illiquid Securities” below. Writing put options serves as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised, and the Fund will be obligated to purchase the security at more than its market value.
The value of an option position will reflect, among other things, the historical price volatility of the underlying investment, the current market value of the underlying investment, the time remaining until expiration of the option, the relationship of the exercise price to the market price of the underlying investment, and general market conditions. Options that expire unexercised have no value. Options used by the Fund may include European-style options, which can be exercised only at expiration. This is in contrast to American-style options which can be exercised at any time prior to the expiration date of the option.
The Fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, the Fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction. Conversely, the Fund may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit the Fund to realize the profit or limit the loss on an option position prior to its exercise or expiration.
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The Fund may purchase or write both OTC options and options traded on foreign and U.S. exchanges. Exchange-traded options are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. OTC options are contracts between the Fund and the counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when the Fund purchases or writes an OTC option, it relies on the counterparty to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by the Fund as well as the loss of any expected benefit of the transaction.
The Fund’s ability to establish and close out positions in exchange-listed options depends on the existence of a liquid market. The Fund generally intends to purchase or write only those exchange-traded options for which there appears to be a liquid secondary market. However, there can be no assurance that such a market will exist at any particular time. Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. Although the Fund will enter into OTC options only with counterparties that are expected to be capable of entering into closing transactions with the Fund, there is no assurance that the Fund will in fact be able to close out an OTC option at a favorable price prior to expiration. In the event of insolvency of the counterparty, the Fund might be unable to close out an OTC option position at any time prior to its expiration.
If the Fund is unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by the Fund could cause material losses because the Fund would be unable to sell the investment used as a cover for the written option until the option expires or is exercised.
The Fund may engage in options transactions on indices in much the same manner as the options on securities discussed above, except that index options may serve as a hedge against overall fluctuations in the securities markets in general.
The writing and purchasing of options is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. Imperfect correlation between the options and securities markets may detract from the effectiveness of attempted hedging.
Transactions using OTC options (other than purchased options) expose the Fund to counterparty risk. To the extent required by SEC regulations and guidance, the Fund will not enter into any such transactions unless it owns either: (1) an offsetting (“covered”) position in securities, other options, or futures or (2) cash and liquid obligations with a value sufficient at all times to cover its potential obligations to the extent not covered as provided in (1) above. The Fund also will earmark or set aside cash and/or appropriate liquid assets in a segregated custodial account if required to do so by the SEC and CFTC regulations. Assets used as cover or held in a segregated account cannot be sold while the position in the corresponding option or futures contract is open, unless they are replaced with similar assets. As a result, the commitment of a large portion of the Fund’s assets to earmarking or segregated accounts as a cover could impede portfolio management or the Fund’s ability to meet redemption requests or other current obligations.
An interest rate option is an agreement with a counterparty giving the buyer the right but not the obligation to buy or sell an interest rate hedging vehicle (such as a Treasury future or interest rate swap) at a future date at a predetermined price. The option buyer would pay a premium at the inception of the agreement. An interest rate option can be used to actively manage the Fund’s interest rate risk with respect to either an individual bond or an overlay of the entire portfolio.
Spread Transactions. The Fund may purchase covered spread options from securities dealers. Such covered spread options are not presently exchange-listed or exchange-traded. The purchase of a spread option gives the Fund the right to put, or sell, a security that it owns at a fixed dollar spread or fixed yield spread in relationship to another security that the Fund does not own, but which is used as a benchmark. The risk to the Fund in purchasing covered spread options is the cost of the premium paid for the spread option and any transaction costs. In addition, there is no assurance that closing transactions will be available. The purchase of spread options will be used to protect the Fund against adverse changes in prevailing credit quality spreads, i.e., the yield spread between high-quality and lower-quality securities. Such protection is only provided during the life of the spread option.
Futures Contracts. The Fund may enter into futures contracts, including interest rate, index, and currency futures and purchase and write (sell) related options. The purchase of futures or call options thereon can serve as a long hedge, and the sale of futures or the purchase of put options thereon can serve as a short hedge. Writing covered call options on futures
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contracts can serve as a limited short hedge, and writing covered put options on futures contracts can serve as a limited long hedge, using a strategy similar to that used for writing covered options in securities. The Fund’s hedging may include purchases of futures as an offset against the effect of expected increases in securities prices or currency exchange rates and sales of futures as an offset against the effect of expected declines in securities prices or currency exchange rates. The Fund may write put options on futures contracts while at the same time purchasing call options on the same futures contracts in order to create synthetically a long futures contract position. Such options would have the same strike prices and expiration dates. The Fund will engage in this strategy only when the Fund’s portfolio management believes it is more advantageous to the Fund than purchasing the futures contract.
To the extent required by regulatory authorities, the Fund will only enter into futures contracts that are traded on U.S. or foreign exchanges or boards of trade approved by the CFTC and are standardized as to maturity date and underlying financial instrument. These transactions may be entered into for “bona fide hedging” purposes as defined in CFTC regulations and other permissible purposes including increasing return, substituting a position in a security, group of securities or an index, and hedging against changes in the value of portfolio securities due to anticipated changes in interest rates, currency values and/or market conditions. There is no overall limit on the percentage of the Fund’s assets that may be at risk with respect to futures activities. Although techniques other than sales and purchases of futures contracts could be used to obtain or reduce the Fund’s exposure to market, currency, or interest rate fluctuations, the Fund may be able to obtain or hedge its exposure more effectively and perhaps at a lower cost through using futures contracts.
A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument (e.g., debt security), asset, commodity or currency for a specified price at a designated date, time, and place. An index futures contract is an agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified multiplier times the difference between the value of the index at the close of the last trading day of the contract and the price at which the index futures contract was originally written. Transaction costs are incurred when a futures contract is bought or sold and margin deposits must be maintained. A futures contract may be satisfied by delivery or purchase, as the case may be, of the instrument, the currency, or by payment of the change in the cash value of the index. More commonly, futures contracts are closed out prior to delivery by entering into an offsetting transaction in a matching futures contract. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of those securities is made. If the offsetting purchase price is less than the original sale price, the Fund realizes a gain; if it is more, the Fund realizes a loss. Conversely, if the offsetting sale price is more than the original purchase price, the Fund realizes a gain; if it is less, the Fund realizes a loss. The transaction costs must also be included in these calculations. There can be no assurance, however, that the Fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the futures contract.
No price is paid by the Fund upon entering into a futures contract. Instead, at the inception of a futures contract, the Fund is required to deposit with the futures broker or in a segregated account with its custodian, in the name of the futures broker through whom the transaction was effected, “initial margin” consisting of cash, U.S. government securities or other liquid obligations, in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, the Fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.
Subsequent “variation margin” payments are made to and from the futures broker daily as the value of the futures position varies, a process known as “marking to market.” Variation margin does not involve borrowing, but rather represents a daily settlement of the Fund’s obligations to or from a futures broker. When the Fund purchases an option on a future, the premium paid plus transaction costs is all that is at risk. In contrast, when the Fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous. Purchasers and sellers of futures positions and options on futures can enter into offsetting closing transactions by selling or purchasing, respectively, an instrument identical to the instrument held or written. Positions in futures and options on futures may be closed only on an exchange or board of trade on which
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they were entered into (or through a linked exchange). Although the Fund generally intends to enter into futures transactions only on exchanges or boards of trade where there appears to be an active market, there can be no assurance that such a market will exist for a particular contract at a particular time.
Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a future or option on a futures contract can vary from the previous day’s settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.
If the Fund were unable to liquidate a futures contract or option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses, because it would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, the Fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the future or option or to maintain cash or securities in a segregated account.
Certain characteristics of the futures market might increase the risk that movements in the prices of futures contracts or options on futures contracts might not correlate perfectly with movements in the prices of the investments being hedged. For example, all participants in the futures and options on futures contracts markets are subject to daily variation margin calls and might be compelled to liquidate futures or options on futures contracts positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, because initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the future markets. This participation also might cause temporary price distortions. In addition, activities of large traders in both the futures and securities markets involving arbitrage, “program trading” and other investment strategies might result in temporary price distortions.
The Fund that enters into a futures contract is subject to the risk of loss of the initial and variation margin in the event of bankruptcy of the futures commission merchant (“FCM”) with which the Fund has an open futures position. The Fund’s assets may not be fully protected in the event of the bankruptcy of the FCM or central counterparty because the Fund might be limited to recovering only a pro rata share of all available funds and margin segregated on behalf of the FCM’s customers. If the FCM fails to provide accurate reporting, the Fund is also subject to the risk that the FCM could use the Fund’s assets, which are held in an omnibus account with assets belonging to the FCM’s other customers, to satisfy its own obligations or the payment obligations of another customer to the central counterparty.
Indexed and Inverse Securities. The Fund may invest in securities the potential return of which is based on an index or interest rate. As an illustration, the Fund may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. The Fund also may invest in a debt security that returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. In addition, the Fund may invest in securities the potential return of which is based inversely on the change in an index or interest rate (that is, a security the value of which will move in the opposite direction of changes to an index or interest rate). For example, the Fund may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If the Fund invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant interest rate, index or indices. Indexed and inverse securities involve credit risk, and certain indexed and inverse securities may involve leverage risk, liquidity risk and currency risk. When used for hedging purposes, indexed and inverse securities involve correlation risk. (Furthermore, where such a security includes a contingent liability, in the event of an adverse movement in the underlying index or interest rate, the Fund may be required to pay substantial additional margin to maintain the position.)
Swap Agreements. The Fund may enter into securities index, interest rate, total return, currency exchange rate or single/multiple security swap agreements for any lawful purpose consistent with the Fund’s investment objective, such as (but not limited to) for the purpose of attempting to obtain or preserve a particular desired return or spread at a lower cost to the Fund than if the Fund had invested directly in an instrument that yielded that desired return or spread. The Fund also may enter into swaps in order to protect against an increase in the price of, or the currency exchange rate applicable to, securities that the Fund anticipates purchasing at a later date. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from one or more days to several years. In a standard “swap” transaction, two
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parties agree to exchange the returns (or differentials in rates of return) realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount,” i.e., the return on or increase or decrease in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities, such as a selection of particular securities or those representing a particular index. Swap agreements may be negotiated bilaterally and traded OTC between the two parties (for an uncleared swap) or, with respect to swaps that have been designated by the CFTC for mandatory clearing (cleared swaps), through an FCM and cleared through a clearinghouse that serves as a central counterparty. See “Uncleared Swaps” and “Cleared Swaps” below for additional explanation of cleared and uncleared swaps. Swap agreements may include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified level, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor, or vice versa, in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. “Total return swaps” are contracts in which one party agrees to make payments of the total return from the underlying asset during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another underlying asset. See “Swaps regulation” below.
The “notional amount” of the swap agreement is the agreed upon basis for calculating the obligations that the parties to a swap agreement have agreed to exchange. Under most swap agreements entered into by the Fund, the obligations of the parties would be exchanged on a “net basis.” Consequently, the Fund’s obligation (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Fund’s obligation under a swap agreement will be accrued daily (offset against amounts owed to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash or liquid assets. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The swaps market is largely unregulated.
Whether the Fund’s use of swap agreements will be successful in furthering its investment objective will depend, in part, on the Fund’s portfolio management’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments, replicate a particular benchmark index, or otherwise achieve the intended results. Swap agreements, especially OTC uncleared swap agreements, may be considered to be illiquid.
Swaps regulation. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related regulatory developments have imposed comprehensive regulatory requirements on swaps and swap market participants. The regulatory framework includes: (1) registration and regulation of swap dealers and major swap participants; (2) central clearing and execution of standardized swaps; (3) margin requirements in swap transactions; (4) position limits and large trader reporting requirements; and (5) recordkeeping and centralized and public reporting requirements, on an anonymous basis, for most swaps. The CFTC is responsible for the regulation of most swaps, and has adopted rules implementing most of the swap regulations dictated by the Dodd-Frank Act. The SEC has jurisdiction over a small segment of the market referred to as “security-based swaps,” which includes swaps on single securities or credits, or narrow-based indices of securities or credits.
Uncleared swaps. In an uncleared swap, the swap counterparty is typically a brokerage firm, bank or other financial institution. The Fund customarily enters into uncleared swaps based on the standard terms and conditions of an International Swaps and Derivatives Association (ISDA) Master Agreement. ISDA is a voluntary industry association of participants in the OTC derivatives markets that has developed standardized contracts used by such participants that have agreed to be bound by such standardized contracts.
In the event that one party to a swap transaction defaults and the transaction is terminated prior to its scheduled termination date, one of the parties may be required to make an early termination payment to the other. An early termination payment may be payable by either the defaulting or non-defaulting party, depending upon which of them is “in-the-money” with respect to the swap at the time of its termination. Early termination payments may be calculated in various ways, but are intended to approximate the amount the “in-the-money” party would have to pay to replace the swap as of the date of its termination.
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The Fund will enter uncleared swap agreements only with counterparties that the Fund’s portfolio management reasonably believes are capable of performing under the swap agreements. If there is a default by the other party to such a transaction, the Fund will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the transaction.
Cleared swaps. Certain swaps have been designated by the CFTC for mandatory central clearing. The Dodd-Frank Act and implementing rules will ultimately require the clearing and exchange-trading of many swaps. Mandatory exchange-trading and clearing will occur on a phased-in basis based on the type of market participant and CFTC approval of contracts for central clearing. To date, the CFTC has designated only certain of the most common types of credit default index swaps and interest rate swaps for mandatory clearing, but it is expected that the CFTC will designate additional categories of swaps for mandatory clearing. Central clearing is intended to reduce counterparty credit risk and increase liquidity, but central clearing does not necessarily eliminate these risks and may involve additional risks not involved with uncleared swaps.
In a cleared swap, the Fund’s ultimate counterparty is a central clearinghouse rather than a brokerage firm, bank or other financial institution. The Fund initially will enter into cleared swaps through an executing broker. Such transactions will then be submitted for clearing and, if cleared, will be held at regulated FCMs that are members of the clearinghouse that serves as the central counterparty.
When the Fund enters into a cleared swap, it must deliver to the central counterparty (via the FCM) an amount referred to as “initial margin.” Initial margin requirements are determined by the central counterparty, but an FCM may require additional initial margin above the amount required by the central counterparty. During the term of the swap agreement, a “variation margin” amount also may be required to be paid by the Fund or may be received by the Fund in accordance with margin controls set for such accounts, depending upon changes in the price of the underlying reference instrument subject to the swap agreement. At the conclusion of the term of the swap agreement, if the Fund has a loss equal to or greater than the margin amount, the margin amount is paid to the FCM along with any loss in excess of the margin amount. If the Fund has a loss of less than the margin amount, the excess margin is returned to the Fund. If the Fund has a gain, the full margin amount and the amount of the gain is paid to the Fund.
CFTC rules require the trading and execution of certain cleared swaps on Swap Execution Facilities (“SEFs”), which are trading systems on platforms in which multiple participants have the ability to execute or trade swaps by accepting bids and offers made by multiple participants on the facility or system, through any means of interstate commerce. Moving trading to an exchange-type system may increase market transparency and liquidity but may require the Fund to incur increased expenses to access the same types of swaps that it has used in the past.
Rules adopted under the Dodd-Frank Act require centralized reporting of detailed information about many swaps, whether cleared or uncleared. This information is available to regulators and also, to a more limited extent and on an anonymous basis, to the public. Reporting of swaps data is intended to result in greater market transparency. This may be beneficial to funds that use swaps in their trading strategies. However, public reporting imposes additional recordkeeping burdens on these funds, and the safeguards established to protect anonymity are not yet tested and may not provide protection of trader identities as intended.
Certain Internal Revenue Service positions may limit the Fund’s ability to use swap agreements in a desired tax strategy. It is possible that developments in the swap markets and/or the laws relating to swap agreements, including potential government regulation, could adversely affect the Fund’s ability to benefit from using swap agreements, or could have adverse tax consequences.
Risks of cleared swaps. As noted above, certain types of swaps are, and others eventually are expected to be, required to be cleared through a central counterparty, which may affect counterparty risk and other risks faced by the Fund. Central clearing is designed to reduce counterparty credit risk and increase liquidity compared to bilateral swaps because central clearing interposes the central clearinghouse as the counterparty to each participant’s swap, but it does not eliminate those risks completely. There is also a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of the FCM with which the Fund has an open position in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty because the Fund might be limited to recovering only a pro rata share of all available funds and margin segregated on behalf of an FCM’s customers. If the FCM does not provide
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accurate reporting, the Fund is also subject to the risk that the FCM could use the Fund’s assets, which are held in an omnibus account with assets belonging to the FCM’s other customers, to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty.
With cleared swaps, the Fund may not be able to obtain as favorable terms as it would be able to negotiate for a bilateral, uncleared swap. In addition, an FCM may unilaterally amend the terms of its agreement with the Fund, which may include the imposition of position limits or additional margin requirements with respect to the Fund’s investment in certain types of swaps. Central counterparties and FCMs generally can require termination of existing cleared swap transactions at any time, and can also require increases in margin above the margin that is required at the initiation of the swap agreement. Additionally, depending on a number of factors, the margin required under the rules of the clearinghouse and FCM may be in excess of the collateral required to be posted by the Fund to support its obligations under a similar uncleared swap. However, regulators are expected to adopt rules imposing certain margin requirements, including minimums, on uncleared swaps in the near future, which could change this comparison.
Finally, the Fund is subject to the risk that, after entering into a cleared swap with an executing broker, no FCM or central counterparty is willing or able to clear the transaction. In such an event, the Fund may be required to break the trade and make an early termination payment to the executing broker.
Total Rate of Return Swaps. The Fund may enter into total rate of return swaps. Total rate of return swaps are contracts in which one party agrees to make payments of the total return from the underlying asset during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another underlying asset. A total rate of return swap may allow the Funds to quickly and cost effectively invest cash flows into a diversified basket of assets.
Approximately 30% of the Fund's net assets will be in short positions (i.e., stocks that the subadviser deems unattractive), and approximately 130% of the Fund's net assets will be in long positions (i.e., stocks that the subadviser deems attractive), resulting in approximately 100% net equity exposure. To execute this strategy, the Fund intends to use total return swaps with an aggregate short notional value equal to approximately 30% of the Fund's net assets and an aggregate long notional value equal to approximately 30% of the Fund's net assets. By using swaps, the Fund will thus realize returns that synthetically replicate the performance of a portfolio that sells short an amount equal to 30% of its value and invests the cash proceeds in additional long positions.
Equity Swaps. The Fund may enter into equity swap contracts to invest in a market without owning or taking physical custody of securities in various circumstances, including (but not limited to) circumstances where direct investment in the securities is restricted for legal reasons or is otherwise impracticable. Equity swaps may also be used for hedging purposes or to seek to increase total return. Until equity swaps are designated for central clearing, the counterparty to an equity swap contract will typically be a bank, investment banking firm or broker/dealer. Equity swap contracts may be structured in different ways. For example, a counterparty may agree to pay the Fund the amount, if any, by which the notional amount of the equity swap contract would have increased in value had it been invested in the particular stocks (or an index of stocks), plus the dividends that would have been received on those stocks. In these cases, the Fund may agree to pay to the counterparty a floating rate of interest on the notional amount of the equity swap contract plus the amount, if any, by which that notional amount would have decreased in value had it been invested in such stocks. Therefore, the return to the Fund on the equity swap contract should be the gain or loss on the notional amount plus dividends on the stocks less the interest paid by the Fund on the notional amount. In other cases, the counterparty and the Fund may each agree to pay the other the difference between the relative investment performances that would have been achieved if the notional amount of the equity swap contract had been invested in different stocks (or indices of stocks).
The Fund will generally enter into equity swaps on a net basis, which means that the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Payments may be made at the conclusion of an equity swap contract or periodically during its term. Equity swaps normally do not involve the delivery of securities or other underlying assets. Accordingly, the risk of loss with respect to equity swaps is normally limited to the net amount of payments that the Fund is contractually obligated to make. If the other party to an equity swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any.
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Hybrid Instruments. Hybrid instruments combine elements of derivative contracts with those of another security (typically a fixed-income security). All or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of an underlying asset or by reference to another benchmark (such as interest rates, currency exchange rates or indices). Hybrid instruments also include convertible securities with conversion terms related to an underlying asset or benchmark.
The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, options, futures and currencies, and depend upon the terms of the instrument. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional fixed-income or convertible securities. Hybrid instruments are also potentially more volatile and carry greater interest rate risks than traditional instruments. Moreover, depending on the structure of the particular hybrid, it may expose the Fund to leverage risks or carry liquidity risks.
Foreign Currency-Related Derivative Strategies— Special Considerations. The Fund may use futures and options on futures on foreign currencies and forward currency contracts to increase returns, to manage the Fund’s average portfolio duration, or to hedge against movements in the values of the foreign currencies in which the Fund’s securities are denominated. Currency contracts also may be purchased such that net exposure to an individual currency exceeds the value of the Fund’s securities that are denominated in that particular currency. The Fund may engage in currency exchange transactions to protect against uncertainty in the level of future exchange rates and also may engage in currency transactions to increase income and total return. Such currency hedges can protect against price movements in a security the Fund owns or intends to acquire that are attributable to changes in the value of the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes.
The Fund might seek to hedge against changes in the value of a particular currency when no hedging instruments on that currency are available or such hedging instruments are more expensive than certain other hedging instruments. In such cases, the Fund may hedge against price movements in that currency by entering into transactions using hedging instruments on another foreign currency or a basket of currencies, the values of which the Fund’s portfolio management believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the hedging instrument will not correlate perfectly with movements in the price of the currency being hedged is magnified when this strategy is used.
The value of derivative instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such hedging instruments, the Fund could be disadvantaged by having to deal in the odd-lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.
There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the derivative instruments until they reopen.
Settlement of derivative transactions involving foreign currencies might be required to take place within the country issuing the underlying currency. Thus, the Fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.
Permissible foreign currency options will include options traded primarily in the OTC market. Although options on foreign currencies are traded primarily in the OTC market, the Fund will normally purchase OTC options on foreign currency only when the Fund’s portfolio management believes a liquid secondary market will exist for a particular option at any specific time.
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Forward Currency Contracts. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are entered into in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers.
At or before the maturity of a forward currency contract, the Fund may either sell a portfolio security and make delivery of the currency, or retain the security and fully or partially offset its contractual obligation to deliver the currency by purchasing a second contract. If the Fund retains the portfolio security and engages in an offsetting transaction, the Fund, at the time of execution of the offsetting transaction, will incur a gain or a loss to the extent that movement has occurred in forward currency contract prices.
The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the foreign currency contract has been established. Thus, a Fund might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.
Markets for trading foreign forward currency contracts offer less protection against defaults than is available when trading in currency instruments on an exchange. Forward currency contracts are subject to the risk that the counterparty to such contract will default on its obligations. Since a forward foreign currency exchange contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive the Fund of unrealized profits or the benefits of a currency hedge, impose transaction costs or force the Fund to cover its purchase or sale commitments, if any, at the current market price. In addition, the institutions that deal in forward currency contracts are not required to continue to make markets in the currencies in which they trade and these markets can experience periods of illiquidity. To the extent that a substantial portion of the Fund’s total assets, adjusted to reflect the Fund’s net position after giving effect to currency transactions, is denominated or quoted in currencies of foreign countries, the Fund will be more susceptible to the risk of adverse economic and political developments within those countries.
Currency Hedging. While the values of forward currency contracts, currency options, currency futures and options on futures may be expected to correlate with exchange rates, they will not reflect other factors that may affect the value of the Fund’s investments. A currency hedge, for example, should protect a Yen-denominated bond against a decline in the Yen, but will not protect the Fund against price decline if the issuer’s creditworthiness deteriorates. Because the value of the Fund’s investments denominated in a foreign currency will change in response to many factors other than exchange rates, a currency hedge may not be entirely successful in mitigating changes in the value of the Fund’s investments denominated in that currency over time.
A decline in the dollar value of a foreign currency in which the Fund’s securities are denominated will reduce the dollar value of the securities, even if their value in the foreign currency remains constant. The use of currency hedges does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future. In order to protect against such diminutions in the value of securities it holds, the Fund may purchase put options on the foreign currency. If the value of the currency does decline, the Fund will have the right to sell the currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its securities that otherwise would have resulted. Conversely, if a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby potentially increasing the cost of the securities, the Fund may purchase call options on the particular currency. The purchase of these options could offset, at least partially, the effects of the adverse movements in exchange rates. Although currency hedges limit the risk of loss due to a decline in the value of a hedged currency, at the same time, they also limit any potential gain that might result should the value of the currency increase.
The Fund may enter into foreign currency exchange transactions to hedge its currency exposure in specific transactions or portfolio positions. Currency contracts also may be purchased such that net exposure to an individual currency exceeds the value of the Fund’s securities that are denominated in that particular currency. Transaction hedging is the purchase or sale of forward currency with respect to specific receivables or payables of the Fund generally accruing in connection with the purchase or sale of its portfolio securities. Position hedging is the sale of forward currency with respect to portfolio security positions. The Fund may not position hedge to an extent greater than the aggregate market value (at the time of making such sale) of the hedged securities.
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Non-Deliverable Forwards. The Fund may, from time to time, engage in non-deliverable forward transactions to manage currency risk or to gain exposure to a currency without purchasing securities denominated in that currency. A non-deliverable forward is a transaction that represents an agreement between the Fund and a counterparty (usually a commercial bank) to buy or sell a specified (notional) amount of a particular currency at an agreed upon foreign exchange rate on an agreed upon future date. Unlike other currency transactions, there is no physical delivery of the currency on the settlement of a non-deliverable forward transaction. Rather, the Fund and the counterparty agree to net the settlement by making a payment in U.S. dollars or another fully convertible currency that represents any differential between the foreign exchange rate agreed upon at the inception of the non-deliverable forward agreement and the actual exchange rate on the agreed upon future date. Thus, the actual gain or loss of a given non-deliverable forward transaction is calculated by multiplying the transaction’s notional amount by the difference between the agreed upon forward exchange rate and the actual exchange rate when the transaction is completed.
When the Fund enters into a non-deliverable forward transaction, the Fund’s custodian will maintain segregated assets in an amount not less than the value of the Fund’s unrealized loss under such non-deliverable forward transaction. If the additional segregated assets decline in value or the amount of the Fund’s commitment increases because of changes in currency rates, additional cash or securities will be designated as segregated assets on a daily basis so that the value of the account will equal the amount of the Fund’s unrealized loss under the non-deliverable forward agreement.
Since the Fund generally may only close out a non-deliverable forward with the particular counterparty, there is a risk that the counterparty will default on its obligation under the agreement. If the counterparty defaults, the Fund will have contractual remedies pursuant to the agreement related to the transaction, but there is no assurance that contract counterparties will be able to meet their obligations pursuant to such agreements or that, in the event of a default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed or prevented from obtaining payments owed to it pursuant to non-deliverable forward transactions.
In addition, where the currency exchange rates that are the subject of a given non-deliverable forward transaction do not move in the direction or to the extent anticipated, the Fund could sustain losses on the non-deliverable forward transaction. The Fund’s investment in a particular non-deliverable forward transaction will be affected favorably or unfavorably by factors that affect the subject currencies, including economic, political and legal developments that impact the applicable countries, as well as exchange control regulations of the applicable countries. These risks are heightened when a non-deliverable forward transaction involves currencies of emerging market countries because such currencies can be volatile and there is a greater risk that such currencies will be devalued against the U.S. dollar or other currencies.
The SEC and CFTC consider non-deliverable forwards as swaps, and they are therefore included in the definition of “commodity interests.” Non-deliverable forwards have historically been traded in the OTC market. However, as swaps, non-deliverable forwards may become subject to central clearing and trading on public facilities. Currency and cross currency forwards that qualify as deliverable forwards are not regulated as swaps for most purposes, and thus are not deemed to be commodity interests. However, such forwards are subject to some requirements applicable to swaps, including reporting to swap data repositories, documentation requirements, and business conduct rules applicable to swap dealers. CFTC regulation of currency and cross currency forwards, especially non-deliverable forwards, may restrict the Fund’s ability to use these instruments in the manner described above or subject NFA to CFTC registration and regulation as a commodity pool operator.
Foreign Commercial Paper. The Fund may invest in commercial paper which is indexed to certain specific foreign currency exchange rates. The terms of such commercial paper provide that its principal amount is adjusted upward or downward (but not below zero) at maturity to reflect changes in the exchange rate between two currencies while the obligation is outstanding. The Fund will purchase such commercial paper with the currency in which it is denominated and, at maturity, will receive interest and principal payments thereon in that currency, but the amount or principal payable by the issuer at maturity will change in proportion to the change (if any) in the exchange rate between two specified currencies between the date the instrument is issued and the date the instrument matures. While such commercial paper entails the risk of loss of principal, the potential for realizing gains as a result of changes in the foreign currency exchange rate enables the Fund to hedge or cross-hedge against a decline in the U.S. dollar value of investments denominated in foreign currencies while providing an attractive money market rate of return. The Fund will purchase such commercial paper either for hedging purposes or in order to seek investment gain. The Fund believes that such investments do not involve the creation of a senior
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security, but nevertheless will earmark or establish a segregated account with respect to its investments in this type of commercial paper and maintain in such account cash not available for investment or other liquid assets having a value equal to the aggregate principal amount of outstanding commercial paper of this type.
SEC Rulemaking. The SEC has recently adopted Rule 18f-4, which replaces current SEC and staff guidance with respect to asset segregation requirements for derivatives and other instruments such as unfunded commitment agreements, reverse repurchase agreements, or similar financing transactions. The application of Rule 18f-4 to the Fund could restrict the Fund’s ability to utilize derivative investments and financing transactions and prevent the Fund from implementing its principal investment strategies in the manner that it has historically, which may result in changes to the Fund’s principal investment strategies and could adversely affect the Fund’s performance. The compliance date for Rule 18f-4 is August 19, 2022.
Foreign Securities
The Fund may invest in securities of issuers located outside the United States. Funds that invest in foreign securities offer the potential for more diversification than Funds that invest only in the United States because securities traded on foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that, because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations. Other potential foreign market risks include changes in foreign currency exchange rates, exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries. Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes.
Regional Risk. Adverse conditions in a certain region can adversely affect securities of issuers in other countries whose economies appear to be unrelated. To the extent that the Fund invests a significant portion of its assets in a specific geographic region, the Fund generally will have more exposure to regional economic risks. In the event of economic or political turmoil or a deterioration of diplomatic relations in a region or country where a substantial portion of the Fund’s assets are invested, the Fund may experience substantial illiquidity or losses.
Eurozone-Related Risk. A number of countries in the European Union (the “EU”) have experienced, and may continue to experience, severe economic and financial difficulties. Additional EU member countries may also fall subject to such difficulties. These events could negatively affect the value and liquidity of the Fund’s investments in euro-denominated securities and derivatives contracts, as well as securities of issuers located in the EU or with significant exposure to EU issuers or countries. If the euro is dissolved entirely, the legal and contractual consequences for holders of euro-denominated obligations and derivative contracts would be determined by laws in effect at such time. Such investments may continue to be held, or purchased, to the extent consistent with the Fund’s investment objective and permitted under applicable law. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the Fund’s shares.
Certain countries in the EU have had to accept assistance from supra-governmental agencies such as the International Monetary Fund, the European Stability Mechanism, or other supra-governmental agencies. The European Central Bank has also been intervening to purchase Eurozone debt in an attempt to stabilize markets and reduce borrowing costs. There can be no assurance that these agencies will continue to intervene or provide further assistance, and markets may react adversely to any expected reduction in the financial support provided by these agencies. Responses to the financial problems by European governments, central banks, and others, including austerity measures and reforms, may not work, may result in social unrest, and may limit future growth and economic recovery or have other unintended consequences.
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In June 2016, the United Kingdom (the “UK”) approved a referendum to leave the EU, commonly referred to as “Brexit,” which sparked depreciation in the value of the British pound, short-term declines in global stock markets, and heightened risk of continued worldwide economic volatility. The UK officially left the EU on January 31, 2020, with a transitional period that ended on December 31, 2020. Prior to the end of the transitional period, the EU and the UK ratified the EU-UK Trade and Cooperation Agreement (“TCA”), which lays out the terms of the UK’s future cooperation with the EU. Notwithstanding the TCA, following the transition period, there is likely to be considerable uncertainty as to the UK's post-transition framework. Brexit created and may continue to create an uncertain political and economic environment in the UK and other EU countries. This long-term uncertainty may affect other countries in the EU and elsewhere. Further, the UK’s departure from the EU may cause volatility within the EU, triggering prolonged economic downturns in certain European countries or sparking additional member states to contemplate departing the EU. In addition, the UK’s departure from the EU may create actual or perceived additional economic stresses for the UK, including potential for decreased trade, capital outflows, devaluation of the British pound, wider corporate bond spreads due to uncertainty, and possible declines in business and consumer spending, as well as foreign direct investment.
Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.
Currency Risk and Exchange Risk. Unless the Fund's Prospectus states a policy to invest only in securities denominated in U.S. dollars, the Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar. In such case, changes in foreign currency exchange rates will affect the value of the Fund’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.
Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than does the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company’s financial condition. In addition, the U.S. government has from time to time in the past imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as the Fund. If such restrictions should be reinstituted, it might become necessary for the Fund to invest all or substantially all of its assets in U.S. securities.
Certain Risks of Holding Fund Assets Outside the United States. The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund’s ability to recover its assets if a foreign bank or depository or issuer of a security or any of their agents goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund as compared to investment companies that invest only in the United States.
Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates in markets that still rely on physical settlement. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment
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opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.
Investment in Emerging Markets. The Fund may invest in securities of issuers domiciled in various countries with emerging capital markets. Emerging market countries typically are developing and low- or middle-income countries. Emerging market countries may be found in regions such as Asia, Latin America, Eastern Europe, the Middle East and Africa.
Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments; (iv) national policies that may limit the Fund’s investment opportunities, such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.
Emerging capital markets are developing in a dynamic political and economic environment brought about by events over recent years that have reshaped political boundaries and traditional ideologies. In such a dynamic environment, there can be no assurance that any or all of these capital markets will continue to present viable investment opportunities for the Fund. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market.
Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the United States, such as price/earnings ratios, may not be applicable. Emerging market securities may be substantially less liquid and more volatile than those of mature markets, and company shares may be held by a limited number of persons. This may adversely affect the timing and pricing of the Fund’s acquisition or disposal of securities.
Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable compared to developed countries. The possibility of fraud, negligence, undue influence being exerted by the issuer, or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation.
Investment in Frontier Markets. Frontier market countries generally have smaller economies and less developed capital markets than traditional emerging markets, and, as a result, the risks of investing in emerging market countries are magnified in frontier market countries. The economies of frontier market countries are less correlated to global economic cycles than those of their more developed counterparts and their markets have low trading volumes and the potential for extreme price volatility and illiquidity. This volatility may be further heightened by the actions of a few major investors. For example, a substantial increase or decrease in cash flows of mutual funds investing in these markets could significantly affect local stock prices and, therefore, the price of Fund shares. These factors make investing in frontier market countries significantly riskier than in other countries and any one of them could cause the price of the Fund’s shares to decline.
Governments of many frontier market countries in which the Fund may invest may exercise substantial influence over many aspects of the private sector. In some cases, the governments of such frontier market countries may own or control certain companies. Accordingly, government actions could have a significant effect on economic conditions in a frontier market country and on market conditions, prices and yields of securities in the Fund’s portfolio. Moreover, the economies of
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frontier market countries may be heavily dependent upon international trade and, accordingly, have been and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade.
Investment in equity securities of issuers operating in certain frontier market countries may be restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in equity securities of issuers operating in certain frontier market countries and increase the costs and expenses of the Fund. Certain frontier market countries require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors. Certain frontier market countries may also restrict investment opportunities in issuers in industries deemed important to national interests.
Frontier market countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors, such as the Fund. In addition, if deterioration occurs in a frontier market country’s balance of payments, the country could impose temporary restrictions on foreign capital remittances. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. Investing in local markets in frontier market countries may require the Fund to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs to the Fund.
In addition, investing in frontier markets includes the risk of share blocking. Share blocking refers to a practice, in certain foreign markets, where voting rights related to an issuer’s securities are predicated on these securities being blocked from trading at the custodian or sub-custodian level, for a period of time around a shareholder meeting. These restrictions have the effect of prohibiting securities to potentially be voted (or having been voted), from trading within a specified number of days before, and in certain instances, after the shareholder meeting. Share blocking may prevent the Fund from buying or selling securities for a period of time. During the time that shares are blocked, trades in such securities will not settle. The specific practices may vary by market and the blocking period can last from a day to several weeks, typically terminating on a date established at the discretion of the issuer. Once blocked, the only manner in which to remove the block would be to withdraw a previously cast vote, or to abstain from voting altogether. The process for having a blocking restriction lifted can be very difficult with the particular requirements varying widely by country. In certain countries, the block cannot be removed.
There may be no centralized securities exchange on which securities are traded in frontier market countries. Also, securities laws in many frontier market countries are relatively new and unsettled. Therefore, laws regarding foreign investment in frontier market securities, securities regulation, title to securities, and shareholder rights may change quickly and unpredictably.
The frontier market countries in which the Fund invests may become subject to sanctions or embargoes imposed by the U.S. government and the United Nations. The value of the securities issued by companies that operate in, or have dealings with, these countries may be negatively impacted by any such sanction or embargo and may reduce the Fund’s returns. Banks in frontier market countries used to hold the Fund’s securities and other assets in that country may lack the same operating experience as banks in developed markets. In addition, in certain countries there may be legal restrictions or limitations on the ability of the Fund to recover assets held by a foreign bank in the event of the bankruptcy of the bank. Settlement systems in frontier markets may be less well organized than in the developed markets. As a result, there is greater risk than in developed countries that settlement will take longer and that cash or securities of the Fund may be in jeopardy because of failures of or defects in the settlement systems.
Restrictions on Certain Investments. A number of publicly traded closed-end investment companies have been organized to facilitate indirect foreign investment in developing countries, and certain of such countries, such as Thailand, South Korea, Chile and Brazil, have specifically authorized such funds. There also are investment opportunities in certain of such countries in pooled vehicles that resemble open-end investment companies. In accordance with the 1940 Act, the Fund may invest up to 10% of its total assets in securities of other investment companies, not more than 5% of which may be invested in any one such company. In addition, under the 1940 Act, the Fund may not own more than 3% of the total outstanding voting stock of any investment company. These restrictions on investments in securities of investment companies may limit opportunities for
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the Fund to invest indirectly in certain developing countries. Shares of certain investment companies may at times be acquired only at market prices representing premiums to their net asset values. If the Fund acquires shares of other investment companies, shareholders would bear both their proportionate share of expenses of the Fund (including management and advisory fees) and, indirectly, the expenses of such other investment companies.
Depositary Receipts. The Fund may invest in foreign securities by purchasing depositary receipts, including American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and non-voting depositary receipts (“NVDRs”) or other securities convertible into securities of issuers based in foreign countries. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are denominated in U.S. dollars and are designed for use in the U.S. securities markets, GDRs, in bearer form, are issued and designed for use outside the United States and EDRs (also referred to as Continental Depositary Receipts (“CDRs”)), in bearer form, may be denominated in other currencies and are designed for use in European securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs are European receipts evidencing a similar arrangement. GDRs are receipts typically issued by non-U.S. banks and trust companies that evidence ownership of either foreign or domestic securities. For purposes of the Fund’s investment policies, ADRs, EDRs, GDRs and NVDRs are deemed to have the same classification as the underlying securities they represent. Thus, an ADR, EDR, GDR or NVDR representing ownership of common stock will be treated as common stock.
The Fund may invest in depositary receipts through “sponsored” or “unsponsored” facilities. While ADRs issued under these two types of facilities are in some respects similar, there are distinctions between them relating to the rights and obligations of ADR holders and the practices of market participants.
A depositary may establish an unsponsored facility without participation by (or even necessarily the acquiescence of) the issuer of the deposited securities, although typically the depositary requests a letter of non-objection from such issuer prior to the establishment of the facility. Holders of unsponsored ADRs generally bear all the costs of such facilities. The depositary usually charges fees upon the deposit and withdrawal of the deposited securities, the conversion of dividends into U.S. dollars, the disposition of non-cash distributions, and the performance of other services. The depositary of an unsponsored facility frequently is under no obligation to pass through voting rights to ADR holders in respect of the deposited securities. In addition, an unsponsored facility is generally not obligated to distribute communications received from the issuer of the deposited securities or to disclose material information about such issuer in the U.S. and thus there may not be a correlation between such information and the market value of the depositary receipts. Unsponsored ADRs tend to be less liquid than sponsored ADRs.
Sponsored ADR facilities are created in generally the same manner as unsponsored facilities, except that the issuer of the deposited securities enters into a deposit agreement with the depositary. The deposit agreement sets out the rights and responsibilities of the issuer, the depositary, and the ADR holders. With sponsored facilities, the issuer of the deposited securities generally will bear some of the costs relating to the facility (such as dividend payment fees of the depositary), although ADR holders continue to bear certain other costs (such as deposit and withdrawal fees). Under the terms of most sponsored arrangements, depositaries agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities.
Foreign Sovereign Debt. To the extent that the Fund invests in obligations issued by governments of developing or emerging market countries, these investments involve additional risks. Sovereign obligors in developing and emerging market countries are among the world’s largest debtors to commercial banks, other governments, international financial organizations and other financial institutions. These obligors have in the past experienced substantial difficulties in servicing their external debt obligations, which led to defaults on certain obligations and the restructuring of certain indebtedness. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds, and obtaining new credit for finance interest payments. Holders of certain foreign sovereign debt securities may be requested to participate in the restructuring of such obligations and to extend further loans to their issuers. There can be no assurance that the foreign sovereign debt securities in which the Fund may invest will not be subject to similar restructuring arrangements or to requests for new credit which may adversely affect the Fund’s holdings. Furthermore, certain participants in the secondary market for such debt may be directly involved in negotiating the terms of these arrangements and may therefore have access to information not available to other market participants.
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Investing through Stock Connect. The Fund may invest in China A-shares of certain Chinese companies listed and traded on the Shanghai Stock Exchange and on the Shenzhen Stock Exchange (together, the “Exchanges”) through the Shanghai-Hong Kong Stock Connect Program and the Shenzhen-Hong Kong Stock Connect Program, respectively (together, “Stock Connect”). Stock Connect is a securities trading and clearing program developed by the Exchange of Hong Kong, the Exchanges, and the China Securities Depository and Clearing Corporation Limited. Stock Connect facilitates foreign investment in the People's Republic of China (“PRC”) via brokers in Hong Kong. Persons investing through Stock Connect are subject to PRC regulations and Exchange listing rules, among others. These could include limitations on or suspension of trading. These regulations are relatively new and subject to changes which could adversely impact the Fund's rights with respect to the securities. There are no assurances that the necessary systems to run the program will function properly. Stock Connect is subject to aggregate and daily quota limitations on purchases and the Fund may experience delays in transacting via Stock Connect. The stocks of Chinese companies that are owned by the Fund are held in an omnibus account and registered in nominee name. Please also see the sections on risks relating to investing outside the United States and investing in emerging markets. See “Foreign Securities” above regarding investing outside the United States.
Initial Public Offerings
The Fund may participate in initial public offerings (“IPOs”). Securities issued in initial public offerings have no trading history, and information about the companies may be available for very limited periods. The volume of IPOs and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If IPOs are brought to the market, availability may be limited and the Fund may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in IPOs are often subject to greater and more unpredictable price changes than more established stocks.
Interfund Borrowing and Lending Program
Pursuant to an exemptive order issued by the SEC dated June 13, 2016, the Fund may lend money to, and borrow money for temporary purposes from, other funds advised by the Fund's investment adviser, NFA. Generally, a Fund will borrow money through the program only when the costs are equal to or lower than the cost of bank loans. Interfund borrowings can have a maximum duration of seven days. Loans may be called on one day’s notice. There is no assurance that the Fund will be able to borrow or lend under the program at any time, and the Fund may have to borrow from a bank at a higher interest rate if an interfund loan is unavailable, called, or not renewed.
Lending Portfolio Securities
The Fund may lend its portfolio securities to brokers, dealers and other financial institutions, provided it receives collateral, with respect to each loan of U.S. securities, equal to at least 102% of the value of the portfolio securities loaned, and, with respect to each loan of non-U.S. securities, collateral of at least 105% of the value of the portfolio securities loaned, and at all times thereafter shall require the borrower to mark-to-market such collateral on a daily basis so that the market value of such collateral does not fall below 100% of the market value of the portfolio securities so loaned. By lending its portfolio securities, the Fund can increase its income through the investment of the collateral. For the purposes of this policy, the Fund considers collateral consisting of cash, U.S. government securities or letters of credit issued by banks whose securities meet the standards for investment by the Fund to be the equivalent of cash. From time to time, the Fund may return to the borrower or a third party which is unaffiliated with it, and which is acting as a “placing broker,” a part of the interest earned from the investment of collateral received for securities loaned.
The SEC currently requires that the following conditions must be met whenever portfolio securities are loaned: (1) the Fund must receive from the borrower collateral equal to at least 100% of the value of the portfolio securities loaned; (2) the borrower must increase such collateral whenever the market value of the securities loaned rises above the level of such collateral; (3) the Fund must be able to terminate the loan at any time; (4) the Fund must receive a reasonable rate of return on the loan, as well as any dividends, interest or other distributions payable on the loaned securities, and any increase in market value; (5) the Fund may pay only reasonable custodian fees in connection with the loan; and (6) while any voting rights on the loaned securities may pass to the borrower, the Fund’s Board of Trustees must be able to terminate the loan and regain the right to vote the securities if a material event adversely affecting the investment occurs. In addition, the Fund may not have on loan securities representing more than one-third of its total assets at any given time. The collateral that the Fund receives may be included in calculating the Fund’s total assets. The Fund generally will not seek to vote proxies relating to the securities on
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loan, unless it is in the best interests of the Fund to do so. These conditions may be subject to future modification. Loan agreements involve certain risks in the event of default or insolvency of the other party including possible delays or restrictions upon the Fund’s ability to recover the loaned securities or dispose of the collateral for the loan.
Investment of Securities Lending Collateral. The cash collateral received from a borrower as a result of the Fund’s securities lending activities will be used to purchase both fixed-income securities and other securities with debt-like characteristics that are rated A1 or P1 on a fixed-rate or floating-rate basis, including: bank obligations; commercial paper; investment agreements, funding agreements, or guaranteed investment contracts entered into with, or guaranteed by, an insurance company; loan participations; master notes; medium-term notes; repurchase agreements; and U.S. government securities. Except for the investment agreements, funding agreements or guaranteed investment contracts guaranteed by an insurance company, master notes, and medium-term notes (which are described below), these types of investments are described elsewhere in the SAI. Collateral may also be invested in a money market mutual fund or short-term collective investment trust.
Investment agreements, funding agreements, or guaranteed investment contracts entered into with, or guaranteed by, an insurance company are agreements in which an insurance company either provides for the investment of the Fund’s assets or provides for a minimum guaranteed rate of return to the investor.
Master notes are promissory notes issued usually with large, creditworthy broker-dealers on either a fixed-rate or floating-rate basis. Master notes may or may not be collateralized by underlying securities. If the master note is issued by an unrated subsidiary of a broker-dealer, then an unconditional guarantee is provided by the issuer’s parent.
Medium-term notes are unsecured, continuously offered corporate debt obligations. Although medium-term notes may be offered with a maturity from one to ten years, in the context of securities lending collateral, the maturity of the medium-term note generally will not exceed two years.
LIBOR Risk
The Fund may be exposed to financial instruments that are tied to the London Interbank Offered Rate (“LIBOR”) to determine payment obligations, financing terms, hedging strategies or investment value. The Fund's investments may pay interest at floating rates based on LIBOR or may be subject to interest caps or floors based on LIBOR. The Fund may also obtain financing at floating rates based on LIBOR. Derivative instruments utilized by the Fund may also reference LIBOR.
In 2017, the head of the United Kingdom’s Financial Conduct Authority announced a desire to phase out the use of LIBOR by the end of 2021. More recently, on November 30, 2020 the ICE Benchmark Administration (“IBA”), the administrator of LIBOR, announced that it had commenced a consultation to determine whether to cease publication of one week and two-month USD LIBOR settings at the end of December 2021 but extend publication of the remaining USD LIBOR settings (overnight and one, three, six and 12 month USD LIBOR) to the end of June 2023. There were concurrent announcements by the United Kingdom’s Financial Conduct Authority, the U.S. bank regulators, the Federal Reserve Board and the Alternative Reference Rates Committee (“ARRC”) supporting the actions announced by IBA and, among other things, encouraging banks to stop entering into new LIBOR-based contracts by the end of 2021. IBA will make separate announcements following the outcome of the consultations. Actions by regulators have resulted in the establishment of alternative reference rates in most major currencies. The U.S. Federal Reserve, based on the recommendations of ARRC, has begun publishing the Secured Overnight Financing Rate (“SOFR”) that is intended to replace U.S. dollar LIBOR. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. Markets are slowly developing in response to these new reference rates.
Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. The transition process might lead to increased volatility and illiquidity in markets for, and reduce the effectiveness of new hedges placed against, instruments whose terms currently include LIBOR. While some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. In addition, a liquid
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market for newly-issued instruments that use a reference rate other than LIBOR still may be developing. There may also be challenges for the Fund to enter into hedging transactions against such newly-issued instruments until a market for such hedging transactions develops. All of the aforementioned may adversely affect the Fund's performance or net asset value.
Natural Disaster/Epidemic Risk
Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including pandemics and epidemics, have been and can be highly disruptive to economies and markets, adversely impacting individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund's investments. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region are increasingly likely to adversely affect markets, issuers, and/or foreign exchange rates in other countries, including the U.S. These disruptions could prevent the Fund from executing advantageous investment decisions in a timely manner and negatively impact the Fund's ability to achieve its investment objectives. Any such event(s) could have a significant adverse impact on the value and risk profile of the Fund.
Operational and Technology Risk/Cyber Security Risk
The Fund, its service providers, and other market participants depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats or risks that could adversely affect the Fund and its shareholders, despite the efforts of the Fund and its service providers to adopt technologies, processes, and practices intended to mitigate these risks.
For example, the Fund, and its service providers, may be susceptible to operational and information security risks resulting from cyber incidents. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks also may be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users). Cyber security failures or breaches by the Fund's adviser, and other service providers (including, but not limited to, Fund accountants, custodians, subadvisers, transfer agents and administrators), and the issuers of securities in which the Fund invests, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the Fund's ability to calculate its net asset value, impediments to trading, the inability of the Fund's shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While the Fund and its service providers have established business continuity plans in the event of, and systems designed to reduce the risks associated with, such cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified.
In addition, power or communications outages, acts of God, information technology equipment malfunctions, operational errors, and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data. Market events also may trigger a volume of transactions that overloads current information technology and communication systems and processes, impacting the ability to conduct the Fund's operations.
The Fund cannot control the cyber security plans and systems put in place by service providers to the Fund and issuers in which the Fund invests. The Funds and their shareholders could be negatively impacted as a result.
Preferred Stocks and Convertible Securities
Preferred stocks, like many debt obligations, are generally fixed-income securities. Shareholders of preferred stocks normally have the right to receive dividends at a fixed rate when and as declared by the issuer’s board of directors, but do not participate in other amounts available for distribution by the issuing corporation. In some countries, dividends on preferred stocks may be variable, rather than fixed. Dividends on the preferred stock may be cumulative, and all cumulative dividends usually must be paid prior to common shareholders of common stock receiving any dividends. Because preferred stock dividends must be paid before common stock dividends, preferred stocks generally entail less risk than common stocks. Upon liquidation, preferred stocks are entitled to a specified liquidation preference, which is generally the same as the par or
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stated value, and are senior in right of payment to common stock. Preferred stocks are, however, equity securities in the sense that they do not represent a liability of the issuer and, therefore, do not offer as great a degree of protection of capital or assurance of continued income as investments in corporate debt securities. Preferred stocks are generally subordinated in right of payment to all debt obligations and creditors of the issuer, and convertible preferred stocks may be subordinated to other preferred stock of the same issuer.
Convertible securities are bonds, debentures, notes, preferred stocks, or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Convertible securities have general characteristics similar to both debt obligations and equity securities. The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, the credit standing of the issuer and other factors. The market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. The conversion value of a convertible security is determined by the market price of the underlying common stock. The market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock and therefore will react to variations in the general market for equity securities. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.
A convertible security entitles the holder to receive interest normally paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted, or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying stock since they have fixed income characteristics, and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases. Most convertible securities currently are issued by U.S. companies, although a substantial Eurodollar convertible securities market has developed, and the markets for convertible securities denominated in local currencies are increasing.
A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock, or sell it to a third party.
Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds, as corporate debt obligations, generally enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, some convertible securities typically are rated below investment grade or are not rated, depending on the general creditworthiness of the issuer.
The Fund may invest in convertible preferred stocks that offer enhanced yield features, such as Preferred Equity Redemption Cumulative Stocks (“PERCS”), which provide an investor, such as the Fund, with the opportunity to earn higher dividend income than is available on a company’s common stock. PERCS are preferred stocks that generally feature a mandatory conversion date, as well as a capital appreciation limit, which is usually expressed in terms of a stated price. Most PERCS expire three years from the date of issue, at which time they are convertible into common stock of the issuer. PERCS are generally not convertible into cash at maturity. Under a typical arrangement, after three years PERCS convert into one share of the issuer’s common stock if the issuer’s common stock is trading at a price below that set by the capital appreciation limit, and into less than one full share if the issuer’s common stock is trading at a price above that set by the capital appreciation limit. The amount of that fractional share of common stock is determined by dividing the price set by the capital appreciation limit by the market price of the issuer’s common stock. PERCS can be called at any time prior to maturity, and hence do not provide call protection. If called early, however, the issuer must pay a call premium over the market price to the investor. This call premium declines at a preset rate daily, up to the maturity date.
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The Fund may also invest in other classes of enhanced convertible securities. These include but are not limited to ACES (Automatically Convertible Equity Securities), PEPS (Participating Equity Preferred Stock), PRIDES (Preferred Redeemable Increased Dividend Equity Securities), SAILS (Stock Appreciation Income Linked Securities), TECONS (Term Convertible Notes), QICS (Quarterly Income Cumulative Securities), and DECS (Dividend Enhanced Convertible Securities). ACES, PEPS, PRIDES, SAILS, TECONS, QICS, and DECS all have the following features: they are issued by the company, the common stock of which will be received in the event the convertible preferred stock is converted; unlike PERCS they do not have a capital appreciation limit; they seek to provide the investor with high current income with some prospect of future capital appreciation; they are typically issued with three- or four-year maturities; they typically have some built-in call protection for the first two to three years; and, upon maturity, they will convert into either cash or a specified number of shares of common stock.
Similarly, there may be enhanced convertible debt obligations issued by the operating company, whose common stock is to be acquired in the event the security is converted, or by a different issuer, such as an investment bank. These securities may be identified by names such as ELKS (Equity Linked Securities) or similar names. Typically they share most of the salient characteristics of an enhanced convertible preferred stock but will be ranked as senior or subordinated debt in the issuer’s corporate structure according to the terms of the debt indenture. There may be additional types of convertible securities not specifically referred to herein, which may be similar to those described above in which the Fund may invest, consistent with its goals and policies.
An investment in an enhanced convertible security or any other security may involve additional risks to the Fund. The Fund may have difficulty disposing of such securities because there may be a thin trading market for a particular security at any given time. Reduced liquidity may have an adverse impact on market price and the Fund’s ability to dispose of particular securities, when necessary, to meet the Fund’s liquidity needs or in response to a specific economic event, such as the deterioration in the creditworthiness of an issuer. Reduced liquidity in the secondary market for certain securities may also make it more difficult for the Fund to obtain market quotations based on actual trades for purposes of valuing the Fund’s portfolio. The Fund may hold up to 15% of its respective portfolio in illiquid securities.
The Fund may also invest in zero coupon convertible securities. Zero coupon convertible securities are debt securities which are issued at a discount to their face amount and do not entitle the holder to any periodic payments of interest prior to maturity. Rather, interest earned on zero coupon convertible securities accretes at a stated yield until the security reaches its face amount at maturity. Zero coupon convertible securities are convertible into a specific number of shares of the issuer’s common stock. In addition, zero coupon convertible securities usually have put features that provide the holder with the opportunity to sell the securities back to the issuer at a stated price before maturity. Generally, the prices of zero coupon convertible securities may be more sensitive to market interest rate fluctuations than conventional convertible securities. For more information about zero coupon securities generally, see “Zero Coupon Securities, Step-Coupon Securities, Pay-In-Kind Bonds (“PIK Bonds”) and Deferred Payment Securities” below.
Current federal income tax law requires the holder of zero coupon securities to accrue income with respect to these securities prior to the receipt of cash payments. Accordingly, to avoid liability for federal income and excise taxes, the Fund may be required to distribute income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements.
Contingent Convertible Securities. A contingent convertible security (“CoCo”) is a hybrid debt security typically issued by a non-U.S. bank that, upon the occurrence of a specified trigger event, may be (i) convertible into equity securities of the issuer at a predetermined share price; or (ii) written down in liquidation value. Trigger events are identified in the document’s requirements. CoCos are designed to behave like bonds in times of economic health yet absorb losses when the trigger event occurs.
With respect to CoCos that provide for conversion of the CoCo into common shares of the issuer in the event of a trigger event, the conversion would deepen the subordination of the investor, subjecting the Fund to a greater risk of loss in the event of bankruptcy. In addition, because the common stock of the issuer may not pay a dividend, investors in such instruments could experience reduced yields (or no yields at all). With respect to CoCos that provide for the write-down in liquidation value of the CoCo in the event of a trigger event, it is possible that the liquidation value of the CoCo may be adjusted downward to below the original par value or written off entirely under certain circumstances. For instance, if losses have eroded the issuer’s capital levels below a specified threshold, the liquidation value of the CoCo may be reduced in whole or in part. The write-down of the CoCo’s par value may occur automatically and would not entitle holders to institute bankruptcy
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proceedings against the issuer. In addition, an automatic write-down could result in a reduced income rate if the dividend or interest payment associated with the CoCo is based on par value. Coupon payments on CoCos may be discretionary and may be canceled by the issuer for any reason or may be subject to approval by the issuer’s regulator and may be suspended in the event there are insufficient distributable reserves.
CoCos are subject to the credit, interest rate, high yield securities, foreign securities and market risks associated with bonds and equity securities, and to the risks specified to convertible securities in general. They are also subject to other specific risks. CoCos typically are structurally subordinated to traditional convertible bonds in the issuer’s capital structure, which increases the risk that the Fund may experience a loss. In certain scenarios, investors in CoCos may suffer a loss of capital ahead of equity holders or when equity holders do not. CoCos are generally speculative and the prices of CoCos may be volatile. There is no guarantee that the Fund will receive return of principal on CoCos.
Publicly Traded Limited Partnerships and Limited Liability Companies
Entities such as limited partnerships, limited liability companies, business trusts and companies organized outside the United States may issue securities comparable to common or preferred stock. The Fund may invest in interests in limited liability companies, as well as publicly traded limited partnerships (limited partnership interests or units), which represent equity interests in the assets and earnings of the company's or partnership’s trade or business. Unlike common stock in a corporation, limited partnership interests have limited or no voting rights. However, many of the risks of investing in common stocks are still applicable to investments in limited partnership interests. In addition, limited partnership interests are subject to risks not present in common stock. For example, income derived from a limited partnership deemed not to be a “qualified publicly traded partnership” will be treated as “qualifying income” under the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized directly by the Fund. See, “Other Tax Consequences” below. Also, since publicly traded limited partnerships and limited liability companies are a less common form of organizational structure than corporations, their units may be less liquid than publicly traded common stock. Also, because of the difference in organizational structure, the fair value of limited liability company or limited partnership units in the Fund’s portfolio may be based either upon the current market price of such units, or if there is no current market price, upon the pro rata value of the underlying assets of the company or partnership. Limited partnership units also have the risk that the limited partnership might, under certain circumstances, be treated as a general partnership giving rise to broader liability exposure to the limited partners for activities of the partnership. Further, the general partners of a limited partnership may be able to significantly change the business or asset structure of a limited partnership without the limited partners having any ability to disapprove any such changes. In certain limited partnerships, limited partners may also be required to return distributions previously made in the event that excess distributions have been made by the partnership, or in the event that the general partners, or their affiliates, are entitled to indemnification.
Real Estate Investment Trusts
Although the Fund will not invest in real estate directly, the Fund may invest in securities of real estate investment trusts (“REITs”) and other real estate industry companies or companies with substantial real estate investments and, as a result, the Fund may be subject to certain risks associated with direct ownership of real estate and with the real estate industry in general. These risks include, among others: possible declines in the value of real estate; possible lack of availability of mortgage funds; extended vacancies of properties; risks related to general and local economic conditions; overbuilding; increases in competition, property taxes and operating expenses; changes in zoning laws; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents; and changes in interest rates.
REITs are pooled investment vehicles which invest primarily in income-producing real estate or real estate-related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. Hybrid REITs combine the investment strategies of equity REITs and mortgage REITs. REITs are not taxed on income distributed to shareholders provided they comply with several requirements of the Internal Revenue Code. The Fund pays the fees and expenses of the REITs, which, ultimately, are paid by the Fund’s shareholders.
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Repurchase Agreements
In connection with the purchase by the Fund of a repurchase agreement from member banks of the Federal Reserve System or certain non-bank dealers, the Fund’s custodian, or a sub-custodian, will have custody of, and will earmark or segregate securities acquired by the Fund under such repurchase agreement. Repurchase agreements are contracts under which the buyer of a security simultaneously commits to resell the security to the seller at an agreed-upon price and date. Any portion of a repurchase agreement that is not collateralized fully is considered by the staff of the SEC to be a loan by the Fund. To the extent that a repurchase agreement is not collateralized fully, the Fund will include any collateral that the Fund receives in calculating the Fund’s total assets in determining whether the Fund has loaned more than one-third of its assets. Repurchase agreements may be entered into with respect to securities of the type in which the Fund may invest or government securities regardless of their remaining maturities, and will require that additional securities be deposited as collateral if the value of the securities purchased should decrease below resale price. Repurchase agreements involve certain risks in the event of default or insolvency by the other party, including possible delays or restrictions upon the Fund’s ability to dispose of the underlying securities, the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert its rights to them, the risk of incurring expenses associated with asserting those rights and the risk of losing all or part of the income from the repurchase agreement. The Fund’s portfolio management reviews the creditworthiness of those banks and other recognized financial institutions with which the Fund enters into repurchase agreements to evaluate these risks.
Restricted, Non-Publicly Traded and Illiquid Securities
The Fund may not invest more than 15% of its net assets, in the aggregate, in illiquid securities, including repurchase agreements which have a maturity of longer than seven days, time deposits maturing in more than seven days and securities that are illiquid because of the absence of a readily available market or legal or contractual restrictions on resale or other factors limiting the marketability of the security. Repurchase agreements subject to demand are deemed to have a maturity equal to the notice period.
Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. In addition, a security is illiquid if it cannot be disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Unless subsequently registered for sale, these securities only can be sold in privately negotiated transactions or pursuant to an exemption from registration. The Fund typically does not hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities, and the Fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. The Fund might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.
A large institutional market exists for certain securities that are not registered under the Securities Act including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer’s ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.
The SEC has adopted Rule 144A which allows for a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A establishes a “safe harbor” from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers.
Any such restricted securities will be considered to be illiquid for purposes of the Fund’s limitations on investments in illiquid securities unless, pursuant to procedures adopted by the Board of Trustees, the Fund’s subadviser(s) has determined such securities to be liquid because such securities are eligible for resale pursuant to Rule 144A and are readily saleable, or if such securities may be readily saleable in foreign markets. To the extent that qualified institutional buyers may become uninterested in purchasing Rule 144A securities, the Fund’s level of illiquidity may increase.
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The Fund may sell OTC options and, in connection therewith, earmark or segregate assets to cover its obligations with respect to OTC options written by the Fund. The assets used as cover for OTC options written by the Fund will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the Fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.
The Fund’s subadviser(s) will monitor the liquidity of restricted securities in the portion of the Fund it manages. In reaching liquidity decisions, the following factors are considered: (1) the unregistered nature of the security; (2) the frequency of trades and quotes for the security; (3) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (4) dealer undertakings to make a market in the security and (5) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).
Pursuant to Rule 22e-4 under the 1940 Act, the Fund assesses, manages, and periodically reviews its liquidity risk.
Private Placement Commercial Paper. Commercial paper eligible for resale under Section 4(2) of the Securities Act (“Section 4(2) paper”) is offered only to accredited investors. Rule 506 of Regulation D in the Securities Act lists investment companies as an accredited investor.
Section 4(2) paper not eligible for resale under Rule 144A under the Securities Act shall be deemed liquid if (1) the Section 4(2) paper is not traded flat or in default as to principal and interest; (2) the Section 4(2) paper is rated in one of the two highest rating categories by at least two NRSROs, or if only one NRSRO rates the security, it is rated in one of the two highest categories by that NRSRO; and (3) the Fund’s subadviser(s) believes that, based on the trading markets for such security, such security can be disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
Reverse Repurchase Agreements
The Fund may engage in reverse repurchase agreements to facilitate portfolio liquidity, a practice common in the mutual fund industry. In a reverse repurchase agreement, the Fund would sell a security and enter into an agreement to repurchase the security at a specified future date and price. The Fund generally retains the right to interest and principal payments on the security. Since the Fund receives cash upon entering into a reverse repurchase agreement, it may be considered a borrowing under the 1940 Act (see “Borrowing”). When required by guidelines of the SEC, the Fund will segregate or earmark permissible liquid assets to secure its obligations to repurchase the security. At the time the Fund enters into a reverse repurchase agreement, it will establish and maintain segregated or earmarked liquid assets with an approved custodian having a value not less than the repurchase price (including accrued interest). The segregated or earmarked liquid assets will be marked-to-market daily and additional assets will be segregated or earmarked on any day in which the assets fall below the repurchase price (plus accrued interest). The Fund’s liquidity and ability to manage its assets might be affected when it sets aside cash or portfolio securities to cover such commitments. Reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale may decline below the price of the securities the Fund has sold but is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such determination.
Securities of Investment Companies
As permitted by the 1940 Act, the Fund generally may invest up to 10% of its total assets, calculated at the time of investment, in the securities of other open-end or closed-end investment companies. No more than 5% of the Fund’s total assets may be invested in the securities of any one investment company nor may it acquire more than 3% of the voting securities of any other investment company. Notwithstanding these restrictions, the Fund may invest any amount, pursuant to Rule 12d1-1 of the 1940 Act, in affiliated or unaffiliated investment companies that hold themselves out as “money market funds” and which operate in accordance with Rule 2a-7 of the 1940 Act. The Fund indirectly will bear its proportionate share of any management fees paid by an investment company in which it invests in addition to the advisory fee paid by the Fund.
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Some of the countries in which the Fund may invest may not permit direct investment by outside investors. Investments in such countries may only be permitted through foreign government-approved or government-authorized investment vehicles, which may include other investment companies.
Exchange-Traded Funds. The Fund may invest in exchange-traded funds (“ETFs”). ETFs are regulated as registered investment companies under the 1940 Act. Many ETFs acquire and hold securities of all of the companies or other issuers, or a representative sampling of companies or other issuers, that are components of a particular index. Such ETFs typically are intended to provide investment results that, before expenses, generally correspond to the price and yield performance of the corresponding market index, and the value of their shares should, under normal circumstances, closely track the value of the index’s underlying component securities. Because an ETF has operating expenses and transaction costs, while a market index does not, ETFs that track particular indices typically will be unable to match the performance of the index exactly. ETF shares may be purchased and sold in the secondary trading market on a securities exchange, in lots of any size, at any time during the trading day. More recently, actively managed ETFs have been created that are managed similarly to other investment companies.
The shares of an ETF may be assembled in a block known as a creation unit and redeemed in-kind for a portfolio of the underlying securities (based on the ETF’s net asset value) together with a cash payment generally equal to accumulated dividends as of the date of redemption. Conversely, a creation unit may be purchased from the ETF by depositing a specified portfolio of the ETF’s underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit. ETF shares, as opposed to creation units, are generally purchased and sold by smaller investors in a secondary market on a securities exchange. ETF shares can be traded in lots of any size, at any time during the trading day. Although the Fund, like most other investors in ETFs, intends to purchase and sell ETF shares primarily in the secondary trading market, the Fund may redeem creation units for the underlying securities (and any applicable cash), and may assemble a portfolio of the underlying securities and use it (and any required cash) to purchase creation units, if the Fund’s subadviser(s) believes it is in the Fund’s best interest to do so.
An investment in an ETF is subject to all of the risks of investing in the securities held by the ETF and has the same risks as investing in a closed-end fund. In addition, because of the ability of large market participants to arbitrage price differences by purchasing or redeeming creation units, the difference between the market value and the net asset value of ETF shares should in most cases be small. An ETF may be terminated and need to liquidate its portfolio securities at a time when the prices for those securities are falling.
Short Selling of Securities
The Fund may engage in short selling of securities. In a short sale of securities, the Fund sells stock which it does not own, making delivery with securities “borrowed” from a broker. The Fund is then obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. This price may or may not be less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to pay the lender any dividends or interest which accrue during the period of the loan. In order to borrow the security, the Fund may also have to pay a premium and/or interest which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. In addition, the broker may require the deposit of collateral (generally, up to 50% of the value of the securities sold short).
The Fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the security declines in price between those two dates. The amount of any gain will be decreased and the amount of any loss will be increased by any premium or interest the Fund may be required to pay in connection with the short sale. When a cash dividend is declared on a security for which the Fund has a short position, the Fund incurs the obligation to pay an amount equal to that dividend to the lender of the shorted security. However, any such dividend on a security sold short generally reduces the market value of the shorted security, thus increasing the Fund’s unrealized gain or reducing the Fund’s unrealized loss on its short-sale transaction. Whether the Fund will be successful in utilizing a short sale will depend, in part, on its subadviser’s ability to correctly predict whether the price of a security it borrows to sell short will decrease.
In a short sale, the seller does not immediately deliver the securities sold and is said to have a short position in those securities until delivery occurs. The Fund must segregate or earmark an amount of cash or other liquid assets equal to the difference between (a) the market value of securities sold short at the time that they were sold short and (b) the value of the
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collateral deposited with the broker to meet margin requirements in connection with the short sale (not including the proceeds from the short sale). While the short position is open, the Fund must maintain on a daily basis segregated or earmarked liquid assets at such a level that the amount segregated or earmarked plus the amount of collateral deposited with the broker as margin equals the current market value of the securities sold short.
The Fund also may engage in short sales if at the time of the short sale the Fund owns or has the right to obtain without additional cost an equal amount of the security being sold short. This investment technique is known as a short sale “against the box.” The Fund does not intend to engage in short sales against the box for investment purposes. The Fund may, however, make a short sale as a hedge, when it believes that the price of a security may decline, causing a decline in the value of a security owned by the Fund (or a security convertible or exchangeable for such security), or when the Fund wants to sell the security at an attractive current price. In such case, any future losses in the Fund’s long position should be offset by a gain in the short position and, conversely, any gain in the long position should be reduced by a loss in the short position. The extent to which such gains or losses are reduced will depend upon the amount of the security sold short relative to the amount the Fund owns. There will be certain additional transaction costs associated with short sales against the box. For tax purposes, if the Fund enters into a short sale “against the box,” it may be treated as having made a constructive sale of an “appreciated financial position” causing the Fund to realize a gain (but not a loss).
Short-Term Instruments
The Fund may invest in short-term instruments, including money market instruments. Short-term instruments may include the following types of instruments:
•shares of money market mutual funds, including those that may be advised by the Fund’s portfolio management;
•obligations issued or guaranteed as to interest and principal by the U.S. government, its agencies, or instrumentalities, or any federally chartered corporation;
•obligations of sovereign foreign governments, their agencies, instrumentalities and political subdivisions;
•obligations of municipalities and states, their agencies and political subdivisions;
•high-quality asset-backed commercial paper;
•repurchase agreements;
•bank or savings and loan obligations;
•high-quality commercial paper (including asset-backed commercial paper), which are short-term unsecured promissory notes issued by corporations in order to finance their current operations. It also may be issued by foreign issuers, such as foreign governments, states and municipalities;
•high-quality bank loan participation agreements representing obligations of corporations having a high-quality short-term rating, at the date of investment, and under which the Fund will look to the creditworthiness of the lender bank, which is obligated to make payments of principal and interest on the loan, as well as to creditworthiness of the borrower;
•high-quality short-term corporate obligations;
•certain variable-rate and floating-rate securities with maturities longer than 397 days, but which are subject to interest rate resetting provisions and demand features within 397 days;
•extendable commercial notes, which differ from traditional commercial paper because the issuer can extend the maturity of the note up to 397 days with the option to call the note any time during the extension period. Because extension will occur when the issuer does not have other viable options for lending, these notes may be considered illiquid, particularly during the extension period; and
•unrated short-term debt obligations that are determined by the Fund’s portfolio management to be of comparable quality to the securities described above.
Bank Obligations. Bank obligations include certificates of deposit, bankers’ acceptances and fixed time deposits. A certificate of deposit is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers’ acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. The borrower is liable for payment as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of U.S. banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Although fixed time deposits do not have a market, there are no contractual restrictions on the right to transfer a beneficial interest in the deposit to a third party.
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Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation. Bank obligations may be issued by domestic banks (including their branches located outside the United States), domestic and foreign branches of foreign banks and savings and loan associations.
Eurodollar and Yankee Obligations. Eurodollar bank obligations are dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks.
Eurodollar and Yankee bank obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent, Yankee) bank obligations are subject to certain sovereign risks and other risks associated with foreign investments. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from flowing across their borders. Other risks include: adverse political and economic developments; the extent and quality of government regulation of financial markets and institutions; the imposition of foreign withholding taxes, and the expropriation or nationalization of foreign issues. However, Eurodollar and Yankee bank obligations held in the Fund will undergo the same credit analysis as domestic issuers in which the Fund invests, and will have at least the same financial strength as the domestic issuers approved for the Fund.
Small- and Medium-Cap Companies and Emerging Growth Stocks
The Fund may invest in small- and medium-cap companies and emerging growth stocks. Investing in securities of small-sized companies, including micro-capitalization companies and emerging growth companies, may involve greater risks than investing in the stocks of larger, more established companies, including possible risk of loss. Also, because these securities may have limited marketability, their prices may be more volatile than securities of larger, more established companies or the market averages in general. Because small-sized, medium-cap and emerging growth companies normally have fewer shares outstanding than larger companies, it may be more difficult for the Fund to buy or sell significant numbers of such shares without an unfavorable impact on prevailing prices. Small-sized and emerging growth companies may have limited product lines, markets or financial resources and may lack management depth. In addition, small-sized, medium-cap and emerging growth companies are typically subject to wider variations in earnings and business prospects than are larger, more established companies. There is typically less publicly available information concerning small-sized, medium-cap and emerging growth companies than for larger, more established ones.
Temporary Investments
Generally, the Fund will be fully invested in accordance with its investment objective and strategies. However, pending investment of cash balances, in anticipation of redemptions or for other cash management purposes, or if a Fund’s subadviser believes that business, economic, political or financial conditions warrant, the Fund may invest without limit in high-quality fixed-income securities, cash or money market cash equivalents, as described herein and, subject to the limits of the 1940 Act, shares of other investment companies that invest in securities in which the Fund may invest. Should this occur, the Fund will not be pursuing its investment objective and may miss potential market upswings. See also “Short-Term Instruments.”
U.S. Treasury Securities
Each of the Funds may invest in a variety of securities which are issued or guaranteed as to the payment of principal and interest by the U.S. government (including U.S. Treasury securities), and by various agencies or instrumentalities which have been established or sponsored by the U.S. government. Each of the Funds also may invest in U.S. Treasury securities.
U.S. Treasury securities are backed by the “full faith and credit” of the United States. Securities issued or guaranteed by federal agencies and U.S. government-sponsored instrumentalities may or may not be backed by the full faith and credit of the United States. In the case of securities not backed by the full faith and credit of the United States, investors in such securities look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment. Agencies which are backed by the full faith and credit of the United States include the Export-Import Bank of the United States, Farmers Home Administration, Federal Financing Bank, and others. Certain agencies and instrumentalities, such as the Government National Mortgage Association (“GNMA”), are, in effect, backed by the full faith and credit of the United States through provisions in their charters that they may make “indefinite and unlimited” drawings
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on the U.S. Treasury if needed to service their debt. Debt from certain other agencies and instrumentalities, including the Federal Home Loan Banks and Federal National Mortgage Association (“FNMA”), are not guaranteed by the United States, but those institutions are protected by the discretionary authority for the U.S. Treasury to purchase certain amounts of their securities to assist the institutions in meeting their debt obligations. Finally, other agencies and instrumentalities, such as the Farm Credit System and the Federal Home Loan Mortgage Corporation (“FHLMC”), are federally chartered institutions under U.S. government supervision, but their debt securities are backed only by the creditworthiness of those institutions, not the U.S. government.
Some of the U.S. government agencies that issue or guarantee securities include the Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, Maritime Administration, Small Business Administration, and the Tennessee Valley Authority.
An instrumentality of a U.S. government agency is a government agency organized under Federal charter with government supervision. Instrumentalities issuing or guaranteeing securities include, among others, Federal Home Loan Banks, the Federal Land Banks, Central Bank for Cooperatives, Federal Intermediate Credit Banks and FNMA.
The maturities of such securities usually range from three months to 30 years. While such securities may be guaranteed as to principal and interest by the U.S. government or its instrumentalities, their market values may fluctuate and are not guaranteed, which may, along with the other securities in the Fund’s portfolio, cause the Fund’s daily net asset value to fluctuate.
The Federal Reserve creates STRIPS (Separate Trading of Registered Interest and Principal of Securities) by separating the coupon payments and the principal payment from an outstanding Treasury security and selling them as individual securities. To the extent the Fund purchases the principal portion of STRIPS, the Fund will not receive regular interest payments. Instead STRIPS are sold at a deep discount from their face value. Because the principal portion of the STRIPS does not pay current income, its price can be volatile when interest rates change. In calculating its dividend, the Fund takes into account as income a portion of the difference between the principal portion of the STRIPS’ purchase price and its face value.
In September 2008, the U.S. Treasury Department and the Federal Housing Finance Administration (“FHFA”) placed FNMA and FHLMC into a conservatorship under FHFA. As conservator, the FHFA assumed all the powers of the shareholders, directors, and officers, with the goal of preserving and conserving the assets and property of FNMA and FHLMC. However, FNMA and FHLMC continue to operate legally as business corporations and FHFA has delegated to the Chief Executive Officers and Boards of Directors responsibility for much of the day-to-day operations of the companies. FNMA and FHLMC must follow the laws and regulations governing financial disclosure, including SEC requirements. The long-term effect that this conservatorship will have on these companies’ debt and equity securities is unclear.
Inflation-Protected Bonds. Treasury Inflation-Protected Securities (“TIPS”) are fixed-income securities issued by the U.S. Treasury whose principal value is periodically adjusted according to the rate of inflation. The U.S. Treasury uses a structure that accrues inflation into the principal value of the bond. Inflation-indexed securities issued by the U.S. Treasury have maturities of five, 10 or 30 years, although it is possible that securities with other maturities will be issued in the future. TIPS bonds typically pay interest on a semiannual basis, equal to a fixed percentage of the inflation-adjusted amount.
If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed and will fluctuate. The Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds. While these securities are expected to be protected from long-term
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inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
Investors in an inflation-indexed mutual fund who do not reinvest the portion of the income distribution that is attributable to inflation adjustments will not maintain the purchasing power of the investment over the long term. This is because interest earned depends on the amount of principal invested, and that principal will not grow with inflation if the investor fails to reinvest the principal adjustment paid out as part of a fund’s income distributions.
While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed securities issued by a foreign government generally are adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.
Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Warrants and Rights
The Fund may invest in or hold warrants and rights. Warrants are securities giving the holder the right, but not the obligation, to buy the stock of an issuer at a given price (generally higher than the value of the stock at the time of issuance), on a specified date, during a specified period, or perpetually. Rights are similar to warrants, but normally have a shorter duration. Warrants and rights may be acquired separately or in connection with the acquisition of securities. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities, and a warrant or right ceases to have value if it is not exercised prior to its expiration date.
Portfolio Turnover
The portfolio turnover rate for the Fund is calculated by dividing the lesser of purchases and sales of portfolio securities for the year by the monthly average value of the portfolio securities, excluding securities whose maturities at the time of purchase were one year or less. High portfolio turnover rates generally will result in higher brokerage expenses, and may increase the volatility of the Fund. The table below shows any significant variation in the Fund's portfolio turnover rate for the fiscal years ended December 31, 2020 and 2019, or any anticipated variation in the portfolio turnover rate from that reported for the last fiscal year:
Fund	For the Fiscal Year Ended December 31, 2020	For the Fiscal Year Ended December 31, 2019
NVIT U.S. 130/30 Equity Fund[1]	74.26%	34.72%
1 The portfolio managers for the Fund are not limited by portfolio turnover in their management style, and the Fund’s portfolio turnover will fluctuate based on particular market conditions and stock valuations. In the fiscal year ended December 31, 2020, the portfolio managers made more changes than they deemed necessary during fiscal year ended December 31, 2019.
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Investment Restrictions
The following are fundamental investment restrictions for the Fund which cannot be changed without the vote of the majority of the outstanding shares of the Fund for which a change is proposed. The vote of the majority of the outstanding securities means the vote of (i) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (ii) a majority of the outstanding voting securities, whichever is less.
The Fund:
•May not lend any security or make any other loan except that the Fund may, in accordance with its investment objective and policies, (i) lend portfolio securities, (ii) purchase and hold debt securities or other debt instruments, including but not limited to loan participations and subparticipations, assignments, and structured securities, (iii) make loans secured by mortgages on real property, (iv) enter into repurchase agreements, and (v) make time deposits with financial institutions and invest in instruments issued by financial institutions, and enter into any other lending arrangement as and to the extent permitted by the 1940 Act or any rule, order or interpretation thereunder.
•May not purchase or sell real estate, except that the Fund may (i) acquire real estate through ownership of securities or instruments and sell any real estate acquired thereby, (ii) purchase or sell instruments secured by real estate (including interests therein), and (iii) purchase or sell securities issued by entities or investment vehicles that own or deal in real estate (including interests therein).
•May not borrow money or issue senior securities, except that the Fund may enter into reverse repurchase agreements and may otherwise borrow money and issue senior securities as and to the extent permitted by the 1940 Act or any rule, order or interpretation thereunder.
•May not purchase or sell commodities or commodities contracts, except to the extent disclosed in the current Prospectus or SAI of the Fund.
•May not act as an underwriter of another issuer’s securities, except to the extent that the Fund may be deemed an underwriter within the meaning of the Securities Act in connection with the purchase and sale of portfolio securities.
•May not purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the Fund’s total assets would be invested in such issuer or the Fund would hold more than 10% of the outstanding voting securities of the issuer, except that 25% or less of the Fund’s total assets may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities.
•May not purchase the securities of any issuer if, as a result, more than 25% (taken at current value) of the Fund’s total assets would be invested in the securities of issuers, the principal activities of which are in the same industry. This limitation does not apply to securities issued by the U.S. government or its agencies or instrumentalities.
The following are the non-fundamental operating policies of the Fund, which may be changed by the Board of Trustees without shareholder approval:
The Fund may not:
•Sell securities short unless it covers such short sales or segregates or earmarks liquid assets as required by the current rules and positions of the SEC or its staff, and provided that short positions in forward currency contracts, options, futures contracts, options on futures contracts, or other derivative instruments are not deemed to constitute selling securities short.
•Purchase securities on margin, except that the Fund may use margin to the extent necessary to engage in short sales of securities and to obtain such short-term credits as are necessary for the clearance of transactions; and provided that margin deposits in connection with options, futures contracts, options on futures contracts, and transactions in currencies or other derivative instruments shall not constitute purchasing securities on margin.
•Purchase or otherwise acquire any security if, as a result, more than 15% of its net assets would be invested in securities that are illiquid. If any percentage restriction or requirement described above is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in net asset value will not constitute a violation of such restriction or requirement. However, should a change in net asset value or other external events cause the Fund’s investments in illiquid securities, including repurchase agreements with maturities in excess of seven days, to exceed the limit set forth above for the Fund’s investment in illiquid securities, the Fund will act to cause the aggregate amount of
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such securities to come within such limit as soon as is reasonably practicable. In such an event, however, the Fund would not be required to liquidate any portfolio securities where the Fund would suffer a loss on the sale of such securities.
•Pledge, mortgage or hypothecate any assets owned by the Fund except as may be necessary in connection with permissible borrowings or investments and then such pledging, mortgaging or hypothecating may not exceed 33 1∕3% of the Fund’s total assets.
•Purchase securities of other investment companies except in connection with a merger, consolidation, acquisition, reorganization or offer of exchange, or as otherwise permitted under the 1940 Act.
Internal Revenue Code Restrictions
In addition to the investment restrictions above, the Fund must be diversified according to Internal Revenue Code requirements. Specifically, at the close of each quarter of the Fund’s tax year: (1) at least 50% of the value of the Fund’s assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of the Fund’s total assets in securities of an issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer); and (2) no more than 25% of the value of the Fund’s total assets may be invested in the securities of any one issuer (other than U.S. government securities or securities of other regulated investment companies), or of two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses, or, in the securities of one or more qualified publicly traded partnerships (“QPTPs”).
Also, there are four requirements imposed on the Fund under Subchapter L of the Internal Revenue Code because it is used as an investment option funding variable insurance products.
(1)
The Fund may invest no more than 55% of its total assets in one issuer (including securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities);
(2)
The Fund may invest no more than 70% of its total assets in two issuers (including securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities);
(3)
The Fund may invest no more than 80% of its total assets in three issuers (including securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities); and
(4)
The Fund may invest no more than 90% of its total assets in four issuers (including securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities).
Each U.S. government agency or instrumentality shall be treated as a separate issuer.
Disclosure of Portfolio Holdings
The Board of Trustees has adopted policies and procedures regarding the disclosure of portfolio holdings information to protect the interests of Fund shareholders and to address potential conflicts of interest that could arise between the interests of Fund shareholders and the interests of the Fund's investment adviser, principal underwriter or affiliated persons of the Fund's investment adviser or principal underwriter. The Trust’s overall policy with respect to the release of portfolio holdings is to release such information consistent with applicable legal requirements and the fiduciary duties owed to shareholders. Subject to the limited exceptions described below, the Trust will not make available to anyone non-public information with respect to its portfolio holdings until such time as the information is made available to all shareholders or the general public.
The policies and procedures are applicable to NFA and any subadviser to the Fund. Pursuant to the policy, the Fund, NFA, any subadviser, and any service provider acting on their behalf are obligated to:
•Act in the best interests of Fund shareholders by protecting non-public and potentially material portfolio holdings information;
•Ensure that portfolio holdings information is not provided to a favored group of clients or potential clients; and
•Adopt such safeguards and controls around the release of client information so that no client or group of clients is unfairly disadvantaged as a result of such release.
Portfolio holdings information that is not publicly available will be released selectively only pursuant to the exceptions described below. In most cases, even where an exception applies, the release of portfolio holdings is strictly prohibited until the information is at least 15 calendar days old. Nevertheless, NFA’s Leadership Team or its duly authorized delegate may authorize, where circumstances dictate, the release of more current portfolio holdings information.
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The Fund discloses its complete portfolio holdings information to the SEC using Form N-PORT within 60 days of the end of the third month of the first and third quarters of the Fund's fiscal year and on Form N-CSR on the second and fourth quarters of the Fund's fiscal year. Shareholders receive either complete portfolio holdings information or summaries of Fund portfolio holdings with their annual and semiannual reports.
Exceptions to the portfolio holdings release policy described above can only be authorized by NFA’s Leadership Team or its duly authorized delegate and will be made only when:
•the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public;
•the recipient of the information provides written assurances that the non-public portfolio holdings information will remain confidential and that persons with access to the information will be prohibited from trading based on the information; and
•the release of such information would not otherwise violate the antifraud provisions of the federal securities laws or the Fund's fiduciary duties.
Under this policy, the receipt of compensation by the Fund, NFA, a subadviser, or an affiliate as consideration for disclosing non-public portfolio holdings information will not be deemed a legitimate business purpose.
The Fund has ongoing arrangements to distribute information about the Fund's portfolio holdings to the Fund's third-party service providers described herein (e.g., investment adviser, subadvisers, registered independent public accounting firm, administrator, transfer agent, sub-administrator, sub-transfer agent, custodian and legal counsel) as well as Brown Brothers Harriman & Co.; Wolters Kluwer Financial Services, Inc. (GainsKeeper); SunGard Financial Systems (Wall Street Concepts); Style Research, Inc.; Ernst & Young, LLP; Institutional Shareholder Services, Inc.; Lipper Inc., Morningstar, Inc.; Bloomberg LP; Global Trading Analytics; RiskMetrics Group, Inc.; FactSet Research Systems, Inc.; the Investment Company Institute; ICE Data Pricing & Reference Data LLC; and, on occasion, to transition managers such as BlackRock Institutional Trust Company; Fidelity Capital Markets (a division of National Financial Services, LLC); Capital Institutional Services; State Street Bank and Trust Company; Electra Information Systems; Virtu Americas LLC; or Macquarie Capital (USA) Inc., where such transition manager provides portfolio transition management assistance (e.g., upon change of subadviser, etc.). These organizations are required to keep such information confidential, and are prohibited from trading based on the information or otherwise using the information except as necessary in providing services to the Fund. No compensation or other consideration is received by the Fund, NFA or any other party in connection with each such ongoing arrangement.
NFA conducts periodic reviews of compliance with the policy and the Fund's Chief Compliance Officer provides annually a report to the Board of Trustees regarding the operation of the policy and any material changes recommended as a result of such review. NFA’s compliance staff also will submit annually to the Board of Trustees a list of exceptions granted to the policy, including an explanation of the legitimate business purpose of the Fund that was served as a result of the exception.
Trustees and Officers of the Trust
Management Information
Each Trustee who is deemed an “interested person,” as such term is defined in the 1940 Act, is referred to as an “Interested Trustee.” Those Trustees who are not “interested persons,” as such term is defined in the 1940 Act, are referred to as “Independent Trustees.” The name, year of birth, position and length of time served with the Trust, number of portfolios overseen, principal occupation(s) and other directorships/trusteeships held during the past five years, and additional information related to experience, qualifications, attributes, and skills of each Trustee and Officer are shown below. There are 81 series of the Trust, all of which are overseen by the Board of Trustees and Officers of the Trust. The address for each Trustee and Officer is c/o Nationwide Funds Group, One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215.
Independent Trustees
Paula H. J. Cholmondeley
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
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1947	Trustee since July 2000	130
Principal Occupation(s) During the Past Five Years (or Longer)
Ms. Cholmondeley focuses full time on corporate governance. She sits on public company boards and is also on the faculty of the National Association of Corporate Directors. She has served as a Chief Executive Officer of Sorrel Group
(management consulting company) since January 2004. From April 2000 through December 2003, Ms. Cholmondeley was
Vice President and General Manager of Sappi Fine Paper North America.

Other Directorships held During the Past Five Years[2]
Director of Dentsply International, Inc. (dental products) from 2002 to 2016, Terex Corporation (construction equipment)
from 2004 to present, Bank of the Ozarks from 2016 to present, and Kapstone Paper and Packaging Corporation from 2016 to 2018.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Cholmondeley has significant board and governance experience; significant executive experience, including continuing service as chief executive officer of a management consulting company and past service as an executive of a manufacturing-based public company and past experience as an executive in a private service-based company. Ms.
Cholmondeley is a former certified public accountant and former chief financial officer of both public and private companies.

Lorn C. Davis
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1968	Trustee since January 2021	130
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Davis has been a Managing Partner of College Hill Capital Partners, LLC (private equity) since June 2016. From
September 1998 until May 2016, Mr. Davis originated and managed debt and equity investments for John Hancock Life
Insurance Company (U.S.A.)/Hancock Capital Management, LLC, serving as a Managing Director from September 2003 through May 2016.

Other Directorships held During the Past Five Years[2]
Board Member of Outlook Group Holdings, LLC from July 2006 to May 2016, serving as Chair to the Audit committee and member of the Compensation committee, Board Member of MA Holdings, LLC from November 2006 to October
2015, Board Member of IntegraColor, Ltd. from February 2007 to September 2015, Board Member of The Pine Street Inn
from 2009 to present, currently serving as Treasurer and Chair of the Audit and Finance Committee, and Member of the
Advisory Board (non-fiduciary) of Mearthane Products Corporation from September 2019 to present.

Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Davis has significant board experience; significant past service at a large asset management company and significant experience in the investment management industry. Mr. Davis is a Chartered Financial Analyst and earned a Certificate of
Director Education from the National Association of Corporate Directors in 2008.

Phyllis Kay Dryden
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1947	Trustee since December 2004	130
Principal Occupation(s) During the Past Five Years (or Longer)
Ms. Dryden became President of Energy Dispute Solutions, LLC in December 2012, and since 2016 has acted as CEO, leading a company providing strategy consulting, arbitration, and mediation services. She has been a management consultant since 1996, first as a partner of Mitchell Madison Group (management consulting), then as a managing partner and head of west coast business development for marchFIRST (internet consulting), returning to Mitchell Madison Group in 2003 as an associated partner until January 2010 and thereafter as an independent strategy consultant through December
2012. Ms. Dryden was VP and General Counsel of Lucasfilm, Ltd. from 1981 to 1984, SVP and General Counsel of
Charles Schwab and Co. Inc. from 1984 to 1992, and EVP and General Counsel of Del Monte Foods from 1992 to 1995.
She presently serves as chairman of the board of Mutual Fund Directors Forum.

Other Directorships held During the Past Five Years[2]
Director and Vice-Chair of Smithsonian Institution Environmental Research Board from 2016 to present, and Director of
Smithsonian Institution Libraries Board from 2007 to 2015.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Dryden has significant board experience and significant executive, management consulting, and legal experience, including past service as general counsel for a major financial services firm and a public company.

34

Barbara I. Jacobs
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1950	Trustee since December 2004	130
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. From 1988 through 2003, Ms. Jacobs was a Managing Director and European Portfolio Manager of CREF
Investments (Teachers Insurance and Annuity Association—College Retirement Equities Fund). Ms. Jacobs also served as
Chairman of the Board of Directors of KICAP Network Fund, a European (United Kingdom) hedge fund, from January
2001 through January 2006.

Other Directorships held During the Past Five Years[2] Trustee and Board Chair of Project Lede from 2013 to present.
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Jacobs has significant board experience and significant executive and portfolio management experience in the investment management industry.

Keith F. Karlawish
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1964	Trustee since March 2012; Chairman since January 2021	130
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Karlawish has been a partner of Park Ridge Asset Management, LLC since December 2008, at which he also serves as a portfolio manager. From May 2002 until October 2008, Mr. Karlawish was the President of BB&T Asset Management,
Inc., and was President of the BB&T Mutual Funds and BB&T Variable Insurance Funds from February 2005 until October
2008.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Karlawish has significant board experience, including past service on the boards of BB&T Mutual Funds and BB&T
Variable Insurance Funds; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Carol A. Kosel
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since March 2013	130
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. Ms. Kosel was a consultant to the Evergreen Funds Board of Trustees from October 2005 to December 2007. She was Senior Vice President, Treasurer, and Head of Fund Administration of the Evergreen Funds from April 1997 to October
2005.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Kosel has significant board experience, including past service on the boards of Evergreen Funds and Sun Capital
Advisers Trust; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Douglas F. Kridler
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1955	Trustee since September 1997	130
Principal Occupation(s) During the Past Five Years (or Longer)
Since 2002, Mr. Kridler has served as the President and Chief Executive Officer of The Columbus Foundation, a
$2.5 billion community foundation with 2,000 funds in 55 Ohio counties and 37 states in the U.S.

Other Directorships held During the Past Five Years[2] None
35

Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Kridler has significant board experience; significant executive experience, including service as president and chief executive officer of one of America’s largest community foundations and significant service to his community and the philanthropic field in numerous leadership roles.

David E. Wezdenko
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since January 2021	130
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Wezdenko is a Co-Founder of Blue Leaf Ventures (venture capital firm, founded May 2018). From November 2008 until December 2017, Mr. Wezdenko was Managing Director of JPMorgan Chase & Co.

Other Directorships held During the Past Five Years[2] Board Director of J.P. Morgan Private Placements LLC from January 2010 to December 2017.
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Wezdenko has significant board experience; significant past service at a large asset and wealth management company and significant experience in the investment management industry.

Interested Trustee
M. Diane Koken[3]
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1952	Trustee since April 2019	130
Principal Occupation(s) During the Past Five Years (or Longer)
Self-employed as a legal/regulatory consultant since 2007. Ms. Koken served as Insurance Commissioner of Pennsylvania, for three governors, from 1997–2007, and as the President of the National Association of Insurance Commissioners (NAIC)
from September 2004 to December 2005. Prior to becoming Insurance Commissioner of Pennsylvania, she held multiple legal roles, including vice president, general counsel and corporate secretary of a national life insurance company.

Other Directorships held During the Past Five Years[2]
Director of Nationwide Mutual Insurance Company 2007-present, Director of Nationwide Mutual Fire Insurance Company
2007-present, Director of Nationwide Corporation 2007-present, Director of Capital BlueCross 2011-present, Director of
NORCAL Mutual Insurance Company 2009-present, Director of Medicus Insurance Company 2009-present, Director of
Hershey Trust Company 2015-present, Manager of Milton Hershey School Board of Managers 2015-present, Director and
Chair of Hershey Foundation 2016-present, and Director of The Hershey Company 2017-present.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Koken has significant board experience and significant executive, legal and regulatory experience, including past service as a cabinet-level state insurance commissioner and general counsel of a national life insurance company.

1 Length of time served includes time served with the Trust’s predecessors. The tenure of each Trustee is subject to the Board’s retirement policy, which states that a Trustee shall retire from the Boards of Trustees of the Trusts effective on December 31 of the calendar year during which he or she turns 75 years of age; provided this policy does not apply to a person who became a Trustee prior to September 11, 2019.
2 Directorships held in: (1) any other investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (3) any company subject to the requirements of Section 15(d) of the Exchange Act, which are required to be disclosed in this SAI. In addition, certain other directorships not meeting the aforementioned requirements may be included for certain Trustees such as board positions on non-profit organizations.
3 Ms. Koken is considered an interested person of the Trust because she is a Director of the parent company of, and several affiliates of, the Trust’s investment adviser and distributor.
Officers of the Trust
Michael S. Spangler
Year of Birth	Positions Held with Funds and Length of Time Served[1]
1966	President, Chief Executive Officer and Principal Executive Officer since June 2008
36

Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Spangler is President and Chief Executive Officer of Nationwide Funds Group, which includes NFA, Nationwide Fund
Management LLC and Nationwide Fund Distributors LLC, and is a Senior Vice President of Nationwide Financial
Services, Inc. and Nationwide Mutual Insurance Company.[2]

Brian Hirsch
Year of Birth	Positions Held with Funds and Length of Time Served[1]
1956	Chief Compliance Officer since January 2012; Senior Vice President since December 2015
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Hirsch is Vice President of NFA and Chief Compliance Officer of NFA and the Trust. He is also a Vice President of
Nationwide Mutual Insurance Company.[2]

Stephen R. Rimes
Year of Birth	Positions Held with Funds and Length of Time Served[1]
1970	Secretary, Senior Vice President and General Counsel since December 2019
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Rimes is Vice President, Associate General Counsel and Secretary for Nationwide Funds Group, and Vice President of
Nationwide Mutual Insurance Company.[2] He previously served as Assistant General Counsel for Invesco from 2000-2019.

Lee T. Cummings
Year of Birth	Positions Held with Funds and Length of Time Served[1]
1963	Senior Vice President, Head of Fund Operations since December 2015; Treasurer and Principal Financial Officer since July 2020
Principal Occupation(s) During the Past Five Years (or Longer) Mr. Cummings is Treasurer, Principal Financial
Officer, Senior Vice President and Head of Fund Operations of Nationwide Funds Group, and is a Vice President of
Nationwide Mutual Insurance Company.[2]

Steven D. Pierce
Year of Birth	Positions Held with Funds and Length of Time Served[1]
1965	Senior Vice President, Head of Business and Product Development since March 2020
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Pierce is Senior Vice President, Head of Business and Product Development for Nationwide Funds Group, and is a Vice
President of Nationwide Mutual Insurance Company.[2]

Christopher C. Graham
Year of Birth	Positions Held with Funds and Length of Time Served[1]
1971	Senior Vice President, Head of Investment Strategies, Chief Investment Officer and Portfolio Manager since September 2016
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Graham is Senior Vice President, Head of Investment Strategies and Portfolio Manager for the Nationwide Funds
Group, and is a Vice President of Nationwide Mutual Insurance Company.[2]

1 Length of time served includes time served with the Trust’s predecessors.
2 These positions are held with an affiliated person or principal underwriter of the Fund.
Responsibilities of the Board of Trustees
The Board of Trustees (the “Board”) has oversight responsibility for the conduct of the affairs of the Trust. The Board approves policies and procedures regarding the operation of the Trust, regularly receives and reviews reports from NFA regarding the implementation of such policies and procedures, and elects the Officers of the Trust to perform the daily functions of the Trust. The Chairman of the Board is an Independent Trustee.
Board Leadership Structure
The Board approves financial arrangements and other agreements between the Fund, on the one hand, and NFA, any subadvisers or other affiliated parties, on the other hand. The Independent Trustees meet regularly as a group in executive session and with independent legal counsel. The Board has determined that the efficient conduct of the Board’s affairs makes it desirable to delegate responsibility for certain specific matters to Committees of the Board (“Committees”), as described
37

below. The Committees meet as often as necessary, either in conjunction with regular meetings of the Board or otherwise. The membership and chair of each Committee are appointed by the Board upon recommendation of the Nominating and Fund Governance Committee.
This structure is reviewed by the Board periodically, and the Board believes it to be appropriate and effective. The Board also completes an annual self-assessment during which it reviews its leadership and Committee structure, and considers whether its structure remains appropriate in light of the Fund's current operations.
Each Trustee shall hold office for the lifetime of the Trust or until such Trustee’s earlier death, resignation, removal, retirement, or inability otherwise to serve, or, if sooner than any of such events, until the next meeting of shareholders called for the purpose of electing Trustees or consent of shareholders in lieu thereof for the election of Trustees, and until the election and qualification of his or her successor. The Board may fill any vacancy on the Board provided that, after such appointment, at least two-thirds of the Trustees have been elected by shareholders. Any Trustee may be removed by the Board, with or without cause, by action of a majority of the Trustees then in office, or by a vote of shareholders at any meeting called for that purpose. In addition to conducting an annual self-assessment, the Board completes biennial peer evaluations, which focus on the performance and effectiveness of the individual members of the Board.
The Officers of the Trust are appointed by the Board, or, to the extent permitted by the Trust’s By-laws, by the President of the Trust, and each shall serve at the pleasure of the Board, or, to the extent permitted by the Trust’s By-laws, and except for the Chief Compliance Officer, at the pleasure of the President of the Trust, subject to the rights, if any, of an Officer under any contract of employment. The Trust’s Chief Compliance Officer must be approved by a majority of the Independent Trustees. Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, with or without cause, by the Board at any regular or special meeting of the Board, or, to the extent permitted by the Trust’s By-laws, by the President of the Trust; provided, that only the Board may remove, with or without cause, the Chief Compliance Officer of the Trust.
Board Oversight of Trust Risk
The Board’s role is one of oversight, including oversight of the Fund's risks, rather than active management. The Trustees believe that the Board’s Committee structure enhances the Board’s ability to focus on the oversight of risk as part of its broader oversight of the Fund's affairs. While risk management is the primary responsibility of NFA and the Fund's subadvisers, the Trustees regularly receive reports from NFA, Nationwide Fund Management LLC (“NFM”), and various service providers, including the subadvisers, regarding investment risks and compliance risks. The Committee structure allows separate Committees to focus on different aspects of these risks and their potential impact on some or all of the Funds and to discuss with NFA or the Funds’ subadvisers how they monitor and control such risks. In addition, the Officers of the Fund, all of whom are employees of NFA, including the President and Chief Executive Officer, Chief Financial Officer, Chief Compliance Officer and Chief Operating Officer, report to the Board and to the Chairs of its Committees on a variety of risk-related matters, including the risks inherent in each Officer’s area of responsibility, at regular meetings of the Board and on an ad hoc basis.
The Fund has retained NFA as the Fund's investment adviser and NFM as the Fund's administrator. NFA and NFM are responsible for the day-to-day operations of the Fund. NFA has delegated the day-to-day management of the investment activities of each Fund, with the exception of the Fund-of-Funds, to one or more subadvisers. NFA and NFM are primarily responsible for the Fund's operations and for supervising the services provided to the Fund by each service provider, including risk management services provided by the Fund's subadvisers, if any. The Board also meets periodically with the Trust’s Chief Compliance Officer to receive reports regarding the compliance of each Fund with the federal securities laws and the Fund’s internal compliance policies and procedures. The Board also reviews the Chief Compliance Officer’s annual report, including the Chief Compliance Officer’s compliance risk assessments for the Fund. The Board meets periodically with the portfolio managers of the Fund to receive reports regarding the management of the Fund, including the Fund’s investment risks.
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Committees of the Board
The Board has three standing committees: Audit and Operations Committee, Nominating and Fund Governance Committee, and Investment Committee. The function of each Committee is oversight. In addition, each Committee may from time to time delegate certain of its functions to an ad hoc committee comprised of members of the Board that will report to the Committee or the Board with its recommendations, as determined at the time of such delegation.
The purposes of the Audit and Operations Committee are to: (a) oversee the Trust's accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain of its service providers; it is the intention of the Board that it is management’s responsibility to maintain appropriate systems for accounting and internal control, and the independent auditors’ responsibility to plan and carry out a proper audit–the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Trust’s shareholders; (b) oversee the quality and integrity of the Trust's financial statements and the independent audit thereof, including periodic review of the performance of the independent auditors; (c) ascertain the independence of the Trust's independent auditors; (d) act as a liaison between the Trust's independent auditors and the Board; (e) approve the engagement of the Trust's independent auditors; (f) meet and consider the reports of the Trust's independent auditors; (g) oversee the Trust’s written policies and procedures adopted under Rule 38a-1 of the 1940 Act and oversee the appointment and performance of the Trust’s designated Chief Compliance Officer; (h) review information provided to the Committee regarding SEC examinations of the Trust and its service providers; (i) to review and oversee the actions of the principal underwriter and investment advisers with respect to distribution of the Funds’ shares including the operation of the Trust’s 12b-1 Plans and Administrative Services Plans; (j) review and evaluate the transfer agency services, administrative services, custody services, and such other services as may be assigned from time to time to the Committee by the Board; (k) assist the Board in the design and oversight of the process for reviewing and evaluating payments made from the assets of any of the Funds to financial intermediaries for sub-transfer agency services, shareholder services, administrative services, and similar services; (l) assist the board in its oversight and evaluation of policies, procedures, and activities of the Trust and of service providers to the Trust relating to cybersecurity and data security; (m) review and evaluate the services received by the Trust in respect of, and the Trust’s contractual arrangements relating to, securities lending services; (n) assist the Board in its review, consideration and oversight of any credit facilities entered into for the benefit of the Trust or any of the Funds and the use thereof by the Funds, including any interfund lending facility; (o) assist the Board in its review and consideration of insurance coverages to be obtained by or for the benefit of the Trust or the Trustees of the Trust; and (p) undertake such other responsibilities as may be delegated to the Committee by the Board. The Audit Committee (the predecessor to the Audit and Operations Committee) met five times during the past fiscal year, and currently consists of the following Trustees: Ms. Dryden, Mr. Karlawish, Ms. Kosel (Chair) and Mr. Wezdenko, each of whom is not an interested person of the Trust, as defined in the 1940 Act.
The purposes of the Nominating and Fund Governance Committee are to: (a) assist the Board in its review and oversight of governance matters; (b) assist the Board with the selection and nomination of candidates to serve on the Board; (c) oversee legal counsel; (d) assist the Board in its review and oversight of shareholder communications to the Board; and (e) undertake such other responsibilities as may be delegated to the Committee by the Board. The Nominating and Fund Governance Committee met four times during the past fiscal year, and currently consists of all the Independent Trustees.
The Nominating and Fund Governance Committee has adopted procedures regarding its review of recommendations for trustee nominees, including those recommendations presented by shareholders. When considering whether to add additional or substitute trustees to the Board, the Trustees shall take into account any proposals for candidates that are properly submitted to the Trust's Secretary. Shareholders wishing to present one or more candidates for trustee for consideration may do so by submitting a signed written request to the Trust's Secretary at Attn: Secretary, Nationwide Variable Insurance Trust, One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215, which includes the following information: (i) name and address of the shareholder and, if applicable, name of broker or record holder; (ii) number of shares owned; (iii) name of Fund(s) in which shares are owned; (iv) whether the proposed candidate(s) consent to being identified in any proxy statement utilized in connection with the election of Trustees; (v) the name, background information, and qualifications of the proposed candidate(s); and (vi) a representation that the candidate or candidates are willing to provide additional information about themselves, including assurances as to their independence.
The purposes of the Investment Committee are to: (a) assist the Board in its review and oversight of the Funds’ performance; (b) assist the Board in the design and oversight of the process for the renewal and amendment of the Funds' investment advisory and subadvisory contracts subject to the requirements of Section 15 of the 1940 Act; (c) assist the Board in its oversight of a liquidity risk management program for the Funds pursuant to Rule 22e-4 under the 1940 Act; (d) assist
39

the Board in its review and oversight of the valuation of the Trust’s portfolio assets; (e) assist the Board with its review and oversight of the implementation and operation of the Trust’s various policies and procedures relating to money market funds under Rule 2a-7 under the 1940 Act; (f) review and oversee the investment advisers’ brokerage practices, including the use of “soft dollars”; (g) assist the Board with its review and oversight of the implementation and operation of the Trust’s various policies and procedures relating to transactions involving affiliated persons of a Trust, or affiliated persons of such affiliated persons; (h) assist the Board in its review and oversight of proxy voting by the series of the Trust; and (i) undertake such other responsibilities as may be delegated to the Committee by the Board. The Investment Committee met five times during the past fiscal year, and currently consists of the following Trustees: Ms. Cholmondeley, Mr. Davis, Ms. Jacobs, and Mr. Kridler (Chair), each of whom is not an interested person of the Trust, as defined in the 1940 Act, and Ms. Koken, who is an interested person of the Trust, as defined in the 1940 Act.
Ownership of Shares of Nationwide Funds as of December 31, 2020
Name of Trustee	Dollar Range of Equity Securities and/or Shares in the Funds[1]	Aggregate Dollar Range of Equity Securities and/or Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
Paula H.J. Cholmondeley	None	Over $100,000
Lorn C. Davis[2]	None	None
Phyllis Kay Dryden	None	Over $100,000
Barbara I. Jacobs	None	Over $100,000
Keith F. Karlawish	None	Over $100,000
Carol A. Kosel	None	Over $100,000
Douglas F. Kridler	None	Over $100,000
David E. Wezdenko[2]	None	None
Interested Trustee
M. Diane Koken	None	Over $100,000
1 Individual investors, like the Trustees, are not eligible to purchase shares of the Funds because Fund shares are sold to separate accounts of insurance companies to fund benefits payable under variable insurance contracts or to registered management investment companies advised by NFA.
2 Messrs. Davis’s and Wezdenko’s terms as Independent Trustees commenced effective January 1, 2021.
Ownership in the Funds’ Investment Adviser,1 Subadvisers2 or Distributor3 as of December 31, 2020
Trustees who are not Interested Persons (as defined in the 1940 Act) of the Trust
Name of Trustee	Name of Owners and Relationships to Trustee	Name of Company	Title of Class of Security	Value of Securities	Percent of Class
Paula H.J. Cholmondeley	N/A	N/A	N/A	None	N/A
Lorn C. Davis[4]	N/A	N/A	N/A	None	N/A
Phyllis Kay Dryden	N/A	N/A	N/A	None	N/A
Barbara I. Jacobs	N/A	N/A	N/A	None	N/A
Keith F. Karlawish	N/A	N/A	N/A	None	N/A
Carol A. Kosel	N/A	N/A	N/A	None	N/A
Douglas F. Kridler	N/A	N/A	N/A	None	N/A
David E. Wezdenko[4]	N/A	N/A	N/A	None	N/A
1 Nationwide Fund Advisors.
2 As of December 31, 2020, subadvisers to the Trust included: Aberdeen Standard Alternative Funds Limited; Allianz Global Investors U.S. LLC; American Century Investment Management, Inc.; Amundi Asset Management US, Inc.; AQR Capital Management, LLC; BlackRock Investment Management, LLC; Columbia Management Investment Advisers, LLC; DoubleLine Capital LP; Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc.; Federated Investment Management Company; Goldman Sachs Asset Management, L.P.; Invesco Advisers, Inc.; Jacobs Levy Equity Management, Inc.; J.P. Morgan Investment Management Inc.; Lazard Asset Management LLC; Mellon Investments Corporation; Nationwide Asset Management, LLC; Neuberger Berman Investment Advisers, LLC; Newton Investment Management Limited; Thompson, Siegel & Walmsley LLC; WCM Investment Management, LLC; Wellington Management Company LLP; and Wells Capital Management, Inc.
3 Nationwide Fund Distributors LLC or any company, other than an investment company, that controls a Fund’s adviser or distributor.
4 Messrs. Davis’s and Wezdenko’s terms as Independent Trustees commenced effective January 1, 2021.
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Compensation of Trustees
The Independent Trustees receive fees and reimbursement for expenses of attending board meetings from the Trust. The Compensation Table below sets forth the total compensation paid to the Independent Trustees, before reimbursement of any expenses incurred by them, for the fiscal year ended December 31, 2020. In addition, the Compensation Table sets forth the total compensation paid to the Independent Trustees from all the funds in the Fund Complex for the twelve months ended December 31, 2020. Trust officers receive no compensation from the Trust in their capacity as officers. The Adviser or an affiliate of the Adviser pays the fees, if any, and expenses of any Trustees who are interested persons of the Trust. Accordingly, Ms. Koken was not compensated by the funds in the Fund Complex and, therefore, is not included in the Compensation Table below.
The Trust does not maintain any pension or retirement plans for the Officers or Trustees of the Trust.
Name of Trustee	Aggregate Compensation from the Trust[3]	Pension Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex[1], 3
Charles E. Allen[2]	$268,596	N/A	N/A	$360,000
Paula H.J. Cholmondeley	249,950	N/A	N/A	335,000
Phyllis Kay Dryden	268,596	N/A	N/A	360,000
Barbara I. Jacobs	249,950	N/A	N/A	335,000
Keith F. Karlawish	268,596	N/A	N/A	360,000
Carol A. Kosel	268,596	N/A	N/A	360,000
Douglas F. Kridler	249,950	N/A	N/A	335,000
David C. Wetmore[2]	237,030	N/A	N/A	318,750
1 As of December 31, 2020, the Fund Complex included two trusts comprising 112 investment company funds or series.
2 Messrs. Allen and Wetmore retired as Independent Trustees effective December 31, 2020.
3 In addition, the Trust compensated Messrs. Davis and Wezdenko, nominees for election by shareholders as Independent Trustees, for their attendance at two meetings of the Board during the period. Messrs. Davis and Wezdenko were elected to the Board by shareholders on September 24, 2020, and joined the Board effective January 1, 2021.
Code of Ethics
Federal law requires the Trust, each of its investment advisers and subadvisers, and its principal underwriter to adopt codes of ethics which govern the personal securities transactions of their respective personnel. Accordingly, each such entity has adopted a code of ethics pursuant to which their respective personnel may invest in securities for their personal accounts (including securities that may be purchased or held by the Trust). Copies of these Codes of Ethics are on file with the SEC and are available to the public.
Proxy Voting Guidelines
Federal law requires the Trust and each of its investment advisers and subadvisers to adopt procedures for voting proxies (the “Proxy Voting Guidelines”) and to provide a summary of those Proxy Voting Guidelines used to vote the securities held by a Fund. The Fund's proxy voting policies and procedures and information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 are available without charge (i) upon request, by calling 800-848-0920, (ii) on the Funds' website at https://www.nationwide.com/personal/investing/mutual-funds/proxy-voting/ , or (iii) on the SEC’s website at www.sec.gov. The summary of such Proxy Voting Guidelines is attached as Appendix B to this SAI.
Investment Advisory and Other Services
Trust Expenses
The Trust pays, on behalf of the Fund, the compensation of the Trustees who are not interested persons (as described in the 1940 Act) of the Trust and all expenses (other than those assumed by NFA), including governmental fees, interest charges, taxes, membership dues in the Investment Company Institute allocable to the Trust; investment advisory fees; fees under the
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Trust’s Fund Administration and Transfer Agency Agreement, which include the expenses of calculating the Fund's net asset values; fees and expenses of independent certified public accountants and legal counsel of the Trust and to the Independent Trustees; expenses of preparing, printing, and mailing shareholder reports, notices, proxy statements, and reports to governmental offices and commissions; expenses connected with the execution, recording, and settlement of portfolio security transactions; short sale dividend expenses; insurance premiums; fees and expenses of the custodian for all services to the Trust; expenses, if any, of shareholder meetings; and expenses relating to the issuance, registration, and qualification of shares of the Trust. NFA may, from time to time, agree to voluntarily or contractually waive advisory fees, and if necessary reimburse expenses, in order to limit total operating expenses for the Fund, as described below.
Investment Adviser
NFA, located at One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215, is a wholly owned subsidiary of Nationwide Financial Services, Inc. (“NFS”), a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policy holders.
Under the Investment Advisory Agreement (“Agreement”) with the Trust, NFA manages the Fund in accordance with the policies and procedures established by the Board of Trustees. NFA operates primarily as a “Manager-of-Managers” under which NFA, rather than managing most Funds directly, instead oversees one or more subadvisers.
NFA provides investment management evaluation services in initially selecting and monitoring on an ongoing basis the performance of one or more subadvisers who manage the investment portfolio of a particular Fund. NFA is also authorized to select and place portfolio investments on behalf of such subadvised Funds; however, NFA does not intend to do so as a routine matter at this time. The Adviser and the Trust have received an exemptive order from the SEC for a multi-manager structure that allows the Adviser, subject to the approval of the Board of Trustees, to hire, replace or terminate a subadviser (excluding hiring a subadviser which is an affiliate of the Adviser) without the approval of shareholders. The order also allows the Adviser to revise a subadvisory agreement with an unaffiliated subadviser with the approval of the Board of Trustees but without shareholder approval. If a new unaffiliated subadviser is hired for a Fund, shareholders will receive information about the new subadviser within 90 days of the change. The exemptive order allows the Funds greater flexibility, enabling them to operate more efficiently.
The Fund to which this SAI relates is subadvised.
NFA pays the compensation of the officers of the Trust employed by NFA and pays the compensation and expenses of any Trustees who are interested persons of the Trust. NFA also furnishes, at its own expense, all necessary administrative services, office space, equipment, and clerical personnel for servicing the investments of the Trust and maintaining its investment advisory facilities, and executive and supervisory personnel for managing the investments and effecting the portfolio transactions of the Trust. In addition, NFA pays, out of its legitimate profits, broker-dealers, trust companies, transfer agents and other financial institutions in exchange for their selling of shares of the Trust’s series or for recordkeeping or other shareholder related services.
The Agreement also specifically provides that NFA, including its directors, officers, and employees, shall not be liable for any error of judgment, or mistake of law, or for any loss arising out of any investment, or for any act or omission in the execution and management of the Trust, except for willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement continues in effect for an initial period of no more than two years and thereafter shall continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the Trustees, or by vote of a majority of the outstanding voting securities of the Trust, and, in either case, by a majority of the Trustees who are not parties to the Agreement or interested persons of any such party. The Agreement terminates automatically in the event of its “assignment,” as defined under the 1940 Act. It may be terminated at any time as to the Fund, without penalty, by vote of a majority of the outstanding voting securities of the Fund, by the Board of Trustees or NFA on not more than 60 days’ written notice. The Agreement further provides that NFA may render similar services to others.
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For services provided under the Agreement, NFA receives an annual fee paid monthly based on average daily net assets of the Fund according to the following schedule:
Funds of the Trust	Advisory Fees
NVIT U.S. 130/30 Equity Fund	0.93% on assets up to $200 million 0.73% on assets of $200 million and more but less than $500 million 0.68% on assets of $500 million and more
Investment Advisory Fees
During the fiscal years ended December 31, 2020, 2019 and 2018, the Fund paid NFA fees for investment advisory services (after waivers and reimbursements) as follows:
	Fiscal Years Ended December 31,
	2020		2019		2018
Fund	Gross Fees	Net Fees	Gross Fees	Net Fees	Gross Fees	Net Fees
NVIT U.S. 130/30 Equity Fund[1]	$6,328,943	$6,328,943	$1,137,526	$1,137,526	N/A	N/A
1 Fund commenced operations on October 25, 2019.
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Subadviser
Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) is subadviser to the Fund. Jacobs Levy was established in 1986 as a New Jersey corporation and is located at 100 Campus Drive, Florham Park, NJ 07932. Jacobs Levy is an independent investment advisory firm registered with the SEC. Principals Bruce I. Jacobs and Kenneth N. Levy own Jacobs Levy.
Jacobs Levy provides investment advisory services to the Fund pursuant to a Subadvisory Agreement. The Subadvisory Agreement specifically provides that the subadviser shall not be liable for its services under the Subadvisory Agreement, including for any losses that may be sustained in the purchase, holding or sale of the Fund’s assets, except for willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under such agreement.
After an initial period of not more than two years, the Subadvisory Agreement must be approved each year by the Trust’s Board of Trustees or by shareholders in order to continue. The Subadvisory Agreement may be terminated, at any time, without penalty, by vote of a majority of the Trust’s Board of Trustees, by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), or by the Adviser, in each case, upon not more than 60 days’ written notice to the subadviser, or by the subadviser upon not less than 120 days’ written notice to the Adviser and the Trust. The Subadvisory Agreement terminates automatically if it is assigned.
Subadvisory Fees Paid
During the fiscal years ended December 31, 2020, 2019 and 2018, NFA paid to the subadvisers of the Fund, the following amounts:
	Fiscal Years Ended December 31,
Fund	2020	2019	2018
NVIT U.S. 130/30 Equity Fund[1]	$2,627,622	$479,634	$0
1 Fund commenced operations on October 25, 2019.
Manager-of-Managers Structure
NFA and the Trust have received from the SEC an exemptive order for a manager-of-managers structure which allows NFA, subject to the approval of the Board of Trustees, to hire, replace or terminate unaffiliated subadvisers without the approval of shareholders; the order also allows NFA to revise a subadvisory agreement with an unaffiliated subadviser without shareholder approval. If a new unaffiliated subadviser is hired, the change will be communicated to shareholders within 90 days of such change, and all changes are subject to approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust or NFA. The order is intended to facilitate the efficient operation of the Fund and afford the Trust increased management flexibility.
Pursuant to the exemptive order, NFA monitors and evaluates any subadvisers, which includes performing initial due diligence on prospective subadvisers for the Fund and thereafter monitoring the performance of the subadvisers through quantitative and qualitative analysis as well as periodic in-person, telephonic and written consultations with the subadvisers. NFA has responsibility for communicating performance expectations and evaluations to the subadviser and ultimately recommending to the Board of Trustees whether a subadviser’s contract should be renewed, modified or terminated; however, NFA does not expect to recommend changes of subadvisers frequently. NFA will regularly provide written reports to the Board of Trustees regarding the results of their evaluation and monitoring functions. Although NFA will monitor the performance of the subadvisers, there is no certainty that the subadvisers or the Fund will obtain favorable results at any given time.
Portfolio Managers
Appendix C contains the following information regarding the portfolio managers identified in the Fund’s Prospectus: (i) the dollar range of the portfolio manager’s investments in the Fund; (ii) a description of the portfolio manager’s compensation structure; and (iii) information regarding other accounts managed by the portfolio manager and potential conflicts of interest that might arise from the management of multiple accounts.
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Distributor
Nationwide Fund Distributors LLC (“NFD” or the “Distributor”), One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215, serves as underwriter for the Fund in the continuous distribution of its shares pursuant to an Underwriting Agreement dated May 1, 2007 (the “Underwriting Agreement”). Unless otherwise terminated, the Underwriting Agreement will continue for an initial period of two years and from year to year thereafter for successive annual periods, if, as to the Fund, such continuance is approved at least annually by (i) the Board of Trustees or by the vote of a majority of the outstanding shares of that Fund, and (ii) the vote of a majority of the Trustees of the Trust who are not parties to the Underwriting Agreement or interested persons (as defined in the 1940 Act) of any party to the Underwriting Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Underwriting Agreement may be terminated in the event of any assignment, as defined in the 1940 Act. NFD is a wholly owned subsidiary of NFS Distributors, Inc., which in turn is a wholly owned subsidiary of NFS. The following entities or people are affiliates of the Trust and are also affiliates of NFD:
Nationwide Fund Advisors
Nationwide Fund Management LLC
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Jefferson National Life Insurance Company
Jefferson National Life Insurance Company of New York
Nationwide Financial Services, Inc.
Nationwide Corporation
Nationwide Mutual Insurance Company
Christopher Graham
Brian Hirsch
Michael S. Spangler
M. Diane Koken
Lee T. Cummings
Steven D. Pierce
Stephen R. Rimes
In its capacity as Distributor, NFD solicits orders for the sale of shares, advertises and pays the costs of distributions, advertising, office space and the personnel involved in such activities. NFD receives no compensation under the Underwriting Agreement with the Trust, but may retain all or a portion of the 12b-1 fee, if any, imposed on sales of shares of the Fund.
Fund Administration and Transfer Agency Services
Under the terms of the Joint Fund Administration and Transfer Agency Agreement (the “Joint Administration Agreement”) dated May 1, 2010, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of NFS, provides various administration and accounting services to the Trust and Nationwide Variable Insurance Trust (another trust also advised by NFA), including daily valuation of the Fund's shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. NFM is located at One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215. Under the Joint Administration Agreement, NFM is paid an annual fee for fund administration and transfer agency services based on the sum of the following: (i) the amount payable by NFM to J.P. Morgan Chase Bank, N.A. (“JPMorgan”) under the Sub-Administration Agreement between NFM and JPMorgan (see “Sub-Administration” below); and (ii) the amount payable by NFM to U.S. Bancorp Fund Services, LLC dba U.S. Bank Global Fund Services (“US Bancorp”) under the Sub-Transfer Agent Servicing Agreement between NFM and US Bancorp (see “Sub-Transfer Agency” below); and (iii) a percentage of the combined average daily net assets of the Trust and Nationwide Variable Insurance Trust. In addition, the Trust also pays out-of-pocket expenses reasonably incurred by NFM in providing services to the Fund and Trust, including, but not limited to, the cost of pricing services that NFM utilizes.
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During the fiscal years ended December 31, 2020, 2019 and 2018, NFM earned fund administration and transfer agency fees, including reimbursement for payment of networking fees, from the Fund, as follows:
	Fiscal Year Ended December 31,
Fund	2020	2019	2018
NVIT U.S. 130/30 Equity Fund[1]	$277,156	$32,338	N/A
1 Fund commenced operations on October 25, 2019.
Securities Lending Agent
The Board of Trustees has approved certain Funds’ participation in a securities lending program. Under the securities lending program, JPMorgan Chase Bank, N.A. serves as the Fund’s securities lending agent (the “Securities Lending Agent”).
For the fiscal year ended December 31, 2020, the Fund did not engage in securities lending activities.
Sub-Administration
NFM has entered into a Sub-Administration Agreement with JPMorgan Chase Bank, N.A., dated May 22, 2009, to provide certain fund sub-administration services for the Fund. NFM pays JPMorgan a fee for these services.
Sub-Transfer Agency
NFM has entered into a Sub-Transfer Agent Servicing Agreement with U.S. Bancorp Fund Services, LLC dba U.S. Bank Global Fund Services, dated September 1, 2012, to provide certain sub-transfer agency services for the Fund. NFM pays US Bancorp a fee for these services.
Custodian
JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, NY 10008, is the custodian for the Fund and makes all receipts and disbursements under a Global Custody Agreement. The custodian performs no managerial or policy-making functions for the Fund.
Legal Counsel
Stradley Ronon Stevens & Young, LLP, 2000 K Street, N.W., Suite 700, Washington, D.C. 20006-1871, serves as the Trust’s legal counsel.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers, LLP, Two Commerce Square, 2001 Market St., Suite 1800, Philadelphia, PA 19103, serves as the Independent Registered Public Accounting Firm for the Trust.
Brokerage Allocation
NFA or a subadviser is responsible for decisions to buy and sell securities and other investments for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of brokerage commissions, if any. In transactions on stock and commodity exchanges in the United States, these commissions are negotiated, whereas on foreign stock and commodity exchanges these commissions are generally fixed and are generally higher than brokerage commissions in the United States. In the case of securities or derivatives traded on the over-the-counter markets or for securities traded on a principal basis, there is generally no commission, but the price includes a spread between the dealer’s purchase and sale price. This spread is the dealer’s profit. Bilaterally negotiated derivatives may include a fee payable to the Fund’s counterparty. In underwritten offerings, the price includes a disclosed, fixed commission or discount. Most short-term obligations are normally traded on a “principal” rather than agency basis. This may be done through a dealer (e.g., a securities firm or bank) who buys or sells for its own account rather than as an agent for another client, or directly with the issuer.
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Except as described below, the primary consideration in portfolio security transactions is best price and execution of the transaction, i.e., execution at the most favorable prices and in the most effective manner possible. “Best price-best execution” encompasses many factors affecting the overall benefit obtained by the client account in the transaction including, but not necessarily limited to, the price paid or received for a security, the commission charged, the promptness, availability and reliability of execution, the confidentiality and placement accorded the order, and customer service. Therefore, “best price-best execution” does not necessarily mean obtaining the best price alone but is evaluated in the context of all the execution services provided. NFA and any subadvisers have complete freedom as to the markets in and the broker-dealers through which they seek this result.
Subject to the primary consideration of seeking best price-best execution and as discussed below, securities may be bought or sold through broker-dealers who have furnished statistical, research, and other information or services to NFA or a subadviser. In placing orders with such broker-dealers, NFA or the subadviser will, where possible, take into account the comparative usefulness of such information. Such information is useful to NFA or a subadviser even though its dollar value may be indeterminable, and its receipt or availability generally does not reduce NFA’s or a subadviser’s normal research activities or expenses.
There may be occasions when portfolio transactions for the Fund are executed as part of concurrent authorizations to purchase or sell the same security for trusts or other accounts (including other mutual funds) served by NFA or a subadviser or by an affiliated company thereof. Although such concurrent authorizations potentially could be either advantageous or disadvantageous to the Fund, they are effected only when NFA or the subadviser believes that to do so is in the interest of the Fund. When such concurrent authorizations occur, the executions will be allocated in an equitable manner.
In purchasing and selling investments for the Fund, it is the policy of NFA or a subadviser to seek to obtain best execution at the most favorable prices through responsible broker-dealers. The determination of what may constitute best execution in a securities transaction by a broker involves a number of considerations, including the overall direct net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all when a large block is involved, the availability of the broker to stand ready to execute possibly difficult transactions in the future, the professionalism of the broker, and the financial strength and stability of the broker. These considerations are judgmental and are weighed by NFA or a subadviser in determining the overall reasonableness of securities executions and commissions paid. In selecting broker-dealers, NFA or a subadviser will consider various relevant factors, including, but not limited to, the size and type of the transaction; the nature and character of the markets for the security or asset to be purchased or sold; the execution efficiency, settlement capability, and financial condition of the broker-dealer’s firm; the broker-dealer’s execution services, rendered on a continuing basis; and the reasonableness of any commissions.
NFA or a subadviser may cause the Fund to pay a broker-dealer who furnishes brokerage and/or research services a commission that is in excess of the commission another broker-dealer would have received for executing the transaction if it is determined, pursuant to the requirements of Section 28(e) of the Exchange Act, that such commission is reasonable in relation to the value of the brokerage and/or research services provided. Such research services may include, among other things, analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, analytic or modeling software, market data feeds and historical market information. Any such research and other information provided by brokers to NFA or a subadviser is considered to be in addition to and not in lieu of services required to be performed by it under the respective advisory or subadvisory agreement. The fees paid to NFA or a subadviser pursuant to the respective advisory or subadvisory agreement are not reduced by reason of its receiving any brokerage and research services. The research services provided by broker-dealers can be useful to NFA or a subadviser in serving its other clients. All research services received from the brokers to whom commissions are paid are used collectively, meaning such services may not actually be utilized in connection with each client account that may have provided the commission paid to the brokers providing such services. NFA and any subadviser are prohibited from considering a broker-dealer’s sale of shares of any fund for which it serves as investment adviser or subadviser, except as may be specifically permitted by law.
Commission Recapture Program. NFA may instruct subadvisers to direct certain brokerage transactions, using best efforts, and subject always to seeking to obtain best execution, to broker-dealers in connection with a commission recapture program that is used to offset the Fund's operating expenses. Commission recapture is a form of institutional discount brokerage that returns commission dollars directly to the Fund. It provides a way to gain control over the commission expenses incurred by a subadviser, which can be significant over time, and thereby reduces expenses. If a subadviser does not
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believe it can obtain best execution from such broker-dealers, there is no obligation to execute portfolio transactions through such broker-dealers. Commissions recaptured by the Fund will be included in realized gain (loss) on securities in the Fund's appropriate financial statements.
Fund portfolio transactions may be effected with broker-dealers who have assisted investors in the purchase of variable annuity contracts or variable insurance policies issued by Nationwide Life Insurance Company, Nationwide Life & Annuity Insurance Company, Jefferson National Insurance Company or Jefferson National Life Insurance Company of New York. However, neither such assistance nor sale of other investment company shares is a qualifying or disqualifying factor in a broker-dealer’s selection, nor is the selection of any broker-dealer based on the volume of shares sold.
Under the 1940 Act, “affiliated persons” of a Fund are prohibited from dealing with it as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC. However, the Fund may purchase securities from underwriting syndicates of which a subadviser or any of its affiliates, as defined in the 1940 Act, is a member under certain conditions, in accordance with Rule 10f-3 under the 1940 Act.
The Fund contemplates that, consistent with the policy of seeking to obtain best execution, brokerage transactions may be conducted through “affiliated brokers or dealers,” as defined in the 1940 Act. Under the 1940 Act, commissions paid by a fund to an “affiliated broker or dealer” in connection with a purchase or sale of securities offered on a securities exchange may not exceed the usual and customary broker’s commission. Accordingly, it is the Fund's policy that the commissions to be paid to an affiliated broker-dealer must, in the judgment of NFA or the appropriate subadviser, be (1) at least as favorable as those that would be charged by other brokers having comparable execution capability and (2) at least as favorable as commissions contemporaneously charged by such broker or dealer on comparable transactions for the broker’s or dealer’s most favored unaffiliated customers. NFA and the subadvisers do not necessarily deem it practicable or in the Fund's best interests to solicit competitive bids for commissions on each transaction. However, NFA and the subadvisers regularly give consideration to information concerning the prevailing level of commissions charged on comparable transactions by other brokers during comparable periods of time.
The following table lists the total amount of brokerage commissions paid to brokers for each of the Funds for the fiscal years ended December 31, 2020, 2019 and 2018:
Fund	2020	2019	2018
NVIT U.S. 130/30 Equity Fund *	$218,534	$103,296	NA
* The Fund commenced operations October 25, 2019.
During the fiscal year ended December 31, 2020, the Fund held following investments in securities of their regular broker-dealers:
Fund	Approximate Aggregate Value of Issuer’s Securities owned by the Fund as of December 31, 2020	Name of Broker or Dealer
NVIT U.S. 130/30 Equity Fund	$3,538,180	Bank of New York Mellon Corp.
During the fiscal years ended December 31, 2020, 2019 and 2018, there were no brokerage commissions paid to affiliated brokers of the Adviser.
Purchases, Redemptions and Pricing of Shares
Shares of the Fund are currently available only to other investment companies advised by NFA in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act, and the shares of such investment companies are sold to insurance company separate accounts that are used to fund benefits payable under variable life insurance policies and variable annuity contracts. An investor may purchase or redeem shares of the Fund on any day the Fund is open for business at the net asset value (“NAV”) per share next determined after a purchase or redemption request in good order is received by the Fund.
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All investments in the Trust are credited to the shareholder’s account in the form of full and fractional shares of the designated Fund (rounded to the nearest 1/1000 of a share). The Trust does not issue share certificates. Subject to the sole discretion of NFA, each Fund may accept payment for shares in the form of securities that are permissible investments for such Fund.
The NAV per share of the Fund is determined once daily, as of the close of regular trading on the New York Stock Exchange (the “Exchange”) (generally 4 p.m. Eastern time) on each business day the Exchange is open for regular trading (the “Valuation Time”). To the extent that the Fund’s investments are traded in markets that are open when the Exchange is closed, the value of the Fund's investments may change on days when shares cannot be purchased or redeemed.
The Trust will not compute NAV for the Fund on customary national business holidays, including the following: New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and other days when the Exchange is closed.
The Fund reserves the right to not determine NAV when: (i) the Fund has not received any orders to purchase, sell or exchange shares and (ii) changes in the value of the Fund’s portfolio do not affect the Fund’s NAV.
The offering price for orders placed before the close of the Exchange, on each business day the Exchange is open for trading, will be based upon calculation of the NAV at the close of regular trading on the Exchange. For orders placed after the close of regular trading on the Exchange, or on a day on which the Exchange is not open for trading, the offering price is based upon NAV at the close of the Exchange on the next day thereafter on which the Exchange is open for trading. The NAV of each class of the Fund on which offering and redemption prices are based is determined by adding the value of all securities and other assets of the Fund attributable to the class, deducting liabilities attributable to that class, and dividing by the number of that class’ shares outstanding. The Fund may reject any order to buy shares and may suspend the sale of shares at any time.
Securities for which market-based quotations are readily available are valued as of Valuation Time. Equity securities are generally valued at the last quoted sale price, or if there is no sale price, the last quoted bid price provided by an independent pricing service approved by the Board. Securities traded on NASDAQ generally are valued at the NASDAQ Official Closing Price. Prices are taken from the primary market or exchange in which each security trades. Debt and other fixed-income securities are generally valued at the bid price provided by an independent pricing service, the use of which has been approved by the Board.
Securities for which market-based quotations are either unavailable (e.g., independent pricing service does not provide a value) or are deemed unreliable, in the judgment of NFA or designee, are generally valued at fair value by the Trustees, or persons to whom the Board has delegated its responsibilities pursuant to procedures approved by the Board (in this case, the Fair Valuation Committee). In addition, fair value determinations are required for securities whose value is affected by a significant event that will materially affect the value of a security and which occurs subsequent to the time of the close of the principal market on which such security trades but prior to the calculation of the Fund's NAV. The Fair Valuation Committee monitors the results of fair valuation determinations and regularly reports the results to the Board or a committee of the Board. Fair value determinations may require subjective determinations. There can be no assurance that the fair value of an asset is the price at which the asset could have been sold during the period in which the particular fair value was used in determining the Fund’s NAV.
The Fair Valuation Committee monitors the continuing appropriateness of the valuation methodology with respect to each security. In the event that NFA or a subadviser believes that the valuation methodology being used to value a security does not produce a fair value for such security, the Fair Valuation Committee is notified so that it may meet to determine what adjustment should be made.
To the extent that the Fund invests in foreign securities, the following would be applicable. Generally, trading in foreign securities markets is completed each day at various times prior to the Valuation Time. Due to the time differences between the closings of the relevant foreign securities exchanges and the time that the Fund’s NAV is calculated, the Fund may fair value its foreign investments more frequently than it does other securities. When fair value prices are utilized, these prices will attempt to reflect the impact of the financial markets’ perceptions and trading activities on the Fund’s investments since their last closing prices were calculated on their primary securities markets or exchanges. Pursuant to the Valuation Procedures, the Fund’s foreign equity investments generally will be fair valued daily by an independent pricing service using models
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designed to estimate likely changes in the values of those investments between the times in which the trading in those securities is substantially completed and the close of the Exchange. When the Fund uses fair value pricing, the values assigned to the Fund’s foreign equity investments may not be the quoted or published prices of the investments on their primary markets or exchanges.
In-Kind Redemptions
The Fund generally plans to redeem its shares for cash with the following exceptions. As described in the Prospectus, the Fund reserves the right, in circumstances where in its sole discretion it determines that cash redemption payments would be undesirable, taking into account the best interests of all Fund shareholders, to honor any redemption request by transferring some of the securities held by the Fund directly to a redeeming shareholder as a redemption in-kind. Redemptions in-kind generally will be pro-rata slices of the Fund’s portfolio or a representative basket of securities. Redemptions in-kind may also be used in stressed market conditions.
The Board of Trustees has adopted procedures for redemptions in-kind to affiliated persons of a Fund. Affiliated persons of a Fund include shareholders who are affiliates of the Fund’s investment adviser and shareholders of a Fund owning 5% or more of the outstanding shares of a Fund. These procedures provide that a redemption in-kind shall be effected at approximately the affiliated shareholder’s proportionate share of the distributing Fund’s current net assets, and they are designed so that redemptions will not favor the affiliated shareholder to the detriment of any other shareholder. The procedures also require that the distributed securities be valued in the same manner as they are valued for purposes of computing the distributing Fund’s net asset value and that neither the affiliated shareholder nor any other party with the ability and pecuniary incentive to influence the redemption in-kind selects, or influences the selection of, the distributed securities. Use of the redemption in-kind procedures will allow a Fund to avoid having to sell significant portfolio assets to raise cash to meet the shareholder’s redemption request–thus limiting the potential adverse effect on the distributing Fund’s net asset value.
Additional Information
Description of Shares
The Second Amended and Restated Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest of each Fund and to divide or combine such shares into a greater or lesser number of shares without thereby exchanging the proportionate beneficial interests in the Trust. Each share of a Fund represents an equal proportionate interest in that Fund with each other share. The Trust reserves the right to create and issue a number of different funds. Shares of each Fund would participate equally in the earnings, dividends, and assets of that particular fund. Upon liquidation of a Fund, shareholders are entitled to share pro rata in the net assets of such Fund available for distribution to shareholders.
The Trust is authorized to offer the following series of shares of beneficial interest, without par value and with the various classes listed:
Fund	Share Classes
NVIT AllianzGI International Growth Fund*	Class I, Class II
NVIT American Funds Asset Allocation Fund*[1]	Class II, Class P
NVIT American Funds Bond Fund*[2]	Class II
NVIT American Funds Global Growth Fund*[3]	Class II
NVIT American Funds Growth Fund*[4]	Class II
NVIT American Funds Growth-Income Fund*[5]	Class II, Class P
NVIT Amundi Multi Sector Bond Fund*[6]	Class I
NVIT AQR Large Cap Defensive Style Fund*	Class I, Class II, Class IV, Class Y
NVIT BlackRock Equity Dividend Fund*[7]	Class I, Class II, Class IV, Class Y
NVIT BlackRock Managed Global Allocation Fund*[8]	Class II
NVIT BlueprintSM Aggressive Fund*	Class I, Class II
NVIT BlueprintSM Balanced Fund*	Class I, Class II
NVIT BlueprintSM Capital Appreciation Fund*	Class I, Class II
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Fund	Share Classes
NVIT BlueprintSM Conservative Fund*	Class I, Class II
NVIT BlueprintSM Managed Growth Fund*	Class I, Class II
NVIT BlueprintSM Managed Growth & Income Fund*	Class I, Class II
NVIT BlueprintSM Moderate Fund*	Class I, Class II
NVIT BlueprintSM Moderately Aggressive Fund*	Class I, Class II
NVIT BlueprintSM Moderately Conservative Fund*	Class I, Class II
NVIT Bond Index Fund*	Class I, Class II, Class Y
NVIT Columbia Overseas Value Fund*	Class I, Class II, Class X, Class Y, Class Z
NVIT Core Bond Fund*	Class I, Class II, Class P, Class Y
NVIT Core Plus Bond Fund*	Class I, Class II, Class P, Class Y
NVIT DoubleLine Total Return Tactical Fund*[9]	Class I, Class II, Class Y
NVIT Emerging Markets Fund*	Class I, Class II, Class D, Class Y
NVIT Federated High Income Bond Fund*[10]	Class I
NVIT Government Bond Fund*	Class I, Class II, Class IV, Class P, Class Y
NVIT Government Money Market Fund*	Class I, Class II, Class IV, Class V, Class Y
NVIT GS Emerging Markets Equity Insights Fund*	Class Y
NVIT GS International Equity Insights Fund*	Class Y
NVIT GS Large Cap Equity Insights Fund*	Class Y
NVIT GS Small Cap Equity Insights Fund*	Class Y
NVIT International Equity Fund*	Class I, Class II, Class Y
NVIT International Index Fund*	Class I, Class II, Class VIII, Class Y
NVIT Investor Destinations Aggressive Fund*	Class II, Class P
NVIT Investor Destinations Balanced Fund*	Class II, Class P
NVIT Investor Destinations Capital Appreciation Fund*	Class II, Class P, Class Z
NVIT Investor Destinations Conservative Fund*	Class II, Class P
NVIT Investor Destinations Moderate Fund*	Class II, Class P
NVIT Investor Destinations Moderately Aggressive Fund*	Class II, Class P
NVIT Investor Destinations Moderately Conservative Fund*	Class II, Class P
NVIT Investor Destinations Managed Growth Fund*	Class I, Class II
NVIT Investor Destinations Managed Growth & Income Fund*	Class I, Class II
NVIT iShares® Fixed Income ETF Fund*	Class II, Class Y
NVIT iShares® Global Equity ETF Fund*	Class II, Class Y
NVIT Jacobs Levy Large Cap Growth Fund*	Class I, Class II
NVIT J.P. Morgan MozaicSM Multi-Asset Fund*	Class II, Class Y
NVIT J.P. Morgan U.S. Equity Fund*[11]	Class II, Class Y
NVIT Managed American Funds Asset Allocation Fund*	Class II, Class Z
NVIT Managed American Funds Growth-Income Fund*	Class II
NVIT Mellon Dynamic U.S. Core Fund*	Class I, Class II, Class P, Class Y
NVIT Mellon Dynamic U.S. Equity Income Fund*	Class I, Class II, Class X, Class Y, Class Z
NVIT Mid Cap Index Fund*	Class I, Class II, Class Y
NVIT Multi-Manager Mid Cap Value Fund*	Class I, Class II
NVIT Multi-Manager Small Cap Growth Fund*	Class I, Class II
NVIT Multi-Manager Small Cap Value Fund*	Class I, Class II, Class IV
NVIT Multi-Manager Small Company Fund*	Class I, Class II, Class IV
NVIT Neuberger Berman Multi Cap Opportunities Fund*[12]	Class I, Class II
NVIT Newton Sustainable U.S. Equity Fund*	Class I, Class II, Class Y
NVIT Real Estate Fund*	Class I, Class II
NVIT S&P 500® 1-Year Buffer Fund Jan*	Class II, Class Y
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Fund	Share Classes
NVIT S&P 500® 1-Year Buffer Fund Feb*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Mar*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Apr*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund May*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund June*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund July*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Aug*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Sept*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Oct*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Nov*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Dec*	Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q1*	Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q2*	Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q3*	Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q4*	Class II, Class Y
NVIT S&P 500 Index Fund*	Class I, Class II, Class IV, Class Y
NVIT Short Term Bond Fund*	Class I, Class II, Class P, Class Y
NVIT Small Cap Index Fund*	Class II, Class Y
NVIT U.S. 130/30 Equity Fund	Class Y
NVIT Wells Fargo Discovery Fund*	Class I, Class II
*  Information on these Funds is contained in a separate Statement(s) of Additional Information.
1 Name change effective April 30, 2021. Formerly, American Funds NVIT Asset Allocation Fund.
2 Name change effective April 30, 2021. Formerly, American Funds NVIT Bond Fund.
3 Name change effective April 30, 2021. Formerly, American Funds NVIT Global Growth Fund.
4 Name change effective April 30, 2021. Formerly, American Funds NVIT Growth Fund.
5 Name change effective April 30, 2021. Formerly, American Funds NVIT Growth-Income Fund.
6 Name change effective April 30, 2021. Formerly, Amundi NVIT Multi Sector Bond Fund.
7 Name change effective April 30, 2021. Formerly, BlackRock NVIT Equity Dividend Fund.
8 Name change effective April 30, 2021. Formerly, BlackRock NVIT Managed Global Allocation Fund.
9 Name change effective April 30, 2021. Formerly, DoubleLine NVIT Total Return Tactical Fund.
10 Name change effective April 30, 2021. Formerly, Federated NVIT High Income Bond Fund.
11 Name change effective April 30, 2021. Formerly, NVIT J.P. Morgan Disciplined Equity Fund.
12 Name change effective April 30, 2021. Formerly, Neuberger Berman NVIT Multi Cap Opportunities Fund.
You have an interest only in the assets of the Fund whose shares you own. Shares of a particular class are equal in all respects to the other shares of that class. In the event of liquidation of a Fund, shares of the same class will share pro rata in the distribution of the net assets of such Fund with all other shares of that class. All shares are without par value, and when issued and paid for, are fully paid and nonassessable by the Trust. Shares may be exchanged or converted as described in this SAI and in the Prospectus but will have no other preference, conversion, exchange or preemptive rights.
Voting Rights
Shareholders of each class of shares have one vote for each share held and a proportionate fractional vote for any fractional share held. Shareholders may vote in the election of Trustees and on other matters submitted to meetings of shareholders. Shares, when issued, are fully paid and nonassessable. Generally, amendment may not be made to the Second Amended and Restated Declaration of Trust without the affirmative vote of a majority of the outstanding voting securities of the Trust. The Trustees may, however, further amend the Second Amended and Restated Declaration of Trust without the vote or consent of shareholders to:
(1)
designate series of the Trust; or
(2)
change the name of the Trust; or
(3)
apply any omission, cure, correct, or supplement any ambiguous, defective, or inconsistent provision to conform the Second Amended and Restated Declaration of Trust to the requirements of applicable federal laws or regulations if they deem it necessary.
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An annual or special meeting of shareholders to conduct necessary business is not required by the Second Amended and Restated Declaration of Trust, the 1940 Act or other authority, except, under certain circumstances, to amend the Second Amended and Restated Declaration of Trust, the Investment Advisory Agreement, fundamental investment objectives, investment policies and investment restrictions, to elect and remove Trustees, to reorganize the Trust or any series or class thereof and to act upon certain other business matters. In regard to termination, sale of assets, modification or change of the Investment Advisory Agreement, or change of investment restrictions, the right to vote is limited to the holders of shares of the particular Fund affected by the proposal. However, shares of all Funds vote together, and not by Fund, in the election of Trustees. If an issue must be approved by a majority as defined in the 1940 Act, a “majority of the outstanding voting securities” means the lesser of (i) 67% or more of the shares present at a meeting when the holders of more than 50% of the outstanding shares are present or represented by proxy, or (ii) more than 50% of the outstanding shares. For the election of Trustees only a plurality is required. Holders of shares subject to a Rule 12b-1 fee will vote as a class and not with holders of any other class with respect to the approval of the Rule 12b-1 Plan.
Tax Status
The following sections are a summary of certain additional tax considerations generally affecting the Fund. Shares of the Fund are sold only to registered management investment companies that are “funds-of-funds” advised by NFA, the shares of which must be purchased through separate accounts used to fund variable insurance contracts. The tax consequences described below generally are not applicable to an owner of a variable life insurance policy or variable annuity contract (“variable contract”).
This “Tax Status” section and the “Other Tax Consequences” and “Tax Consequences to Shareholders” sections are based on the Internal Revenue Code and applicable regulations in effect on the date of this SAI. Future legislative, regulatory or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the tax rules applicable to the Fund and its shareholders. Any of these changes or court decisions may have a retroactive effect.
This is for general information only and not tax advice. For federal income tax purposes, the insurance company (rather than the purchaser of a variable contract) is treated as the owner of the shares of the Fund selected as an investment option. Holders of variable contracts should consult their own tax advisor for more information on their tax situation, including the possible applicability of federal, state, local and foreign taxes.
Taxation of the Fund
The Fund has elected and intends to qualify, or, if newly organized, intends to elect and qualify, each year as a regulated investment company (sometimes referred to as a “regulated investment company,” “RIC” or “fund”) under Subchapter M of the Internal Revenue Code. If the Fund so qualifies, the Fund will not be subject to federal income tax on the portion of its investment company taxable income (that is, generally, taxable interest, dividends, net short-term capital gains, and other taxable ordinary income, net of expenses, without regard to the deduction for dividends paid) and net capital gain (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders.
In order to qualify for treatment as a regulated investment company, the Fund must satisfy the following requirements:
•Distribution Requirement– the Fund must distribute an amount equal to the sum of at least 90% of its investment company taxable income and 90% of its net tax-exempt income, if any, for the tax year (including, for purposes of satisfying this distribution requirement, certain distributions made by the Fund after the close of its taxable year that are treated as made during such taxable year).
•Income Requirement– the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived from its business of investing in such stock, securities or currencies and net income derived from QPTPs.
•Asset Diversification Test– the Fund must satisfy the following asset diversification test at the close of each quarter of the Fund’s tax year: (1) at least 50% of the value of the Fund’s assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of the Fund’s total assets in securities of an issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer); and (2) no more than
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25% of the value of the Fund’s total assets may be invested in the securities of any one issuer (other than U.S. government securities or securities of other regulated investment companies) or of two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses, or, in the securities of one or more QPTPs.
In some circumstances, the character and timing of income realized by the Fund for purposes of the Income Requirement or the identification of the issuer for purposes of the Asset Diversification Test is uncertain under current law with respect to a particular investment, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to such type of investment may adversely affect the Fund’s ability to satisfy these requirements. See “Tax Treatment of Portfolio Transactions” below with respect to the application of these requirements to certain types of investments. In other circumstances, the Fund may be required to sell portfolio holdings in order to meet the Income Requirement, Distribution Requirement, or Asset Diversification Test, which may have a negative impact on the Fund’s income and performance.
The Fund may use “equalization” (in lieu of making some cash distributions) in determining the portion of its income and gains that has been distributed. If the Fund uses equalization, it will allocate a portion of its undistributed investment company taxable income and net capital gain to redemptions of Fund shares and will correspondingly reduce the amount of such income and gains that it distributes in cash. If the IRS determines that the Fund’s allocation is improper and that the Fund has under-distributed its income and gain for any taxable year, the Fund may be liable for federal income and/or excise tax. If, as a result of such adjustment, the Fund fails to satisfy the Distribution Requirement, the Fund will not qualify that year as a regulated investment company the effect of which is described in the following paragraph.
If for any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) would be subject to tax at the corporate income tax rate without any deduction for dividends paid to shareholders. Failure to qualify as a regulated investment company would thus have a negative impact on the Fund’s income and performance. Subject to savings provisions for certain failures to satisfy the Income Requirement or Asset Diversification Test, which, in general, are limited to those due to reasonable cause and not willful neglect, it is possible that the Fund will not qualify as a regulated investment company in any given tax year. Even if such savings provisions apply, the Fund may be subject to a monetary sanction of $50,000 or more. Moreover, the Board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines such a course of action to be beneficial to shareholders.
Capital Loss Carryovers. The capital losses of the Fund, if any, do not flow through to shareholders. Rather, the Fund may use its capital losses, subject to applicable limitations, to offset its capital gains without being required to pay taxes on or distribute to shareholders such gains that are offset by the losses. If the Fund has a “net capital loss” (that is, capital losses in excess of capital gains), the excess (if any) of the Fund's net short-term capital losses over its net long-term capital gains is treated as a short-term capital loss arising on the first day of the Fund's next taxable year, and the excess (if any) of the Fund's net long-term capital losses over its net short-term capital gains is treated as a long-term capital loss arising on the first day of the Fund's next taxable year. Any such net capital losses of the Fund that are not used to offset capital gains may be carried forward indefinitely to reduce any future capital gains realized by the Fund in succeeding taxable years. The amount of capital losses that can be carried forward and used in any single year is subject to an annual limitation if there is a more than 50% “change in ownership” of the Fund. An ownership change generally results when shareholders owning 5% or more of the Fund increase their aggregate holdings by more than 50% over a three-year look-back period. An ownership change could result in capital loss carryovers being used at a slower rate, thereby reducing the Fund’s ability to offset capital gains with those losses. An increase in the amount of taxable gains distributed to the Fund’s shareholders could result from an ownership change. The Fund undertakes no obligation to avoid or prevent an ownership change, which can occur in the normal course of shareholder purchases and redemptions or as a result of engaging in a tax-free reorganization with another fund. Moreover, because of circumstances beyond the Fund’s control, there can be no assurance that the Fund will not experience, or has not already experienced, an ownership change. Additionally, if the Fund engages in a tax-free reorganization with another Fund, the effect of these and other rules not discussed herein may be to disallow or postpone the use by the Fund of its capital loss carryovers (including any current year losses and built-in losses when realized) to offset its own gains or those of the other Fund, or vice versa, thereby reducing the tax benefits Fund shareholders would otherwise have enjoyed from use of such capital loss carryovers.
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Deferral of Late Year Losses. The Fund may elect to treat part or all of any “qualified late year loss” as if it had been incurred in the succeeding taxable year in determining the Fund’s taxable income, net capital gain, net short-term capital gain, and earnings and profits. The effect of this election is to treat any such “qualified late year loss” as if it had been incurred in the succeeding taxable year in characterizing Fund distributions for any calendar year (see “Taxation of Fund Distributions— Distributions of Capital Gains” below). A “qualified late year loss” includes:
(i)
any net capital loss incurred after October 31 of the current taxable year, or, if there is no such loss, any net long-term capital loss or any net short-term capital loss incurred after October 31 of the current taxable year (“post-October capital losses”), and
(ii)
the sum of (1) the excess, if any, of (a) specified losses incurred after October 31 of the current taxable year, over (b) specified gains incurred after October 31 of the current taxable year and (2) the excess, if any, of (a) ordinary losses incurred after December 31 of the current taxable year, over (b) the ordinary income incurred after December 31 of the current taxable year.
The terms “specified losses” and “specified gains” mean ordinary losses and gains from the sale, exchange, or other disposition of property (including the termination of a position with respect to such property), foreign currency losses and gains, and losses and gains resulting from holding stock in a passive foreign investment company (“PFIC”) for which a mark-to-market election is in effect. The terms “ordinary losses” and “ordinary income” mean other ordinary losses and income that are not described in the preceding sentence. Since the Fund has a fiscal year ending in December, the amount of qualified late-year losses (if any) is computed without regard to any items of ordinary income or losses that are incurred after December 31 of the taxable year.
Undistributed Capital Gains. The Fund may retain or distribute to shareholders its net capital gain for each taxable year. The Fund currently intends to distribute net capital gains. If the Fund elects to retain its net capital gain, the Fund will be taxed thereon (except to the extent of any available capital loss carryovers) at the corporate income tax rate. If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will be required to report its pro rata share of such gain on its tax return as long-term capital gain, will receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.
Excise Tax Distribution Requirements. To avoid a 4% non-deductible excise tax, the Fund must distribute by December 31 of each year an amount equal to at least: (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (that is, the excess of the gains from sales or exchanges of capital assets over the losses from such sales or exchanges) for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year), and (3) any prior year undistributed ordinary income and capital gain net income. Federal excise taxes will not apply to the Fund in a given calendar year, however, if all of its shareholders (other than certain “permitted shareholders”) at all times during the calendar year are segregated asset accounts of life insurance companies where the shares are held in connection with variable products. For purposes of determining whether the Fund qualifies for this exemption, any shares attributable to an investment in the Fund made in connection with organization of the Fund is disregarded as long as the investment does not exceed $250,000. Permitted shareholders include other RICs eligible for the exemption (e.g., insurance dedicated fund-of-funds). If the Fund fails to qualify for the exemption, the Fund intends to declare and pay these distributions in December (or to pay them in January, in which case shareholders must treat them as received in December) to avoid any material liability for federal excise tax, but can give no assurances that its distributions will be sufficient to eliminate all taxes. In addition, under certain circumstances, temporary timing or permanent differences in the realization of income and expense for book and tax purposes can result in the Fund having to pay an excise tax.
Foreign Income Tax. Investment income received by the Fund from sources within foreign countries may be subject to foreign income tax withheld at the source and the amount of tax withheld generally will be treated as an expense of the Fund. The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, tax on such income. Some countries require the filing of a tax reclaim or other forms to receive the benefit of the reduced tax rate; whether or when the Fund will receive the tax reclaim is within the control of the individual country. Information required on these forms may not be available, such as shareholder information; therefore, the Fund may not receive the reduced treaty rates or potential reclaims. Other countries have conflicting and changing instructions and restrictive timing requirements which may cause the Fund not to receive the reduced treaty rates or potential reclaims. Other countries may subject capital gains realized by the Fund on sale or disposition of securities of that country to taxation. It is
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impossible to determine the effective rate of foreign tax in advance since the amount of the Fund’s assets to be invested in various countries is not known. Under certain circumstances, the Fund may elect to pass through foreign taxes paid by the Fund to shareholders, although it reserves the right not to do so.
Special Rules Applicable to Variable Contracts
The Fund intends to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code and the regulations thereunder relating to the tax-deferred status of variable accounts that are based on insurance company separate accounts (referred to as “segregated asset accounts” for federal income tax purposes). If these requirements are not met, or under other limited circumstances, it is possible that the contract owners (rather than the insurance company) will be treated for federal income tax purposes as the taxable owners of the assets held by the segregated asset accounts. The Fund intends to comply with these diversification requirements.
Section 817(h) of the Internal Revenue Code generally requires a variable contract (other than a pension plan contract) that is based on a segregated asset account to be adequately diversified. To satisfy these diversification requirements, as of the end of each calendar quarter or within 30 days thereafter, the Fund must either (a) satisfy the Asset Diversification Test and have no more than 55% of the total value of its assets in cash and cash equivalents, government securities and securities of other regulated investment companies; or (b) have no more than 55% of its total assets represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments, and no more than 90% by any four investments. For the purposes of clause (b), all securities of the same issuer are considered a single investment, each agency or instrumentality of the U.S. government is treated as a separate issuer of securities, and a particular foreign government and its agencies, instrumentalities and political subdivisions all will be considered the same issuer of securities.
Section 817(h) of the Internal Revenue Code provides a look-through rule for purposes of testing the diversification of a segregated asset account that invests in a regulated investment company such as the Fund. Treasury Regulations Section 1.817-5(f)(1) provides, in part, that if the look-through rule applies, a beneficial interest in an investment company (including a regulated investment company) shall not be treated as a single investment of a segregated asset account; instead, a pro rata portion of each asset of the investment company shall be treated as an asset of the segregated asset account. Treasury Regulations Section 1.817-5(f)(2) provides (except as otherwise permitted) that the look-through rule shall apply to an investment company only if–
•All the beneficial interests in the investment company are held by one or more segregated asset accounts of one or more insurance companies; and
•Public access to such investment company is available exclusively through the purchase of a variable contract.
As provided in their offering documents, all the beneficial interests in the Fund are held by one or more segregated asset accounts of one or more insurance companies (except as otherwise permitted), and public access to the Fund (and any corresponding regulated investment company such as a fund-of-funds that invests in the Fund) is available solely through the purchase of a variable contract (such a fund is sometimes referred to as a “closed fund”). Under the look-through rule of Section 817(h) of the Internal Revenue Code and Treasury Regulations Section 1.817-5(f), a pro rata portion of each asset of the Fund, including a pro rata portion of each asset of any Underlying Fund that is a closed fund in which the Funds invest, is treated as an asset of the investing segregated asset account for purposes of determining whether the segregated asset account is adequately diversified. See also, Revenue Ruling 2005-7.
For a variable contract to qualify for tax deferral, assets in the segregated asset accounts supporting the contract must be considered to be owned by the insurance company and not by the contract owner. Accordingly, a contract owner should not have an impermissible level of control over the Fund’s investment in any particular asset so as to avoid the prohibition on investor control. If the contract owner were considered the owner of the segregated asset account, income and gains produced by the underlying assets would be included currently in the contract owner’s gross income with the variable contract being characterized as a mere “wrapper.” The Treasury Department has issued rulings addressing the circumstances in which a variable contract owner's control of the investments of the segregated asset account may cause the contract owner, rather than the insurance company, to be treated as the owner of the assets held by the segregated asset account, and is likely to issue additional rulings in the future. It is not known what standards will be set forth in any such rulings or when, if at all, these rulings may be issued.
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The IRS may consider several factors in determining whether a contract owner has an impermissible level of investor control over a segregated asset account. One factor the IRS considers when a segregated asset account invests in one or more RICs is whether a RIC's investment strategies are sufficiently broad to prevent a contract owner from being deemed to be making particular investment decisions through its investment in the segregated asset account. Current IRS guidance indicates that typical RIC investment strategies, even those with a specific sector or geographical focus, are generally considered sufficiently broad to prevent a contract owner from being deemed to be making particular investment decisions through its investment in a segregated asset account. The relationship between the Fund and the variable contracts is designed to satisfy the current expressed view of the IRS on this subject, such that the investor control doctrine should not apply. However, because of some uncertainty with respect to this subject and because the IRS may issue further guidance on this subject, the Fund reserves the right to make such changes as are deemed necessary or appropriate to reduce the risk that a variable contract might be subject to current taxation because of investor control.
Another factor that the IRS examines concerns actions of contract owners. Under the IRS pronouncements, a contract owner may not select or control particular investments, other than choosing among broad investment choices such as selecting a particular fund. A contract owner thus may not select or direct the purchase or sale of a particular investment of the Fund. All investment decisions concerning the Fund must be made by the portfolio managers in their sole and absolute discretion, and not by a contract owner. Furthermore, under the IRS pronouncements, a contract owner may not communicate directly or indirectly with such portfolio managers or any related investment officers concerning the selection, quality, or rate of return of any specific investment or group of investments held by the Fund.
The IRS and the Treasury Department may in the future provide further guidance as to what they deem to constitute an impermissible level of “investor control” over a segregated asset account’s investments in funds such as the Fund, and such guidance could affect the treatment of the Fund, including retroactively. In the event that additional rules or regulations are adopted, there can be no assurance that the Fund will be able to operate as currently described, or that the Fund will not have to change its investment objectives or investment policies. The Fund’s investment objective and investment policies may be modified as necessary to prevent any such prospective rules and regulations from causing variable contract owners to be considered the owners of the shares of the Fund.
Other Tax Consequences
Taxation of Fund Distributions
The Fund anticipates distributing substantially all of its investment company taxable income and net capital gain for each taxable year.
Distributions of Net Investment Income. The Fund receives ordinary income generally in the form of dividends and/or interest on its investments. The Fund also may recognize ordinary income from other sources, including, but not limited to, certain gains on foreign currency-related transactions. This income, less expenses incurred in the operation of the Fund, constitutes the Fund’s net investment income from which dividends may be paid to the separate account. In the case of a Fund whose strategy includes investing in stocks of corporations, a portion of the income dividends paid to the separate account may be qualified dividends eligible for the corporate dividends-received deduction. See the discussion below under the heading, “Dividends-Received Deduction for Corporations.”
Distributions of Capital Gains. The Fund may derive capital gain and loss in connection with sales or other dispositions of its portfolio securities. Distributions derived from the excess of net short-term capital gain over net long-term capital loss will be distributable as ordinary income. Distributions paid from the excess of net long-term capital gain over net short-term capital loss will be distributable as long-term capital gain. Any net short-term or long-term capital gain realized by the Fund (net of any capital loss carryovers) generally will be distributed once each year and may be distributed more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund.
Returns of Capital. Distributions by the Fund that are not paid from earnings and profits will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in its shares; any excess will be treated as gain from the sale of its shares. Thus, the portion of a distribution that constitutes a return of capital will decrease the shareholder’s tax basis in its Fund shares (but not below zero), and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the shareholder for tax purposes on the later sale of such Fund shares. Return of capital
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distributions can occur for a number of reasons including, among others, the Fund over-estimates the income to be received from certain investments such as those classified as partnerships or equity REITs (see “Tax Treatment of Portfolio Transactions– Investments in U.S. REITs” below).
Dividends-Received Deduction for Corporations. For corporate shareholders, a portion of the dividends paid by the Fund may qualify for the dividends-received deduction. The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions imposed under the Internal Revenue Code on the corporation claiming the deduction. Income derived by the Fund from investments in derivatives, fixed-income and foreign securities generally is not eligible for this treatment.
Pass-Through of Foreign Tax Credits. If more than 50% of the Fund’s total assets at the end of a fiscal year is invested in foreign securities, the Fund may elect to pass through to the Fund’s shareholders their pro rata share of foreign taxes paid by the Fund. If this election is made, the Fund may report more taxable income than it actually distributes. The shareholders will then be entitled either to deduct their share of these taxes in computing their taxable income or to claim a foreign tax credit for these taxes against their U.S. federal income tax (subject to limitations for certain shareholders). Shareholders may be unable to claim a credit for the full amount of their proportionate shares of the foreign income tax paid by the Fund due to certain limitations that may apply. The Fund reserves the right not to pass through to its shareholders the amount of foreign income taxes paid by the Fund. Additionally, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass through of foreign tax credits to shareholders. See “Tax Treatment of Portfolio Transactions– Securities Lending” below.
Tax Credit Bonds. If the Fund holds, directly or indirectly, one or more “tax credit bonds” (including build America bonds, clean renewable energy bonds and qualified tax credit bonds) on one or more applicable dates during a taxable year, the Fund may elect to permit its shareholders to claim a tax credit on their income tax returns equal to each shareholder’s proportionate share of tax credits from the applicable bonds that otherwise would be allowed to the Fund. In such a case, shareholders must include in gross income (as interest) their proportionate share of the income attributable to their proportionate share of those offsetting tax credits. A shareholder’s ability to claim a tax credit associated with one or more tax credit bonds may be subject to certain limitations imposed by the Internal Revenue Code. (Under the TCJA, the build America bonds, clean renewable energy bonds and certain other qualified bonds may no longer be issued after December 31, 2017.) Even if the Fund is eligible to pass through tax credits to shareholders, the Fund may choose not to do so.
Consent Dividends. The Fund may utilize the consent dividend provisions of section 565 of the Internal Revenue Code to make distributions. Provided that all shareholders agree in a consent filed with the income tax return of the Fund to treat as a dividend the amount specified in the consent, the amount will be considered a distribution just as any other distribution paid in money and reinvested back into the Fund.
Reportable Transactions. Under Treasury regulations, if a shareholder recognizes a loss with respect to the Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder (or certain greater amounts over a combination of years), the shareholder must file with the IRS a disclosure statement on Form 8886. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Tax Treatment of Portfolio Transactions
Set forth below is a general description of the tax treatment of certain types of securities, investment techniques and transactions that may apply to a Fund and, in turn, affect the amount, character and timing of dividends and distributions payable by the Fund to its shareholders. This section should be read in conjunction with the discussion above under “Additional Information on Portfolio Instruments, Strategies and Investment Policies” for a detailed description of the various types of securities and investment techniques that apply to the Fund.
In General. In general, gain or loss recognized by a Fund on the sale or other disposition of portfolio investments will be a capital gain or loss. Such capital gain and loss may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for
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more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules described below may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization and/or character, of certain gains or losses.
Certain Fixed-Income Investments. Gain recognized on the disposition of a debt obligation purchased by a Fund at a market discount (generally, at a price less than its principal amount) will be treated as ordinary income to the extent of the portion of the market discount that accrued during the period of time the Fund held the debt obligation unless the Fund made a current inclusion election to accrue market discount into income as it accrues. If a Fund purchases a debt obligation (such as a zero coupon security or pay-in-kind security) that was originally issued at a discount, the Fund generally is required to include in gross income each year the portion of the original issue discount that accrues during such year. Therefore, a Fund's investment in such securities may cause the Fund to recognize income and make distributions to shareholders before it receives any cash payments on the securities. To generate cash to satisfy those distribution requirements, a Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.
Options, futures, forward contracts, swap agreements and hedging transactions. In general, option premiums received by a fund are not immediately included in the income of the fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the fund transfers or otherwise terminates the option (e.g., through a closing transaction). If an option written by a fund is exercised and the fund sells or delivers the underlying stock, the fund generally will recognize capital gain or loss equal to (a) the sum of the strike price and the option premium received by the fund minus (b) the fund’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by a fund pursuant to the exercise of a put option written by it, the fund generally will subtract the premium received from its cost basis in the securities purchased. The gain or loss with respect to any termination of a fund’s obligation under an option other than through the exercise of the option and related sale or delivery of the underlying stock generally will be short-term gain or loss depending on whether the premium income received by the fund is greater or less than the amount paid by the fund (if any) in terminating the transaction. Thus, for example, if an option written by a fund expires unexercised, the fund generally will recognize short-term gain equal to the premium received.
The tax treatment of certain futures contracts entered into by a fund as well as listed non-equity options written or purchased by the fund on U.S. exchanges (including options on futures contracts, broad-based equity indices and debt securities) may be governed by section 1256 of the Internal Revenue Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, any section 1256 contracts held by a fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable. Section 1256 contracts do not include any interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap, or similar agreement.
In addition to the special rules described above in respect of options and futures transactions, a fund’s transactions in other derivative instruments (including options, forward contracts and swap agreements) as well as its other hedging, short sale, or similar transactions, may be subject to one or more special tax rules (including the constructive sale, notional principal contract, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by a fund are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to the fund, defer losses to the fund, and cause adjustments in the holding periods of the fund’s securities. These rules, therefore, could affect the amount, timing and/or character of distributions to shareholders. Moreover, because the tax rules applicable to derivative instruments are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether a fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a regulated investment company and avoid a fund-level tax.
Certain of a fund’s investments in derivatives and foreign currency-denominated instruments, and the fund’s transactions in foreign currencies and hedging activities, may produce a difference between its book income and its taxable income. If a fund’s book income is less than the sum of its taxable income and net tax-exempt income (if any), the fund could be required
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to make distributions exceeding book income to qualify as a regulated investment company. If a fund’s book income exceeds the sum of its taxable income and net tax-exempt income (if any), the distribution of any such excess will be treated as (i) a dividend to the extent of the fund’s remaining earnings and profits (including current earnings and profits arising from tax- exempt income, reduced by related deductions), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in the shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset.
Foreign Currency Transactions. A Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. This treatment could increase or decrease a Fund's ordinary income distributions to shareholders, and may cause some or all of the Fund’s previously distributed income to be classified as a return of capital. In certain cases, a Fund may make an election to treat such gain or loss as capital.
PFIC Investments. A Fund may invest in securities of foreign companies that may be classified under the Internal Revenue Code as PFICs. In general, a foreign company is classified as a PFIC if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. When investing in PFIC securities, a Fund intends to mark-to-market these securities under certain provisions of the Internal Revenue Code and recognize any unrealized gains as ordinary income at the end of the Fund’s fiscal and excise tax years. Deductions for losses are allowable only to the extent of any current or previously recognized gains. These gains (reduced by allowable losses) are treated as ordinary income that a Fund is required to distribute, even though it has not sold or received dividends from these securities. Foreign companies are not required to identify themselves as PFICs. Due to various complexities in identifying PFICs, a Fund can give no assurances that it will be able to identify portfolio securities in foreign corporations that are PFICs in time for the Fund to make a mark-to-market election. If a Fund is unable to identify an investment as a PFIC and thus does not make a mark-to-market election, the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its shareholders. Additional charges in the nature of interest may be imposed on a Fund in respect of deferred taxes arising from such distributions or gains.
Investments in U.S. REITs. A U.S. REIT is not subject to federal income tax on the income and gains it distributes to shareholders. Dividends paid by a U.S. REIT, other than capital gain distributions, will be taxable as ordinary income up to the amount of the U.S. REIT’s current and accumulated earnings and profits. Capital gain dividends paid by a U.S. REIT to a Fund will be treated as long-term capital gains by the Fund and, in turn, may be distributed by the Fund to its shareholders as a capital gain distribution. Because of certain noncash expenses, such as property depreciation, an equity U.S. REIT’s cash flow may exceed its taxable income. The equity U.S. REIT, and in turn a Fund, may distribute this excess cash to shareholders in the form of a return of capital distribution. However, if a U.S. REIT is operated in a manner that fails to qualify as a U.S. REIT, an investment in the U.S. REIT would become subject to double taxation, meaning the taxable income of the U.S. REIT would be subject to federal income tax at the corporate income tax rate without any deduction for dividends paid to shareholders and the dividends would be taxable to shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the U.S. REIT’s current and accumulated earnings and profits. Also, see “Tax Treatment of Portfolio Transactions– Investment in taxable mortgage pools (excess inclusion income)” and “Non-U.S. Investors– Investment in U.S. real property” below with respect to certain other tax aspects of investing in U.S. REITs.
Investment in non-U.S. REITs. While non-U.S. REITs often use complex acquisition structures that seek to minimize taxation in the source country, an investment by a Fund in a non-U.S. REIT may subject the Fund, directly or indirectly, to corporate taxes, withholding taxes, transfer taxes and other indirect taxes in the country in which the real estate acquired by the non-U.S. REIT is located. A Fund’s pro rata share of any such taxes will reduce the Fund’s return on its investment. A Fund’s investment in a non-U.S. REIT may be considered an investment in a PFIC, as discussed above in “PFIC investments.” In addition, foreign withholding taxes on distributions from the non-U.S. REIT may be reduced or eliminated under certain tax treaties, as discussed above in “Taxation of the Fund– Foreign income tax.” Also, a Fund in certain limited circumstances may be required to file an income tax return in the source country and pay tax on any gain realized from its investment in the non-U.S. REIT under rules similar to those in the United States, which tax foreign persons on gain realized from dispositions of interests in U.S. real estate.
Investment in Taxable Mortgage Pools (Excess Inclusion Income). Under a Notice issued by the IRS, the Internal Revenue Code and Treasury regulations to be issued, a portion of a Fund’s income from a U.S. REIT that is attributable to the REIT’s residual interest in a real estate mortgage investment conduit (“REMIC”) or equity interests in a “taxable mortgage
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pool” (referred to in the Internal Revenue Code as an excess inclusion) will be subject to federal income tax in all events. The excess inclusion income of a regulated investment company, such as a Fund, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including qualified pension plans, individual retirement accounts, 401(k) plans, Keogh plans or other tax-exempt entities) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign stockholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities, and tax-exempt organizations not subject to UBTI) is a record holder of a share in a regulated investment company, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the corporate income tax rate. The Notice imposes certain reporting requirements upon regulated investment companies that have excess inclusion income. Internal Revenue Code Section 860E(f) further provides that, except as provided in regulations (which have not been issued), with respect to any variable contract (as defined in section 817), there shall be no adjustment in the reserve to the extent of any excess inclusion. There can be no assurance that a Fund will not allocate to shareholders excess inclusion income.
These rules are potentially applicable to a Fund with respect to any income it receives from the equity interests of certain mortgage pooling vehicles, either directly or, as is more likely, through an investment in a U.S. REIT. It is unlikely that these rules will apply to a Fund that has a non-REIT strategy.
Investments in Partnerships and QPTPs. For purposes of the Income Requirement, income derived by a Fund from a partnership that is not a QPTP will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized directly by the Fund. While the rules are not entirely clear with respect to a Fund investing in a partnership outside a master-feeder structure, for purposes of testing whether a Fund satisfies the Asset Diversification Test, the Fund generally is treated as owning a pro rata share of the underlying assets of a partnership. See “Taxation of the Fund.” In contrast, different rules apply to a partnership that is a QPTP. A QPTP is a partnership (a) the interests in which are traded on an established securities market, (b) that is treated as a partnership for federal income tax purposes, and (c) that derives less than 90% of its income from sources that satisfy the Income Requirement (e.g., because it invests in commodities). All of the net income derived by a Fund from an interest in a QPTP will be treated as qualifying income but the Fund may not invest more than 25% of its total assets in one or more QPTPs. However, there can be no assurance that a partnership classified as a QPTP in one year will qualify as a QPTP in the next year. Any such failure to annually qualify as a QPTP might, in turn, cause a Fund to fail to qualify as a regulated investment company. Although, in general, the passive loss rules of the Internal Revenue Code do not apply to RICs, such rules do apply to a Fund with respect to items attributable to an interest in a QPTP. Fund investments in partnerships, including in QPTPs, may result in the Fund being subject to state, local or foreign income, franchise or withholding tax liabilities.
Securities Lending. While securities are loaned out by a Fund, the Fund generally will receive from the borrower amounts equal to any dividends or interest paid on the borrowed securities. For federal income tax purposes, payments made “in lieu of” dividends are not considered dividend income. These distributions will not qualify for the 50% dividends-received deduction for corporations. Also, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass through of foreign tax credits to shareholders. Additionally, in the case of a Fund with a strategy of investing in tax-exempt securities, any payments made “in lieu of” tax-exempt interest will be considered taxable income to the Fund, and thus, to the investors, even though such interest may be tax-exempt when paid to the borrower.
Investments in Convertible Securities. Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt. The creditor-holder's exercise of the conversion privilege is treated as a nontaxable event. Mandatorily convertible debt (e.g., an exchange-traded note or ETN issued in the form of an unsecured obligation that pays a return based on the performance of a specified market index, exchange currency, or commodity) is often, but not always, treated as a contract to buy or sell the reference property rather than debt. Similarly, convertible preferred stock with a mandatory conversion feature is ordinarily, but not always, treated as equity rather than debt.
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Dividends received generally are eligible for the corporate dividends-received deduction. In general, conversion of preferred stock for common stock of the same corporation is tax-free. Conversion of preferred stock for cash is a taxable redemption. Any redemption premium for preferred stock that is redeemable by the issuing company might be required to be amortized under original issue discount principles.
Investments in Securities of Uncertain Tax Character. A Fund may invest in securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by a Fund, it could affect the timing or character of income recognized by the Fund, requiring the Fund to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to regulated investment companies under the Internal Revenue Code.
Effect of Future Legislation; Local Tax Considerations
The foregoing general discussion of U.S. federal income tax consequences is based on the Internal Revenue Code and the regulations issued thereunder as in effect on the date of this SAI. Future legislative or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein. Rules of state and local taxation of ordinary income and capital gain dividends may differ from the rules for U.S. federal income taxation described above. Distributions may also be subject to additional state, local and foreign taxes depending on each shareholder’s particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those summarized above. Shareholders are urged to consult their tax advisors as to the consequences of these and other state and local tax rules affecting investment in the Fund.
Tax Consequences to Shareholders
Since shareholders of the Fund solely will be registered management investment companies that are “funds-of-funds” advised by NFA the shares of which must be purchased through separate accounts used to fund variable insurance contracts, no discussion is included herein concerning federal income tax consequences for the shareholders of the Fund or contract holders. For information concerning the federal income tax consequences to any such contract holder, see the prospectus relating to the applicable investment company or contract.
Major Shareholders
To the extent NFA and its affiliates (including Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Jefferson National Life Insurance Company and Jefferson National Life Insurance Company of New York) directly or indirectly own, control and hold power to vote 25% or more of the outstanding shares of the Fund above, they are deemed to have “control” over matters which are subject to a vote of the Fund's shares.
Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company, are located at One Nationwide Plaza, Columbus, Ohio 43215. Jefferson National Life Insurance Company and Jefferson National Life Insurance Company of New York are located at 10350 Ormsby Park Place, Louisville, Kentucky 40223. Each of NFA, Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Jefferson National Life Insurance Company and Jefferson National Life Insurance Company of New York is wholly owned by Nationwide Financial Services, Inc. (“NFS”). NFS, a holding company, is a wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders.
As of April 1, 2021, the Trustees and Officers of the Trust as a group owned beneficially less than 1% of the shares of any class of the Fund.
As of April 1, 2021, the record shareholders identified in Appendix D to this SAI held five percent or greater of the shares of a class of a Fund. Fund classes are generally sold to and owned by insurance company separate accounts to serve as the investment vehicle for variable annuity and life insurance contracts. Pursuant to an order received from the SEC, the Trust maintains participation and other agreements with insurance company separate accounts that obligate such insurance companies to pass any proxy solicitations through to underlying contract holders who in turn are asked to designate voting
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instructions. In the event that an insurance company does not receive voting instructions from contract holders, it is obligated to vote the shares that correspond to such contract holders in the same proportion as instructions received from all other applicable contract holders.
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APPENDIX A
DEBT RATINGS
STANDARD & POOR’S DEBT RATINGS
A Standard & Poor’s corporate or municipal debt rating is an opinion of the general creditworthiness of an obligor, or the creditworthiness of an obligor with respect to a particular debt security or other financial obligation, based on relevant risk factors.
The debt rating does not constitute a recommendation to purchase, sell, or hold a particular security. In addition, a rating does not comment on the suitability of an investment for a particular investor. The ratings are based on current information furnished by the issuer or obtained by Standard & Poor’s from other sources it considers reliable. Standard & Poor’s does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or for other circumstances.
The ratings are based, in varying degrees, on the following considerations:
1.
Likelihood of default - capacity and willingness of the obligor as to its financial commitments in a timely manner in accordance with the terms of the obligation.
2.
Nature of and provisions of the obligation.
3.
Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting.
INVESTMENT GRADE
AAA	Debt rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. Capacity to meet financial commitments is extremely strong.
AA	Debt rated ‘AA’ has a very strong capacity to meet financial commitments and differs from the highest rated issues only in small degree.
A
Debt rated ‘A’ has a strong capacity to meet financial commitments although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB
Debt rated ‘BBB’ is regarded as having an adequate capacity meet financial commitments. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet financial commitments for debt in this category than in higher rated categories.

SPECULATIVE GRADE
Debt rated ‘BB’, ‘B’, ‘CCC’, ‘CC’ and ‘C’ are regarded as having significant speculative characteristics with respect to capacity to pay interest and repay principal. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such debt will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major risk exposures to adverse conditions.
BB
Debt rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet financial commitments.

B
Debt rated ‘B’ has a greater vulnerability to nonpayment than obligations rated BB but currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to meet financial commitments.

A-1

CCC
Debt rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions to meet financial commitments. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to meet its financial commitments.

CC	Debt rated ‘CC’ typically is currently highly vulnerable to nonpayment.
C	Debt rated ‘C’ may signify that a bankruptcy petition has been filed, but debt service payments are continued.
D
Debt rated ‘D’ is in payment default. The ‘D’ rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

MOODY’S LONG-TERM DEBT RATINGS
Aaa	Bonds which are rated Aaa are judged to be of the highest quality, with minimal credit risk.
Aa	Bonds which are rated Aa are judged to be of high quality by all standards and are subject to very low credit risk.
A	Bonds which are rated A are to be considered as upper-medium grade obligations and subject to low credit risk.
Baa	Bonds which are rated Baa are considered as medium-grade obligations, subject to moderate credit risk and in fact may have speculative characteristics.
Ba	Bonds which are rated Ba are judged to have speculative elements and are subject to substantial credit risk.
B	Bonds which are rated B are considered speculative and are subject to high credit risk.
Caa	Bonds which are rated Caa are judged to be of poor standing and are subject to very high credit risk.
Ca	Bonds which are rated Ca represent obligations which are highly speculative. Such issues are likely in default, or very near, with some prospect of recovery of principal and interest.
C	Bonds which are rated C are the lowest rated class of bonds, and are typically in default. There is little prospect for recovery of principal or interest.
STATE AND MUNICIPAL NOTES
Excerpts from Moody’s Investors Service, Inc., description of state and municipal note ratings:
MIG-1
Notes bearing this designation are of superior credit quality, enjoying excellent protection by established cash flows, highly reliable liquidity support, or demonstrated broad based access to the market for refinancing.

MIG-2	Notes bearing this designation are of strong credit quality, with margins of protection ample although not so large as in the preceding group.
MIG-3	Notes bearing this designation are of acceptable credit quality, with possibly narrow liquidity and cash flow protection. Market access for refinancing is likely to be less well established.
SG	Notes bearing this designation are of speculative grade credit quality and may lack sufficient margins of protection.
FITCH, INC. BOND RATINGS
Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt in a timely manner.
The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength and credit quality.
A-2

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.
Bonds that have the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.
Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.
Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.
AAA
Bonds considered investment grade and representing the lowest expectation of credit risk. The obligor has an exceptionally strong capacity for timely payment of financial commitments, a capacity that is highly unlikely to be adversely affected by foreseeable events.

AA
Bonds considered to be investment grade and of very high credit quality. This rating indicates a very strong capacity for timely payment of financial commitments, a capacity that is not significantly vulnerable to foreseeable events.

A
Bonds considered to be investment grade and represent a low expectation of credit risk. This rating indicates a strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in economic conditions or circumstances than long term debt with higher ratings.

BBB
Bonds considered to be in the lowest investment grade and indicates that there is currently low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in economic conditions and circumstances are more likely to impair this capacity.

BB
Bonds are considered speculative. This rating indicates that there is a possibility of credit risk developing, particularly as the result of adverse economic changes over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B
Bonds are considered highly speculative. This rating indicates that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC and C
Bonds are considered a high default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’
rating indicates that default of some kind appears probable. ‘C’ rating signal imminent default.

DDD, DD and D
Bonds are in default. Such bonds are not meeting current obligations and are extremely speculative.
‘DDD’ designates the highest potential for recovery of amounts outstanding on any securities involved and ‘D’ represents the lowest potential for recovery.

SHORT-TERM RATINGS
STANDARD & POOR’S COMMERCIAL PAPER RATINGS
A Standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.
A-3

Ratings are graded into several categories, ranging from ‘A-1’ for the highest quality obligations to ‘D’ for the lowest. These categories are as follows:
A-1
This highest category indicates that capacity to meet financial commitments is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2
Capacity to meet financial commitments is satisfactory, although more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories.

A-3
Issues carrying this designation have adequate protections. They are, however, more vulnerable to adverse economic conditions or changing circumstances which could weaken capacity to meet financial commitments.

B	Issues rated ‘B’ are regarded as having significant speculative characteristics.
C	This rating is assigned to short-term debt obligations that are vulnerable to nonpayment and dependent on favorable business, financial, and economic conditions in order to meet financial commitments.
D
Debt rated ‘D’ is in payment default. The ‘D’ rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

STANDARD & POOR’S NOTE RATINGS
An S&P note rating reflects the liquidity factors and market-access risks unique to notes. Notes maturing in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.
The following criteria will be used in making the assessment:
1.
Amortization schedule - the larger the final maturity relative to other maturities, the more likely the issue is to be treated as a note.
2.
Source of payment - the more the issue depends on the market for its refinancing, the more likely it is to be considered a note.
Note rating symbols and definitions are as follows:
SP-1	Strong capacity to pay principal and interest. Issues determined to possess very strong capacity to pay principal and interest are given a plus (+) designation.
SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3	Speculative capacity to pay principal and interest.
MOODY’S SHORT-TERM RATINGS
Moody’s short-term debt ratings are opinions of the ability of issuers to honor short-term financial obligations. These obligations have an original maturity not exceeding thirteen months, unless explicitly noted. Moody’s employs the following three designations to indicate the relative repayment capacity of rated issuers:
P-1	Issuers (or supporting institutions) rated Prime-1 have a superior capacity to repay short-term debt obligations.
P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.
A-4

Issuers rated Not Prime do not fall within any of the Prime rating categories.
MOODY’S NOTE RATINGS
MIG 1/VMIG 1
Notes bearing this designation are of superior credit quality, enjoying excellent protection by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2	Notes bearing this designation are of strong credit quality, with margins of protection ample although not so large as in the preceding group.
MIG 3/VMIG 3	Notes bearing this designation are of acceptable credit quality, with possibly narrow liquidity and cash- flow protection. Market access for refinancing is likely to be less well established.
SG	Notes bearing this designation are of speculative-grade credit quality and may lack sufficient margins of protection.
FITCH’S SHORT-TERM RATINGS
Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.
The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.
F-1+	Best quality, indicating exceptionally strong capacity to meet financial commitments.
F-1	Best quality, indicating strong capacity to meet financial commitments.
F-2	Good quality with satisfactory capacity to meet financial commitments.
F-3	Fair quality with adequate capacity to meet financial commitments but near term adverse conditions could impact the commitments.
B	Speculative quality and minimal capacity to meet commitments and vulnerability to short-term adverse changes in financial and economic conditions.
C	Possibility of default is high and the financial commitments are dependent upon sustained, favorable business and economic conditions.
D	In default and has failed to meet its financial commitments.
A-5

APPENDIX B
PROXY VOTING GUIDELINES SUMMARIES
NATIONWIDE FUND ADVISORS
GENERAL
The Board of Trustees of Nationwide Mutual Funds and Nationwide Variable Insurance Trust (the “Funds”) has approved the continued delegation of the authority to vote proxies relating to the securities held in the portfolios of the Funds to each Fund’s investment adviser or subadviser, some of which advisers and subadvisers use an independent service provider, as described below.
Nationwide Fund Advisors (“NFA” or the “Adviser”), is an investment adviser that is registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”). NFA currently provides investment advisory services to registered investment companies (hereinafter referred to collectively as “Clients”).
Voting proxies that are received in connection with underlying portfolio securities held by Clients is an important element of the portfolio management services that NFA performs for Clients. NFA’s goal in performing this service is to make proxy voting decisions: (i) to vote or not to vote proxies in a manner that serves the best economic interests of Clients; and (ii) that avoid the influence of conflicts of interest. To implement this goal, NFA has adopted proxy voting guidelines (the “Proxy Voting Guidelines”) to assist it in making proxy voting decisions and in developing procedures for effecting those decisions. The Proxy Voting Guidelines are designed to ensure that, where NFA has the authority to vote proxies, all legal, fiduciary, and contractual obligations will be met.
The Proxy Voting Guidelines address a wide variety of individual topics, including, among other matters, shareholder voting rights, anti-takeover defenses, board structures and the election of directors, executive and director compensation, reorganizations, mergers, and various shareholder proposals.
The proxy voting records of the Funds are available to shareholders on the Trust’s website, https://www.nationwide.com/personal/investing/mutual-funds/proxy-voting/, and the SEC’s EDGAR database on its website, sec.gov.
HOW PROXIES ARE VOTED
NFA has delegated to Institutional Shareholder Services Inc. (“ISS”), an independent service provider, the administration of proxy voting for Client portfolio securities directly managed by NFA, subject to oversight by NFA’s “Proxy Voting Committee.” ISS, a Delaware corporation, provides proxy-voting services to many asset managers on a global basis. The NFA Proxy Voting Committee has reviewed, and will continue to review annually, the relationship with ISS and the quality and effectiveness of the various services provided by ISS.
Specifically, ISS assists NFA in the proxy voting and corporate governance oversight process by developing and updating the “ISS Proxy Voting Guidelines,” which are incorporated into the Proxy Voting Guidelines, and by providing research and analysis, recommendations regarding votes, operational implementation, and recordkeeping and reporting services. ISS also provides NFA with any additional solicitation materials filed by an issuer in response to any ISS recommendation. NFA’s Proxy Voting Committee evaluates any such additional information provided by ISS and uses its best judgement in voting proxies on behalf of Client Accounts. NFA’s decision to retain ISS is based principally on the view that the services that ISS provides, subject to oversight by NFA, generally will result in proxy voting decisions which serve the best economic interests of Clients. NFA has reviewed, analyzed, and determined that the ISS Proxy Voting Guidelines are consistent with the views of NFA on the various types of proxy proposals. When the ISS Proxy Voting Guidelines do not cover a specific proxy issue and ISS does not provide a recommendation: (i) ISS will notify NFA; and (ii) NFA’s Proxy Voting Committee will use its best judgment in voting proxies on behalf of the Clients. A summary of the ISS Proxy Voting Guidelines is set forth below.
B-1

CONFLICTS OF INTEREST
NFA does not engage in investment banking, administration or management of corporate retirement plans, or any other activity that is likely to create a potential conflict of interest. In addition, because Client proxies are voted by ISS pursuant to the pre-determined ISS Proxy Voting Guidelines, NFA generally does not make an actual determination of how to vote a particular proxy, and, therefore, proxies voted on behalf of Clients do not reflect any conflict of interest. Nevertheless, the Proxy Voting Guidelines address the possibility of such a conflict of interest arising.
The Proxy Voting Guidelines provide that, if a proxy proposal were to create a conflict of interest between the interests of a Client and those of NFA (or between a Client and those of any of NFA’s affiliates, including Nationwide Fund Distributors LLC and Nationwide), then the proxy should be voted strictly in conformity with the recommendation of ISS. To monitor compliance with this policy, any proposed or actual deviation from a recommendation of ISS must be reported by the NFA Proxy Voting Committee to the chief counsel for NFA. The chief counsel for NFA then will provide guidance concerning the proposed deviation and whether a deviation presents any potential conflict of interest. If NFA then casts a proxy vote that deviates from an ISS recommendation, the affected Client (or other appropriate Client authority) will be given a report of this deviation.
CIRCUMSTANCES UNDER WHICH PROXIES WILL NOT BE VOTED
NFA shall attempt to process every vote for all domestic and foreign proxies that they receive; however, there may be cases in which NFA will not process a proxy because it is impractical or too expensive to do so. For example, NFA will not process a proxy in connection with a foreign security if the cost of voting a foreign proxy outweighs the benefit of voting the foreign proxy, when NFA has not been given enough time to process the vote, or when a sell order for the foreign security is outstanding and proxy voting would impede the sale of the foreign security. Also, NFA generally will not seek to recall the securities on loan for the purpose of voting the securities -- except, in regard to a sub-advised Fund, for those proxy votes that a subadviser (retained to manage the sub-advised Fund and overseen by NFA) has determined could materially affect the security on loan. The Firm will seek to have the appropriate Subadviser(s) vote those proxies relating to securities on loan that are held by a Sub-advised Nationwide Fund that the Subadviser(s) has determined could materially affect the security on loan.
DELEGATION OF PROXY VOTING TO SUBADVISERS TO FUNDS
For any Fund, or portion of a Fund that is directly managed by a subadviser, the Trustees of the Fund and NFA have delegated proxy voting authority to that subadviser. Each subadviser has provided its proxy voting policies to NFA for review and these proxy voting policies are described elsewhere in this Appendix B. Each subadviser is required to represent quarterly to NFA that (1) all proxies of the Fund(s) managed by the subadviser were voted in accordance with the subadviser’s proxy voting policies as provided to NFA; (2) there have been no material changes to the subadviser’s proxy voting policies; and (3) all proxies voted by the subadviser were cast as intended.
ISS’ 2020 U.S. Proxy Voting Concise Guidelines
BOARD OF DIRECTORS
Voting on Director Nominees in Uncontested Elections
General Recommendation: Generally vote for director nominees, except under the following circumstances (with new nominees1 considered on case-by-case basis):
Independence
Vote against2 or withhold from non-independent directors (Executive Directors and Non-Independent Non-Executive Directors per ISS’ Classification of Directors) when:
•Independent directors comprise 50 percent or less of the board;
•The non-independent director serves on the audit, compensation, or nominating committee;
B-2

•The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee; or
•The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee.
Composition
Attendance at Board and Committee Meetings: Generally vote against or withhold from directors (except nominees who served only part of the fiscal year3) who attend less than 75 percent of the aggregate of their board and committee meetings for the period for which they served, unless an acceptable reason for absences is disclosed in the proxy or another SEC filing. Acceptable reasons for director absences are generally limited to the following:
•Medical issues/illness;
•Family emergencies; and
•Missing only one meeting (when the total of all meetings is three or fewer).
In cases of chronic poor attendance without reasonable justification, in addition to voting against the director(s) with poor attendance, generally vote against or withhold from appropriate members of the nominating/governance committees or the full board.
If the proxy disclosure is unclear and insufficient to determine whether a director attended at least 75 percent of the aggregate of his/her board and committee meetings during his/her period of service, vote against or withhold from the director(s) in question.
Overboarded Directors: Generally vote against or withhold from individual directors who:
•Sit on more than five public company boards; or
•Are CEOs of public companies who sit on the boards of more than two public companies besides their own— withhold only at their outside boards4.
Diversity:
For companies in the Russell 3000 or S&P 1500 indices, generally vote against or withhold from the chair of the nominating committee (or other directors on a case-by-case basis) at companies where there are no women on the company's board. Mitigating factors include:
•Until Feb. 1, 2021, a firm commitment, as stated in the proxy statement, to appoint at least one woman to the board within a year;
•The presence of a woman on the board at the preceding annual meeting and a firm commitment to appoint at least one woman to the board within a year; or
•Other relevant factors as applicable.
Responsiveness
Vote case-by-case on individual directors, committee members, or the entire board of directors as appropriate if:
•The board failed to act on a shareholder proposal that received the support of a majority of the shares cast in the previous year or failed to act on a management proposal seeking to ratify an existing charter/bylaw provision that received opposition of a majority of the shares cast in the previous year. Factors that will be considered are:
•Disclosed outreach efforts by the board to shareholders in the wake of the vote;
•Rationale provided in the proxy statement for the level of implementation;
•The subject matter of the proposal;
•The level of support for and opposition to the resolution in past meetings;
•Actions taken by the board in response to the majority vote and its engagement with shareholders;
•The continuation of the underlying issue as a voting item on the ballot (as either shareholder or management proposals); and
•Other factors as appropriate.
•The board failed to act on takeover offers where the majority of shares are tendered;
B-3

•At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote.
Vote case-by-case on Compensation Committee members (or, in exceptional cases, the full board) and the Say on Pay proposal if:
•The company’s previous say-on-pay received the support of less than 70 percent of votes cast. Factors that will be considered are:
•The company's response, including:
•Disclosure of engagement efforts with major institutional investors, including the frequency and timing of engagements and the company participants (including whether independent directors participated);
•Disclosure of the specific concerns voiced by dissenting shareholders that led to the say-on-pay opposition;
•Disclosure of specific and meaningful actions taken to address shareholders' concerns;
•Other recent compensation actions taken by the company;
•Whether the issues raised are recurring or isolated;
•The company's ownership structure; and
•Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.
•The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received the plurality of votes cast.
Accountability
Problematic Takeover Defenses/Governance Structure
Poison Pills: Vote against or withhold from all nominees (except new nominees1, who should be considered case-by-case) if:
•The company has a poison pill that was not approved by shareholders5. However, vote case-by-case on nominees if the board adopts an initial pill with a term of one year or less, depending on the disclosed rationale for the adoption, and other factors as relevant (such as a commitment to put any renewal to a shareholder vote).
•The board makes a material adverse modification to an existing pill, including, but not limited to, extension, renewal, or lowering the trigger, without shareholder approval.
Classified Board Structure: The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election. All appropriate nominees (except new) may be held accountable.
Removal of Shareholder Discretion on Classified Boards: The company has opted into, or failed to opt out of, state laws requiring a classified board structure.
Director Performance Evaluation: The board lacks mechanisms to promote accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one-, three-, and five-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only). Take into consideration the company’s operational metrics and other factors as warranted. Problematic provisions include but are not limited to:
•A classified board structure;
•A supermajority vote requirement;
•Either a plurality vote standard in uncontested director elections, or a majority vote standard in contested elections;
•The inability of shareholders to call special meetings;
•The inability of shareholders to act by written consent;
•A multi-class capital structure; and/or
•A non-shareholder-approved poison pill.
B-4

Unilateral Bylaw/Charter Amendments and Problematic Capital Structures: Generally vote against or withhold from directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case) if the board amends the company's bylaws or charter without shareholder approval in a manner that materially diminishes shareholders' rights or that could adversely impact shareholders, considering the following factors:
•The board's rationale for adopting the bylaw/charter amendment without shareholder ratification;
•Disclosure by the company of any significant engagement with shareholders regarding the amendment;
•The level of impairment of shareholders' rights caused by the board's unilateral amendment to the bylaws/charter;
•The board's track record with regard to unilateral board action on bylaw/charter amendments or other entrenchment provisions;
•The company's ownership structure;
•The company's existing governance provisions;
•The timing of the board's amendment to the bylaws/charter in connection with a significant business development; and
•Other factors, as deemed appropriate, that may be relevant to determine the impact of the amendment on shareholders.
Unless the adverse amendment is reversed or submitted to a binding shareholder vote, in subsequent years vote case- by-case on director nominees. Generally vote against (except new nominees1, who should be considered case-by-case) if the directors:
•Classified the board;
•Adopted supermajority vote requirements to amend the bylaws or charter; or
•Eliminated shareholders' ability to amend bylaws.
Problematic Capital Structure - Newly Public Companies: For newly public companies6, generally vote against or withhold from the entire board (except new nominees1, who should be considered case-by-case) if, prior to or in connection with the company's public offering, the company or its board implemented a multi-class capital structure in which the classes have unequal voting rights without subjecting the multi-class capital structure to a reasonable time-based sunset. In assessing the reasonableness of a time-based sunset provision, consideration will be given to the company’s lifespan, its post-IPO ownership structure and the board’s disclosed rationale for the sunset period selected. No sunset period of more than seven years from the date of the IPO will be considered to be reasonable.
Continue to vote against or withhold from incumbent directors in subsequent years, unless the problematic capital structure is reversed or removed.
•Problematic Governance Structure - Newly Public Companies: For newly public companies6, generally vote against or withhold from directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case) if, prior to or in connection with the company's public offering, the company or its board adopted the following bylaw or charter provisions that are considered to be materially adverse to shareholder rights: Supermajority vote requirements to amend the bylaws or charter;
•A classified board structure; or
•Other egregious provisions.
A reasonable sunset provision will be considered a mitigating factor.
Unless the adverse provision is reversed or removed, vote case-by-case on director nominees in subsequent years.
Management Proposals to Ratify Existing Charter or Bylaw Provisions: Vote against/withhold from individual directors, members of the governance committee, or the full board, where boards ask shareholders to ratify existing charter or bylaw provisions considering the following factors:
•The presence of a shareholder proposal addressing the same issue on the same ballot;
•The board's rationale for seeking ratification;
•Disclosure of actions to be taken by the board should the ratification proposal fail;
•Disclosure of shareholder engagement regarding the board’s ratification request;
•The level of impairment to shareholders' rights caused by the existing provision;
•The history of management and shareholder proposals on the provision at the company’s past meetings;
•Whether the current provision was adopted in response to the shareholder proposal;
•The company's ownership structure; and
B-5

•Previous use of ratification proposals to exclude shareholder proposals.
Restrictions on Shareholders’ Rights
Restricting Binding Shareholder Proposals: Generally vote against or withhold from the members of the governance committee if:
•The company’s governing documents impose undue restrictions on shareholders’ ability to amend the bylaws. Such restrictions include, but are not limited to: outright prohibition on the submission of binding shareholder proposals, or share ownership requirements, subject matter restrictions, or time holding requirements in excess of SEC Rule 14a-8. Vote against or withhold on an ongoing basis.
Submission of management proposals to approve or ratify requirements in excess of SEC Rule 14a-8 for the submission of binding bylaw amendments will generally be viewed as an insufficient restoration of shareholders' rights. Generally continue to vote against or withhold on an ongoing basis until shareholders are provided with an unfettered ability to amend the bylaws or a proposal providing for such unfettered right is submitted for shareholder approval.
Problematic Audit-Related Practices
Generally vote against or withhold from the members of the Audit Committee if:
•The non-audit fees paid to the auditor are excessive;
•The company receives an adverse opinion on the company’s financial statements from its auditor; or
•There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.
Vote case-by-case on members of the Audit Committee and potentially the full board if:
•Poor accounting practices are identified that rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence, and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether withhold/against votes are warranted.
Problematic Compensation Practices
In the absence of an Advisory Vote on Executive Compensation (Say on Pay) ballot item or in egregious situations, vote against or withhold from the members of the Compensation Committee and potentially the full board if:
•There is an unmitigated misalignment between CEO pay and company performance (pay for performance);
•The company maintains significant problematic pay practices; or
•The board exhibits a significant level of poor communication and responsiveness to shareholders.
Generally vote against or withhold from the Compensation Committee chair, other committee members, or potentially the full board if:
•The company fails to include a Say on Pay ballot item when required under SEC provisions, or under the company’s declared frequency of say on pay; or
•The company fails to include a Frequency of Say on Pay ballot item when required under SEC provisions.
Generally vote against members of the board committee responsible for approving/setting non-employee director compensation if there is a pattern (i.e., two or more years) of awarding excessive non-employee director compensation without disclosing a compelling rationale or other mitigating factors.
B-6

Problematic Pledging of Company Stock:
Vote against the members of the committee that oversees risks related to pledging, or the full board, where a significant level of pledged company stock by executives or directors raises concerns. The following factors will be considered:
•The presence of an anti-pledging policy, disclosed in the proxy statement, that prohibits future pledging activity;
•The magnitude of aggregate pledged shares in terms of total common shares outstanding, market value, and trading volume;
•Disclosure of progress or lack thereof in reducing the magnitude of aggregate pledged shares over time;
•Disclosure in the proxy statement that shares subject to stock ownership and holding requirements do not include pledged company stock; and
•Any other relevant factors.
Governance Failures
Under extraordinary circumstances, vote against or withhold from directors individually, committee members, or the entire board, due to:
•Material failures of governance, stewardship, risk oversight7, or fiduciary responsibilities at the company;
•Failure to replace management as appropriate; or
•Egregious actions related to a director’s service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.
Voting on Director Nominees in Contested Elections
Vote-No Campaigns
General Recommendation: In cases where companies are targeted in connection with public “vote-no” campaigns, evaluate director nominees under the existing governance policies for voting on director nominees in uncontested elections. Take into consideration the arguments submitted by shareholders and other publicly available information.
Proxy Contests/Proxy Access— Voting for Director Nominees in Contested Elections
General Recommendation: Vote case-by-case on the election of directors in contested elections, considering the following factors:
•Long-term financial performance of the company relative to its industry;
•Management’s track record;
•Background to the contested election;
•Nominee qualifications and any compensatory arrangements;
•Strategic plan of dissident slate and quality of the critique against management;
•Likelihood that the proposed goals and objectives can be achieved (both slates); and
•Stock ownership positions.
In the case of candidates nominated pursuant to proxy access, vote case-by-case considering any applicable factors listed above or additional factors which may be relevant, including those that are specific to the company, to the nominee(s) and/or to the nature of the election (such as whether there are more candidates than board seats).
Independent Board Chair
General Recommendation: Generally vote for shareholder proposals requiring that the board chair position be filled by an independent director, taking into consideration the following:
•The scope and rationale of the proposal;
•The company's current board leadership structure;
•The company's governance structure and practices;
•Company performance; and
•Any other relevant factors that may be applicable.
B-7

The following factors will increase the likelihood of a “for” recommendation:
•A majority non-independent board and/or the presence of non-independent directors on key board committees;
•A weak or poorly-defined lead independent director role that fails to serve as an appropriate counterbalance to a combined CEO/chair role;
•The presence of an executive or non-independent chair in addition to the CEO, a recent recombination of the role of CEO and chair, and/or departure from a structure with an independent chair;
•Evidence that the board has failed to oversee and address material risks facing the company;
•A material governance failure, particularly if the board has failed to adequately respond to shareholder concerns or if the board has materially diminished shareholder rights; or
•Evidence that the board has failed to intervene when management’s interests are contrary to shareholders' interests.
Proxy Access
General Recommendation: Generally vote for management and shareholder proposals for proxy access with the following provisions:
•Ownership threshold: maximum requirement not more than three percent (3%) of the voting power;
•Ownership duration: maximum requirement not longer than three (3) years of continuous ownership for each member of the nominating group;
•Aggregation: minimal or no limits on the number of shareholders permitted to form a nominating group;
•Cap: cap on nominees of generally twenty-five percent (25%) of the board.
Review for reasonableness any other restrictions on the right of proxy access.
Generally vote against proposals that are more restrictive than these guidelines.
SHAREHOLDER RIGHTS & DEFENSES
Ratification Proposals: Management Proposals to Ratify Existing Charter or Bylaw Provisions
General Recommendation: Generally vote against management proposals to ratify provisions of the company’s existing charter or bylaws, unless these governance provisions align with best practice.
In addition, voting against/withhold from individual directors, members of the governance committee, or the full board may be warranted, considering:
•The presence of a shareholder proposal addressing the same issue on the same ballot;
•The board's rationale for seeking ratification;
•Disclosure of actions to be taken by the board should the ratification proposal fail;
•Disclosure of shareholder engagement regarding the board’s ratification request;
•The level of impairment to shareholders' rights caused by the existing provision;
•The history of management and shareholder proposals on the provision at the company’s past meetings;
•Whether the current provision was adopted in response to the shareholder proposal;
•The company's ownership structure; and
•Previous use of ratification proposals to exclude shareholder proposals.
CAPITAL/RESTRUCTURING
Common Stock Authorization
General Recommendation: Vote for proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.
Vote against proposals at companies with more than one class of common stock to increase the number of authorized shares of the class of common stock that has superior voting rights.
B-8

Vote against proposals to increase the number of authorized common shares if a vote for a reverse stock split on the same ballot is warranted despite the fact that the authorized shares would not be reduced proportionally.
Vote case-by-case on all other proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:
•Past Board Performance:
•The company's use of authorized shares during the last three years;
•The Current Request:
•Disclosure in the proxy statement of the specific purposes of the proposed increase;
•Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request; and
•The dilutive impact of the request as determined relative to an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company's need for shares and total shareholder returns.
ISS will apply the relevant allowable increase below to requests to increase common stock that are for general corporate purposes (or to the general corporate purposes portion of a request that also includes a specific need):
•Most companies: 100 percent of existing authorized shares.
•Companies with less than 50 percent of existing authorized shares either outstanding or reserved for issuance: 50 percent of existing authorized shares.
•Companies with one- and three-year total shareholder returns (TSRs) in the bottom 10 percent of the U.S. market as of the end of the calendar quarter that is closest to their most recent fiscal year end: 50 percent of existing authorized shares.
•Companies at which both conditions (B and C) above are both present: 25 percent of existing authorized shares.
If there is an acquisition, private placement, or similar transaction on the ballot (not including equity incentive plans) that ISS is recommending FOR, the allowable increase will be the greater of (i) twice the amount needed to support the transactions on the ballot, and (ii) the allowable increase as calculated above.
Share Repurchase Programs
General Recommendation: For U.S.-incorporated companies, and foreign-incorporated U.S. Domestic Issuers that are traded solely on U.S. exchanges, vote for management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms, or to grant the board authority to conduct open-market repurchases, in the absence of company-specific concerns regarding:
•Greenmail,
•The use of buybacks to inappropriately manipulate incentive compensation metrics,
•Threats to the company's long-term viability, or
•Other company-specific factors as warranted.
Vote case-by-case on proposals to repurchase shares directly from specified shareholders, balancing the stated rationale against the possibility for the repurchase authority to be misused, such as to repurchase shares from insiders at a premium to market price.
Share Repurchase Programs Shareholder Proposals
General Recommendation: Generally vote against shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock. Vote for the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.
•Financial issues - company's financial situation; degree of need for capital; use of proceeds; effect of the financing on the company's cost of capital;
•Management's efforts to pursue other alternatives;
•Control issues - change in management; change in control, guaranteed board and committee seats; standstill provisions; voting agreements; veto power over certain corporate actions; and
•Conflict of interest - arm's length transaction, managerial incentives.
B-9

Vote for the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.
Mergers and Acquisitions
General Recommendation: Vote case-by-case on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:
•Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction, and strategic rationale.
•Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.
•Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.
•Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.
•Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the “ISS Transaction Summary” section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.
•Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.
COMPENSATION
Executive Pay Evaluation
•Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:
•Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;
•Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;
•Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);
•Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;
•Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors is reasonable and does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.
B-10

Advisory Votes on Executive Compensation—Management Proposals (Say-on-Pay)
General Recommendation: Vote case-by-case on ballot items related to executive pay and practices, as well as certain aspects of outside director compensation.
Vote against Advisory Votes on Executive Compensation (Say-on-Pay or “SOP”) if:
•There is an unmitigated misalignment between CEO pay and company performance (pay for performance);
•The company maintains significant problematic pay practices;
•The board exhibits a significant level of poor communication and responsiveness to shareholders.
Vote against or withhold from the members of the Compensation Committee and potentially the full board if:
•There is no SOP on the ballot, and an against vote on an SOP would otherwise be warranted due to pay-for- performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;
•The board fails to respond adequately to a previous SOP proposal that received less than 70 percent support of votes cast;
•The company has recently practiced or approved problematic pay practices, such as option repricing or option backdating; or
•The situation is egregious.
Primary Evaluation Factors for Executive Pay
Pay-for-Performance Evaluation
ISS annually conducts a pay-for-performance analysis to identify strong or satisfactory alignment between pay and performance over a sustained period. With respect to companies in the S&P1500, Russell 3000, or Russell 3000E Indices8, this analysis considers the following:
1. Peer Group9 Alignment:
•The degree of alignment between the company's annualized TSR rank and the CEO's annualized total pay rank within a peer group, each measured over a three-year period.
•The rankings of CEO total pay and company financial performance within a peer group, each measured over a three-year period.
•The multiple of the CEO's total pay relative to the peer group median in the most recent fiscal year.
2. Absolute Alignment10 – the absolute alignment between the trend in CEO pay and company TSR over the prior five fiscal years– i.e., the difference between the trend in annual pay changes and the trend in annualized TSR during the period.
If the above analysis demonstrates significant unsatisfactory long-term pay-for-performance alignment or, in the case of companies outside the Russell indices, a misalignment between pay and performance is otherwise suggested, our analysis may include any of the following qualitative factors, as relevant to an evaluation of how various pay elements may work to encourage or to undermine long-term value creation and alignment with shareholder interests:
•The ratio of performance- to time-based incentive awards;
•The overall ratio of performance-based compensation to fixed or discretionary pay;
•The rigor of performance goals;
•The complexity and risks around pay program design;
•The transparency and clarity of disclosure;
•The company's peer group benchmarking practices;
•Financial/operational results, both absolute and relative to peers;
•Special circumstances related to, for example, a new CEO in the prior FY or anomalous equity grant practices (e.g., bi-annual awards);
•Realizable pay11 compared to grant pay; and
•Any other factors deemed relevant.
B-11

Problematic Pay Practices
The focus is on executive compensation practices that contravene the global pay principles, including:
•Problematic practices related to non-performance-based compensation elements;
•Incentives that may motivate excessive risk-taking or present a windfall risk; and
•Pay decisions that circumvent pay-for-performance, such as options backdating or waiving performance requirements.
Problematic Pay Practices related to Non-Performance-Based Compensation Elements
Pay elements that are not directly based on performance are generally evaluated case-by-case considering the context of a company's overall pay program and demonstrated pay-for-performance philosophy. Please refer to ISS' U.S. Compensation Policies FAQ document for detail on specific pay practices that have been identified as potentially problematic and may lead to negative recommendations if they are deemed to be inappropriate or unjustified relative to executive pay best practices. The list below highlights the problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:
•Repricing or replacing of underwater stock options/SARs without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);
•Extraordinary perquisites or tax gross-ups;
•New or materially amended agreements that provide for:
•Excessive termination or CIC severance payments (generally exceeding 3 times base salary and average/target/most recent bonus);
•CIC severance payments without involuntary job loss or substantial diminution of duties (“single” or “modified single” triggers) or in connection with a problematic Good Reason definition;
•CIC excise tax gross-up entitlements (including “modified” gross-ups);
•Multi-year guaranteed awards that are not at risk due to rigorous performance conditions;
•Liberal CIC definition combined with any single-trigger CIC benefits;
•Insufficient executive compensation disclosure by externally-managed issuers (EMIs) such that a reasonable assessment of pay programs and practices applicable to the EMI's executives is not possible;
•Any other provision or practice deemed to be egregious and present a significant risk to investors.
Compensation Committee Communications and Responsiveness
Consider the following factors case-by-case when evaluating ballot items related to executive pay on the board’s responsiveness to investor input and engagement on compensation issues:
•Failure to respond to majority-supported shareholder proposals on executive pay topics; or
•Failure to adequately respond to the company's previous say-on-pay proposal that received the support of less than 70 percent of votes cast, taking into account:
•Disclosure of engagement efforts with major institutional investors, including the frequency and timing of engagements and the company participants (including whether independent directors participated);
•Disclosure of the specific concerns voiced by dissenting shareholders that led to the say-on-pay opposition;
•Disclosure of specific and meaningful actions taken to address shareholders' concerns;
•Other recent compensation actions taken by the company;
•Whether the issues raised are recurring or isolated;
•The company's ownership structure; and
•Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.
Equity-Based and Other Incentive Plans
Please refer to ISS' U.S. Equity Compensation Plans FAQ document for additional details on the Equity Plan Scorecard policy.
B-12

General Recommendation: Vote case-by-case on certain equity-based compensation plans12 depending on a combination of certain plan features and equity grant practices, where positive factors may counterbalance negative factors, and vice versa, as evaluated using an “Equity Plan Scorecard” (EPSC) approach with three pillars:
•Plan Cost: The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company's estimated Shareholder Value Transfer (SVT) in relation to peers and considering both:
•SVT based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants; and
•SVT based only on new shares requested plus shares remaining for future grants.
Plan Features:
•Quality of disclosure around vesting upon a change in control (CIC);
•Discretionary vesting authority;
•Liberal share recycling on various award types;
•Lack of minimum vesting period for grants made under the plan;
•Dividends payable prior to award vesting.
Grant Practices:
•The company’s three-year burn rate relative to its industry/market cap peers;
•Vesting requirements in CEO’s recent equity grants (3-year look-back);
•The estimated duration of the plan (based on the sum of shares remaining available and the new shares requested, divided by the average annual shares granted in the prior three years);
•The proportion of the CEO's most recent equity grants/awards subject to performance conditions;
•Whether the company maintains a sufficient claw-back policy;
•Whether the company maintains sufficient post-exercise/vesting share-holding requirements.
Generally vote against the plan proposal if the combination of above factors indicates that the plan is not, overall, in shareholders' interests, or if any of the following egregious factors (“overriding factors”) apply:
•Awards may vest in connection with a liberal change-of-control definition;
•The plan would permit repricing or cash buyout of underwater options without shareholder approval (either by expressly permitting it– for NYSE and Nasdaq listed companies– or by not prohibiting it when the company has a history of repricing– for non-listed companies);
•The plan is a vehicle for problematic pay practices or a significant pay-for-performance disconnect under certain circumstances;
•The plan is excessively dilutive to shareholders’ holdings;
•The plan contains an evergreen (automatic share replenishment) feature; or
•Any other plan features are determined to have a significant negative impact on shareholder interests.
SOCIAL AND ENVIRONMENTAL ISSUES
Global Approach
Issues covered under the policy include a wide range of topics, including consumer and product safety, environment and energy, labor standards and human rights, workplace and board diversity, and corporate political issues. While a variety of factors goes into each analysis, the overall principle guiding all vote recommendations focuses on how the proposal may enhance or protect shareholder value in either the short or long term.
General Recommendation: Generally vote case-by-case, examining primarily whether implementation of the proposal is likely to enhance or protect shareholder value. The following factors will be considered:
•If the issues presented in the proposal are more appropriately or effectively dealt with through legislation or government regulation;
•If the company has already responded in an appropriate and sufficient manner to the issue(s) raised in the proposal;
•Whether the proposal's request is unduly burdensome (scope or timeframe) or overly prescriptive;
B-13

•The company's approach compared with any industry standard practices for addressing the issue(s) raised by the proposal;
•Whether there are significant controversies, fines, penalties, or litigation associated with the company's environmental or social practices;
•If the proposal requests increased disclosure or greater transparency, whether reasonable and sufficient information is currently available to shareholders from the company or from other publicly available sources; and
•If the proposal requests increased disclosure or greater transparency, whether implementation would reveal proprietary or confidential information that could place the company at a competitive disadvantage.
Climate Change/Greenhouse Gas (GHG) Emissions
General Recommendation: Generally vote for resolutions requesting that a company disclose information on the financial, physical, or regulatory risks it faces related to climate change on its operations and investments or on how the company identifies, measures, and manages such risks, considering:
•Whether the company already provides current, publicly-available information on the impact that climate change may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;
•The company's level of disclosure compared to industry peers; and
•Whether there are significant controversies, fines, penalties, or litigation associated with the company's climate change-related performance.
Generally vote for proposals requesting a report on greenhouse gas (GHG) emissions from company operations and/or products and operations, unless:
•The company already discloses current, publicly-available information on the impacts that GHG emissions may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;
•The company's level of disclosure is comparable to that of industry peers; and
•There are no significant controversies, fines, penalties, or litigation associated with the company's GHG emissions.
Vote case-by-case on proposals that call for the adoption of GHG reduction goals from products and operations, taking into account:
•Whether the company provides disclosure of year-over-year GHG emissions performance data;
•Whether company disclosure lags behind industry peers;
•The company's actual GHG emissions performance;
•The company's current GHG emission policies, oversight mechanisms, and related initiatives; and
•Whether the company has been the subject of recent, significant violations, fines, litigation, or controversy related to GHG emissions.
Board Diversity
General Recommendation: Generally vote for requests for reports on a company's efforts to diversify the board, unless:
•The gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business; and
•The board already reports on its nominating procedures and gender and racial minority initiatives on the board and within the company.
Vote case-by-case on proposals asking a company to increase the gender and racial minority representation on its board, taking into account:
•The degree of existing gender and racial minority diversity on the company’s board and among its executive officers;
•The level of gender and racial minority representation that exists at the company’s industry peers;
•The company’s established process for addressing gender and racial minority board representation;
•Whether the proposal includes an overly prescriptive request to amend nominating committee charter language;
•The independence of the company’s nominating committee;
•Whether the company uses an outside search firm to identify potential director nominees; and
B-14

•Whether the company has had recent controversies, fines, or litigation regarding equal employment practices.
Gender, Race, or Ethnicity Pay Gap
General Recommendation: Generally vote case-by-case on requests for reports on a company's pay data by gender, race, or ethnicity, or a report on a company’s policies and goals to reduce any gender, race, or ethnicity pay gap, taking into account:
•The company's current policies and disclosure related to both its diversity and inclusion policies and practices and its compensation philosophy on fair and equitable compensation practices;
•Whether the company has been the subject of recent controversy, litigation, or regulatory actions related to gender, race, or ethnicity pay gap issues; and
•Whether the company's reporting regarding gender, race, or ethnicity pay gap policies or initiatives is lagging its peers.
Sustainability Reporting
General Recommendation: Generally vote for proposals requesting that a company report on its policies, initiatives, and oversight mechanisms related to social, economic, and environmental sustainability, unless:
•The company already discloses similar information through existing reports or policies such as an environment, health, and safety (EHS) report; a comprehensive code of corporate conduct; and/or a diversity report; or
•The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.
Lobbying
General Recommendation: Vote case-by-case on proposals requesting information on a company’s lobbying (including direct, indirect, and grassroots lobbying) activities, policies, or procedures, considering:
•The company’s current disclosure of relevant lobbying policies, and management and board oversight;
•The company’s disclosure regarding trade associations or other groups that it supports, or is a member of, that engage in lobbying activities; and
•Recent significant controversies, fines, or litigation regarding the company’s lobbying-related activities.
Political Contributions
General Recommendation: Generally vote for proposals requesting greater disclosure of a company's political contributions and trade association spending policies and activities, considering:
•The company's policies, and management and board oversight related to its direct political contributions and payments to trade associations or other groups that may be used for political purposes;
•The company's disclosure regarding its support of, and participation in, trade associations or other groups that may make political contributions; and
•Recent significant controversies, fines, or litigation related to the company's political contributions or political activities.
Vote against proposals barring a company from making political contributions. Businesses are affected by legislation at the federal, state, and local level; barring political contributions can put the company at a competitive disadvantage.
Vote against proposals to publish in newspapers and other media a company's political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.
FOOTNOTES
1 A “new nominee” is a director who is being presented for election by shareholders for the first time. Recommendations on new nominees who have served for less than one year are made on a case-by-case basis depending on the timing of their appointment and the problematic governance issue in question.
2 In general, companies with a plurality vote standard use “Withhold” as the contrary vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.
3 New nominees who served for only part of the fiscal year are generally exempted from the attendance policy.
B-15

4 Although all of a CEO’s subsidiary boards with publicly-traded common stock will be counted as separate boards, ISS will not recommend a withhold vote for the CEO of a parent company board or any of the controlled (>50 percent ownership) subsidiaries of that parent, but may do so at subsidiaries that are less than 50 percent controlled and boards outside the parent/subsidiary relationships.
5 Public shareholders only, approval prior to a company’s becoming public is insufficient.
6 Newly-public companies generally include companies that emerge from bankruptcy, spin-offs, direct listings, and those who complete a traditional initial public offering.
7 Examples of failure of risk oversight include but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; significant adverse legal judgments or settlement; or hedging of company stock.
8 The Russell 3000E Index includes approximately 4,000 of the largest U.S. equity securities.
9 The revised peer group is generally comprised of 14-24 companies that are selected using market cap, revenue (or assets for certain financial firms), GICS industry group, and company's selected peers' GICS industry group, with size constraints, via a process designed to select peers that are comparable to the subject company in terms of revenue/assets and industry, and also within a market-cap bucket that is reflective of the company's. For Oil, Gas & Consumable Fuels companies, market cap is the only size determinant.
10 Only Russell 3000 Index companies are subject to the Absolute Alignment analysis.
11 ISS research reports include realizable pay for S&P1500 companies.
12 Proposals evaluated under the EPSC policy generally include those to approve or amend (1) stock option plans for employees and/or employees and directors, (2) restricted stock plans for employees and/or employees and directors, and (3) omnibus stock incentive plans for employees and/or employees and directors; amended plans will be further evaluated case-by-case.
JACOBS LEVY EQUITY MANAGEMENT, INC. (“Jacobs Levy”)
Policy
Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised. When Jacobs Levy has discretion to vote the proxies of its clients, proxies will be voted in the best interests of its clients in accordance with these policies and procedures.
Proxy Voting Procedures
Proxies are obtained through ProxyExchange, a third-party application from Institutional Shareholder Services (“ISS”) used for proxy notification, research and voting. The Chief Compliance Officer is responsible for ensuring proxies are voted in accordance with the Jacobs Levy guidelines. Under the Chief Compliance Officer’s direction, the following procedures are performed:
Jacobs Levy voting policies along with any custom client voting policies are loaded into ProxyExchange.
•ISS compares positions between Jacobs Levy and the custodian and any differences are investigated and resolved.
•Ballots are populated automatically by ProxyExchange based on the voting policies previously loaded.
•Votes are submitted electronically through ProxyExchange, subject to review by the Controller for compliance with the applicable voting policy. The Controller will consult with the Chief Compliance Officer, Chief Financial Officer, and/or the Principals, if necessary.
Where Jacobs Levy retains a third party to assist in coordinating and voting proxies with respect to client securities, the Chief Financial Officer and the Chief Compliance Officer shall monitor the third party to assure that all proxies are being properly voted and appropriate records are being retained.
Voting Guidelines
Jacobs Levy will vote proxies in the best interests of its clients. Clients can provide specific voting guidelines, which would be implemented for their account. Jacobs Levy believes that voting proxies in accordance with the following guidelines is in the best interests of its clients.
ISS assigns a proxy issue code to all proxy voting proposals and also issues a voting recommendation. A cumulative listing of ISS proxy issue codes is maintained by Portfolio Administration. Unless a client has provided specific voting guidelines, Jacobs Levy will vote proxies in accordance with ISS’s recommendations, except as provided below:
•There are specific proxy issues that Jacobs Levy has identified with respect to which it will vote with management and others with respect to which it will vote against management because Jacobs Levy believes the intent is to entrench management or dilute the value or safety of shares to shareholders. A comprehensive listing of these issues is included as Exhibit A.
B-16

•It is Jacobs Levy’s belief that it is not its place to make moral, environmental or social decisions for companies and therefore Jacobs Levy intends to vote with management's recommendations on such issues, as management is in a better position to judge the effects of such decisions on the company.
•In certain circumstances, a proxy may include “hidden” additional issues for which Jacobs Levy's position, as noted above, may differ from the overall ISS recommendation. In these instances, Jacobs Levy will not vote with the ISS recommendation.
•Any issue with a new ISS proxy issue code will be forwarded to one of the Principals, the Chief Financial Officer, or the Chief Compliance Officer for review and determination of how the proxy should be voted.
Conflicts of Interest
The Chief Compliance Officer will identify any conflicts that exist between the interests of Jacobs Levy and its clients. This examination will include a review of the relationship of Jacobs Levy with the issuer of each security to determine if the issuer is a client of Jacobs Levy or has some other relationship with Jacobs Levy or a client of Jacobs Levy.
If a material conflict exists, Jacobs Levy will determine whether voting in accordance with the voting guidelines and factors described above is in the best interests of the clients or whether some alternative action is appropriate, including, without limitation, following the ISS recommendation.
Disclosure
Jacobs Levy will disclose in its Form ADV Part 2A that clients may contact the Chief Compliance Officer, Jason Hoberman, via email or telephone at jason.hoberman@jlem.com or (973) 410-9222 in order to obtain information on how Jacobs Levy voted such client's proxies and/or to request a copy of these policies and procedures. If a client requests this information, the Chief Compliance Officer will prepare a written response to the client that lists, with respect to each voted proxy that the client has inquired about, (1) the name of the issuer; (2) the proposal voted upon; and (3) how Jacobs Levy voted the client's proxy.
A concise summary of these Proxy Voting Policies and Procedures will be included in Jacobs Levy's Form ADV Part 2A, and will be updated whenever these policies and procedures are updated. Jacobs Levy's Form ADV Part 2A will be offered to existing clients annually.
Recordkeeping
The Portfolio Administration Group or Chief Compliance Officer will maintain files relating to Jacobs Levy's proxy voting procedures. Records will be maintained and preserved for at least five years from the end of the fiscal year during which the last entry was made on a record, with certain required records for at least the most recent two years kept in the offices of Jacobs Levy. Records of the following will be included in the files:
•Copies of these proxy voting policies and procedures, and any amendments thereto.
•An electronic copy of each proxy statement that Jacobs Levy receives. In addition, Jacobs Levy may obtain a copy of proxy statements from ISS.
•An electronic record of each vote that Jacobs Levy casts. In addition, voting records may be obtained from ISS.
•A copy of any document Jacobs Levy created that was material to making a decision on how to vote proxies, or that memorializes that decision.
•A copy of each written client request for information on how Jacobs Levy voted such client's proxies, and a copy of any written response to any (written or oral) client request for information on how Jacobs Levy voted its proxies.
B-17

Appendix C
Portfolio Managers
INVESTMENTS IN THE FUND
Name of Portfolio Manager	Fund Name	Dollar Range of Investments in the Fund as of December 31, 2020[1]
Jacobs Levy Equity Management, Inc.
Bruce I. Jacobs, Ph.D.	NVIT U.S. 130/30 Equity Fund	None
Kenneth N. Levy, CFA	NVIT U.S. 130/30 Equity Fund	None
1 This column reflects investments in a variable insurance contract, owned directly by a portfolio manager or beneficially owned by a portfolio manager (as determined pursuant to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934), that has been allocated to subaccounts that have purchased shares of the Funds. A portfolio manager is presumed to be the beneficial owner of subaccount securities that are held by his or her immediate family members that share the same household as the portfolio manager.
DESCRIPTION OF COMPENSATION STRUCTURE
Jacobs Levy Equity Management, Inc. (“Jacobs Levy”)
Each portfolio manager receives a fixed salary and a percentage of the profits of Jacobs Levy, which is based upon the portfolio manager’s ownership interest in the firm. Jacobs Levy’s profits are derived from the fees the firm receives from managing client accounts. For most client accounts, the firm receives a fee based upon a percentage of assets under management (the “basic fee”). For some accounts, the firm receives a fee that is adjusted based upon the performance of the account compared to a benchmark. The type of performance adjusted fee, the measurement period for the fee and the benchmark vary by client. In some cases, the basic fee is adjusted based upon the trailing returns (e.g., annualized trailing 12 quarter returns) of the account relative to an annualized benchmark return plus a specified number of basis points. In other cases, the firm receives the basic fee and a percentage of the profits in excess of a benchmark.
OTHER MANAGED ACCOUNTS
The following chart summarizes information regarding accounts, including the Fund(s), for which each portfolio manager has day-to-day management responsibilities. Accounts are grouped into the following three categories: (1) mutual funds; (2) other pooled investment vehicles; and (3) other accounts. To the extent that any of these accounts pay advisory fees that are based on account performance (“performance-based fees”), information on those accounts is provided separately.
Name of Portfolio Manager	Number of Accounts Managed by Each Portfolio Manager and Total Assets by Category (As of December 31, 2020)
Jacobs Levy Equity Management, Inc.
Bruce I. Jacobs, Ph.D.	Mutual Funds: 13 accounts, $3.8 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 15 accounts, $2.4 billion total assets (1 account, $130.1 million total assets for which the advisory fee is based on performance)
Other Accounts: 91 accounts, $7.6 billion total assets (7 accounts, $2.5 billion total assets for which the advisory fee is based on performance)
Kenneth N. Levy, CFA	Mutual Funds: 13 accounts, $3.8 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 15 accounts, $2.4 billion total assets (1 account, $130.1 million total assets for which the advisory fee is based on performance)
Other Accounts: 91 accounts, $7.6 billion total assets (7 accounts, $2.5 billion total assets for which the advisory fee is based on performance)
C-1

POTENTIAL CONFLICTS OF INTEREST
Jacobs Levy Equity Management, Inc. (“Jacobs Levy”)
Jacobs Levy and its investment personnel provide investment management services to multiple accounts, including the Fund’s account. The Portfolio Managers, Bruce Jacobs and Ken Levy, jointly manage all Jacobs Levy-managed accounts with the support of the firm’s other investment professionals. Providing investment management services to multiple accounts simultaneously may give rise to certain potential conflicts of interest because accounts may have investment objectives and/or strategies that are similar to or different from those of the Fund. Jacobs Levy may make investment decisions for certain accounts that are not necessarily consistent with the decisions made for other accounts. As such, performance among accounts (including the Fund’s account) may differ. Conflicts may also arise in the allocation of transactions among client accounts with different fee arrangements and accounts in which the firm or the Portfolio Managers may have an ownership or financial interest.
Jacobs Levy is entitled to be paid performance-based compensation by certain accounts it manages. Jacobs Levy’s revenue may be increased by its receipt of performance-based fees. In addition, certain client accounts may have higher asset-based fees or more favorable performance-based compensation arrangements than other accounts. Jacobs Levy and the Portfolio Managers, whose compensation is derived primarily through their equity share in Jacobs Levy, may have an incentive to favor client accounts that pay the firm performance-based compensation or higher fees.
Jacobs Levy manages a number of proprietary accounts alongside client accounts. These proprietary accounts may invest in the same securities that Jacobs Levy recommends to or buys or sells for client accounts (including the Fund’s account). Jacobs Levy typically aggregates trades for proprietary and client accounts. These proprietary accounts may have investment objectives and/or strategies which are similar to or different from those of the Fund. Jacobs Levy may make investment decisions for proprietary accounts that are not necessarily consistent with the decisions made regarding client investments (including investments for the Fund). As such, the performance of these proprietary accounts may differ from the performance of client accounts (including the Fund’s account).
Jacobs Levy has adopted and implemented policies and procedures intended to address conflicts of interest relating to the management of multiple accounts. Jacobs Levy reviews statistical allocation reports periodically to determine whether accounts are treated, in its view, fairly. The performance of similarly managed accounts is also compared periodically to determine whether there are any unexplained significant discrepancies. In addition, Jacobs Levy has adopted procedures, which, in its view, are reasonably designed to create a fair and equitable allocation of investment opportunities over time among accounts.
Jacobs Levy provides model portfolios to one or more of its clients for which Jacobs Levy does not have investment discretion. Jacobs Levy may execute trades for other clients whose accounts utilize the same investment strategy as the model(s). Since Jacobs Levy does not have discretion to execute trades for its model portfolio client(s), it is possible that trading based on the model portfolio will occur at the same or different times for Jacobs Levy’s discretionary clients and for its model portfolio client(s), and therefore that trading conducted for one client will impact the value at which the relevant securities trade for another client.
C-2

Appendix D
5% Shareholders
Fund Name/Class	Shareholder Name	City	State	Zip	Number of Shares	% of Ownership
NVIT U.S. 130/30 EQUITY FUND CLASS Y	NVIT BLUEPRINT CAPITAL APPRECIATION FUND (FORMERLY, NVIT CARDINAL CAPITAL APPRECIATION FUND)	COLUMBUS	OH	43215	21,577,215.61	%28.34
NVIT U.S. 130/30 EQUITY FUND CLASS Y	NVIT BLUEPRINT MODERATE FUND (FORMERLY, NVIT CARDINAL MODERATE FUND)	COLUMBUS	OH	43215	17,813,980.11	%23.40
NVIT U.S. 130/30 EQUITY FUND CLASS Y	NVIT BLUEPRINT BALANCED FUND (FORMERLY, NVIT CARDINAL BALANCED FUND)	COLUMBUS	OH	43215	12,407,444.52	%16.30
NVIT U.S. 130/30 EQUITY FUND CLASS Y	NVIT BLUEPRINT MANAGED GROWTH FUND (FORMERLY, NVIT CARDINAL MANAGED GROWTH FUND)	COLUMBUS	OH	43215	9,465,293.95	%12.43
NVIT U.S. 130/30 EQUITY FUND CLASS Y	NVIT BLUEPRINT MODERATELY AGGRESSIVE FUND (FORMERLY, NVIT CARDINAL MODERATELY AGGRESSIVE FUND)	COLUMBUS	OH	43215	3,999,743.25	%5.25
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STATEMENT OF ADDITIONAL INFORMATION
April 29, 2021
NATIONWIDE VARIABLE INSURANCE TRUST
NVIT GS Emerging Markets Equity Insights Fund Class Y	NVIT GS Large Cap Equity Insights Fund Class Y
NVIT GS International Equity Insights Fund Class Y	NVIT GS Small Cap Equity Insights Fund Class Y
Nationwide Variable Insurance Trust (the “Trust”), a Delaware statutory trust, is a registered open-end management investment company currently consisting of 81 series as of the date above. This Statement of Additional Information (“SAI”) relates only to the series of the Trust which are listed above (each, a “Fund” and collectively, the “Funds”).
Terms not defined in this SAI have the meanings assigned to them in the Prospectus. The Prospectus may be obtained from Nationwide Funds, P.O. Box 701, Milwaukee, WI 53201-0701, or by calling toll free 800-848-6331.
This SAI is not a prospectus but is incorporated by reference into the Prospectus for the Funds dated April 29, 2021. It contains information in addition to and more detailed than that set forth in the Prospectus and should be read in conjunction with it.
The Report of Independent Registered Public Accounting Firm and Financial Statements of the Trust for the fiscal year ended December 31, 2020 included in the Trust’s Annual Report and the Financial Statements of the Trust for the period ended June 30, 2020 included in the Trust’s unaudited Semiannual Report are incorporated herein by reference. Copies of the Annual Report are available without charge upon request by writing the Trust or by calling toll free 800-848-6331.
THE TRUST’S INVESTMENT COMPANY ACT FILE NO.: 811-03213

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General Information and History
Nationwide Variable Insurance Trust (the “Trust”) is an open-end management investment company organized under the laws of the state of Delaware on October 1, 2004, pursuant to a Second Amended and Restated Agreement and Declaration of Trust dated June 17, 2009 (the “Second Amended and Restated Declaration of Trust”). The Trust currently consists of 81 separate series, each with its own investment objective.
The Funds are diversified funds as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
Additional Information on Portfolio Instruments, Strategies and Investment Policies
The Funds invest in a variety of securities and employ a number of investment techniques, which involve certain risks. The Prospectus discusses the Funds’ principal investment strategies, investment techniques and risks. Therefore, you should carefully review the Funds’ Prospectus. This SAI contains information about non-principal investment strategies the Funds may use, as well as further information about certain principal strategies that are discussed in the Prospectus.
Borrowing
Each Fund may borrow money from banks, limited by each Fund’s fundamental investment restriction (generally, 33 1∕3% of its total assets (including the amount borrowed)), including borrowings for temporary or emergency purposes. In addition to borrowings that are subject to 300% asset coverage and are considered by the U.S. Securities and Exchange Commission (“SEC”) to be permitted “senior securities,” each Fund is also permitted under the 1940 Act to borrow for temporary purposes in an amount not exceeding 5% of the value of its total assets at the time when the loan is made. A loan will be presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed. Each Fund may engage in mortgage dollar rolls and reverse repurchase agreements which may be considered a form of borrowing unless the Fund covers its exposure by segregating or earmarking liquid assets.
Asset Segregation. Pursuant to current guidance from the staff of the SEC, financial instruments that involve a Fund’s obligation to make future payments to third parties will not be deemed to be creating any “senior security” provided that a Fund “covers” its obligations. Financial instruments that involve an obligation to make future payments to third parties can include, among others (i) securities purchased on a when-issued, delayed delivery, or to be announced basis, (ii) futures contracts, (iii) forward currency contracts, (iv) swaps, (v) written options, (vi) unfunded commitments, (vii) securities sold short, and (viii) reverse repurchase agreements. A Fund is deemed to have “covered” its obligations involving such a financial instrument when the Fund enters into an offsetting financial position, or segregates liquid assets (such as cash, cash equivalents or other liquid portfolio securities) equal to the Fund’s exposures relating to the financial instrument, as determined on a daily basis. Segregated assets are not required to be physically segregated from other Fund assets, but may be segregated through appropriate notation on the books of a Fund or a Fund’s custodian.
The obligation to cover a financial instrument may require a Fund to sell a portfolio security or exit a transaction, including a transaction in a financial instrument, at a disadvantageous time or price in order to segregate the required amount of assets. Should segregated assets decline in value, a Fund will be required to segregate additional assets or reduce its position in the financial instrument. In addition, segregated assets may not be available to satisfy redemptions or for other purposes, until a Fund’s obligations under the financial instruments have been satisfied.
Consistent with current SEC staff positions, the segregated amount for futures and forward contracts that require only cash settlement, and swap agreements that call for periodic netting between a Fund and its counterparty, is the net amount due under the contract, as determined daily on a mark-to-market basis. For other kinds of futures, forwards and swaps, more assets will be required to cover a Fund’s obligations, which essentially limits the Fund’s ability to use these instruments, to the extent that more assets will be required to cover a Fund’s obligations.
Leverage. The use of leverage by a Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the return on a Fund’s portfolio. Although the principal of such borrowings will be fixed, a Fund’s assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest a Fund will have to pay on the borrowings, the Fund’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to a Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, a Fund’s portfolio management in its best judgment nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the Fund’s shareholders of maintaining the leveraged position will outweigh the current reduced return.
Certain types of borrowings by a Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Fund’s portfolio management from managing a Fund’s portfolio in accordance with the Fund’s investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so.
Derivative Instruments
Each Fund may use instruments referred to as derivative instruments (“derivatives”). A derivative is a financial instrument the value of which is derived from a security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500® Index or the prime lending rate). Derivatives allow a Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. Each Fund may use derivatives as a substitute for taking a position in a security, a group of securities or a securities index as well as for hedging purposes. The Funds also may use derivatives for speculative purposes to seek to enhance returns. The use of a derivative is speculative if a Fund is primarily seeking to achieve gains, rather than offset the risk of other positions. When a Fund invests in a derivative for speculative purposes, the Fund will be fully exposed to the risks of loss of that derivative, which may sometimes be greater than the derivative’s cost. No Fund may use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.
Derivatives generally have investment characteristics that are based upon either forward contracts (under which one party is obligated to buy and the other party is obligated to sell an underlying asset at a specific price on a specified date) or option contracts (under which the holder of the option has the right but not the obligation to buy or sell an underlying asset at a specified price on or before a specified date). Consequently, the change in value of a forward-based derivative generally is roughly proportional to the change in value of the underlying asset. In contrast, the buyer of an option-based derivative generally will benefit from favorable movements in the price of the underlying asset but is not exposed to the corresponding losses that result from adverse movements in the value of the underlying asset. The seller (writer) of an option-based derivative generally will receive fees or premiums but generally is exposed to losses resulting from changes in the value of the underlying asset. Depending on the change in the value of the underlying asset, the potential for loss may be limitless. Derivative transactions may include elements of leverage and, accordingly, the fluctuation of the value of the derivative transaction in relation to the underlying asset may be magnified.
The use of these derivatives is subject to applicable regulations of the SEC, the several options and futures exchanges upon which they may be traded, and the Commodity Futures Trading Commission (“CFTC”). Nationwide Fund Advisors (“NFA” or the “Adviser”), although registered as a commodity pool operator, has claimed exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) with respect to the Funds and, therefore, is not subject to regulation as a commodity pool operator under the CEA with respect to the Funds.
Special Risks of Derivative Instruments. The use of derivatives involves special considerations and risks as described below. Risks pertaining to particular instruments are described in the sections that follow.
(1)
Successful use of most derivatives depends upon a Fund’s portfolio management’s ability to predict movements of the overall securities and currency markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy adopted will succeed.
(2)
There might be imperfect correlation, or even no correlation, between price movements of a derivative and price movements of the investments being hedged. For example, if the value of a derivative used in a short hedge (such as writing a call option, buying a put option, or selling a futures contract) increased by less than the decline in value of the hedged investment, the hedge would not be fully successful. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which these instruments are traded. The effectiveness of hedges using derivatives on indices will depend on the degree of correlation between price movements in the index and price movements in the investments being hedged, as well as how similar the index is to the portion of the Fund’s assets being hedged in terms of securities composition.
(3)
Hedging strategies, if successful, can reduce the risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements in the investments being hedged. However, hedging strategies also can reduce opportunity for gain by offsetting the positive effect of favorable price movements in the hedged investments. For example, if a Fund entered into a short hedge because a Fund’s portfolio management projected a decline in the price of a security in the Fund’s portfolio, and the price of that security increased instead, the gain from that increase might be wholly or partially offset by a decline in the price of the derivative. Moreover, if the price of the derivative declines by more than the increase in the price of the security, a Fund could suffer a loss.
(4)
As described below, a Fund might be required to maintain assets as “cover,” maintain segregated accounts, or make margin payments when it takes positions in derivatives involving obligations to third parties (i.e., instruments other than purchased options). If the Fund were unable to close out its positions in such derivatives, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured. The requirements might impair the Fund’s ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the Fund sell a portfolio security at a disadvantageous time. The Fund’s ability to close out a position in a derivative prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (“counterparty”) to enter into a transaction closing out the position. Therefore, there is no assurance that any hedging position can be closed out at a time and price that is favorable to the Fund.
For a discussion of the federal income tax treatment of a Fund’s derivative instruments, see “Other Tax Consequences” in this SAI.
Options. A Fund may purchase or write put and call options on securities and indices, and may purchase options on foreign currencies, and enter into closing transactions with respect to such options to terminate an existing position. The purchase of call options can serve as a long hedge (i.e., taking a long position in the underlying security), and the purchase of put options can serve as a short hedge (i.e., taking a short position in the underlying security). Writing put or call options can enable a Fund to enhance income by reason of the premiums paid by the purchaser of such options. Writing call options serves as a limited short hedge because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised, and a Fund will be obligated to sell the security at less than its market value or will be obligated to purchase the security at a price greater than that at which the security must be sold under the option. All or a portion of any assets used as cover for over-the-counter (“OTC”) options written by a Fund would be considered illiquid to the extent described under “Restricted, Non-Publicly Traded and Illiquid Securities” below. Writing put options serves as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised, and the Fund will be obligated to purchase the security at more than its market value.
The value of an option position will reflect, among other things, the historical price volatility of the underlying investment, the current market value of the underlying investment, the time remaining until expiration of the option, the relationship of the exercise price to the market price of the underlying investment, and general market conditions. Options that expire unexercised have no value. Options used by a Fund may include European-style options, which can be exercised only at expiration. This is in contrast to American-style options which can be exercised at any time prior to the expiration date of the option.
A Fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, a Fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction. Conversely, a Fund may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit the Fund to realize the profit or limit the loss on an option position prior to its exercise or expiration.

A Fund may purchase or write both OTC options and options traded on foreign and U.S. exchanges. Exchange-traded options are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. OTC options are contracts between the Fund and the counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when the Fund purchases or writes an OTC option, it relies on the counterparty to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by the Fund as well as the loss of any expected benefit of the transaction.
A Fund’s ability to establish and close out positions in exchange-listed options depends on the existence of a liquid market. A Fund generally intends to purchase or write only those exchange-traded options for which there appears to be a liquid secondary market. However, there can be no assurance that such a market will exist at any particular time. Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. Although a Fund will enter into OTC options only with counterparties that are expected to be capable of entering into closing transactions with a Fund, there is no assurance that such Fund will in fact be able to close out an OTC option at a favorable price prior to expiration. In the event of insolvency of the counterparty, a Fund might be unable to close out an OTC option position at any time prior to its expiration.
If a Fund is unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by a Fund could cause material losses because the Fund would be unable to sell the investment used as a cover for the written option until the option expires or is exercised.
A Fund may engage in options transactions on indices in much the same manner as the options on securities discussed above, except that index options may serve as a hedge against overall fluctuations in the securities markets in general.
The writing and purchasing of options is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. Imperfect correlation between the options and securities markets may detract from the effectiveness of attempted hedging.
Transactions using OTC options (other than purchased options) expose a Fund to counterparty risk. To the extent required by SEC regulations and guidance, a Fund will not enter into any such transactions unless it owns either: (1) an offsetting (“covered”) position in securities, other options, or futures or (2) cash and liquid obligations with a value sufficient at all times to cover its potential obligations to the extent not covered as provided in (1) above. A Fund also will earmark or set aside cash and/or appropriate liquid assets in a segregated custodial account if required to do so by the SEC and CFTC regulations. Assets used as cover or held in a segregated account cannot be sold while the position in the corresponding option or futures contract is open, unless they are replaced with similar assets. As a result, the commitment of a large portion of the Fund’s assets to earmarking or segregated accounts as a cover could impede portfolio management or the Fund’s ability to meet redemption requests or other current obligations.
An interest rate option is an agreement with a counterparty giving the buyer the right but not the obligation to buy or sell an interest rate hedging vehicle (such as a Treasury future or interest rate swap) at a future date at a predetermined price. The option buyer would pay a premium at the inception of the agreement. An interest rate option can be used to actively manage a Fund’s interest rate risk with respect to either an individual bond or an overlay of the entire portfolio.
Spread Transactions. A Fund may purchase covered spread options from securities dealers. Such covered spread options are not presently exchange-listed or exchange-traded. The purchase of a spread option gives a Fund the right to put, or sell, a security that it owns at a fixed dollar spread or fixed yield spread in relationship to another security that the Fund does not own, but which is used as a benchmark. The risk to a Fund in purchasing covered spread options is the cost of the premium paid for the spread option and any transaction costs. In addition, there is no assurance that closing transactions will be available. The purchase of spread options will be used to protect a Fund against adverse changes in prevailing credit quality spreads, i.e., the yield spread between high-quality and lower-quality securities. Such protection is only provided during the life of the spread option.
Futures Contracts. A Fund may enter into futures contracts, including interest rate, index, and currency futures and purchase and write (sell) related options. The purchase of futures or call options thereon can serve as a long hedge, and the sale of futures or the purchase of put options thereon can serve as a short hedge. Writing covered call options on futures contracts can serve as a limited short hedge, and writing covered put options on futures contracts can serve as a limited long hedge, using a strategy similar to that used for writing covered options in securities. A Fund’s hedging may include purchases of futures as an offset against the effect of expected increases in securities prices or currency exchange rates and sales of futures as an offset against the effect of expected declines in securities prices or currency exchange rates. A Fund may write put options on futures contracts while at the same time purchasing call options on the same futures contracts in order to create synthetically a long futures contract position. Such options would have the same strike prices and expiration dates. A Fund will engage in this strategy only when a Fund’s portfolio management believes it is more advantageous to a Fund than purchasing the futures contract.
To the extent required by regulatory authorities, a Fund will only enter into futures contracts that are traded on U.S. or foreign exchanges or boards of trade approved by the CFTC and are standardized as to maturity date and underlying financial instrument. These transactions may be entered into for “bona fide hedging” purposes as defined in CFTC regulations and other permissible purposes including increasing return, substituting a position in a security, group of securities or an index, and hedging against changes in the value of portfolio securities due to anticipated changes in interest rates, currency values and/or market conditions. There is no overall limit on the percentage of a Fund’s assets that may be at risk with respect to futures activities. Although techniques other than sales and purchases of futures contracts could be used to obtain or reduce a Fund’s exposure to market, currency, or interest rate fluctuations, such Fund may be able to obtain or hedge its exposure more effectively and perhaps at a lower cost through using futures contracts.
A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument (e.g., debt security), asset, commodity or currency for a specified price at a designated date, time, and place. An index futures contract is an agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified multiplier times the difference between the value of the index at the close of the last trading day of the contract and the price at which the index futures contract was originally written. Transaction costs are incurred when a futures contract is bought or sold and margin deposits must be maintained. A futures contract may be satisfied by delivery or purchase, as the case may be, of the instrument, the currency, or by payment of the change in the cash value of the index. More commonly, futures contracts are closed out prior to delivery by entering into an offsetting transaction in a matching futures contract. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of those securities is made. If the offsetting purchase price is less than the original sale price, a Fund realizes a gain; if it is more, a Fund realizes a loss. Conversely, if the offsetting sale price is more than the original purchase price, a Fund realizes a gain; if it is less, a Fund realizes a loss. The transaction costs must also be included in these calculations. There can be no assurance, however, that a Fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If a Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the futures contract.
No price is paid by a Fund upon entering into a futures contract. Instead, at the inception of a futures contract, the Fund is required to deposit with the futures broker or in a segregated account with its custodian, in the name of the futures broker through whom the transaction was effected, “initial margin” consisting of cash, U.S. government securities or other liquid obligations, in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to a Fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a Fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.
Subsequent “variation margin” payments are made to and from the futures broker daily as the value of the futures position varies, a process known as “marking to market.” Variation margin does not involve borrowing, but rather represents a daily settlement of a Fund’s obligations to or from a futures broker. When a Fund purchases an option on a future, the premium paid plus transaction costs is all that is at risk. In contrast, when a Fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If a Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous. Purchasers and sellers of futures positions and options on futures can enter into offsetting closing transactions by selling or purchasing, respectively, an instrument identical to the instrument held or written. Positions in futures and options on futures may be closed only on an exchange or board of trade on which they were entered into (or through a linked exchange). Although the Funds generally intend to enter into futures transactions only on exchanges or boards of trade where there appears to be an active market, there can be no assurance that such a market will exist for a particular contract at a particular time.
Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a future or option on a futures contract can vary from the previous day’s settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.
If a Fund were unable to liquidate a futures contract or option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses, because it would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, the Fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the future or option or to maintain cash or securities in a segregated account.
Certain characteristics of the futures market might increase the risk that movements in the prices of futures contracts or options on futures contracts might not correlate perfectly with movements in the prices of the investments being hedged. For example, all participants in the futures and options on futures contracts markets are subject to daily variation margin calls and might be compelled to liquidate futures or options on futures contracts positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, because initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the future markets. This participation also might cause temporary price distortions. In addition, activities of large traders in both the futures and securities markets involving arbitrage, “program trading” and other investment strategies might result in temporary price distortions.
A Fund that enters into a futures contract is subject to the risk of loss of the initial and variation margin in the event of bankruptcy of the futures commission merchant (“FCM”) with which the Fund has an open futures position. A Fund’s assets may not be fully protected in the event of the bankruptcy of the FCM or central counterparty because the Fund might be limited to recovering only a pro rata share of all available funds and margin segregated on behalf of the FCM’s customers. If the FCM fails to provide accurate reporting, a Fund is also subject to the risk that the FCM could use the Fund’s assets, which are held in an omnibus account with assets belonging to the FCM’s other customers, to satisfy its own obligations or the payment obligations of another customer to the central counterparty.
Indexed and Inverse Securities. A Fund may invest in securities the potential return of which is based on an index or interest rate. As an illustration, a Fund may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. A Fund also may invest in a debt security that returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. In addition, the Funds may invest in securities the potential return of which is based inversely on the change in an index or interest rate (that is, a security the value of which will move in the opposite direction of changes to an index or interest rate). For example, a Fund may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If a Fund invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant interest rate, index or indices. Indexed and inverse securities involve credit risk, and certain indexed and inverse securities may involve leverage risk, liquidity risk and currency risk. When used for hedging purposes, indexed and inverse securities involve correlation risk. (Furthermore, where such a security includes a contingent liability, in the event of an adverse movement in the underlying index or interest rate, a Fund may be required to pay substantial additional margin to maintain the position.)
Equity-Linked Structured Notes. The Funds may invest in equity-linked structured notes. Equity-linked structured notes are derivatives that are specifically designed to combine the characteristics of one or more underlying securities and their equity derivatives in a single note form. The return and/or yield or income component may be based on the performance of the underlying equity securities, an equity index, and/or option positions. Equity-linked structured notes are typically offered in limited transactions by financial institutions in either registered or non-registered form. An investment in equity-linked notes creates exposure to the credit risk of the issuing financial institution, as well as to the market risk of the underlying securities. There is no guaranteed return of principal with these securities and the appreciation potential of these securities may be limited by a maximum payment or call right. In certain cases, equity-linked notes may be more volatile and less liquid than less complex securities or other types of fixed-income securities. Such securities may exhibit price behavior that does not correlate with other fixed-income securities.
Swap Agreements. The Funds may enter into securities index, interest rate, total return, currency exchange rate or single/multiple security swap agreements for any lawful purpose consistent with the Fund’s investment objective, such as (but not limited to) for the purpose of attempting to obtain or preserve a particular desired return or spread at a lower cost to the Fund than if the Fund had invested directly in an instrument that yielded that desired return or spread. A Fund also may enter into swaps in order to protect against an increase in the price of, or the currency exchange rate applicable to, securities that the Fund anticipates purchasing at a later date. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from one or more days to several years. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount,” i.e., the return on or increase or decrease in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities, such as a selection of particular securities or those representing a particular index. Swap agreements may be negotiated bilaterally and traded OTC between the two parties (for an uncleared swap) or, with respect to swaps that have been designated by the CFTC for mandatory clearing (cleared swaps), through an FCM and cleared through a clearinghouse that serves as a central counterparty. See “Uncleared Swaps” and “Cleared Swaps” below for additional explanation of cleared and uncleared swaps. Swap agreements may include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified level, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor, or vice versa, in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. “Total return swaps” are contracts in which one party agrees to make payments of the total return from the underlying asset during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another underlying asset. See “Swaps regulation” below.
The “notional amount” of the swap agreement is the agreed upon basis for calculating the obligations that the parties to a swap agreement have agreed to exchange. Under most swap agreements entered into by the Fund, the obligations of the parties would be exchanged on a “net basis.” Consequently, the Fund’s obligation (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Fund’s obligation under a swap agreement will be accrued daily (offset against amounts owed to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash or liquid assets. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The swaps market is largely unregulated.
Whether the Fund’s use of swap agreements will be successful in furthering its investment objective will depend, in part, on the Fund’s portfolio management’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments, replicate a particular benchmark index, or otherwise achieve the intended results. Swap agreements, especially OTC uncleared swap agreements, may be considered to be illiquid.
Swaps regulation. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related regulatory developments have imposed comprehensive regulatory requirements on swaps and swap market participants. The regulatory framework includes: (1) registration and regulation of swap dealers and major swap participants; (2) central clearing and execution of standardized swaps; (3) margin requirements in swap transactions; (4) position limits and large trader reporting requirements; and (5) recordkeeping and centralized and public reporting requirements, on an anonymous basis, for most swaps. The CFTC is responsible for the regulation of most swaps, and has adopted rules implementing most of the swap regulations dictated by the Dodd-Frank Act. The SEC has jurisdiction over a small segment of the market referred to as “security-based swaps,” which includes swaps on single securities or credits, or narrow-based indices of securities or credits.

Uncleared swaps. In an uncleared swap, the swap counterparty is typically a brokerage firm, bank or other financial institution. The Fund customarily enters into uncleared swaps based on the standard terms and conditions of an International Swaps and Derivatives Association (ISDA) Master Agreement. ISDA is a voluntary industry association of participants in the OTC derivatives markets that has developed standardized contracts used by such participants that have agreed to be bound by such standardized contracts.
In the event that one party to a swap transaction defaults and the transaction is terminated prior to its scheduled termination date, one of the parties may be required to make an early termination payment to the other. An early termination payment may be payable by either the defaulting or non-defaulting party, depending upon which of them is “in-the-money” with respect to the swap at the time of its termination. Early termination payments may be calculated in various ways, but are intended to approximate the amount the “in-the-money” party would have to pay to replace the swap as of the date of its termination.
A Fund will enter uncleared swap agreements only with counterparties that the Fund’s portfolio management reasonably believes are capable of performing under the swap agreements. If there is a default by the other party to such a transaction, the Fund will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the transaction.
Cleared swaps. Certain swaps have been designated by the CFTC for mandatory central clearing. The Dodd-Frank Act and implementing rules will ultimately require the clearing and exchange-trading of many swaps. Mandatory exchange-trading and clearing will occur on a phased-in basis based on the type of market participant and CFTC approval of contracts for central clearing. To date, the CFTC has designated only certain of the most common types of credit default index swaps and interest rate swaps for mandatory clearing, but it is expected that the CFTC will designate additional categories of swaps for mandatory clearing. Central clearing is intended to reduce counterparty credit risk and increase liquidity, but central clearing does not necessarily eliminate these risks and may involve additional risks not involved with uncleared swaps.
In a cleared swap, a Fund’s ultimate counterparty is a central clearinghouse rather than a brokerage firm, bank or other financial institution. The Fund initially will enter into cleared swaps through an executing broker. Such transactions will then be submitted for clearing and, if cleared, will be held at regulated FCMs that are members of the clearinghouse that serves as the central counterparty.
When a Fund enters into a cleared swap, it must deliver to the central counterparty (via the FCM) an amount referred to as “initial margin.” Initial margin requirements are determined by the central counterparty, but an FCM may require additional initial margin above the amount required by the central counterparty. During the term of the swap agreement, a “variation margin” amount also may be required to be paid by the Fund or may be received by the Fund in accordance with margin controls set for such accounts, depending upon changes in the price of the underlying reference instrument subject to the swap agreement. At the conclusion of the term of the swap agreement, if the Fund has a loss equal to or greater than the margin amount, the margin amount is paid to the FCM along with any loss in excess of the margin amount. If the Fund has a loss of less than the margin amount, the excess margin is returned to the Fund. If the Fund has a gain, the full margin amount and the amount of the gain is paid to the Fund.
CFTC rules require the trading and execution of certain cleared swaps on Swap Execution Facilities (“SEFs”), which are trading systems on platforms in which multiple participants have the ability to execute or trade swaps by accepting bids and offers made by multiple participants on the facility or system, through any means of interstate commerce. Moving trading to an exchange-type system may increase market transparency and liquidity but may require a Fund to incur increased expenses to access the same types of swaps that it has used in the past.
Rules adopted under the Dodd-Frank Act require centralized reporting of detailed information about many swaps, whether cleared or uncleared. This information is available to regulators and also, to a more limited extent and on an anonymous basis, to the public. Reporting of swaps data is intended to result in greater market transparency. This may be beneficial to funds that use swaps in their trading strategies. However, public reporting imposes additional recordkeeping burdens on these funds, and the safeguards established to protect anonymity are not yet tested and may not provide protection of trader identities as intended.

Certain Internal Revenue Service positions may limit a Fund’s ability to use swap agreements in a desired tax strategy. It is possible that developments in the swap markets and/or the laws relating to swap agreements, including potential government regulation, could adversely affect the Fund’s ability to benefit from using swap agreements, or could have adverse tax consequences.
Risks of cleared swaps. As noted above, certain types of swaps are, and others eventually are expected to be, required to be cleared through a central counterparty, which may affect counterparty risk and other risks faced by a Fund. Central clearing is designed to reduce counterparty credit risk and increase liquidity compared to bilateral swaps because central clearing interposes the central clearinghouse as the counterparty to each participant’s swap, but it does not eliminate those risks completely. There is also a risk of loss by a Fund of the initial and variation margin deposits in the event of bankruptcy of the FCM with which the Fund has an open position in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty because the Fund might be limited to recovering only a pro rata share of all available funds and margin segregated on behalf of an FCM’s customers. If the FCM does not provide accurate reporting, the Fund is also subject to the risk that the FCM could use the Fund’s assets, which are held in an omnibus account with assets belonging to the FCM’s other customers, to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty.
With cleared swaps, a Fund may not be able to obtain as favorable terms as it would be able to negotiate for a bilateral, uncleared swap. In addition, an FCM may unilaterally amend the terms of its agreement with the Fund, which may include the imposition of position limits or additional margin requirements with respect to the Fund’s investment in certain types of swaps. Central counterparties and FCMs generally can require termination of existing cleared swap transactions at any time, and can also require increases in margin above the margin that is required at the initiation of the swap agreement. Additionally, depending on a number of factors, the margin required under the rules of the clearinghouse and FCM may be in excess of the collateral required to be posted by a Fund to support its obligations under a similar uncleared swap. However, regulators are expected to adopt rules imposing certain margin requirements, including minimums, on uncleared swaps in the near future, which could change this comparison.
Finally, the Funds are subject to the risk that, after entering into a cleared swap with an executing broker, no FCM or central counterparty is willing or able to clear the transaction. In such an event, a Fund may be required to break the trade and make an early termination payment to the executing broker.
Equity Swaps. The Funds may enter into equity swap contracts to invest in a market without owning or taking physical custody of securities in various circumstances, including (but not limited to) circumstances where direct investment in the securities is restricted for legal reasons or is otherwise impracticable. Equity swaps may also be used for hedging purposes or to seek to increase total return. Until equity swaps are designated for central clearing, the counterparty to an equity swap contract will typically be a bank, investment banking firm or broker/dealer. Equity swap contracts may be structured in different ways. For example, a counterparty may agree to pay the Funds the amount, if any, by which the notional amount of the equity swap contract would have increased in value had it been invested in the particular stocks (or an index of stocks), plus the dividends that would have been received on those stocks. In these cases, the Funds may agree to pay to the counterparty a floating rate of interest on the notional amount of the equity swap contract plus the amount, if any, by which that notional amount would have decreased in value had it been invested in such stocks. Therefore, the return to the Funds on the equity swap contract should be the gain or loss on the notional amount plus dividends on the stocks less the interest paid by the Funds on the notional amount. In other cases, the counterparty and the Funds may each agree to pay the other the difference between the relative investment performances that would have been achieved if the notional amount of the equity swap contract had been invested in different stocks (or indices of stocks).
A Fund will generally enter into equity swaps on a net basis, which means that the two payment streams are netted out, with the Funds receiving or paying, as the case may be, only the net amount of the two payments. Payments may be made at the conclusion of an equity swap contract or periodically during its term. Equity swaps normally do not involve the delivery of securities or other underlying assets. Accordingly, the risk of loss with respect to equity swaps is normally limited to the net amount of payments that the Fund is contractually obligated to make. If the other party to an equity swap defaults, the Funds' risk of loss consists of the net amount of payments that the Funds are contractually entitled to receive, if any.

Hybrid Instruments. Hybrid instruments combine elements of derivative contracts with those of another security (typically a fixed-income security). All or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of an underlying asset or by reference to another benchmark (such as interest rates, currency exchange rates or indices). Hybrid instruments also include convertible securities with conversion terms related to an underlying asset or benchmark.
The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, options, futures and currencies, and depend upon the terms of the instrument. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional fixed-income or convertible securities. Hybrid instruments are also potentially more volatile and carry greater interest rate risks than traditional instruments. Moreover, depending on the structure of the particular hybrid, it may expose a Fund to leverage risks or carry liquidity risks.
Foreign Currency-Related Derivative Strategies— Special Considerations. A Fund may use futures and options on futures on foreign currencies and forward currency contracts to increase returns, to manage the Fund’s average portfolio duration, or to hedge against movements in the values of the foreign currencies in which a Fund’s securities are denominated. Currency contracts also may be purchased such that net exposure to an individual currency exceeds the value of the Fund’s securities that are denominated in that particular currency. A Fund may engage in currency exchange transactions to protect against uncertainty in the level of future exchange rates and also may engage in currency transactions to increase income and total return. Such currency hedges can protect against price movements in a security the Fund owns or intends to acquire that are attributable to changes in the value of the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes.
A Fund might seek to hedge against changes in the value of a particular currency when no hedging instruments on that currency are available or such hedging instruments are more expensive than certain other hedging instruments. In such cases, a Fund may hedge against price movements in that currency by entering into transactions using hedging instruments on another foreign currency or a basket of currencies, the values of which a Fund’s portfolio management believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the hedging instrument will not correlate perfectly with movements in the price of the currency being hedged is magnified when this strategy is used.
The value of derivative instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such hedging instruments, a Fund could be disadvantaged by having to deal in the odd-lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.
There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the derivative instruments until they reopen.
Settlement of derivative transactions involving foreign currencies might be required to take place within the country issuing the underlying currency. Thus, a Fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.
Permissible foreign currency options will include options traded primarily in the OTC market. Although options on foreign currencies are traded primarily in the OTC market, a Fund will normally purchase OTC options on foreign currency only when a Fund’s portfolio management believes a liquid secondary market will exist for a particular option at any specific time.

Forward Currency Contracts. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are entered into in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers.
At or before the maturity of a forward currency contract, a Fund may either sell a portfolio security and make delivery of the currency, or retain the security and fully or partially offset its contractual obligation to deliver the currency by purchasing a second contract. If a Fund retains the portfolio security and engages in an offsetting transaction, the Fund, at the time of execution of the offsetting transaction, will incur a gain or a loss to the extent that movement has occurred in forward currency contract prices.
The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the foreign currency contract has been established. Thus, a Fund might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.
Markets for trading foreign forward currency contracts offer less protection against defaults than is available when trading in currency instruments on an exchange. Forward currency contracts are subject to the risk that the counterparty to such contract will default on its obligations. Since a forward foreign currency exchange contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive a Fund of unrealized profits or the benefits of a currency hedge, impose transaction costs or force the Fund to cover its purchase or sale commitments, if any, at the current market price. In addition, the institutions that deal in forward currency contracts are not required to continue to make markets in the currencies in which they trade and these markets can experience periods of illiquidity. To the extent that a substantial portion of a Fund’s total assets, adjusted to reflect the Fund’s net position after giving effect to currency transactions, is denominated or quoted in currencies of foreign countries, the Fund will be more susceptible to the risk of adverse economic and political developments within those countries.
Currency Hedging. While the values of forward currency contracts, currency options, currency futures and options on futures may be expected to correlate with exchange rates, they will not reflect other factors that may affect the value of a Fund’s investments. A currency hedge, for example, should protect a Yen-denominated bond against a decline in the Yen, but will not protect a Fund against price decline if the issuer’s creditworthiness deteriorates. Because the value of a Fund’s investments denominated in a foreign currency will change in response to many factors other than exchange rates, a currency hedge may not be entirely successful in mitigating changes in the value of a Fund’s investments denominated in that currency over time.
A decline in the dollar value of a foreign currency in which a Fund’s securities are denominated will reduce the dollar value of the securities, even if their value in the foreign currency remains constant. The use of currency hedges does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future. In order to protect against such diminutions in the value of securities it holds, a Fund may purchase put options on the foreign currency. If the value of the currency does decline, the Fund will have the right to sell the currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its securities that otherwise would have resulted. Conversely, if a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby potentially increasing the cost of the securities, a Fund may purchase call options on the particular currency. The purchase of these options could offset, at least partially, the effects of the adverse movements in exchange rates. Although currency hedges limit the risk of loss due to a decline in the value of a hedged currency, at the same time, they also limit any potential gain that might result should the value of the currency increase.
A Fund may enter into foreign currency exchange transactions to hedge its currency exposure in specific transactions or portfolio positions. Currency contracts also may be purchased such that net exposure to an individual currency exceeds the value of the Fund’s securities that are denominated in that particular currency. Transaction hedging is the purchase or sale of forward currency with respect to specific receivables or payables of a Fund generally accruing in connection with the purchase or sale of its portfolio securities. Position hedging is the sale of forward currency with respect to portfolio security positions. A Fund may not position hedge to an extent greater than the aggregate market value (at the time of making such sale) of the hedged securities.

Non-Deliverable Forwards. A Fund may, from time to time, engage in non-deliverable forward transactions to manage currency risk or to gain exposure to a currency without purchasing securities denominated in that currency. A non-deliverable forward is a transaction that represents an agreement between a Fund and a counterparty (usually a commercial bank) to buy or sell a specified (notional) amount of a particular currency at an agreed upon foreign exchange rate on an agreed upon future date. Unlike other currency transactions, there is no physical delivery of the currency on the settlement of a non-deliverable forward transaction. Rather, the Fund and the counterparty agree to net the settlement by making a payment in U.S. dollars or another fully convertible currency that represents any differential between the foreign exchange rate agreed upon at the inception of the non-deliverable forward agreement and the actual exchange rate on the agreed upon future date. Thus, the actual gain or loss of a given non-deliverable forward transaction is calculated by multiplying the transaction’s notional amount by the difference between the agreed upon forward exchange rate and the actual exchange rate when the transaction is completed.
When a Fund enters into a non-deliverable forward transaction, the Fund’s custodian will maintain segregated assets in an amount not less than the value of the Fund’s unrealized loss under such non-deliverable forward transaction. If the additional segregated assets decline in value or the amount of the Fund’s commitment increases because of changes in currency rates, additional cash or securities will be designated as segregated assets on a daily basis so that the value of the account will equal the amount of the Fund’s unrealized loss under the non-deliverable forward agreement.
Since a Fund generally may only close out a non-deliverable forward with the particular counterparty, there is a risk that the counterparty will default on its obligation under the agreement. If the counterparty defaults, the Fund will have contractual remedies pursuant to the agreement related to the transaction, but there is no assurance that contract counterparties will be able to meet their obligations pursuant to such agreements or that, in the event of a default, the Fund will succeed in pursuing contractual remedies. A Fund thus assumes the risk that it may be delayed or prevented from obtaining payments owed to it pursuant to non-deliverable forward transactions.
In addition, where the currency exchange rates that are the subject of a given non-deliverable forward transaction do not move in the direction or to the extent anticipated, the Fund could sustain losses on the non-deliverable forward transaction. A Fund’s investment in a particular non-deliverable forward transaction will be affected favorably or unfavorably by factors that affect the subject currencies, including economic, political and legal developments that impact the applicable countries, as well as exchange control regulations of the applicable countries. These risks are heightened when a non-deliverable forward transaction involves currencies of emerging market countries because such currencies can be volatile and there is a greater risk that such currencies will be devalued against the U.S. dollar or other currencies.
The SEC and CFTC consider non-deliverable forwards as swaps, and they are therefore included in the definition of “commodity interests.” Non-deliverable forwards have historically been traded in the OTC market. However, as swaps, non-deliverable forwards may become subject to central clearing and trading on public facilities. Currency and cross currency forwards that qualify as deliverable forwards are not regulated as swaps for most purposes, and thus are not deemed to be commodity interests. However, such forwards are subject to some requirements applicable to swaps, including reporting to swap data repositories, documentation requirements, and business conduct rules applicable to swap dealers. CFTC regulation of currency and cross currency forwards, especially non-deliverable forwards, may restrict the Fund’s ability to use these instruments in the manner described above or subject NFA to CFTC registration and regulation as a commodity pool operator.
Foreign Commercial Paper. A Fund may invest in commercial paper which is indexed to certain specific foreign currency exchange rates. The terms of such commercial paper provide that its principal amount is adjusted upward or downward (but not below zero) at maturity to reflect changes in the exchange rate between two currencies while the obligation is outstanding. A Fund will purchase such commercial paper with the currency in which it is denominated and, at maturity, will receive interest and principal payments thereon in that currency, but the amount or principal payable by the issuer at maturity will change in proportion to the change (if any) in the exchange rate between two specified currencies between the date the instrument is issued and the date the instrument matures. While such commercial paper entails the risk of loss of principal, the potential for realizing gains as a result of changes in the foreign currency exchange rate enables a Fund to hedge or cross-hedge against a decline in the U.S. dollar value of investments denominated in foreign currencies while providing an attractive money market rate of return. A Fund will purchase such commercial paper either for hedging purposes or in order to seek investment gain. The Funds believe that such investments do not involve the creation of a senior security, but nevertheless will earmark or establish a segregated account with respect to its investments in this type of commercial paper and maintain in such account cash not available for investment or other liquid assets having a value equal to the aggregate principal amount of outstanding commercial paper of this type.
SEC Rulemaking. The SEC has recently adopted Rule 18f-4, which replaces current SEC and staff guidance with respect to asset segregation requirements for derivatives and other instruments such as unfunded commitment agreements, reverse repurchase agreements, or similar financing transactions. The application of Rule 18f-4 to the Fund could restrict the Fund’s ability to utilize derivative investments and financing transactions and prevent the Fund from implementing its principal investment strategies in the manner that it has historically, which may result in changes to the Fund’s principal investment strategies and could adversely affect the Fund’s performance. The compliance date for Rule 18f-4 is August 19, 2022.
Environmental, Social and Governance (“ESG”) Securities
The Funds may invest in securities of issuers that meet certain ESG criteria. The application of the subadviser’s ESG analysis when selecting investments may affect the Funds’ exposure to certain companies, sectors, regions, and countries and may affect the Funds’ performance depending on whether such investments are in or out of favor. Adhering to the ESG criteria and applying the subadviser’s ESG analysis may also affect the Funds’ performance relative to similar funds that do not adhere to such criteria or apply such analysis. Additionally, the Funds’ adherence to the ESG criteria and the application of the ESG analysis in connection with identifying and selecting equity investments in non-U.S. or emerging country issuers often require subjective analysis and may be relatively more difficult than applying the ESG criteria or the ESG analysis to equity investments of all issuers because data availability may be more limited with respect to non-U.S. or emerging country issuers. The exclusionary criteria related to ESG criteria may result in a Fund’s forgoing opportunities to buy certain securities when it might otherwise be advantageous to do so, or selling securities for ESG reasons when it might be otherwise disadvantageous for it to do so. The Funds may invest in companies that do not reflect the beliefs and values of any particular investor.
Foreign Securities
The Funds may invest in securities of issuers located outside the United States. Funds that invest in foreign securities offer the potential for more diversification than Funds that invest only in the United States because securities traded on foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve risks not present in U.S. investments that can increase the chances that a Fund will lose money. In particular, a Fund is subject to the risk that, because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair a Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect a Fund’s operations. Other potential foreign market risks include changes in foreign currency exchange rates, exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries. Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes.
Regional Risk. Adverse conditions in a certain region can adversely affect securities of issuers in other countries whose economies appear to be unrelated. To the extent that a Fund invests a significant portion of its assets in a specific geographic region, the Fund generally will have more exposure to regional economic risks. In the event of economic or political turmoil or a deterioration of diplomatic relations in a region or country where a substantial portion of the Fund’s assets are invested, the Fund may experience substantial illiquidity or losses.
Eurozone-Related Risk. A number of countries in the European Union (the “EU”) have experienced, and may continue to experience, severe economic and financial difficulties. Additional EU member countries may also fall subject to such difficulties. These events could negatively affect the value and liquidity of a Fund’s investments in euro-denominated securities and derivatives contracts, as well as securities of issuers located in the EU or with significant exposure to EU issuers or countries. If the euro is dissolved entirely, the legal and contractual consequences for holders of euro-denominated obligations and derivative contracts would be determined by laws in effect at such time. Such investments may continue to be held, or purchased, to the extent consistent with the Fund’s investment objective and permitted under applicable law. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the Fund’s shares.
Certain countries in the EU have had to accept assistance from supra-governmental agencies such as the International Monetary Fund, the European Stability Mechanism, or other supra-governmental agencies. The European Central Bank has also been intervening to purchase Eurozone debt in an attempt to stabilize markets and reduce borrowing costs. There can be no assurance that these agencies will continue to intervene or provide further assistance, and markets may react adversely to any expected reduction in the financial support provided by these agencies. Responses to the financial problems by European governments, central banks, and others, including austerity measures and reforms, may not work, may result in social unrest, and may limit future growth and economic recovery or have other unintended consequences.
In June 2016, the United Kingdom (the “UK”) approved a referendum to leave the EU, commonly referred to as “Brexit,” which sparked depreciation in the value of the British pound, short-term declines in global stock markets, and heightened risk of continued worldwide economic volatility. The UK officially left the EU on January 31, 2020, with a transitional period that ended on December 31, 2020. Prior to the end of the transitional period, the EU and the UK ratified the EU-UK Trade and Cooperation Agreement (“TCA”), which lays out the terms of the UK’s future cooperation with the EU. Notwithstanding the TCA, following the transition period, there is likely to be considerable uncertainty as to the UK's post-transition framework. Brexit created and may continue to create an uncertain political and economic environment in the UK and other EU countries. This long-term uncertainty may affect other countries in the EU and elsewhere. Further, the UK’s departure from the EU may cause volatility within the EU, triggering prolonged economic downturns in certain European countries or sparking additional member states to contemplate departing the EU. In addition, the UK’s departure from the EU may create actual or perceived additional economic stresses for the UK, including potential for decreased trade, capital outflows, devaluation of the British pound, wider corporate bond spreads due to uncertainty, and possible declines in business and consumer spending, as well as foreign direct investment.
Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.
Currency Risk and Exchange Risk. Unless a Fund's Prospectus states a policy to invest only in securities denominated in U.S. dollars, a Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar. In such case, changes in foreign currency exchange rates will affect the value of a Fund’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.
Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than does the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company’s financial condition. In addition, the U.S. government has from time to time in the past imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as a Fund. If such restrictions should be reinstituted, it might become necessary for the Fund to invest all or substantially all of its assets in U.S. securities.
Certain Risks of Holding Fund Assets Outside the United States. A Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Fund’s ability to recover its assets if a foreign bank or depository or issuer of a security or any of their agents goes bankrupt. In addition, it is often more expensive for a Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund as compared to investment companies that invest only in the United States.
Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates in markets that still rely on physical settlement. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for a Fund to carry out transactions. If a Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.
Investment in Emerging Markets. The Funds may invest in securities of issuers domiciled in various countries with emerging capital markets. Emerging market countries typically are developing and low- or middle-income countries. Emerging market countries may be found in regions such as Asia, Latin America, Eastern Europe, the Middle East and Africa.
Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments; (iv) national policies that may limit a Fund’s investment opportunities, such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.
Emerging capital markets are developing in a dynamic political and economic environment brought about by events over recent years that have reshaped political boundaries and traditional ideologies. In such a dynamic environment, there can be no assurance that any or all of these capital markets will continue to present viable investment opportunities for a Fund. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that a Fund could lose the entire value of its investments in the affected market.
Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the United States, such as price/earnings ratios, may not be applicable. Emerging market securities may be substantially less liquid and more volatile than those of mature markets, and company shares may be held by a limited number of persons. This may adversely affect the timing and pricing of the Fund’s acquisition or disposal of securities.
Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because a Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable compared to developed countries. The possibility of fraud, negligence, undue influence being exerted by the issuer, or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. A Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation.

Investment in Frontier Markets. Frontier market countries generally have smaller economies and less developed capital markets than traditional emerging markets, and, as a result, the risks of investing in emerging market countries are magnified in frontier market countries. The economies of frontier market countries are less correlated to global economic cycles than those of their more developed counterparts and their markets have low trading volumes and the potential for extreme price volatility and illiquidity. This volatility may be further heightened by the actions of a few major investors. For example, a substantial increase or decrease in cash flows of mutual funds investing in these markets could significantly affect local stock prices and, therefore, the price of Fund shares. These factors make investing in frontier market countries significantly riskier than in other countries and any one of them could cause the price of a Fund’s shares to decline.
Governments of many frontier market countries in which a Fund may invest may exercise substantial influence over many aspects of the private sector. In some cases, the governments of such frontier market countries may own or control certain companies. Accordingly, government actions could have a significant effect on economic conditions in a frontier market country and on market conditions, prices and yields of securities in a Fund’s portfolio. Moreover, the economies of frontier market countries may be heavily dependent upon international trade and, accordingly, have been and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade.
Investment in equity securities of issuers operating in certain frontier market countries may be restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in equity securities of issuers operating in certain frontier market countries and increase the costs and expenses of a Fund. Certain frontier market countries require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors. Certain frontier market countries may also restrict investment opportunities in issuers in industries deemed important to national interests.
Frontier market countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors, such as a Fund. In addition, if deterioration occurs in a frontier market country’s balance of payments, the country could impose temporary restrictions on foreign capital remittances. A Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. Investing in local markets in frontier market countries may require a Fund to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs to the Fund.
In addition, investing in frontier markets includes the risk of share blocking. Share blocking refers to a practice, in certain foreign markets, where voting rights related to an issuer’s securities are predicated on these securities being blocked from trading at the custodian or sub-custodian level, for a period of time around a shareholder meeting. These restrictions have the effect of prohibiting securities to potentially be voted (or having been voted), from trading within a specified number of days before, and in certain instances, after the shareholder meeting. Share blocking may prevent a Fund from buying or selling securities for a period of time. During the time that shares are blocked, trades in such securities will not settle. The specific practices may vary by market and the blocking period can last from a day to several weeks, typically terminating on a date established at the discretion of the issuer. Once blocked, the only manner in which to remove the block would be to withdraw a previously cast vote, or to abstain from voting altogether. The process for having a blocking restriction lifted can be very difficult with the particular requirements varying widely by country. In certain countries, the block cannot be removed.
There may be no centralized securities exchange on which securities are traded in frontier market countries. Also, securities laws in many frontier market countries are relatively new and unsettled. Therefore, laws regarding foreign investment in frontier market securities, securities regulation, title to securities, and shareholder rights may change quickly and unpredictably.
The frontier market countries in which a Fund invests may become subject to sanctions or embargoes imposed by the U.S. government and the United Nations. The value of the securities issued by companies that operate in, or have dealings with, these countries may be negatively impacted by any such sanction or embargo and may reduce a Fund’s returns. Banks in frontier market countries used to hold a Fund’s securities and other assets in that country may lack the same operating experience as banks in developed markets. In addition, in certain countries there may be legal restrictions or limitations on the ability of a Fund to recover assets held by a foreign bank in the event of the bankruptcy of the bank. Settlement systems in frontier markets may be less well organized than in the developed markets. As a result, there is greater risk than in developed countries that settlement will take longer and that cash or securities of a Fund may be in jeopardy because of failures of or defects in the settlement systems.
Restrictions on Certain Investments. A number of publicly traded closed-end investment companies have been organized to facilitate indirect foreign investment in developing countries, and certain of such countries, such as Thailand, South Korea, Chile and Brazil, have specifically authorized such funds. There also are investment opportunities in certain of such countries in pooled vehicles that resemble open-end investment companies. In accordance with the 1940 Act, a Fund may invest up to 10% of its total assets in securities of other investment companies, not more than 5% of which may be invested in any one such company. In addition, under the 1940 Act, a Fund may not own more than 3% of the total outstanding voting stock of any investment company. These restrictions on investments in securities of investment companies may limit opportunities for a Fund to invest indirectly in certain developing countries. Shares of certain investment companies may at times be acquired only at market prices representing premiums to their net asset values. If a Fund acquires shares of other investment companies, shareholders would bear both their proportionate share of expenses of the Fund (including management and advisory fees) and, indirectly, the expenses of such other investment companies.
Depositary Receipts. A Fund may invest in foreign securities by purchasing depositary receipts, including American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and non-voting depositary receipts (“NVDRs”) or other securities convertible into securities of issuers based in foreign countries. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are denominated in U.S. dollars and are designed for use in the U.S. securities markets, GDRs, in bearer form, are issued and designed for use outside the United States and EDRs (also referred to as Continental Depositary Receipts (“CDRs”)), in bearer form, may be denominated in other currencies and are designed for use in European securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs are European receipts evidencing a similar arrangement. GDRs are receipts typically issued by non-U.S. banks and trust companies that evidence ownership of either foreign or domestic securities. For purposes of a Fund’s investment policies, ADRs, EDRs, GDRs and NVDRs are deemed to have the same classification as the underlying securities they represent. Thus, an ADR, EDR, GDR or NVDR representing ownership of common stock will be treated as common stock.
A Fund may invest in depositary receipts through “sponsored” or “unsponsored” facilities. While ADRs issued under these two types of facilities are in some respects similar, there are distinctions between them relating to the rights and obligations of ADR holders and the practices of market participants.
A depositary may establish an unsponsored facility without participation by (or even necessarily the acquiescence of) the issuer of the deposited securities, although typically the depositary requests a letter of non-objection from such issuer prior to the establishment of the facility. Holders of unsponsored ADRs generally bear all the costs of such facilities. The depositary usually charges fees upon the deposit and withdrawal of the deposited securities, the conversion of dividends into U.S. dollars, the disposition of non-cash distributions, and the performance of other services. The depositary of an unsponsored facility frequently is under no obligation to pass through voting rights to ADR holders in respect of the deposited securities. In addition, an unsponsored facility is generally not obligated to distribute communications received from the issuer of the deposited securities or to disclose material information about such issuer in the U.S. and thus there may not be a correlation between such information and the market value of the depositary receipts. Unsponsored ADRs tend to be less liquid than sponsored ADRs.
Sponsored ADR facilities are created in generally the same manner as unsponsored facilities, except that the issuer of the deposited securities enters into a deposit agreement with the depositary. The deposit agreement sets out the rights and responsibilities of the issuer, the depositary, and the ADR holders. With sponsored facilities, the issuer of the deposited securities generally will bear some of the costs relating to the facility (such as dividend payment fees of the depositary), although ADR holders continue to bear certain other costs (such as deposit and withdrawal fees). Under the terms of most sponsored arrangements, depositaries agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities.

Foreign Sovereign Debt. To the extent that a Fund invests in obligations issued by governments of developing or emerging market countries, these investments involve additional risks. Sovereign obligors in developing and emerging market countries are among the world’s largest debtors to commercial banks, other governments, international financial organizations and other financial institutions. These obligors have in the past experienced substantial difficulties in servicing their external debt obligations, which led to defaults on certain obligations and the restructuring of certain indebtedness. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds, and obtaining new credit for finance interest payments. Holders of certain foreign sovereign debt securities may be requested to participate in the restructuring of such obligations and to extend further loans to their issuers. There can be no assurance that the foreign sovereign debt securities in which a Fund may invest will not be subject to similar restructuring arrangements or to requests for new credit which may adversely affect the Fund’s holdings. Furthermore, certain participants in the secondary market for such debt may be directly involved in negotiating the terms of these arrangements and may therefore have access to information not available to other market participants.
Investing through Stock Connect. A Fund may invest in China A-shares of certain Chinese companies listed and traded on the Shanghai Stock Exchange and on the Shenzhen Stock Exchange (together, the “Exchanges”) through the Shanghai-Hong Kong Stock Connect Program and the Shenzhen-Hong Kong Stock Connect Program, respectively (together, “Stock Connect”). Stock Connect is a securities trading and clearing program developed by the Exchange of Hong Kong, the Exchanges, and the China Securities Depository and Clearing Corporation Limited. Stock Connect facilitates foreign investment in the People's Republic of China (“PRC”) via brokers in Hong Kong. Persons investing through Stock Connect are subject to PRC regulations and Exchange listing rules, among others. These could include limitations on or suspension of trading. These regulations are relatively new and subject to changes which could adversely impact a Fund's rights with respect to the securities. As Stock Connect is relatively new, there are no assurances that the necessary systems to run the program will function properly. Stock Connect is subject to aggregate and daily quota limitations on purchases and the Fund may experience delays in transacting via Stock Connect. The stocks of Chinese companies that are owned by a Fund are held in an omnibus account and registered in nominee name. Please also see the sections on risks relating to investing outside the United States and investing in emerging markets. See “Foreign Securities” above regarding investing outside the United States.
Initial Public Offerings
Each Fund may participate in initial public offerings (“IPOs”). Securities issued in initial public offerings have no trading history, and information about the companies may be available for very limited periods. The volume of IPOs and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If IPOs are brought to the market, availability may be limited and a Fund may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in IPOs are often subject to greater and more unpredictable price changes than more established stocks.
Interfund Borrowing and Lending Program
Pursuant to an exemptive order issued by the SEC dated June 13, 2016, the Funds may lend money to, and borrow money for temporary purposes from, other funds advised by the Funds' investment adviser, NFA. Generally, a Fund will borrow money through the program only when the costs are equal to or lower than the cost of bank loans. Interfund borrowings can have a maximum duration of seven days. Loans may be called on one day’s notice. There is no assurance that a Fund will be able to borrow or lend under the program at any time, and a Fund may have to borrow from a bank at a higher interest rate if an interfund loan is unavailable, called, or not renewed.
Lending Portfolio Securities
Each Fund may lend its portfolio securities to brokers, dealers and other financial institutions, provided it receives collateral, with respect to each loan of U.S. securities, equal to at least 102% of the value of the portfolio securities loaned, and, with respect to each loan of non-U.S. securities, collateral of at least 105% of the value of the portfolio securities loaned, and at all times thereafter shall require the borrower to mark-to-market such collateral on a daily basis so that the market value of such collateral does not fall below 100% of the market value of the portfolio securities so loaned. By lending its portfolio securities, a Fund can increase its income through the investment of the collateral. For the purposes of this policy, a

Fund considers collateral consisting of cash, U.S. government securities or letters of credit issued by banks whose securities meet the standards for investment by the Fund to be the equivalent of cash. From time to time, a Fund may return to the borrower or a third party which is unaffiliated with it, and which is acting as a “placing broker,” a part of the interest earned from the investment of collateral received for securities loaned.
The SEC currently requires that the following conditions must be met whenever portfolio securities are loaned: (1) a Fund must receive from the borrower collateral equal to at least 100% of the value of the portfolio securities loaned; (2) the borrower must increase such collateral whenever the market value of the securities loaned rises above the level of such collateral; (3) a Fund must be able to terminate the loan at any time; (4) a Fund must receive a reasonable rate of return on the loan, as well as any dividends, interest or other distributions payable on the loaned securities, and any increase in market value; (5) a Fund may pay only reasonable custodian fees in connection with the loan; and (6) while any voting rights on the loaned securities may pass to the borrower, a Fund’s Board of Trustees must be able to terminate the loan and regain the right to vote the securities if a material event adversely affecting the investment occurs. In addition, a Fund may not have on loan securities representing more than one-third of its total assets at any given time. The collateral that a Fund receives may be included in calculating the Fund’s total assets. A Fund generally will not seek to vote proxies relating to the securities on loan, unless it is in the best interests of the applicable Fund to do so. These conditions may be subject to future modification. Loan agreements involve certain risks in the event of default or insolvency of the other party including possible delays or restrictions upon the Fund’s ability to recover the loaned securities or dispose of the collateral for the loan.
Investment of Securities Lending Collateral. The cash collateral received from a borrower as a result of a Fund’s securities lending activities will be used to purchase both fixed-income securities and other securities with debt-like characteristics that are rated A1 or P1 on a fixed-rate or floating-rate basis, including: bank obligations; commercial paper; investment agreements, funding agreements, or guaranteed investment contracts entered into with, or guaranteed by, an insurance company; loan participations; master notes; medium-term notes; repurchase agreements; and U.S. government securities. Except for the investment agreements, funding agreements or guaranteed investment contracts guaranteed by an insurance company, master notes, and medium-term notes (which are described below), these types of investments are described elsewhere in the SAI. Collateral may also be invested in a money market mutual fund or short-term collective investment trust.
Investment agreements, funding agreements, or guaranteed investment contracts entered into with, or guaranteed by, an insurance company are agreements in which an insurance company either provides for the investment of the Fund’s assets or provides for a minimum guaranteed rate of return to the investor.
Master notes are promissory notes issued usually with large, creditworthy broker-dealers on either a fixed-rate or floating-rate basis. Master notes may or may not be collateralized by underlying securities. If the master note is issued by an unrated subsidiary of a broker-dealer, then an unconditional guarantee is provided by the issuer’s parent.
Medium-term notes are unsecured, continuously offered corporate debt obligations. Although medium-term notes may be offered with a maturity from one to ten years, in the context of securities lending collateral, the maturity of the medium-term note generally will not exceed two years.
LIBOR Risk
The Funds may be exposed to financial instruments that are tied to the London Interbank Offered Rate (“LIBOR”) to determine payment obligations, financing terms, hedging strategies or investment value. The Funds' investments may pay interest at floating rates based on LIBOR or may be subject to interest caps or floors based on LIBOR. The Funds may also obtain financing at floating rates based on LIBOR. Derivative instruments utilized by the Funds may also reference LIBOR.
In 2017, the head of the United Kingdom’s Financial Conduct Authority announced a desire to phase out the use of LIBOR by the end of 2021. More recently, on November 30, 2020 the ICE Benchmark Administration (“IBA”), the administrator of LIBOR, announced that it had commenced a consultation to determine whether to cease publication of one week and two-month USD LIBOR settings at the end of December 2021 but extend publication of the remaining USD LIBOR settings (overnight and one, three, six and 12 month USD LIBOR) to the end of June 2023. There were concurrent announcements by the United Kingdom’s Financial Conduct Authority, the U.S. bank regulators, the Federal Reserve Board and the Alternative Reference Rates Committee (“ARRC”) supporting the actions announced by IBA and, among other things, encouraging banks to stop entering into new LIBOR-based contracts by the end of 2021. IBA will make separate announcements following the outcome of the consultations. Actions by regulators have resulted in the establishment of alternative reference rates in most major currencies. The U.S. Federal Reserve, based on the recommendations of ARRC, has begun publishing the Secured Overnight Financing Rate (“SOFR”) that is intended to replace U.S. dollar LIBOR. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. Markets are slowly developing in response to these new reference rates.
Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. The transition process might lead to increased volatility and illiquidity in markets for, and reduce the effectiveness of new hedges placed against, instruments whose terms currently include LIBOR. While some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. In addition, a liquid market for newly-issued instruments that use a reference rate other than LIBOR still may be developing. There may also be challenges for the Funds to enter into hedging transactions against such newly-issued instruments until a market for such hedging transactions develops. All of the aforementioned may adversely affect the Funds' performance or net asset value.
Low Exercise Price Options
From time to time, the Funds may use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other over-the-counter derivatives. These include the risk that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Additionally, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when a Fund wishes to sell it.
Natural Disaster/Epidemic Risk
Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including pandemics and epidemics, have been and can be highly disruptive to economies and markets, adversely impacting individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Funds' investments. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region are increasingly likely to adversely affect markets, issuers, and/or foreign exchange rates in other countries, including the U.S. These disruptions could prevent the Funds from executing advantageous investment decisions in a timely manner and negatively impact the Funds' ability to achieve their investment objectives. Any such event(s) could have a significant adverse impact on the value and risk profile of the Funds.
Operational and Technology Risk/Cyber Security Risk
A Fund, its service providers, and other market participants depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats or risks that could adversely affect a Fund and its shareholders, despite the efforts of a Fund and its service providers to adopt technologies, processes, and practices intended to mitigate these risks.
For example, a Fund, and its service providers, may be susceptible to operational and information security risks resulting from cyber incidents. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks also may be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users). Cyber security failures or breaches by a Fund's adviser, and other service providers (including, but not limited to, Fund accountants, custodians, subadvisers, transfer agents and administrators), and the issuers of securities in which the Funds invest, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with a Fund's ability to calculate its net asset value, impediments to trading, the inability of a Fund's shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While a Fund and its service providers have established business continuity plans in the event of, and systems designed to reduce the risks associated with, such cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified.
In addition, power or communications outages, acts of God, information technology equipment malfunctions, operational errors, and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data. Market events also may trigger a volume of transactions that overloads current information technology and communication systems and processes, impacting the ability to conduct a Fund's operations.
The Funds cannot control the cyber security plans and systems put in place by service providers to the Funds and issuers in which the Funds invest. The Funds and their shareholders could be negatively impacted as a result.
Participation Notes
The Funds may buy participation notes from a bank or broker-dealer (“issuer”) that entitle a Fund to a return measured by the change in value of an identified underlying security or basket of securities (collectively, the “underlying security”). Participation notes are typically used when a direct investment in the underlying security is restricted due to country-specific regulations.
The Funds are subject to counterparty risk associated with each issuer. Investment in a participation note is not the same as investment in the constituent shares of the company. A participation note represents only an obligation of the issuer to provide a Fund the economic performance equivalent to holding shares of an underlying security. A participation note does not provide any beneficial or equitable entitlement or interest in the relevant underlying security. In other words, shares of the underlying security are not in any way owned by a Fund. However, each participation note synthetically replicates the economic benefit of holding shares in the underlying security. Because a participation note is an obligation of the issuer, rather than a direct investment in shares of the underlying security, a Fund may suffer losses potentially equal to the full value of the participation note if the issuer fails to perform its obligations. The Funds attempt to mitigate that risk by purchasing only from issuers which the subadviser deems to be creditworthy.
The issuer may, but is not required to, purchase the shares of the underlying security to hedge its obligation. A Fund may, but is not required to, purchase credit protection against the default of the issuer. When the participation note expires or the Fund exercises the participation note and closes its position, the Fund receives a payment that is based upon the then-current value of the underlying security converted into U.S. dollars (less transaction costs). The price, performance and liquidity of the participation note are all linked directly to the underlying security. The Funds’ ability to redeem or exercise a participation note generally is dependent on the liquidity in the local trading market for the security underlying the participation note.
Portfolio Turnover
Each Fund may engage in active short-term trading to benefit from price disparities among different issues of securities or among the markets for equity securities, or for other reasons. As a result of active management, it is anticipated that the portfolio turnover rate may vary greatly from year to year as well as within a particular year, and may be affected by changes in the holdings of specific issuers, changes in country and currency weightings, cash requirements for redemption of shares and by requirements which enable the Funds to receive favorable tax treatment. The Funds are not restricted by policy with regard to portfolio turnover and will make changes in their investment portfolio from time to time as business and economic conditions as well as market prices may dictate. Portfolio turnover is subject to many factors, including but not limited to market conditions, model development and portfolio construction considerations. It can change from year to year without notice.

Preferred Stocks, Convertible Securities and Other Equity Securities
The Funds may invest in preferred stocks and other types of convertible securities. Preferred stocks, like many debt obligations, are generally fixed-income securities. Shareholders of preferred stocks normally have the right to receive dividends at a fixed rate when and as declared by the issuer’s board of directors, but do not participate in other amounts available for distribution by the issuing corporation. In some countries, dividends on preferred stocks may be variable, rather than fixed. Dividends on the preferred stock may be cumulative, and all cumulative dividends usually must be paid prior to common shareholders of common stock receiving any dividends. Because preferred stock dividends must be paid before common stock dividends, preferred stocks generally entail less risk than common stocks. Upon liquidation, preferred stocks are entitled to a specified liquidation preference, which is generally the same as the par or stated value, and are senior in right of payment to common stock. Preferred stocks are, however, equity securities in the sense that they do not represent a liability of the issuer and, therefore, do not offer as great a degree of protection of capital or assurance of continued income as investments in corporate debt securities. Preferred stocks are generally subordinated in right of payment to all debt obligations and creditors of the issuer, and convertible preferred stocks may be subordinated to other preferred stock of the same issuer.
Convertible securities are bonds, debentures, notes, preferred stocks, or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Convertible securities have general characteristics similar to both debt obligations and equity securities. The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, the credit standing of the issuer and other factors. The market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. The conversion value of a convertible security is determined by the market price of the underlying common stock. The market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock and therefore will react to variations in the general market for equity securities. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.
A convertible security entitles the holder to receive interest normally paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted, or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying stock since they have fixed-income characteristics, and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases. Most convertible securities currently are issued by U.S. companies, although a substantial Eurodollar convertible securities market has developed, and the markets for convertible securities denominated in local currencies are increasing.
A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by a Fund is called for redemption, a Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock, or sell it to a third party.
Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds, as corporate debt obligations, generally enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, some convertible securities typically are rated below investment grade or are not rated, depending on the general creditworthiness of the issuer.

The Funds may invest in convertible preferred stocks that offer enhanced yield features, such as Preferred Equity Redemption Cumulative Stocks (“PERCS”), which provide an investor, such as a Fund, with the opportunity to earn higher dividend income than is available on a company’s common stock. PERCS are preferred stocks that generally feature a mandatory conversion date, as well as a capital appreciation limit, which is usually expressed in terms of a stated price. Most PERCS expire three years from the date of issue, at which time they are convertible into common stock of the issuer. PERCS are generally not convertible into cash at maturity. Under a typical arrangement, after three years PERCS convert into one share of the issuer’s common stock if the issuer’s common stock is trading at a price below that set by the capital appreciation limit, and into less than one full share if the issuer’s common stock is trading at a price above that set by the capital appreciation limit. The amount of that fractional share of common stock is determined by dividing the price set by the capital appreciation limit by the market price of the issuer’s common stock. PERCS can be called at any time prior to maturity, and hence do not provide call protection. If called early, however, the issuer must pay a call premium over the market price to the investor. This call premium declines at a preset rate daily, up to the maturity date.
A Fund may also invest in other classes of enhanced convertible securities. These include but are not limited to Automatically Convertible Equity Securities (“ACES”), Participating Equity Preferred Stock (“PEPS”), Preferred Redeemable Increased Dividend Equity Securities (“PRIDES”), Stock Appreciation Income Linked Securities (“SAILS”), Term Convertible Notes (“TECONS”), Quarterly Income Cumulative Securities (“QICS”), and Dividend Enhanced Convertible Securities (“DECS”). ACES, PEPS, PRIDES, SAILS, TECONS, QICS, and DECS all have the following features: they are issued by the company, the common stock of which will be received in the event the convertible preferred stock is converted; unlike PERCS they do not have a capital appreciation limit; they seek to provide the investor with high current income with some prospect of future capital appreciation; they are typically issued with three- or four-year maturities; they typically have some built-in call protection for the first two to three years; and, upon maturity, they will convert into either cash or a specified number of shares of common stock.
Similarly, there may be enhanced convertible debt obligations issued by the operating company, whose common stock is to be acquired in the event the security is converted, or by a different issuer, such as an investment bank. These securities may be identified by names such as Equity Linked Securities (“ELKS”) or similar names. Typically they share most of the salient characteristics of an enhanced convertible preferred stock but will be ranked as senior or subordinated debt in the issuer’s corporate structure according to the terms of the debt indenture. There may be additional types of convertible securities not specifically referred to herein, which may be similar to those described above in which a Fund may invest, consistent with its goals and policies.
An investment in an enhanced convertible security or any other security may involve additional risks to the Fund. A Fund may have difficulty disposing of such securities because there may be a thin trading market for a particular security at any given time. Reduced liquidity may have an adverse impact on market price and a Fund’s ability to dispose of particular securities, when necessary, to meet the Fund’s liquidity needs or in response to a specific economic event, such as the deterioration in the creditworthiness of an issuer. Reduced liquidity in the secondary market for certain securities may also make it more difficult for a Fund to obtain market quotations based on actual trades for purposes of valuing the Fund’s portfolio. A Fund, however, intends to acquire liquid securities, though there can be no assurances that it will always be able to do so.
Contingent Convertible Securities. A contingent convertible security (“CoCo”) is a hybrid debt security typically issued by a non-U.S. bank that, upon the occurrence of a specified trigger event, may be (i) convertible into equity securities of the issuer at a predetermined share price; or (ii) written down in liquidation value. Trigger events are identified in the document’s requirements. CoCos are designed to behave like bonds in times of economic health yet absorb losses when the trigger event occurs.
With respect to CoCos that provide for conversion of the CoCo into common shares of the issuer in the event of a trigger event, the conversion would deepen the subordination of the investor, subjecting the Fund to a greater risk of loss in the event of bankruptcy. In addition, because the common stock of the issuer may not pay a dividend, investors in such instruments could experience reduced yields (or no yields at all). With respect to CoCos that provide for the write-down in liquidation value of the CoCo in the event of a trigger event, it is possible that the liquidation value of the CoCo may be adjusted downward to below the original par value or written off entirely under certain circumstances. For instance, if losses have eroded the issuer’s capital levels below a specified threshold, the liquidation value of the CoCo may be reduced in whole or in part. The write-down of the CoCo’s par value may occur automatically and would not entitle holders to institute bankruptcy proceedings against the issuer. In addition, an automatic write-down could result in a reduced income rate if the dividend or interest payment associated with the CoCo is based on par value. Coupon payments on CoCos may be discretionary and may be canceled by the issuer for any reason or may be subject to approval by the issuer’s regulator and may be suspended in the event there are insufficient distributable reserves.
CoCos are subject to the credit, interest rate, high-yield securities, foreign securities and market risks associated with bonds and equity securities, and to the risks specified to convertible securities in general. They are also subject to other specific risks. CoCos typically are structurally subordinated to traditional convertible bonds in the issuer’s capital structure, which increases the risk that the Fund may experience a loss. In certain scenarios, investors in CoCos may suffer a loss of capital ahead of equity holders or when equity holders do not. CoCos are generally speculative and the prices of CoCos may be volatile. There is no guarantee that the Fund will receive return of principal on CoCos.
Real Estate Investment Trusts
Although no Fund invests in real estate directly, the Funds may invest in securities of real estate investment trusts (“REITs”) and other real estate industry companies or companies with substantial real estate investments and, as a result, the Funds may be subject to certain risks associated with direct ownership of real estate and with the real estate industry in general. These risks include, among others: possible declines in the value of real estate; possible lack of availability of mortgage funds; extended vacancies of properties; risks related to general and local economic conditions; overbuilding; increases in competition, property taxes and operating expenses; changes in zoning laws; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents; and changes in interest rates.
REITs are pooled investment vehicles which invest primarily in income-producing real estate or real estate-related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. Hybrid REITs combine the investment strategies of equity REITs and mortgage REITs. REITs are not taxed on income distributed to shareholders provided they comply with several requirements of the Internal Revenue Code. The Funds pay the fees and expenses of the REITs, which, ultimately, are paid by a Fund’s shareholders.
Repurchase Agreements
Each Fund may enter into repurchase agreements. In connection with the purchase by a Fund of a repurchase agreement from member banks of the Federal Reserve System or certain non-bank dealers, the Fund’s custodian, or a sub-custodian, will have custody of, and will earmark or segregate securities acquired by the Fund under such repurchase agreement. Repurchase agreements are contracts under which the buyer of a security simultaneously commits to resell the security to the seller at an agreed-upon price and date. Any portion of a repurchase agreement that is not collateralized fully is considered by the staff of the SEC to be a loan by the Fund. To the extent that a repurchase agreement is not collateralized fully, a Fund will include any collateral that the Fund receives in calculating the Fund’s total assets in determining whether a Fund has loaned more than one-third of its assets. Repurchase agreements may be entered into with respect to securities of the type in which the Fund may invest or government securities regardless of their remaining maturities, and will require that additional securities be deposited as collateral if the value of the securities purchased should decrease below resale price. Repurchase agreements involve certain risks in the event of default or insolvency by the other party, including possible delays or restrictions upon a Fund’s ability to dispose of the underlying securities, the risk of a possible decline in the value of the underlying securities during the period in which a Fund seeks to assert its rights to them, the risk of incurring expenses associated with asserting those rights and the risk of losing all or part of the income from the repurchase agreement. A Fund’s portfolio management reviews the creditworthiness of those banks and other recognized financial institutions with which a Fund enters into repurchase agreements to evaluate these risks.

Restricted, Non-Publicly Traded and Illiquid Securities
Each Fund may not invest more than 15% (5% with respect to an underlying money market fund) of its net assets, in the aggregate, in illiquid securities, including repurchase agreements which have a maturity of longer than seven days, time deposits maturing in more than seven days and securities that are illiquid because of the absence of a readily available market or legal or contractual restrictions on resale or other factors limiting the marketability of the security. Repurchase agreements subject to demand are deemed to have a maturity equal to the notice period.
Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. In addition, a security is illiquid if it cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Unless subsequently registered for sale, these securities can only be sold in privately negotiated transactions or pursuant to an exemption from registration. The Funds typically do not hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities, and a Fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A Fund might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.
A large institutional market exists for certain securities that are not registered under the Securities Act including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer’s ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.
The SEC has adopted Rule 144A, which allows for a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A establishes a “safe harbor” from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers.
Any such restricted securities will be considered to be illiquid for purposes of a Fund’s limitations on investments in illiquid securities unless, pursuant to procedures adopted by the Board of Trustees, a Fund’s portfolio management has determined such securities to be liquid because such securities are eligible for resale pursuant to Rule 144A and are readily saleable, or if such securities may be readily saleable in foreign markets. To the extent that qualified institutional buyers may become uninterested in purchasing Rule 144A securities, a Fund’s level of illiquidity may increase.
A Fund may sell OTC options and, in connection therewith, earmark or segregate assets to cover its obligations with respect to OTC options written by the Fund. The assets used as cover for OTC options written by a Fund will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the Fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.
A Fund’s portfolio management will monitor the liquidity of restricted securities in the portion of a Fund it manages. In reaching liquidity decisions, the following factors are considered: (1) the unregistered nature of the security; (2) the frequency of trades and quotes for the security; (3) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (4) dealer undertakings to make a market in the security; and (5) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).
Pursuant to Rule 22e-4 under the 1940 Act, a Fund assesses, manages, and periodically reviews its liquidity risk.

Private Placement Commercial Paper. Commercial paper eligible for resale under Section 4(2) of the Securities Act (“Section 4(2) paper”) is offered only to accredited investors. Rule 506 of Regulation D in the Securities Act lists investment companies as an accredited investor.
Section 4(2) paper not eligible for resale under Rule 144A under the Securities Act shall be deemed liquid if: (1) the Section 4(2) paper is not traded flat or in default as to principal and interest; (2) the Section 4(2) paper is rated in one of the two highest rating categories by at least two NRSROs, or if only one NRSRO rates the security, it is rated in one of the two highest categories by that NRSRO; and (3) the Fund’s portfolio management believes that, based on the trading markets for such security, such security can be disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
Securities of Investment Companies
As permitted by the 1940 Act, a Fund may generally invest up to 10% of its total assets, calculated at the time of investment, in the securities of other open-end or closed-end investment companies. No more than 5% of a Fund’s total assets may be invested in the securities of any one investment company nor may it acquire more than 3% of the voting securities of any other investment company. Notwithstanding these restrictions, each Fund may invest any amount, pursuant to Rule 12d1-1 of the 1940 Act, in affiliated or unaffiliated investment companies that hold themselves out as “money market funds” and which operate in accordance with Rule 2a-7 of the 1940 Act. A Fund will indirectly bear its proportionate share of any management fees paid by an investment company in which it invests in addition to the advisory fee paid by the Fund. Some of the countries in which a Fund may invest may not permit direct investment by outside investors. Investments in such countries may only be permitted through foreign government-approved or government-authorized investment vehicles, which may include other investment companies.
Exchange-Traded Funds. The Funds may invest in exchange-traded funds (“ETFs”). ETFs are regulated as registered investment companies under the 1940 Act. Many ETFs acquire and hold securities of all of the companies or other issuers, or a representative sampling of companies or other issuers that are components of a particular index. Such ETFs typically are intended to provide investment results that, before expenses, generally correspond to the price and yield performance of the corresponding market index, and the value of their shares should, under normal circumstances, closely track the value of the index’s underlying component securities. Because an ETF has operating expenses and transaction costs, while a market index does not, ETFs that track particular indices typically will be unable to match the performance of the index exactly. ETF shares may be purchased and sold in the secondary trading market on a securities exchange, in lots of any size, at any time during the trading day. More recently, actively managed ETFs have been created that are managed similarly to other investment companies.
The shares of an ETF may be assembled in a block known as a creation unit and redeemed in-kind for a portfolio of the underlying securities (based on the ETF’s net asset value) together with a cash payment generally equal to accumulated dividends as of the date of redemption. Conversely, a creation unit may be purchased from the ETF by depositing a specified portfolio of the ETF’s underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit. ETF shares, as opposed to creation units, are generally purchased and sold by smaller investors in a secondary market on a securities exchange. ETF shares can be traded in lots of any size, at any time during the trading day. Although a Fund, like most other investors in ETFs, intends to purchase and sell ETF shares primarily in the secondary trading market, a Fund may redeem creation units for the underlying securities (and any applicable cash), and may assemble a portfolio of the underlying securities and use it (and any required cash) to purchase creation units, if the investment manager believes it is in the Fund’s best interest to do so.
An investment in an ETF is subject to all of the risks of investing in the securities held by the ETF and has the same risks as investing in a closed-end fund. In addition, because of the ability of large market participants to arbitrage price differences by purchasing or redeeming creation units, the difference between the market value and the net asset value of ETF shares should in most cases be small. An ETF may be terminated and need to liquidate its portfolio securities at a time when the prices for those securities are falling.

Short-Term Instruments
Each Fund may invest in short-term instruments, including money market instruments. Short-term instruments may include the following types of instruments:
•shares of money market mutual funds, including those that may be advised by a Fund’s portfolio management;
•obligations issued or guaranteed as to interest and principal by the U.S. government, its agencies, or instrumentalities, or any federally chartered corporation;
•obligations of sovereign foreign governments, their agencies, instrumentalities and political subdivisions;
•obligations of municipalities and states, their agencies and political subdivisions;
•high-quality asset-backed commercial paper;
•repurchase agreements;
•bank or savings and loan obligations;
•high-quality commercial paper (including asset-backed commercial paper), which are short-term unsecured promissory notes issued by corporations in order to finance their current operations. It also may be issued by foreign issuers, such as foreign governments, states and municipalities;
•high-quality bank loan participation agreements representing obligations of corporations having a high-quality short-term rating, at the date of investment, and under which a Fund will look to the creditworthiness of the lender bank, which is obligated to make payments of principal and interest on the loan, as well as to creditworthiness of the borrower;
•high-quality short-term corporate obligations;
•certain variable-rate and floating-rate securities with maturities longer than 397 days, but which are subject to interest rate resetting provisions and demand features within 397 days;
•extendable commercial notes, which differ from traditional commercial paper because the issuer can extend the maturity of the note up to 397 days with the option to call the note any time during the extension period. Because extension will occur when the issuer does not have other viable options for lending, these notes may be considered illiquid, particularly during the extension period; and
•unrated short-term debt obligations that are determined by a Fund’s portfolio management to be of comparable quality to the securities described above.
Bank Obligations. Bank obligations include certificates of deposit, bankers’ acceptances and fixed time deposits. A certificate of deposit is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers’ acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. The borrower is liable for payment as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of U.S. banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Although fixed time deposits do not have a market, there are no contractual restrictions on the right to transfer a beneficial interest in the deposit to a third party.
Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation. Bank obligations may be issued by domestic banks (including their branches located outside the United States), domestic and foreign branches of foreign banks and savings and loan associations.
Eurodollar and Yankee Obligations. Eurodollar bank obligations are dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks.
Eurodollar and Yankee bank obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent, Yankee) bank obligations are subject to certain sovereign risks and other risks associated with foreign investments. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from flowing across their borders. Other risks include: adverse political and economic developments; the extent and quality of government regulation of financial markets and institutions; the imposition of foreign withholding taxes, and the expropriation or nationalization of foreign issues. However, Eurodollar and Yankee bank obligations held in a Fund will undergo the same credit analysis as domestic issuers in which the Fund invests, and will have at least the same financial strength as the domestic issuers approved for the Fund.

Small- and Medium-Cap Companies and Emerging Growth Stocks
The Funds may invest in small- and medium-cap companies and emerging growth stocks. Investing in securities of small-sized companies, including micro-capitalization companies and emerging growth companies, may involve greater risks than investing in the stocks of larger, more established companies, including possible risk of loss. Also, because these securities may have limited marketability, their prices may be more volatile than securities of larger, more established companies or the market averages in general. Because small-sized, medium-cap and emerging growth companies normally have fewer shares outstanding than larger companies, it may be more difficult for a Fund to buy or sell significant numbers of such shares without an unfavorable impact on prevailing prices. Small-sized and emerging growth companies may have limited product lines, markets or financial resources and may lack management depth. In addition, small-sized, medium-cap and emerging growth companies are typically subject to wider variations in earnings and business prospects than are larger, more established companies. There is typically less publicly available information concerning small-sized, medium-cap and emerging growth companies than for larger, more established ones.
Temporary Investments
Generally, each of the Funds will be fully invested in accordance with its investment objective and strategies. However, pending investment of cash balances, in anticipation of redemptions or for other cash management purposes, or if a Fund’s subadviser believes that business, economic, political or financial conditions warrant, a Fund may invest without limit in high-quality fixed-income securities, cash or money market cash equivalents, as described herein and, subject to the limits of the 1940 Act, shares of other investment companies that invest in securities in which the Fund may invest. Should this occur, a Fund will not be pursuing its investment objective and may miss potential market upswings. See also “Short-Term Instruments.”
U.S. Treasury Securities
Each of the Funds may invest in a variety of securities which are issued or guaranteed as to the payment of principal and interest by the U.S. government (including U.S. Treasury securities), and by various agencies or instrumentalities which have been established or sponsored by the U.S. government. Each of the Funds also may invest in U.S. Treasury securities.
U.S. Treasury securities are backed by the “full faith and credit” of the United States. Securities issued or guaranteed by federal agencies and U.S. government-sponsored instrumentalities may or may not be backed by the full faith and credit of the United States. In the case of securities not backed by the full faith and credit of the United States, investors in such securities look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment. Agencies which are backed by the full faith and credit of the United States include the Export-Import Bank of the United States, Farmers Home Administration, Federal Financing Bank, and others. Certain agencies and instrumentalities, such as the Government National Mortgage Association (“GNMA”), are, in effect, backed by the full faith and credit of the United States through provisions in their charters that they may make “indefinite and unlimited” drawings on the U.S. Treasury if needed to service their debt. Debt from certain other agencies and instrumentalities, including the Federal Home Loan Banks and Federal National Mortgage Association (“FNMA”), are not guaranteed by the United States, but those institutions are protected by the discretionary authority for the U.S. Treasury to purchase certain amounts of their securities to assist the institutions in meeting their debt obligations. Finally, other agencies and instrumentalities, such as the Farm Credit System and the Federal Home Loan Mortgage Corporation (“FHLMC”), are federally chartered institutions under U.S. government supervision, but their debt securities are backed only by the creditworthiness of those institutions, not the U.S. government.
Some of the U.S. government agencies that issue or guarantee securities include the Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, Maritime Administration, Small Business Administration, and the Tennessee Valley Authority.
An instrumentality of a U.S. government agency is a government agency organized under Federal charter with government supervision. Instrumentalities issuing or guaranteeing securities include, among others, Federal Home Loan Banks, the Federal Land Banks, Central Bank for Cooperatives, Federal Intermediate Credit Banks and FNMA.

The maturities of such securities usually range from three months to 30 years. While such securities may be guaranteed as to principal and interest by the U.S. government or its instrumentalities, their market values may fluctuate and are not guaranteed, which may, along with the other securities in a Fund’s portfolio, cause a Fund’s daily net asset value to fluctuate.
The Federal Reserve creates STRIPS (Separate Trading of Registered Interest and Principal of Securities) by separating the coupon payments and the principal payment from an outstanding Treasury security and selling them as individual securities. To the extent the Fund purchases the principal portion of STRIPS, the Fund will not receive regular interest payments. Instead STRIPS are sold at a deep discount from their face value. Because the principal portion of the STRIPS does not pay current income, its price can be volatile when interest rates change. In calculating its dividend, the Fund takes into account as income a portion of the difference between the principal portion of the STRIPS’ purchase price and its face value.
In September 2008, the U.S. Treasury Department and the Federal Housing Finance Administration (“FHFA”) placed FNMA and FHLMC into a conservatorship under FHFA. As conservator, the FHFA assumed all the powers of the shareholders, directors, and officers, with the goal of preserving and conserving the assets and property of FNMA and FHLMC. However, FNMA and FHLMC continue to operate legally as business corporations and FHFA has delegated to the Chief Executive Officers and Boards of Directors responsibility for much of the day-to-day operations of the companies. FNMA and FHLMC must follow the laws and regulations governing financial disclosure, including SEC requirements. The long-term effect that this conservatorship will have on these companies’ debt and equity securities is unclear.
Inflation-Protected Bonds. Treasury Inflation-Protected Securities (“TIPS”) are fixed-income securities issued by the U.S. Treasury whose principal value is periodically adjusted according to the rate of inflation. The U.S. Treasury uses a structure that accrues inflation into the principal value of the bond. Inflation-indexed securities issued by the U.S. Treasury have maturities of five, 10 or 30 years, although it is possible that securities with other maturities will be issued in the future. TIPS bonds typically pay interest on a semiannual basis, equal to a fixed percentage of the inflation-adjusted amount.
If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed and will fluctuate. The Funds also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds. While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
Investors in an inflation-indexed mutual fund who do not reinvest the portion of the income distribution that is attributable to inflation adjustments will not maintain the purchasing power of the investment over the long term. This is because interest earned depends on the amount of principal invested, and that principal will not grow with inflation if the investor fails to reinvest the principal adjustment paid out as part of a fund’s income distributions.
While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed securities issued by a foreign government generally are adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.
Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Warrants and Rights
Warrants are securities giving the holder the right, but not the obligation, to buy the stock of an issuer at a given price (generally higher than the value of the stock at the time of issuance), on a specified date, during a specified period, or perpetually. Rights are similar to warrants, but normally have a shorter duration. Warrants and rights may be acquired separately or in connection with the acquisition of securities. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities, and a warrant or right ceases to have value if it is not exercised prior to its expiration date.
Portfolio Turnover
The portfolio turnover rate for each Fund is calculated by dividing the lesser of purchases or sales of portfolio securities for the year by the monthly average value of the portfolio securities, excluding securities whose maturities at the time of purchase were one year or less. High portfolio turnover rates will generally result in higher brokerage expenses, and may increase the volatility of a Fund. The table below shows any significant variation in the Fund’s portfolio turnover rate for the fiscal years ended December 31, 2020 and 2019, or any anticipated variation in the portfolio turnover rate from that reported for the last fiscal year:
As of the date of this SAI, the NVIT GS Emerging Markets Equity Insights Fund has not yet completed two fiscal years of operations, and therefore no portfolio turnover rate information is provided.
Fund	For the Fiscal Year Ended December 31, 2020	For the Fiscal Year Ended December 31, 2019
NVIT GS International Equity Insights Fund[1]	163.28%	12.52%
NVIT GS Large Cap Equity Insights Fund[1]	213.52%	42.61%
NVIT GS Small Cap Equity Insights Fund[1]	147.75%	41.80%
1 The portfolio managers for the Funds are not limited by portfolio turnover in their management style, and a Fund’s portfolio turnover will fluctuate based on particular market conditions and stock valuations. In the fiscal year ended December 31, 2020, the portfolio managers made more changes than they deemed necessary during fiscal year ended December 31, 2019.
Investment Restrictions
The following are fundamental investment restrictions for each of the Funds which cannot be changed without the vote of the majority of the outstanding shares of the Fund for which a change is proposed. The vote of the majority of the outstanding securities means the vote of (i) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (ii) a majority of the outstanding voting securities, whichever is less.
Each of the Funds:
•May not lend any security or make any other loan except that each Fund may, in accordance with its investment objective and policies, (i) lend portfolio securities, (ii) purchase and hold debt securities or other debt instruments, including but not limited to loan participations and subparticipations, assignments, and structured securities, (iii) make loans secured by mortgages on real property, (iv) enter into repurchase agreements, and (v) make time deposits with financial institutions and invest in instruments issued by financial institutions, and enter into any other lending arrangement as and to the extent permitted by the 1940 Act or any rule, order or interpretation thereunder.

•May not purchase or sell real estate, except that each Fund may (i) acquire real estate through ownership of securities or instruments and sell any real estate acquired thereby, (ii) purchase or sell instruments secured by real estate (including interests therein), and (iii) purchase or sell securities issued by entities or investment vehicles that own or deal in real estate (including interests therein).
•May not borrow money or issue senior securities, except that each Fund may enter into reverse repurchase agreements and may otherwise borrow money and issue senior securities as and to the extent permitted by the 1940 Act or any rule, order or interpretation thereunder.
•May not purchase or sell commodities or commodities contracts, except to the extent disclosed in the current Prospectus or SAI of such Fund.
•May not act as an underwriter of another issuer’s securities, except to the extent that each Fund may be deemed an underwriter within the meaning of the Securities Act in connection with the purchase and sale of portfolio securities.
•May not purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the Fund’s total assets would be invested in such issuer or the Fund would hold more than 10% of the outstanding voting securities of the issuer, except that 25% or less of the Fund’s total assets may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.
•May not purchase the securities of any issuer if, as a result, more than 25% (taken at current value) of the Fund’s total assets would be invested in the securities of issuers, the principal activities of which are in the same industry. This limitation does not apply to securities issued by the U.S. government or its agencies or instrumentalities.
The following are the non-fundamental operating policies of each of the Funds:
Each Fund may not:
•Sell securities short, unless the Fund owns or has the right to obtain securities equivalent in kind and amount to the securities sold short or unless it covers such short sales as required by the current rules and positions of the SEC or its staff, and provided that short positions in forward currency contracts, options, futures contracts, options on futures contracts, or other derivative instruments are not deemed to constitute selling securities short.
•Purchase securities on margin, except that the Fund may obtain such short-term credits as are necessary for the clearance of transactions; and provided that margin deposits in connection with options, futures contracts, options on futures contracts, and transactions in currencies or other derivative instruments shall not constitute purchasing securities on margin.
•Purchase or otherwise acquire any security if, as a result, more than 15% of its net assets would be invested in securities that are illiquid. If any percentage restriction or requirement described above is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in net asset value will not constitute a violation of such restriction or requirement. However, should a change in net asset value or other external events cause a Fund’s investments in illiquid securities, including repurchase agreements with maturities in excess of seven days, to exceed the limit set forth above for such Fund’s investment in illiquid securities, a Fund will act to cause the aggregate amount of such securities to come within such limit as soon as is reasonably practicable. In such an event, however, such a Fund would not be required to liquidate any portfolio securities where a Fund would suffer a loss on the sale of such securities.
•Pledge, mortgage or hypothecate any assets owned by the Fund except as may be necessary in connection with permissible borrowings or investments and then such pledging, mortgaging or hypothecating may not exceed 33 1∕3% of the Fund’s total assets.
•Purchase securities of other investment companies except in connection with a merger, consolidation, acquisition, reorganization or offer of exchange, or as otherwise permitted under the 1940 Act.
Internal Revenue Code Restrictions
In addition to the investment restrictions above, each Fund must be diversified according to Internal Revenue Code requirements. Specifically, at the close of each quarter of the Fund’s tax year: (1) at least 50% of the value of the Fund’s assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of the Fund’s total assets in securities of an issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer); and (2) no more than 25% of the value of the Fund’s total assets may be invested in the securities of any one issuer

(other than U.S. government securities or securities of other regulated investment companies), or of two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses, or, in the securities of one or more qualified publicly traded partnerships (“QPTPs”).
Also, there are four requirements imposed on the Funds under Subchapter L of the Internal Revenue Code because they are used as investment options funding variable insurance products.
(1)
A Fund may invest no more that 55% of its total assets in one issuer (including securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities);
(2)
A Fund may invest no more that 70% of its total assets in two issuers (including securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities);
(3)
A Fund may invest no more that 80% of its total assets in three issuers (including securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities); and
(4)
A Fund may invest no more that 90% of its total assets in four issuers (including securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities).
Each U.S. government agency or instrumentality shall be treated as a separate issuer.
Disclosure of Portfolio Holdings
The Board of Trustees has adopted policies and procedures regarding the disclosure of portfolio holdings information to protect the interests of Fund shareholders and to address potential conflicts of interest that could arise between the interests of Fund shareholders and the interests of the Funds' investment adviser, principal underwriter or affiliated persons of the Funds' investment adviser or principal underwriter. The Trust’s overall policy with respect to the release of portfolio holdings is to release such information consistent with applicable legal requirements and the fiduciary duties owed to shareholders. Subject to the limited exceptions described below, the Trust will not make available to anyone non-public information with respect to its portfolio holdings until such time as the information is made available to all shareholders or the general public.
The policies and procedures are applicable to NFA and any subadviser to the Funds. Pursuant to the policy, the Funds, NFA, any subadviser, and any service provider acting on their behalf are obligated to:
•Act in the best interests of Fund shareholders by protecting non-public and potentially material portfolio holdings information;
•Ensure that portfolio holdings information is not provided to a favored group of clients or potential clients; and
•Adopt such safeguards and controls around the release of client information so that no client or group of clients is unfairly disadvantaged as a result of such release.
Portfolio holdings information that is not publicly available will be released selectively only pursuant to the exceptions described below. In most cases, even where an exception applies, the release of portfolio holdings is strictly prohibited until the information is at least 15 calendar days old. Nevertheless, NFA’s Leadership Team or its duly authorized delegate may authorize, where circumstances dictate, the release of more current portfolio holdings information.
The Funds disclose their complete portfolio holdings information to the SEC using Form N-PORT within 60 days of the end of the third month of the first and third quarters of the Funds' fiscal year and on Form N-CSR on the second and fourth quarters of the Funds' fiscal year. Shareholders receive either complete portfolio holdings information or summaries of Fund portfolio holdings with their annual and semiannual reports.
Exceptions to the portfolio holdings release policy described above can only be authorized by NFA’s Leadership Team or its duly authorized delegate and will be made only when:
•a Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public;
•the recipient of the information provides written assurances that the non-public portfolio holdings information will remain confidential and that persons with access to the information will be prohibited from trading based on the information; and
•the release of such information would not otherwise violate the antifraud provisions of the federal securities laws or the Funds' fiduciary duties.

Under this policy, the receipt of compensation by a Fund, NFA, a subadviser, or an affiliate as consideration for disclosing non-public portfolio holdings information will not be deemed a legitimate business purpose.
The Funds have ongoing arrangements to distribute information about the Funds' portfolio holdings to the Funds' third-party service providers described herein (e.g., investment adviser, subadvisers, registered independent public accounting firm, administrator, transfer agent, sub-administrator, sub-transfer agent, custodian and legal counsel) as well as Brown Brothers Harriman & Co.; Wolters Kluwer Financial Services, Inc. (GainsKeeper); SunGard Financial Systems (Wall Street Concepts); Style Research, Inc.; Ernst & Young, LLP; Institutional Shareholder Services, Inc.; Lipper Inc., Morningstar, Inc.; Bloomberg LP; Global Trading Analytics; RiskMetrics Group, Inc.; FactSet Research Systems, Inc.; the Investment Company Institute; ICE Data Pricing & Reference Data LLC; and, on occasion, to transition managers such as BlackRock Institutional Trust Company; Fidelity Capital Markets (a division of National Financial Services, LLC); Capital Institutional Services; State Street Bank and Trust Company; Electra Information Systems; Virtu Americas LLC; or Macquarie Capital (USA) Inc., where such transition manager provides portfolio transition management assistance (e.g., upon change of subadviser, etc.). These organizations are required to keep such information confidential, and are prohibited from trading based on the information or otherwise using the information except as necessary in providing services to the Funds. No compensation or other consideration is received by the Funds, NFA or any other party in connection with each such ongoing arrangement.
NFA conducts periodic reviews of compliance with the policy and the Funds' Chief Compliance Officer provides annually a report to the Board of Trustees regarding the operation of the policy and any material changes recommended as a result of such review. NFA’s compliance staff also will submit annually to the Board of Trustees a list of exceptions granted to the policy, including an explanation of the legitimate business purpose of the Fund that was served as a result of the exception.
Trustees and Officers of the Trust
Management Information
Each Trustee who is deemed an “interested person,” as such term is defined in the 1940 Act, is referred to as an “Interested Trustee.” Those Trustees who are not “interested persons,” as such term is defined in the 1940 Act, are referred to as “Independent Trustees.” The name, year of birth, position and length of time served with the Trust, number of portfolios overseen, principal occupation(s) and other directorships/trusteeships held during the past five years, and additional information related to experience, qualifications, attributes, and skills of each Trustee and Officer are shown below. There are 81 series of the Trust, all of which are overseen by the Board of Trustees and Officers of the Trust. The address for each Trustee and Officer is c/o Nationwide Funds Group, One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215.
Independent Trustees
Paula H. J. Cholmondeley
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1947	Trustee since July 2000	130
Principal Occupation(s) During the Past Five Years (or Longer)
Ms. Cholmondeley focuses full time on corporate governance. She sits on public company boards and is also on the faculty of the National Association of Corporate Directors. She has served as a Chief Executive Officer of Sorrel Group
(management consulting company) since January 2004. From April 2000 through December 2003, Ms. Cholmondeley was
Vice President and General Manager of Sappi Fine Paper North America.

Other Directorships held During the Past Five Years[2]
Director of Dentsply International, Inc. (dental products) from 2002 to 2016, Terex Corporation (construction equipment)
from 2004 to present, Bank of the Ozarks from 2016 to present, and Kapstone Paper and Packaging Corporation from 2016 to 2018.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Cholmondeley has significant board and governance experience; significant executive experience, including continuing service as chief executive officer of a management consulting company and past service as an executive of a manufacturing-based public company and past experience as an executive in a private service-based company. Ms.
Cholmondeley is a former certified public accountant and former chief financial officer of both public and private companies.

Lorn C. Davis
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1968	Trustee since January 2021	130
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Davis has been a Managing Partner of College Hill Capital Partners, LLC (private equity) since June 2016. From
September 1998 until May 2016, Mr. Davis originated and managed debt and equity investments for John Hancock Life
Insurance Company (U.S.A.)/Hancock Capital Management, LLC, serving as a Managing Director from September 2003 through May 2016.

Other Directorships held During the Past Five Years[2]
Board Member of Outlook Group Holdings, LLC from July 2006 to May 2016, serving as Chair to the Audit committee and member of the Compensation committee, Board Member of MA Holdings, LLC from November 2006 to October
2015, Board Member of IntegraColor, Ltd. from February 2007 to September 2015, Board Member of The Pine Street Inn
from 2009 to present, currently serving as Treasurer and Chair of the Audit and Finance Committee, and Member of the
Advisory Board (non-fiduciary) of Mearthane Products Corporation from September 2019 to present.

Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Davis has significant board experience; significant past service at a large asset management company and significant experience in the investment management industry. Mr. Davis is a Chartered Financial Analyst and earned a Certificate of
Director Education from the National Association of Corporate Directors in 2008.

Phyllis Kay Dryden
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1947	Trustee since December 2004	130
Principal Occupation(s) During the Past Five Years (or Longer)
Ms. Dryden became President of Energy Dispute Solutions, LLC in December 2012, and since 2016 has acted as CEO, leading a company providing strategy consulting, arbitration, and mediation services. She has been a management consultant since 1996, first as a partner of Mitchell Madison Group (management consulting), then as a managing partner and head of west coast business development for marchFIRST (internet consulting), returning to Mitchell Madison Group in 2003 as an associated partner until January 2010 and thereafter as an independent strategy consultant through December
2012. Ms. Dryden was VP and General Counsel of Lucasfilm, Ltd. from 1981 to 1984, SVP and General Counsel of
Charles Schwab and Co. Inc. from 1984 to 1992, and EVP and General Counsel of Del Monte Foods from 1992 to 1995.
She presently serves as chairman of the board of Mutual Fund Directors Forum.

Other Directorships held During the Past Five Years[2]
Director and Vice-Chair of Smithsonian Institution Environmental Research Board from 2016 to present, and Director of
Smithsonian Institution Libraries Board from 2007 to 2015.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Dryden has significant board experience and significant executive, management consulting, and legal experience, including past service as general counsel for a major financial services firm and a public company.

Barbara I. Jacobs
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1950	Trustee since December 2004	130
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. From 1988 through 2003, Ms. Jacobs was a Managing Director and European Portfolio Manager of CREF
Investments (Teachers Insurance and Annuity Association—College Retirement Equities Fund). Ms. Jacobs also served as
Chairman of the Board of Directors of KICAP Network Fund, a European (United Kingdom) hedge fund, from January
2001 through January 2006.

Other Directorships held During the Past Five Years[2] Trustee and Board Chair of Project Lede from 2013 to present.
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Jacobs has significant board experience and significant executive and portfolio management experience in the investment management industry.

Keith F. Karlawish
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1964	Trustee since March 2012; Chairman since January 2021	130
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Karlawish has been a partner of Park Ridge Asset Management, LLC since December 2008, at which he also serves as a portfolio manager. From May 2002 until October 2008, Mr. Karlawish was the President of BB&T Asset Management,
Inc., and was President of the BB&T Mutual Funds and BB&T Variable Insurance Funds from February 2005 until October
2008.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Karlawish has significant board experience, including past service on the boards of BB&T Mutual Funds and BB&T
Variable Insurance Funds; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Carol A. Kosel
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since March 2013	130
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. Ms. Kosel was a consultant to the Evergreen Funds Board of Trustees from October 2005 to December 2007. She was Senior Vice President, Treasurer, and Head of Fund Administration of the Evergreen Funds from April 1997 to October
2005.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Kosel has significant board experience, including past service on the boards of Evergreen Funds and Sun Capital
Advisers Trust; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Douglas F. Kridler
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1955	Trustee since September 1997	130
Principal Occupation(s) During the Past Five Years (or Longer)
Since 2002, Mr. Kridler has served as the President and Chief Executive Officer of The Columbus Foundation, a
$2.5 billion community foundation with 2,000 funds in 55 Ohio counties and 37 states in the U.S.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Kridler has significant board experience; significant executive experience, including service as president and chief executive officer of one of America’s largest community foundations and significant service to his community and the philanthropic field in numerous leadership roles.

David E. Wezdenko
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since January 2021	130

Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Wezdenko is a Co-Founder of Blue Leaf Ventures (venture capital firm, founded May 2018). From November 2008 until December 2017, Mr. Wezdenko was Managing Director of JPMorgan Chase & Co.

Other Directorships held During the Past Five Years[2] Board Director of J.P. Morgan Private Placements LLC from January 2010 to December 2017.
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Wezdenko has significant board experience; significant past service at a large asset and wealth management company and significant experience in the investment management industry.

Interested Trustee
M. Diane Koken[3]
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1952	Trustee since April 2019	130
Principal Occupation(s) During the Past Five Years (or Longer)
Self-employed as a legal/regulatory consultant since 2007. Ms. Koken served as Insurance Commissioner of Pennsylvania, for three governors, from 1997–2007, and as the President of the National Association of Insurance Commissioners (NAIC)
from September 2004 to December 2005. Prior to becoming Insurance Commissioner of Pennsylvania, she held multiple legal roles, including vice president, general counsel and corporate secretary of a national life insurance company.

Other Directorships held During the Past Five Years[2]
Director of Nationwide Mutual Insurance Company 2007-present, Director of Nationwide Mutual Fire Insurance Company
2007-present, Director of Nationwide Corporation 2007-present, Director of Capital BlueCross 2011-present, Director of
NORCAL Mutual Insurance Company 2009-present, Director of Medicus Insurance Company 2009-present, Director of
Hershey Trust Company 2015-present, Manager of Milton Hershey School Board of Managers 2015-present, Director and
Chair of Hershey Foundation 2016-present, and Director of The Hershey Company 2017-present.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Koken has significant board experience and significant executive, legal and regulatory experience, including past service as a cabinet-level state insurance commissioner and general counsel of a national life insurance company.

1 Length of time served includes time served with the Trust’s predecessors. The tenure of each Trustee is subject to the Board’s retirement policy, which states that a Trustee shall retire from the Boards of Trustees of the Trusts effective on December 31 of the calendar year during which he or she turns 75 years of age; provided this policy does not apply to a person who became a Trustee prior to September 11, 2019.
2 Directorships held in: (1) any other investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (3) any company subject to the requirements of Section 15(d) of the Exchange Act, which are required to be disclosed in this SAI. In addition, certain other directorships not meeting the aforementioned requirements may be included for certain Trustees such as board positions on non-profit organizations.
3 Ms. Koken is considered an interested person of the Trust because she is a Director of the parent company of, and several affiliates of, the Trust’s investment adviser and distributor.
Officers of the Trust
Michael S. Spangler
Year of Birth	Positions Held with Funds and Length of Time Served[1]
1966	President, Chief Executive Officer and Principal Executive Officer since June 2008
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Spangler is President and Chief Executive Officer of Nationwide Funds Group, which includes NFA, Nationwide Fund
Management LLC and Nationwide Fund Distributors LLC, and is a Senior Vice President of Nationwide Financial
Services, Inc. and Nationwide Mutual Insurance Company.[2]

Brian Hirsch
Year of Birth	Positions Held with Funds and Length of Time Served[1]
1956	Chief Compliance Officer since January 2012; Senior Vice President since December 2015
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Hirsch is Vice President of NFA and Chief Compliance Officer of NFA and the Trust. He is also a Vice President of
Nationwide Mutual Insurance Company.[2]

Stephen R. Rimes
Year of Birth	Positions Held with Funds and Length of Time Served[1]
1970	Secretary, Senior Vice President and General Counsel since December 2019
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Rimes is Vice President, Associate General Counsel and Secretary for Nationwide Funds Group, and Vice President of
Nationwide Mutual Insurance Company.[2] He previously served as Assistant General Counsel for Invesco from 2000-2019.

Lee T. Cummings
Year of Birth	Positions Held with Funds and Length of Time Served[1]
1963	Senior Vice President, Head of Fund Operations since December 2015; Treasurer and Principal Financial Officer since July 2020
Principal Occupation(s) During the Past Five Years (or Longer) Mr. Cummings is Treasurer, Principal Financial
Officer, Senior Vice President and Head of Fund Operations of Nationwide Funds Group, and is a Vice President of
Nationwide Mutual Insurance Company.[2]

Steven D. Pierce
Year of Birth	Positions Held with Funds and Length of Time Served[1]
1965	Senior Vice President, Head of Business and Product Development since March 2020
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Pierce is Senior Vice President, Head of Business and Product Development for Nationwide Funds Group, and is a Vice
President of Nationwide Mutual Insurance Company.[2]

Christopher C. Graham
Year of Birth	Positions Held with Funds and Length of Time Served[1]
1971	Senior Vice President, Head of Investment Strategies, Chief Investment Officer and Portfolio Manager since September 2016
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Graham is Senior Vice President, Head of Investment Strategies and Portfolio Manager for the Nationwide Funds
Group, and is a Vice President of Nationwide Mutual Insurance Company.[2]

1 Length of time served includes time served with the Trust’s predecessors.
2 These positions are held with an affiliated person or principal underwriter of the Fund.
Responsibilities of the Board of Trustees
The Board of Trustees (the “Board”) has oversight responsibility for the conduct of the affairs of the Trust. The Board approves policies and procedures regarding the operation of the Trust, regularly receives and reviews reports from NFA regarding the implementation of such policies and procedures, and elects the Officers of the Trust to perform the daily functions of the Trust. The Chairman of the Board is an Independent Trustee.
Board Leadership Structure
The Board approves financial arrangements and other agreements between the Funds, on the one hand, and NFA, any subadvisers or other affiliated parties, on the other hand. The Independent Trustees meet regularly as a group in executive session and with independent legal counsel. The Board has determined that the efficient conduct of the Board’s affairs makes it desirable to delegate responsibility for certain specific matters to Committees of the Board (“Committees”), as described below. The Committees meet as often as necessary, either in conjunction with regular meetings of the Board or otherwise. The membership and chair of each Committee are appointed by the Board upon recommendation of the Nominating and Fund Governance Committee.
This structure is reviewed by the Board periodically, and the Board believes it to be appropriate and effective. The Board also completes an annual self-assessment during which it reviews its leadership and Committee structure, and considers whether its structure remains appropriate in light of the Funds' current operations.
Each Trustee shall hold office for the lifetime of the Trust or until such Trustee’s earlier death, resignation, removal, retirement, or inability otherwise to serve, or, if sooner than any of such events, until the next meeting of shareholders called for the purpose of electing Trustees or consent of shareholders in lieu thereof for the election of Trustees, and until the election and qualification of his or her successor. The Board may fill any vacancy on the Board provided that, after such appointment, at least two-thirds of the Trustees have been elected by shareholders. Any Trustee may be removed by the Board, with or without cause, by action of a majority of the Trustees then in office, or by a vote of shareholders at any meeting called for that purpose. In addition to conducting an annual self-assessment, the Board completes biennial peer evaluations, which focus on the performance and effectiveness of the individual members of the Board.
The Officers of the Trust are appointed by the Board, or, to the extent permitted by the Trust’s By-laws, by the President of the Trust, and each shall serve at the pleasure of the Board, or, to the extent permitted by the Trust’s By-laws, and except for the Chief Compliance Officer, at the pleasure of the President of the Trust, subject to the rights, if any, of an Officer under any contract of employment. The Trust’s Chief Compliance Officer must be approved by a majority of the Independent Trustees. Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, with or without cause, by the Board at any regular or special meeting of the Board, or, to the extent permitted by the Trust’s By-laws, by the President of the Trust; provided, that only the Board may remove, with or without cause, the Chief Compliance Officer of the Trust.
Board Oversight of Trust Risk
The Board’s role is one of oversight, including oversight of the Funds' risks, rather than active management. The Trustees believe that the Board’s Committee structure enhances the Board’s ability to focus on the oversight of risk as part of its broader oversight of the Funds' affairs. While risk management is the primary responsibility of NFA and the Funds' subadvisers, the Trustees regularly receive reports from NFA, Nationwide Fund Management LLC (“NFM”), and various service providers, including the subadvisers, regarding investment risks and compliance risks. The Committee structure allows separate Committees to focus on different aspects of these risks and their potential impact on some or all of the Funds and to discuss with NFA or the Funds’ subadvisers how they monitor and control such risks. In addition, the Officers of the Funds, all of whom are employees of NFA, including the President and Chief Executive Officer, Chief Financial Officer, Chief Compliance Officer and Chief Operating Officer, report to the Board and to the Chairs of its Committees on a variety of risk-related matters, including the risks inherent in each Officer’s area of responsibility, at regular meetings of the Board and on an ad hoc basis.
The Funds have retained NFA as the Funds' investment adviser and NFM as the Funds' administrator. NFA and NFM are responsible for the day-to-day operations of the Funds. NFA has delegated the day-to-day management of the investment activities of each Fund, with the exception of the Fund-of-Funds, to one or more subadvisers. NFA and NFM are primarily responsible for the Funds' operations and for supervising the services provided to the Funds by each service provider, including risk management services provided by the Funds' subadvisers, if any. The Board also meets periodically with the Trust’s Chief Compliance Officer to receive reports regarding the compliance of each Fund with the federal securities laws and the Fund’s internal compliance policies and procedures. The Board also reviews the Chief Compliance Officer’s annual report, including the Chief Compliance Officer’s compliance risk assessments for the Funds. The Board meets periodically with the portfolio managers of the Funds to receive reports regarding the management of the Funds, including each Fund’s investment risks.
Committees of the Board
The Board has three standing committees: Audit and Operations Committee, Nominating and Fund Governance Committee, and Investment Committee. The function of each Committee is oversight. In addition, each Committee may from time to time delegate certain of its functions to an ad hoc committee comprised of members of the Board that will report to the Committee or the Board with its recommendations, as determined at the time of such delegation.
The purposes of the Audit and Operations Committee are to: (a) oversee the Trust's accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain of its service providers; it is the intention of the Board that it is management’s responsibility to maintain appropriate systems for accounting and internal control, and the independent auditors’ responsibility to plan and carry out a proper audit–the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Trust’s shareholders; (b) oversee the quality and integrity of the Trust's financial statements and the independent audit thereof, including periodic review of the performance of the independent auditors; (c) ascertain the independence of the Trust's independent auditors; (d) act as a liaison between the Trust's independent auditors and the Board; (e) approve the engagement of the Trust's independent auditors; (f) meet and consider the reports of the Trust's independent auditors; (g) oversee the Trust’s written policies and procedures adopted under Rule 38a-1 of the 1940 Act and oversee the appointment and performance of the Trust’s designated Chief Compliance Officer; (h) review information provided to the Committee regarding SEC examinations of the Trust and its service providers; (i) to review and oversee the actions of the principal underwriter and investment advisers with respect to distribution of the Funds’ shares including the operation of the Trust’s 12b-1 Plans and Administrative Services Plans; (j) review and evaluate the transfer agency services, administrative services, custody services, and such other services as may be assigned from time to time to the Committee by the Board; (k) assist the Board in the design and oversight of the process for reviewing and evaluating payments made from the assets of any of the Funds to financial intermediaries for sub-transfer agency services, shareholder services, administrative services, and similar services; (l) assist the board in its oversight and evaluation of policies, procedures, and activities of the Trust and of service providers to the Trust relating to cybersecurity and data security; (m) review and evaluate the services received by the Trust in respect of, and the Trust’s contractual arrangements relating to, securities lending services; (n) assist the Board in its review, consideration and oversight of any credit facilities entered into for the benefit of the Trust or any of the Funds and the use thereof by the Funds, including any interfund lending facility; (o) assist the Board in its review and consideration of insurance coverages to be obtained by or for the benefit of the Trust or the Trustees of the Trust; and (p) undertake such other responsibilities as may be delegated to the Committee by the Board. The Audit Committee (the predecessor to the Audit and Operations Committee) met five times during the past fiscal year, and currently consists of the following Trustees: Ms. Dryden, Mr. Karlawish, Ms. Kosel (Chair) and Mr. Wezdenko, each of whom is not an interested person of the Trust, as defined in the 1940 Act.
The purposes of the Nominating and Fund Governance Committee are to: (a) assist the Board in its review and oversight of governance matters; (b) assist the Board with the selection and nomination of candidates to serve on the Board; (c) oversee legal counsel; (d) assist the Board in its review and oversight of shareholder communications to the Board; and (e) undertake such other responsibilities as may be delegated to the Committee by the Board. The Nominating and Fund Governance Committee met four times during the past fiscal year, and currently consists of all the Independent Trustees.
The Nominating and Fund Governance Committee has adopted procedures regarding its review of recommendations for trustee nominees, including those recommendations presented by shareholders. When considering whether to add additional or substitute trustees to the Board, the Trustees shall take into account any proposals for candidates that are properly submitted to the Trust's Secretary. Shareholders wishing to present one or more candidates for trustee for consideration may do so by submitting a signed written request to the Trust's Secretary at Attn: Secretary, Nationwide Variable Insurance Trust, One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215, which includes the following information: (i) name and address of the shareholder and, if applicable, name of broker or record holder; (ii) number of shares owned; (iii) name of Fund(s) in which shares are owned; (iv) whether the proposed candidate(s) consent to being identified in any proxy statement utilized in connection with the election of Trustees; (v) the name, background information, and qualifications of the proposed candidate(s); and (vi) a representation that the candidate or candidates are willing to provide additional information about themselves, including assurances as to their independence.
The purposes of the Investment Committee are to: (a) assist the Board in its review and oversight of the Funds’ performance; (b) assist the Board in the design and oversight of the process for the renewal and amendment of the Funds' investment advisory and subadvisory contracts subject to the requirements of Section 15 of the 1940 Act; (c) assist the Board in its oversight of a liquidity risk management program for the Funds pursuant to Rule 22e-4 under the 1940 Act; (d) assist the Board in its review and oversight of the valuation of the Trust’s portfolio assets; (e) assist the Board with its review and oversight of the implementation and operation of the Trust’s various policies and procedures relating to money market funds under Rule 2a-7 under the 1940 Act; (f) review and oversee the investment advisers’ brokerage practices, including the use of “soft dollars”; (g) assist the Board with its review and oversight of the implementation and operation of the Trust’s various policies and procedures relating to transactions involving affiliated persons of a Trust, or affiliated persons of such affiliated persons; (h) assist the Board in its review and oversight of proxy voting by the series of the Trust; and (i) undertake such other responsibilities as may be delegated to the Committee by the Board. The Investment Committee met five times during the past fiscal year, and currently consists of the following Trustees: Ms. Cholmondeley, Mr. Davis, Ms. Jacobs, and Mr. Kridler (Chair), each of whom is not an interested person of the Trust, as defined in the 1940 Act, and Ms. Koken, who is an interested person of the Trust, as defined in the 1940 Act.

Ownership of Shares of Nationwide Funds as of December 31, 2020
Name of Trustee	Dollar Range of Equity Securities and/or Shares in the Funds[1]	Aggregate Dollar Range of Equity Securities and/or Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
Paula H.J. Cholmondeley	None	Over $100,000
Lorn C. Davis[2]	None	None
Phyllis Kay Dryden	None	Over $100,000
Barbara I. Jacobs	None	Over $100,000
Keith F. Karlawish	None	Over $100,000
Carol A. Kosel	None	Over $100,000
Douglas F. Kridler	None	Over $100,000
David E. Wezdenko[2]	None	None
Interested Trustee
M. Diane Koken	None	Over $100,000
1 Individual investors, like the Trustees, are not eligible to purchase shares of the Funds because Fund shares are sold to separate accounts of insurance companies to fund benefits payable under variable insurance contracts or to registered management investment companies advised by NFA.
2 Messrs. Davis’s and Wezdenko’s terms as Independent Trustees commenced effective January 1, 2021.
Ownership in the Funds’ Investment Adviser,1 Subadvisers2 or Distributor3 as of December 31, 2020
Trustees who are not Interested Persons (as defined in the 1940 Act) of the Trust
Name of Trustee	Name of Owners and Relationships to Trustee	Name of Company	Title of Class of Security	Value of Securities	Percent of Class
Paula H.J. Cholmondeley	N/A	N/A	N/A	None	N/A
Lorn C. Davis[4]	N/A	N/A	N/A	None	N/A
Phyllis Kay Dryden	N/A	N/A	N/A	None	N/A
Barbara I. Jacobs	N/A	N/A	N/A	None	N/A
Keith F. Karlawish	N/A	N/A	N/A	None	N/A
Carol A. Kosel	N/A	N/A	N/A	None	N/A
Douglas F. Kridler	N/A	N/A	N/A	None	N/A
David E. Wezdenko[4]	N/A	N/A	N/A	None	N/A
1 Nationwide Fund Advisors.
2 As of December 31, 2020, subadvisers to the Trust included: Aberdeen Standard Alternative Funds Limited; Allianz Global Investors U.S. LLC; American Century Investment Management, Inc.; Amundi Asset Management US, Inc.; AQR Capital Management, LLC; BlackRock Investment Management, LLC; Columbia Management Investment Advisers, LLC; DoubleLine Capital LP; Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc.; Federated Investment Management Company; Goldman Sachs Asset Management, L.P.; Invesco Advisers, Inc.; Jacobs Levy Equity Management, Inc.; J.P. Morgan Investment Management Inc.; Lazard Asset Management LLC; Mellon Investments Corporation; Nationwide Asset Management, LLC; Neuberger Berman Investment Advisers, LLC; Newton Investment Management Limited; Thompson, Siegel & Walmsley LLC; WCM Investment Management, LLC; Wellington Management Company LLP; and Wells Capital Management, Inc.
3 Nationwide Fund Distributors LLC or any company, other than an investment company, that controls a Fund’s adviser or distributor.
4 Messrs. Davis’s and Wezdenko’s terms as Independent Trustees commenced effective January 1, 2021.
Compensation of Trustees
The Independent Trustees receive fees and reimbursement for expenses of attending board meetings from the Trust. The Compensation Table below sets forth the total compensation paid to the Independent Trustees, before reimbursement of any expenses incurred by them, for the fiscal year ended December 31, 2020. In addition, the Compensation Table sets forth the total compensation paid to the Independent Trustees from all the funds in the Fund Complex for the twelve months ended December 31, 2020. Trust officers receive no compensation from the Trust in their capacity as officers. The Adviser or an affiliate of the Adviser pays the fees, if any, and expenses of any Trustees who are interested persons of the Trust. Accordingly, Ms. Koken was not compensated by the funds in the Fund Complex and, therefore, is not included in the Compensation Table below.

The Trust does not maintain any pension or retirement plans for the Officers or Trustees of the Trust.
Name of Trustee	Aggregate Compensation from the Trust[3]	Pension Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex[1], 3
Charles E. Allen[2]	$268,596	N/A	N/A	$360,000
Paula H.J. Cholmondeley	249,950	N/A	N/A	335,000
Phyllis Kay Dryden	268,596	N/A	N/A	360,000
Barbara I. Jacobs	249,950	N/A	N/A	335,000
Keith F. Karlawish	268,596	N/A	N/A	360,000
Carol A. Kosel	268,596	N/A	N/A	360,000
Douglas F. Kridler	249,950	N/A	N/A	335,000
David C. Wetmore[2]	237,030	N/A	N/A	318,750
1 As of December 31, 2020, the Fund Complex included two trusts comprising 112 investment company funds or series.
2 Messrs. Allen and Wetmore retired as Independent Trustees effective December 31, 2020.
3 In addition, the Trust compensated Messrs. Davis and Wezdenko, nominees for election by shareholders as Independent Trustees, for their attendance at two meetings of the Board during the period. Messrs. Davis and Wezdenko were elected to the Board by shareholders on September 24, 2020, and joined the Board effective January 1, 2021.
Code of Ethics
Federal law requires the Trust, each of its investment advisers and subadvisers, and its principal underwriter to adopt codes of ethics which govern the personal securities transactions of their respective personnel. Accordingly, each such entity has adopted a code of ethics pursuant to which their respective personnel may invest in securities for their personal accounts (including securities that may be purchased or held by the Trust). Copies of these Codes of Ethics are on file with the SEC and are available to the public.
Proxy Voting Guidelines
Federal law requires the Trust and each of its investment advisers and subadvisers to adopt procedures for voting proxies (the “Proxy Voting Guidelines”) and to provide a summary of those Proxy Voting Guidelines used to vote the securities held by a Fund. The Fund's proxy voting policies and procedures and information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 are available without charge (i) upon request, by calling 800-848-0920, (ii) on the Funds' website at https://www.nationwide.com/personal/investing/mutual-funds/proxy-voting/ , or (iii) on the SEC’s website at www.sec.gov. The summary of such Proxy Voting Guidelines is attached as Appendix B to this SAI.
Investment Advisory and Other Services
Trust Expenses
The Trust pays, on behalf of the Funds, the compensation of the Trustees who are not interested persons (as described in the 1940 Act) of the Trust and all expenses (other than those assumed by NFA), including governmental fees, interest charges, taxes, membership dues in the Investment Company Institute allocable to the Trust; investment advisory fees; fees under the Trust’s Fund Administration and Transfer Agency Agreement, which include the expenses of calculating the Funds' net asset values; fees and expenses of independent certified public accountants and legal counsel of the Trust and to the Independent Trustees; expenses of preparing, printing, and mailing shareholder reports, notices, proxy statements, and reports to governmental offices and commissions; expenses connected with the execution, recording, and settlement of portfolio security transactions; short sale dividend expenses; insurance premiums; fees and expenses of the custodian for all services to the Trust; expenses, if any, of shareholder meetings; and expenses relating to the issuance, registration, and qualification of shares of the Trust. NFA may, from time to time, agree to voluntarily or contractually waive advisory fees, and if necessary reimburse expenses, in order to limit total operating expenses for the Funds, as described below.

Investment Adviser
NFA, located at One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215, is a wholly owned subsidiary of Nationwide Financial Services, Inc. (“NFS”), a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policy holders.
Under the Investment Advisory Agreement (“Agreement”) with the Trust, NFA manages the Funds in accordance with the policies and procedures established by the Board of Trustees. NFA operates primarily as a “Manager-of-Managers” under which NFA, rather than managing most Funds directly, instead oversees one or more subadvisers.
NFA provides investment management evaluation services in initially selecting and monitoring on an ongoing basis the performance of one or more subadvisers who manage the investment portfolio of a particular Fund. NFA is also authorized to select and place portfolio investments on behalf of such subadvised Funds; however, NFA does not intend to do so as a routine matter at this time. The Adviser and the Trust have received an exemptive order from the SEC for a multi-manager structure that allows the Adviser, subject to the approval of the Board of Trustees, to hire, replace or terminate a subadviser (excluding hiring a subadviser which is an affiliate of the Adviser) without the approval of shareholders. The order also allows the Adviser to revise a subadvisory agreement with an unaffiliated subadviser with the approval of the Board of Trustees but without shareholder approval. If a new unaffiliated subadviser is hired for a Fund, shareholders will receive information about the new subadviser within 90 days of the change. The exemptive order allows the Funds greater flexibility, enabling them to operate more efficiently.
All of the Funds to which this SAI relates are subadvised.
NFA pays the compensation of the officers of the Trust employed by NFA and pays the compensation and expenses of any Trustees who are interested persons of the Trust. NFA also furnishes, at its own expense, all necessary administrative services, office space, equipment, and clerical personnel for servicing the investments of the Trust and maintaining its investment advisory facilities, and executive and supervisory personnel for managing the investments and effecting the portfolio transactions of the Trust. In addition, NFA pays, out of its legitimate profits, broker-dealers, trust companies, transfer agents and other financial institutions in exchange for their selling of shares of the Trust’s series or for recordkeeping or other shareholder related services.
The Agreement also specifically provides that NFA, including its directors, officers, and employees, shall not be liable for any error of judgment, or mistake of law, or for any loss arising out of any investment, or for any act or omission in the execution and management of the Trust, except for willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement continues in effect for an initial period of no more than two years and thereafter shall continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the Trustees, or by vote of a majority of the outstanding voting securities of the Trust, and, in either case, by a majority of the Trustees who are not parties to the Agreement or interested persons of any such party. The Agreement terminates automatically in the event of its “assignment,” as defined under the 1940 Act. It may be terminated at any time as to a Fund, without penalty, by vote of a majority of the outstanding voting securities of that Fund, by the Board of Trustees or NFA on not more than 60 days’ written notice. The Agreement further provides that NFA may render similar services to others.
For services provided under the Agreement, NFA receives an annual fee paid monthly based on average daily net assets of the applicable Fund according to the following schedule:
Funds of the Trust	Advisory Fees
NVIT GS Emerging Markets Equity Insights Fund
0.95% on assets up to $100 million
0.93% on assets of $100 million and more but less than $200 million
0.91% on assets of $200 million and more but less than $500 million
0.89% on assets of $500 million and more

Funds of the Trust	Advisory Fees
NVIT GS International Equity Insights Fund
0.78% on assets up to $200 million
0.73% on assets of $200 million and more but less than $500 million
0.70% on assets of $500 million and more but less than $1 billion
0.68% on assets of $1 billion and more but less than $2 billion
0.67% on assets of $2 billion and more

NVIT GS Large Cap Equity Insights Fund
0.58% on assets up to $200 million
0.55% on assets of $200 million and more but less than $500 million
0.53% on assets of $500 million and more but less than $1 billion
0.52% on assets of $1 billion and more but less than $2 billion
0.51% on assets of $2 billion and more

NVIT GS Small Cap Equity Insights Fund	0.72% on assets up to $100 million 0.68% on assets of $100 million and more but less than $200 million 0.66% on assets of $200 million and more

Investment Advisory Fees Paid
During the fiscal years ended December 31, 2020, 2019, and 2018, the Funds listed below paid NFA fees for investment advisory services, after waivers and reimbursements:
	Fiscal Years Ended December 31,
	2020		2019		2018
Fund	Gross Fees	Net Fees	Gross Fees	Net Fees	Gross Fees	Net Fees
NVIT GS Emerging Markets Equity Insights Fund[1]	$2,292,200	$2,292,200	N/A	N/A	N/A	N/A
NVIT GS International Equity Insights Fund[2]	9,979,555	9,979,555	$1,323,426	$1,323,426	N/A	N/A
NVIT GS Large Cap Equity Insights Fund[3]	13,345,323	13,345,323	2,410,390	2,410,390	N/A	N/A
NVIT GS Small Cap Equity Insights Fund[4]	1,217,838	1,217,838	298,924	298,924	N/A	N/A
1 Fund commenced operations on July 16, 2020.
2 Fund commenced operations on November 15, 2019.
3 Fund commenced operations on October 25, 2019.
4 Fund commenced operations on October 11, 2019.

Subadviser
Goldman Sachs Asset Management, L.P. (“GSAM”) is subadviser to the Funds. GSAM, located at 200 West Street, New York, New York 10282, is an indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc., a publicly held financial holding company and global investment banking, securities and investment management firm.
GSAM provides investment advisory services to the Funds pursuant to a Subadvisory Agreement. The Subadvisory Agreement specifically provides that the subadviser shall not be liable for any error of judgment, or mistake of law, or for any loss arising out of any investment, or for any act or omission in the execution and management of the Funds, except for willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under such agreement.
After an initial period of not more than two years, the Subadvisory Agreement must be approved each year by the Trust’s Board of Trustees or by shareholders in order to continue. The Subadvisory Agreement may be terminated, at any time, without penalty, by vote of a majority of the Trust’s Board of Trustees, by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), or by the Adviser, in each case, upon not more than 60 days’ written notice to the subadviser, or by the subadviser upon not less than 120 days’ written notice to the Adviser and the Trust. The Subadvisory Agreement terminates automatically if it is assigned.
Subadvisory Fees Paid
During the fiscal years ended December 31, 2020, 2019, and 2018, NFA paid to the subadvisers of the Funds listed below, the following amounts:
	Fiscal Years Ended December 31,
Fund	2020	2019	2018
NVIT GS Emerging Markets Equity Insights Fund[1]	$818,050	$0	$0
NVIT GS International Equity Insights Fund[2]	3,392,955	444,395	0
NVIT GS Large Cap Equity Insights Fund[3]	2,481,278	444,681	0
NVIT GS Small Cap Equity Insights Fund[4]	438,215	106,487	0
1 Fund commenced operations on July 16, 2020.
2 Fund commenced operations on November 15, 2019.
3 Fund commenced operations on October 25, 2019.
4 Fund commenced operations on October 11, 2019.
Manager-of-Managers Structure
NFA and the Trust have received from the SEC an exemptive order for a manager-of-managers structure which allows NFA, subject to the approval of the Board of Trustees, to hire, replace or terminate unaffiliated subadvisers without the approval of shareholders; the order also allows NFA to revise a subadvisory agreement with an unaffiliated subadviser without shareholder approval. If a new unaffiliated subadviser is hired, the change will be communicated to shareholders within 90 days of such change, and all changes are subject to approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust or NFA. The order is intended to facilitate the efficient operation of the Funds and afford the Trust increased management flexibility.
Pursuant to the exemptive order, NFA monitors and evaluates any subadvisers, which includes performing initial due diligence on prospective subadvisers for the Funds and thereafter monitoring the performance of the subadvisers through quantitative and qualitative analysis as well as periodic in-person, telephonic and written consultations with the subadvisers. NFA has responsibility for communicating performance expectations and evaluations to the subadviser and ultimately recommending to the Board of Trustees whether a subadviser’s contract should be renewed, modified or terminated; however, NFA does not expect to recommend changes of subadvisers frequently. NFA will regularly provide written reports to the Board of Trustees regarding the results of their evaluation and monitoring functions. Although NFA will monitor the performance of the subadvisers, there is no certainty that the subadvisers or the Funds will obtain favorable results at any given time.

Portfolio Managers
Appendix C contains the following information regarding the portfolio managers identified in the Funds’ Prospectus: (i) the dollar range of the portfolio manager’s investments in each Fund; (ii) a description of the portfolio manager’s compensation structure; and (iii) information regarding other accounts managed by the portfolio manager and potential conflicts of interest that might arise from the management of multiple accounts.
Distributor
Nationwide Fund Distributors LLC (“NFD” or the “Distributor”), One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215, serves as underwriter for each Fund in the continuous distribution of its shares pursuant to an Underwriting Agreement dated May 1, 2007 (the “Underwriting Agreement”). Unless otherwise terminated, the Underwriting Agreement will continue for an initial period of two years and from year to year thereafter for successive annual periods, if, as to each Fund, such continuance is approved at least annually by (i) the Board of Trustees or by the vote of a majority of the outstanding shares of that Fund, and (ii) the vote of a majority of the Trustees of the Trust who are not parties to the Underwriting Agreement or interested persons (as defined in the 1940 Act) of any party to the Underwriting Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Underwriting Agreement may be terminated in the event of any assignment, as defined in the 1940 Act. NFD is a wholly owned subsidiary of NFS Distributors, Inc., which in turn is a wholly owned subsidiary of NFS. The following entities or people are affiliates of the Trust and are also affiliates of NFD:
Nationwide Fund Advisors
Nationwide Fund Management LLC
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Jefferson National Life Insurance Company
Jefferson National Life Insurance Company of New York
Nationwide Financial Services, Inc.
Nationwide Corporation
Nationwide Mutual Insurance Company
Christopher Graham
Brian Hirsch
Michael S. Spangler
M. Diane Koken
Lee T. Cummings
Steven D. Pierce
Stephen R. Rimes
In its capacity as Distributor, NFD solicits orders for the sale of shares, advertises and pays the costs of distributions, advertising, office space and the personnel involved in such activities. NFD receives no compensation under the Underwriting Agreement with the Trust, but may retain all or a portion of the 12b-1 fee, if any, imposed on sales of shares of each Fund.
Fund Administration and Transfer Agency Services
Under the terms of the Joint Fund Administration and Transfer Agency Agreement (the “Joint Administration Agreement”) dated May 1, 2010, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of NFS, provides various administration and accounting services to the Trust and Nationwide Variable Insurance Trust (another trust also advised by NFA), including daily valuation of the Funds' shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Funds. NFM is located at One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215. Under the Joint Administration Agreement, NFM is paid an annual fee for fund administration and transfer agency services based on the sum of the following: (i) the amount payable by NFM to J.P. Morgan Chase Bank, N.A. (“JPMorgan”) under the Sub-Administration Agreement between NFM and JPMorgan (see “Sub-Administration” below); and (ii) the amount payable by NFM to U.S. Bancorp Fund Services, LLC dba U.S. Bank Global Fund Services (“US Bancorp”) under the Sub-Transfer Agent Servicing Agreement between NFM and US Bancorp (see “Sub-Transfer Agency” below); and (iii) a percentage of the combined average daily net assets of the Trust and Nationwide Variable Insurance Trust. In addition, the Trust also pays out-of-pocket expenses reasonably incurred by NFM in providing services to the Funds and Trust, including, but not limited to, the cost of pricing services that NFM utilizes.
During the fiscal years ended December 31, 2020, 2019 and 2018, NFM earned fund administration and transfer agency fees, including reimbursement for payment of networking fees, from the Funds, as follows:
	Fiscal Year Ended December 31,
Fund	2020	2019	2018
NVIT GS Emerging Markets Equity Insights Fund[1]	$57,655	N/A	N/A
NVIT GS International Equity Insights Fund[2]	423,215	$40,155	N/A
NVIT GS Large Cap Equity Insights Fund[3]	738,304	98,012	N/A
NVIT GS Small Cap Equity Insights Fund[4]	116,235	9,173	N/A
1 Fund commenced operations on July 16, 2020.
2 Fund commenced operations on November 15, 2019.
3 Fund commenced operations on October 25, 2019.
4 Fund commenced operations on October 11, 2019.
Securities Lending Agent
The Board of Trustees has approved certain Funds’ participation in a securities lending program. Under the securities lending program, JPMorgan Chase Bank, N.A. serves as the Funds’ securities lending agent (the “Securities Lending Agent”).
For the fiscal year ended December 31, 2020, the income earned by those Funds that engaged in securities lending, as well as the fees and/or compensation earned by such Funds (in dollars) pursuant to a securities lending agreement between the Trust with respect to the Funds and the Securities Lending Agent, were as follows:
Fund	Gross Income from Securities Lending Activities	Fees Paid to Securities Lending Agent from Revenue Split	Fees Paid for Cash Collateral Management Services (including fees deducted from a pooled cash collateral reinvestment vehicle) not included in Revenue Split	Rebates Paid to Borrowers	Aggregate Fees/ Compensation for Securities Lending Activities	Net Income from Securities Lending Activities
NVIT GS Emerging Markets Equity Insights Fund	$74,572	$(9,313)	$-	$(31)	$(9,344)	$65,228
NVIT GS International Equity Insights Fund	310,752	(32,089)	-	(53,932)	(86,022)	224,730
NVIT GS Large Cap Equity Insights Fund	351,834	(27,203)	-	(134,080)	(161,282)	190,552
NVIT GS Small Cap Equity Insights Fund	158,508	(13,249)	-	(51,931)	(65,181)	93,327
The Funds paid no administrative, indemnification or other fees not included in the revenue split with the Securities Lending Agent.
For the fiscal year ended December 31, 2020, the Securities Lending Agent performed various services related to securities lending, including the following:
•lending a Fund’s portfolio securities to institutions that are approved borrowers;
•determining whether a loan of a portfolio security shall be made and negotiating and establishing the terms and conditions of the loan with the borrower;
•ensuring that all dividends and other distributions paid with respect to loaned securities are credited to the applicable Fund’s account;

•receiving and holding, on behalf of a Fund, or transferring to a Fund’s custodial account, collateral from borrowers to secure obligations of borrowers with respect to any loan of available portfolio securities;
•marking-to-market each business day the market value of securities loaned relative to the market value of the collateral posted by the borrowers;
•obtaining additional collateral, to the extent necessary, in order to maintain the value of collateral at the levels required by the Securities Lending Agency Agreement, relative to the market value of securities loaned;
•at the termination of a loan, returning the collateral to the borrower upon the return of the loaned securities;
•investing cash collateral in permitted investments as directed by the Funds; and
•maintaining records relating to the Funds’ securities lending activities and providing the Funds monthly statements describing, among other things, the loans made during the period, the income derived from the loans (or losses incurred) and the amounts of any fees or payments paid with respect to each loan.
Sub-Administration
NFM has entered into a Sub-Administration Agreement with JPMorgan Chase Bank, N.A., dated May 22, 2009, to provide certain fund sub-administration services for each Fund. NFM pays JPMorgan a fee for these services.
Sub-Transfer Agency
NFM has entered into a Sub-Transfer Agent Servicing Agreement with U.S. Bancorp Fund Services, LLC dba U.S. Bank Global Fund Services, dated September 1, 2012, to provide certain sub-transfer agency services for each Fund. NFM pays US Bancorp a fee for these services.
Custodian
JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, NY 10008, is the custodian for the Funds and makes all receipts and disbursements under a Global Custody Agreement. The custodian performs no managerial or policy-making functions for the Funds.
Legal Counsel
Stradley Ronon Stevens & Young, LLP, 2000 K Street, N.W., Suite 700, Washington, D.C. 20006-1871, serves as the Trust’s legal counsel.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers, LLP, Two Commerce Square, 2001 Market St., Suite 1800, Philadelphia, PA 19103, serves as the Independent Registered Public Accounting Firm for the Trust.
Brokerage Allocation
NFA or a subadviser is responsible for decisions to buy and sell securities and other investments for the Funds, the selection of brokers and dealers to effect the transactions and the negotiation of brokerage commissions, if any. In transactions on stock and commodity exchanges in the United States, these commissions are negotiated, whereas on foreign stock and commodity exchanges these commissions are generally fixed and are generally higher than brokerage commissions in the United States. In the case of securities or derivatives traded on the over-the-counter markets or for securities traded on a principal basis, there is generally no commission, but the price includes a spread between the dealer’s purchase and sale price. This spread is the dealer’s profit. Bilaterally negotiated derivatives may include a fee payable to a Fund’s counterparty. In underwritten offerings, the price includes a disclosed, fixed commission or discount. Most short-term obligations are normally traded on a “principal” rather than agency basis. This may be done through a dealer (e.g., a securities firm or bank) who buys or sells for its own account rather than as an agent for another client, or directly with the issuer.
Except as described below, the primary consideration in portfolio security transactions is best price and execution of the transaction, i.e., execution at the most favorable prices and in the most effective manner possible. “Best price-best execution” encompasses many factors affecting the overall benefit obtained by the client account in the transaction including, but not necessarily limited to, the price paid or received for a security, the commission charged, the promptness, availability and reliability of execution, the confidentiality and placement accorded the order, and customer service. Therefore, “best price-best execution” does not necessarily mean obtaining the best price alone but is evaluated in the context of all the execution services provided. NFA and any subadvisers have complete freedom as to the markets in and the broker-dealers through which they seek this result.
Subject to the primary consideration of seeking best price-best execution and as discussed below, securities may be bought or sold through broker-dealers who have furnished statistical, research, and other information or services to NFA or a subadviser. In placing orders with such broker-dealers, NFA or the subadviser will, where possible, take into account the comparative usefulness of such information. Such information is useful to NFA or a subadviser even though its dollar value may be indeterminable, and its receipt or availability generally does not reduce NFA’s or a subadviser’s normal research activities or expenses.
There may be occasions when portfolio transactions for a Fund are executed as part of concurrent authorizations to purchase or sell the same security for trusts or other accounts (including other mutual funds) served by NFA or a subadviser or by an affiliated company thereof. Although such concurrent authorizations potentially could be either advantageous or disadvantageous to a Fund, they are effected only when NFA or the subadviser believes that to do so is in the interest of the Fund. When such concurrent authorizations occur, the executions will be allocated in an equitable manner.
In purchasing and selling investments for the Funds, it is the policy of NFA or a subadviser to seek to obtain best execution at the most favorable prices through responsible broker-dealers. The determination of what may constitute best execution in a securities transaction by a broker involves a number of considerations, including the overall direct net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all when a large block is involved, the availability of the broker to stand ready to execute possibly difficult transactions in the future, the professionalism of the broker, and the financial strength and stability of the broker. These considerations are judgmental and are weighed by NFA or a subadviser in determining the overall reasonableness of securities executions and commissions paid. In selecting broker-dealers, NFA or a subadviser will consider various relevant factors, including, but not limited to, the size and type of the transaction; the nature and character of the markets for the security or asset to be purchased or sold; the execution efficiency, settlement capability, and financial condition of the broker-dealer’s firm; the broker-dealer’s execution services, rendered on a continuing basis; and the reasonableness of any commissions.
NFA or a subadviser may cause a Fund to pay a broker-dealer who furnishes brokerage and/or research services a commission that is in excess of the commission another broker-dealer would have received for executing the transaction if it is determined, pursuant to the requirements of Section 28(e) of the Exchange Act, that such commission is reasonable in relation to the value of the brokerage and/or research services provided. Such research services may include, among other things, analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, analytic or modeling software, market data feeds and historical market information. Any such research and other information provided by brokers to NFA or a subadviser is considered to be in addition to and not in lieu of services required to be performed by it under the respective advisory or subadvisory agreement. The fees paid to NFA or a subadviser pursuant to the respective advisory or subadvisory agreement are not reduced by reason of its receiving any brokerage and research services. The research services provided by broker-dealers can be useful to NFA or a subadviser in serving its other clients. All research services received from the brokers to whom commissions are paid are used collectively, meaning such services may not actually be utilized in connection with each client account that may have provided the commission paid to the brokers providing such services. NFA and any subadviser are prohibited from considering a broker-dealer’s sale of shares of any fund for which it serves as investment adviser or subadviser, except as may be specifically permitted by law.
Commission Recapture Program. NFA may instruct subadvisers to direct certain brokerage transactions, using best efforts, and subject always to seeking to obtain best execution, to broker-dealers in connection with a commission recapture program that is used to offset a Fund's operating expenses. Commission recapture is a form of institutional discount brokerage that returns commission dollars directly to a Fund. It provides a way to gain control over the commission expenses incurred by a subadviser, which can be significant over time, and thereby reduces expenses. If a subadviser does not believe it can obtain best execution from such broker-dealers, there is no obligation to execute portfolio transactions through such broker-dealers. Commissions recaptured by a Fund will be included in realized gain (loss) on securities in a Fund's appropriate financial statements.

Fund portfolio transactions may be effected with broker-dealers who have assisted investors in the purchase of variable annuity contracts or variable insurance policies issued by Nationwide Life Insurance Company, Nationwide Life & Annuity Insurance Company, Jefferson National Insurance Company or Jefferson National Life Insurance Company of New York. However, neither such assistance nor sale of other investment company shares is a qualifying or disqualifying factor in a broker-dealer’s selection, nor is the selection of any broker-dealer based on the volume of shares sold.
Under the 1940 Act, “affiliated persons” of a Fund are prohibited from dealing with it as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC. However, a Fund may purchase securities from underwriting syndicates of which a subadviser or any of its affiliates, as defined in the 1940 Act, is a member under certain conditions, in accordance with Rule 10f-3 under the 1940 Act.
Each of the Funds contemplates that, consistent with the policy of seeking to obtain best execution, brokerage transactions may be conducted through “affiliated brokers or dealers,” as defined in the 1940 Act. Under the 1940 Act, commissions paid by a fund to an “affiliated broker or dealer” in connection with a purchase or sale of securities offered on a securities exchange may not exceed the usual and customary broker’s commission. Accordingly, it is the Funds' policy that the commissions to be paid to an affiliated broker-dealer must, in the judgment of NFA or the appropriate subadviser, be (1) at least as favorable as those that would be charged by other brokers having comparable execution capability and (2) at least as favorable as commissions contemporaneously charged by such broker or dealer on comparable transactions for the broker’s or dealer’s most favored unaffiliated customers. NFA and the subadvisers do not necessarily deem it practicable or in a Fund's best interests to solicit competitive bids for commissions on each transaction. However, NFA and the subadvisers regularly give consideration to information concerning the prevailing level of commissions charged on comparable transactions by other brokers during comparable periods of time.
During the fiscal years ended December 31, 2020, 2019 and 2018, the following brokerage commissions were paid by the Funds:
	Fiscal Year Ended December 31,
Fund Name	2020	2019	2018
NVIT GS Emerging Markets Equity Insights Fund[1]	$529,219	N/A	N/A
NVIT GS International Equity Insights Fund[2]	827,286	$397,459	N/A
NVIT GS Large Cap Equity Insights Fund[3]	396,978	162,985	N/A
NVIT GS Small Cap Equity Insights Fund[4]	54,401	34,586	N/A
1 Fund commenced operations on July 16, 2020.
2 Fund commenced operations on November 15, 2019.
3 Fund commenced operations on October 25, 2019.
4 Fund commenced operations on October 11, 2019.
During the fiscal year ended December 31, 2020, the following Funds held investments in securities of their regular broker-dealers:
Fund	Approximate Aggregate Value of Issuer’s Securities owned by the Fund as of December 31, 2020	Name of Broker or Dealer
NVIT GS Emerging Markets Equity Insights Fund	$1,040,688	Santander Group
NVIT GS International Equity Insights Fund	3,121,677	Barclays Capital, Inc.
	13,036,113	Mitsubishi UFJ Securities Holding Co
	6,764,257	Santander Group
	12,530,512	UBS AG
NVIT GS Large Cap Equity Insights Fund	1,483,923	JPMorgan Chase & Co.
During the fiscal periods ended December 31, 2020, 2019 and 2018, the Funds did not pay brokerage commissions to affiliated brokers of NFA.

Purchases, Redemptions and Pricing of Shares
Shares of the Funds are currently available only to other investment companies advised by NFA in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act, and the shares of such investment companies are sold to insurance company separate accounts that are used to fund benefits payable under variable life insurance policies and variable annuity contracts. An investor may purchase or redeem shares of the Funds on any day a Fund is open for business at the net asset value (“NAV”) per share next determined after a purchase or redemption request in good order is received by a Fund.
All investments in the Trust are credited to the shareholder’s account in the form of full and fractional shares of the designated Fund (rounded to the nearest 1/1000 of a share). The Trust does not issue share certificates. Subject to the sole discretion of NFA, each Fund may accept payment for shares in the form of securities that are permissible investments for such Fund.
The NAV per share of each Fund is determined once daily, as of the close of regular trading on the New York Stock Exchange (the “Exchange”) (generally 4 p.m. Eastern time) on each business day the Exchange is open for regular trading (the “Valuation Time”). To the extent that a Fund’s investments are traded in markets that are open when the Exchange is closed, the value of the Funds' investments may change on days when shares cannot be purchased or redeemed.
The Trust will not compute NAV for the Funds on customary national business holidays, including the following: New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and other days when the Exchange is closed.
Each Fund reserves the right to not determine NAV when: (i) a Fund has not received any orders to purchase, sell or exchange shares and (ii) changes in the value of the Fund’s portfolio do not affect the Fund’s NAV.
The offering price for orders placed before the close of the Exchange, on each business day the Exchange is open for trading, will be based upon calculation of the NAV at the close of regular trading on the Exchange. For orders placed after the close of regular trading on the Exchange, or on a day on which the Exchange is not open for trading, the offering price is based upon NAV at the close of the Exchange on the next day thereafter on which the Exchange is open for trading. The NAV of each class of a Fund on which offering and redemption prices are based is determined by adding the value of all securities and other assets of a Fund attributable to the class, deducting liabilities attributable to that class, and dividing by the number of that class’ shares outstanding. Each Fund may reject any order to buy shares and may suspend the sale of shares at any time.
Securities for which market-based quotations are readily available are valued as of Valuation Time. Equity securities are generally valued at the last quoted sale price, or if there is no sale price, the last quoted bid price provided by an independent pricing service approved by the Board. Securities traded on NASDAQ generally are valued at the NASDAQ Official Closing Price. Prices are taken from the primary market or exchange in which each security trades. Debt and other fixed-income securities are generally valued at the bid price provided by an independent pricing service, the use of which has been approved by the Board.
Securities for which market-based quotations are either unavailable (e.g., independent pricing service does not provide a value) or are deemed unreliable, in the judgment of NFA or designee, are generally valued at fair value by the Trustees, or persons to whom the Board has delegated its responsibilities pursuant to procedures approved by the Board (in this case, the Fair Valuation Committee). In addition, fair value determinations are required for securities whose value is affected by a significant event that will materially affect the value of a security and which occurs subsequent to the time of the close of the principal market on which such security trades but prior to the calculation of the Funds' NAVs. The Fair Valuation Committee monitors the results of fair valuation determinations and regularly reports the results to the Board or a committee of the Board. Fair value determinations may require subjective determinations. There can be no assurance that the fair value of an asset is the price at which the asset could have been sold during the period in which the particular fair value was used in determining a Fund’s NAV.

The Fair Valuation Committee monitors the continuing appropriateness of the valuation methodology with respect to each security. In the event that NFA or a subadviser believes that the valuation methodology being used to value a security does not produce a fair value for such security, the Fair Valuation Committee is notified so that it may meet to determine what adjustment should be made.
To the extent that a Fund invests in foreign securities, the following would be applicable. Generally, trading in foreign securities markets is completed each day at various times prior to the Valuation Time. Due to the time differences between the closings of the relevant foreign securities exchanges and the time that a Fund’s NAV is calculated, a Fund may fair value its foreign investments more frequently than it does other securities. When fair value prices are utilized, these prices will attempt to reflect the impact of the financial markets’ perceptions and trading activities on the Fund’s investments since their last closing prices were calculated on their primary securities markets or exchanges. Pursuant to the Valuation Procedures, a Fund’s foreign equity investments generally will be fair valued daily by an independent pricing service using models designed to estimate likely changes in the values of those investments between the times in which the trading in those securities is substantially completed and the close of the Exchange. When a Fund uses fair value pricing, the values assigned to the Fund’s foreign equity investments may not be the quoted or published prices of the investments on their primary markets or exchanges.
In-Kind Redemptions
The Funds generally plan to redeem its shares for cash with the following exceptions. As described in the Prospectus, each Fund reserves the right, in circumstances where in its sole discretion it determines that cash redemption payments would be undesirable, taking into account the best interests of all Fund shareholders, to honor any redemption request by transferring some of the securities held by the Fund directly to a redeeming shareholder as a redemption in-kind. Redemptions in-kind generally will be pro-rata slices of a Fund’s portfolio or a representative basket of securities. Redemptions in-kind may also be used in stressed market conditions.
The Board of Trustees has adopted procedures for redemptions in-kind to affiliated persons of a Fund. Affiliated persons of a Fund include shareholders who are affiliates of the Fund’s investment adviser and shareholders of a Fund owning 5% or more of the outstanding shares of a Fund. These procedures provide that a redemption in-kind shall be effected at approximately the affiliated shareholder’s proportionate share of the distributing Fund’s current net assets, and they are designed so that redemptions will not favor the affiliated shareholder to the detriment of any other shareholder. The procedures also require that the distributed securities be valued in the same manner as they are valued for purposes of computing the distributing Fund’s net asset value and that neither the affiliated shareholder nor any other party with the ability and pecuniary incentive to influence the redemption in-kind selects, or influences the selection of, the distributed securities. Use of the redemption in-kind procedures will allow a Fund to avoid having to sell significant portfolio assets to raise cash to meet the shareholder’s redemption request–thus limiting the potential adverse effect on the distributing Fund’s net asset value.
Additional Information
Description of Shares
The Second Amended and Restated Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest of each Fund and to divide or combine such shares into a greater or lesser number of shares without thereby exchanging the proportionate beneficial interests in the Trust. Each share of a Fund represents an equal proportionate interest in that Fund with each other share. The Trust reserves the right to create and issue a number of different funds. Shares of each Fund would participate equally in the earnings, dividends, and assets of that particular fund. Upon liquidation of a Fund, shareholders are entitled to share pro rata in the net assets of such Fund available for distribution to shareholders.
The Trust is authorized to offer the following series of shares of beneficial interest, without par value and with the various classes listed:
Fund	Share Classes
NVIT AllianzGI International Growth Fund*	Class I, Class II
NVIT American Funds Asset Allocation Fund*[1]	Class II, Class P

Fund	Share Classes
NVIT American Funds Bond Fund*[2]	Class II
NVIT American Funds Global Growth Fund*[3]	Class II
NVIT American Funds Growth Fund*[4]	Class II
NVIT American Funds Growth-Income Fund*[5]	Class II, Class P
NVIT Amundi Multi Sector Bond Fund*[6]	Class I
NVIT AQR Large Cap Defensive Style Fund*	Class I, Class II, Class IV, Class Y
NVIT BlackRock Equity Dividend Fund*[7]	Class I, Class II, Class IV, Class Y
NVIT BlackRock Managed Global Allocation Fund*[8]	Class II
NVIT BlueprintSM Aggressive Fund*	Class I, Class II
NVIT BlueprintSM Balanced Fund*	Class I, Class II
NVIT BlueprintSM Capital Appreciation Fund*	Class I, Class II
NVIT BlueprintSM Conservative Fund*	Class I, Class II
NVIT BlueprintSM Managed Growth Fund*	Class I, Class II
NVIT BlueprintSM Managed Growth & Income Fund*	Class I, Class II
NVIT BlueprintSM Moderate Fund*	Class I, Class II
NVIT BlueprintSM Moderately Aggressive Fund*	Class I, Class II
NVIT BlueprintSM Moderately Conservative Fund*	Class I, Class II
NVIT Bond Index Fund*	Class I, Class II, Class Y
NVIT Columbia Overseas Value Fund*	Class I, Class II, Class X, Class Y, Class Z
NVIT Core Bond Fund*	Class I, Class II, Class P, Class Y
NVIT Core Plus Bond Fund*	Class I, Class II, Class P, Class Y
NVIT DoubleLine Total Return Tactical Fund*[9]	Class I, Class II, Class Y
NVIT Emerging Markets Fund*	Class I, Class II, Class D, Class Y
NVIT Federated High Income Bond Fund*[10]	Class I
NVIT Government Bond Fund*	Class I, Class II, Class IV, Class P, Class Y
NVIT Government Money Market Fund*	Class I, Class II, Class IV, Class V, Class Y
NVIT GS Emerging Markets Equity Insights Fund	Class Y
NVIT GS International Equity Insights Fund	Class Y
NVIT GS Large Cap Equity Insights Fund	Class Y
NVIT GS Small Cap Equity Insights Fund	Class Y
NVIT International Equity Fund*	Class I, Class II, Class Y
NVIT International Index Fund*	Class I, Class II, Class VIII, Class Y
NVIT Investor Destinations Aggressive Fund*	Class II, Class P
NVIT Investor Destinations Balanced Fund*	Class II, Class P
NVIT Investor Destinations Capital Appreciation Fund*	Class II, Class P, Class Z
NVIT Investor Destinations Conservative Fund*	Class II, Class P
NVIT Investor Destinations Moderate Fund*	Class II, Class P
NVIT Investor Destinations Moderately Aggressive Fund*	Class II, Class P
NVIT Investor Destinations Moderately Conservative Fund*	Class II, Class P
NVIT Investor Destinations Managed Growth Fund*	Class I, Class II
NVIT Investor Destinations Managed Growth & Income Fund*	Class I, Class II
NVIT iShares® Fixed Income ETF Fund*	Class II, Class Y
NVIT iShares® Global Equity ETF Fund*	Class II, Class Y
NVIT Jacobs Levy Large Cap Growth Fund*	Class I, Class II
NVIT J.P. Morgan MozaicSM Multi-Asset Fund*	Class II, Class Y
NVIT J.P. Morgan U.S. Equity Fund*[11]	Class II, Class Y
NVIT Managed American Funds Asset Allocation Fund*	Class II, Class Z
NVIT Managed American Funds Growth-Income Fund*	Class II

Fund	Share Classes
NVIT Mellon Dynamic U.S. Core Fund*	Class I, Class II, Class P, Class Y
NVIT Mellon Dynamic U.S. Equity Income Fund*	Class I, Class II, Class X, Class Y, Class Z
NVIT Mid Cap Index Fund*	Class I, Class II, Class Y
NVIT Multi-Manager Mid Cap Value Fund*	Class I, Class II
NVIT Multi-Manager Small Cap Growth Fund*	Class I, Class II
NVIT Multi-Manager Small Cap Value Fund*	Class I, Class II, Class IV
NVIT Multi-Manager Small Company Fund*	Class I, Class II, Class IV
NVIT Neuberger Berman Multi Cap Opportunities Fund*[12]	Class I, Class II
NVIT Newton Sustainable U.S. Equity Fund*	Class I, Class II, Class Y
NVIT Real Estate Fund*	Class I, Class II
NVIT S&P 500® 1-Year Buffer Fund Jan*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Feb*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Mar*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Apr*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund May*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund June*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund July*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Aug*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Sept*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Oct*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Nov*	Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Dec*	Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q1*	Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q2*	Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q3*	Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q4*	Class II, Class Y
NVIT S&P 500 Index Fund*	Class I, Class II, Class IV, Class Y
NVIT Short Term Bond Fund*	Class I, Class II, Class P, Class Y
NVIT Small Cap Index Fund*	Class II, Class Y
NVIT U.S. 130/30 Equity Fund*	Class Y
NVIT Wells Fargo Discovery Fund*	Class I, Class II
*  Information on these Funds is contained in a separate Statement(s) of Additional Information.
1 Name change effective April 30, 2021. Formerly, American Funds NVIT Asset Allocation Fund.
2 Name change effective April 30, 2021. Formerly, American Funds NVIT Bond Fund.
3 Name change effective April 30, 2021. Formerly, American Funds NVIT Global Growth Fund.
4 Name change effective April 30, 2021. Formerly, American Funds NVIT Growth Fund.
5 Name change effective April 30, 2021. Formerly, American Funds NVIT Growth-Income Fund.
6 Name change effective April 30, 2021. Formerly, Amundi NVIT Multi Sector Bond Fund.
7 Name change effective April 30, 2021. Formerly, BlackRock NVIT Equity Dividend Fund.
8 Name change effective April 30, 2021. Formerly, BlackRock NVIT Managed Global Allocation Fund.
9 Name change effective April 30, 2021. Formerly, DoubleLine NVIT Total Return Tactical Fund.
10 Name change effective April 30, 2021. Formerly, Federated NVIT High Income Bond Fund.
11 Name change effective April 30, 2021. Formerly, NVIT J.P. Morgan Disciplined Equity Fund.
12 Name change effective April 30, 2021. Formerly, Neuberger Berman NVIT Multi Cap Opportunities Fund.
You have an interest only in the assets of the Fund whose shares you own. Shares of a particular class are equal in all respects to the other shares of that class. In the event of liquidation of a Fund, shares of the same class will share pro rata in the distribution of the net assets of such Fund with all other shares of that class. All shares are without par value, and when issued and paid for, are fully paid and nonassessable by the Trust. Shares may be exchanged or converted as described in this SAI and in the Prospectus but will have no other preference, conversion, exchange or preemptive rights.

Voting Rights
Shareholders of each class of shares have one vote for each share held and a proportionate fractional vote for any fractional share held. Shareholders may vote in the election of Trustees and on other matters submitted to meetings of shareholders. Shares, when issued, are fully paid and nonassessable. Generally, amendment may not be made to the Second Amended and Restated Declaration of Trust without the affirmative vote of a majority of the outstanding voting securities of the Trust. The Trustees may, however, further amend the Second Amended and Restated Declaration of Trust without the vote or consent of shareholders to:
(1)
designate series of the Trust; or
(2)
change the name of the Trust; or
(3)
apply any omission, cure, correct, or supplement any ambiguous, defective, or inconsistent provision to conform the Second Amended and Restated Declaration of Trust to the requirements of applicable federal laws or regulations if they deem it necessary.
An annual or special meeting of shareholders to conduct necessary business is not required by the Second Amended and Restated Declaration of Trust, the 1940 Act or other authority, except, under certain circumstances, to amend the Second Amended and Restated Declaration of Trust, the Investment Advisory Agreement, fundamental investment objectives, investment policies and investment restrictions, to elect and remove Trustees, to reorganize the Trust or any series or class thereof and to act upon certain other business matters. In regard to termination, sale of assets, modification or change of the Investment Advisory Agreement, or change of investment restrictions, the right to vote is limited to the holders of shares of the particular Fund affected by the proposal. However, shares of all Funds vote together, and not by Fund, in the election of Trustees. If an issue must be approved by a majority as defined in the 1940 Act, a “majority of the outstanding voting securities” means the lesser of (i) 67% or more of the shares present at a meeting when the holders of more than 50% of the outstanding shares are present or represented by proxy, or (ii) more than 50% of the outstanding shares. For the election of Trustees only a plurality is required. Holders of shares subject to a Rule 12b-1 fee will vote as a class and not with holders of any other class with respect to the approval of the Rule 12b-1 Plan.
Tax Status
The following sections are a summary of certain additional tax considerations generally affecting a Fund (sometimes referred to as “the Fund”). Shares of the Fund are sold only to registered management investment companies that are “funds-of-funds” advised by NFA, the shares of which must be purchased through separate accounts used to fund variable insurance contracts. The tax consequences described below generally are not applicable to an owner of a variable life insurance policy or variable annuity contract (“variable contract”).
This “Tax Status” section and the “Other Tax Consequences” and “Tax Consequences to Shareholders” sections are based on the Internal Revenue Code and applicable regulations in effect on the date of this SAI. Future legislative, regulatory or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the tax rules applicable to the Fund and its shareholders. Any of these changes or court decisions may have a retroactive effect.
This is for general information only and not tax advice. For federal income tax purposes, the insurance company (rather than the purchaser of a variable contract) is treated as the owner of the shares of the Fund selected as an investment option. Holders of variable contracts should consult their own tax advisor for more information on their tax situation, including the possible applicability of federal, state, local and foreign taxes.
Taxation of the Fund
The Fund has elected and intends to qualify, or, if newly organized, intends to elect and qualify, each year as a regulated investment company (sometimes referred to as a “regulated investment company,” “RIC” or “fund”) under Subchapter M of the Internal Revenue Code. If the Fund so qualifies, the Fund will not be subject to federal income tax on the portion of its investment company taxable income (that is, generally, taxable interest, dividends, net short-term capital gains, and other taxable ordinary income, net of expenses, without regard to the deduction for dividends paid) and net capital gain (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders.
In order to qualify for treatment as a regulated investment company, the Fund must satisfy the following requirements:

•Distribution Requirement– the Fund must distribute an amount equal to the sum of at least 90% of its investment company taxable income and 90% of its net tax-exempt income, if any, for the tax year (including, for purposes of satisfying this distribution requirement, certain distributions made by the Fund after the close of its taxable year that are treated as made during such taxable year).
•Income Requirement– the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived from its business of investing in such stock, securities or currencies and net income derived from QPTPs.
•Asset Diversification Test– the Fund must satisfy the following asset diversification test at the close of each quarter of the Fund’s tax year: (1) at least 50% of the value of the Fund’s assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of the Fund’s total assets in securities of an issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer); and (2) no more than 25% of the value of the Fund’s total assets may be invested in the securities of any one issuer (other than U.S. government securities or securities of other regulated investment companies) or of two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses, or, in the securities of one or more QPTPs.
In some circumstances, the character and timing of income realized by the Fund for purposes of the Income Requirement or the identification of the issuer for purposes of the Asset Diversification Test is uncertain under current law with respect to a particular investment, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to such type of investment may adversely affect the Fund’s ability to satisfy these requirements. See “Tax Treatment of Portfolio Transactions” below with respect to the application of these requirements to certain types of investments. In other circumstances, the Fund may be required to sell portfolio holdings in order to meet the Income Requirement, Distribution Requirement, or Asset Diversification Test, which may have a negative impact on the Fund’s income and performance.
The Fund may use “equalization” (in lieu of making some cash distributions) in determining the portion of its income and gains that has been distributed. If the Fund uses equalization, it will allocate a portion of its undistributed investment company taxable income and net capital gain to redemptions of Fund shares and will correspondingly reduce the amount of such income and gains that it distributes in cash. If the IRS determines that the Fund’s allocation is improper and that the Fund has under-distributed its income and gain for any taxable year, the Fund may be liable for federal income and/or excise tax. If, as a result of such adjustment, the Fund fails to satisfy the Distribution Requirement, the Fund will not qualify that year as a regulated investment company the effect of which is described in the following paragraph.
If for any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) would be subject to tax at the corporate income tax rate without any deduction for dividends paid to shareholders. Failure to qualify as a regulated investment company would thus have a negative impact on the Fund’s income and performance. Subject to savings provisions for certain failures to satisfy the Income Requirement or Asset Diversification Test, which, in general, are limited to those due to reasonable cause and not willful neglect, it is possible that the Fund will not qualify as a regulated investment company in any given tax year. Even if such savings provisions apply, the Fund may be subject to a monetary sanction of $50,000 or more. Moreover, the Board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines such a course of action to be beneficial to shareholders.
Capital Loss Carryovers. The capital losses of the Fund, if any, do not flow through to shareholders. Rather, the Fund may use its capital losses, subject to applicable limitations, to offset its capital gains without being required to pay taxes on or distribute to shareholders such gains that are offset by the losses. If the Fund has a “net capital loss” (that is, capital losses in excess of capital gains), the excess (if any) of the Fund's net short-term capital losses over its net long-term capital gains is treated as a short-term capital loss arising on the first day of the Fund's next taxable year, and the excess (if any) of the Fund's net long-term capital losses over its net short-term capital gains is treated as a long-term capital loss arising on the first day of the Fund's next taxable year. Any such net capital losses of the Fund that are not used to offset capital gains may be carried forward indefinitely to reduce any future capital gains realized by the Fund in succeeding taxable years. The amount of capital losses that can be carried forward and used in any single year is subject to an annual limitation if there is a more than 50% “change in ownership” of the Fund. An ownership change generally results when shareholders owning 5% or more of the Fund increase their aggregate holdings by more than 50% over a three-year look-back period. An ownership change could result in capital loss carryovers being used at a slower rate, thereby reducing the Fund’s ability to offset capital gains with those losses. An increase in the amount of taxable gains distributed to the Fund’s shareholders could result from an ownership change. The Fund undertakes no obligation to avoid or prevent an ownership change, which can occur in the normal course of shareholder purchases and redemptions or as a result of engaging in a tax-free reorganization with another fund. Moreover, because of circumstances beyond the Fund’s control, there can be no assurance that the Fund will not experience, or has not already experienced, an ownership change. Additionally, if the Fund engages in a tax-free reorganization with another Fund, the effect of these and other rules not discussed herein may be to disallow or postpone the use by the Fund of its capital loss carryovers (including any current year losses and built-in losses when realized) to offset its own gains or those of the other Fund, or vice versa, thereby reducing the tax benefits Fund shareholders would otherwise have enjoyed from use of such capital loss carryovers.
Deferral of Late Year Losses. The Fund may elect to treat part or all of any “qualified late year loss” as if it had been incurred in the succeeding taxable year in determining the Fund’s taxable income, net capital gain, net short-term capital gain, and earnings and profits. The effect of this election is to treat any such “qualified late year loss” as if it had been incurred in the succeeding taxable year in characterizing Fund distributions for any calendar year (see “Taxation of Fund Distributions— Distributions of Capital Gains” below). A “qualified late year loss” includes:
(i)
any net capital loss incurred after October 31 of the current taxable year, or, if there is no such loss, any net long-term capital loss or any net short-term capital loss incurred after October 31 of the current taxable year (“post-October capital losses”), and
(ii)
the sum of (1) the excess, if any, of (a) specified losses incurred after October 31 of the current taxable year, over (b) specified gains incurred after October 31 of the current taxable year and (2) the excess, if any, of (a) ordinary losses incurred after December 31 of the current taxable year, over (b) the ordinary income incurred after December 31 of the current taxable year.
The terms “specified losses” and “specified gains” mean ordinary losses and gains from the sale, exchange, or other disposition of property (including the termination of a position with respect to such property), foreign currency losses and gains, and losses and gains resulting from holding stock in a passive foreign investment company (“PFIC”) for which a mark-to-market election is in effect. The terms “ordinary losses” and “ordinary income” mean other ordinary losses and income that are not described in the preceding sentence. Since the Fund has a fiscal year ending in December, the amount of qualified late-year losses (if any) is computed without regard to any items of ordinary income or losses that are incurred after December 31 of the taxable year.
Undistributed Capital Gains. The Fund may retain or distribute to shareholders its net capital gain for each taxable year. The Fund currently intends to distribute net capital gains. If the Fund elects to retain its net capital gain, the Fund will be taxed thereon (except to the extent of any available capital loss carryovers) at the corporate income tax rate. If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will be required to report its pro rata share of such gain on its tax return as long-term capital gain, will receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.
Excise Tax Distribution Requirements. To avoid a 4% non-deductible excise tax, the Fund must distribute by December 31 of each year an amount equal to at least: (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (that is, the excess of the gains from sales or exchanges of capital assets over the losses from such sales or exchanges) for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year), and (3) any prior year undistributed ordinary income and capital gain net income. Federal excise taxes will not apply to the Fund in a given calendar year, however, if all of its shareholders (other than certain “permitted shareholders”) at all times during the calendar year are segregated asset accounts of life insurance companies where the shares are held in connection with variable products. For purposes of determining whether the Fund qualifies for this exemption, any shares attributable to an investment in the Fund made in connection with organization of the Fund is disregarded as long as the investment does not exceed $250,000. Permitted shareholders include other RICs eligible for the exemption (e.g., insurance dedicated fund-of-funds). If the Fund fails to qualify for the exemption, the Fund intends to declare and pay these distributions in December (or to pay them in January, in which case shareholders must treat them as received in December) to avoid any material liability for federal excise tax, but can give no assurances that its distributions will be sufficient to eliminate all taxes. In addition, under certain circumstances, temporary timing or permanent differences in the realization of income and expense for book and tax purposes can result in the Fund having to pay an excise tax.
Foreign Income Tax. Investment income received by the Fund from sources within foreign countries may be subject to foreign income tax withheld at the source and the amount of tax withheld generally will be treated as an expense of the Fund. The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, tax on such income. Some countries require the filing of a tax reclaim or other forms to receive the benefit of the reduced tax rate; whether or when the Fund will receive the tax reclaim is within the control of the individual country. Information required on these forms may not be available, such as shareholder information; therefore, the Fund may not receive the reduced treaty rates or potential reclaims. Other countries have conflicting and changing instructions and restrictive timing requirements which may cause the Fund not to receive the reduced treaty rates or potential reclaims. Other countries may subject capital gains realized by the Fund on sale or disposition of securities of that country to taxation. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Fund’s assets to be invested in various countries is not known. Under certain circumstances, the Fund may elect to pass through foreign taxes paid by the Fund to shareholders, although it reserves the right not to do so.
Special Rules Applicable to Variable Contracts
The Fund intends to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code and the regulations thereunder relating to the tax-deferred status of variable accounts that are based on insurance company separate accounts (referred to as “segregated asset accounts” for federal income tax purposes). If these requirements are not met, or under other limited circumstances, it is possible that the contract owners (rather than the insurance company) will be treated for federal income tax purposes as the taxable owners of the assets held by the segregated asset accounts. The Fund intends to comply with these diversification requirements.
Section 817(h) of the Internal Revenue Code generally requires a variable contract (other than a pension plan contract) that is based on a segregated asset account to be adequately diversified. To satisfy these diversification requirements, as of the end of each calendar quarter or within 30 days thereafter, the Fund must either (a) satisfy the Asset Diversification Test and have no more than 55% of the total value of its assets in cash and cash equivalents, government securities and securities of other regulated investment companies; or (b) have no more than 55% of its total assets represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments, and no more than 90% by any four investments. For the purposes of clause (b), all securities of the same issuer are considered a single investment, each agency or instrumentality of the U.S. government is treated as a separate issuer of securities, and a particular foreign government and its agencies, instrumentalities and political subdivisions all will be considered the same issuer of securities.
Section 817(h) of the Internal Revenue Code provides a look-through rule for purposes of testing the diversification of a segregated asset account that invests in a regulated investment company such as the Fund. Treasury Regulations Section 1.817-5(f)(1) provides, in part, that if the look-through rule applies, a beneficial interest in an investment company (including a regulated investment company) shall not be treated as a single investment of a segregated asset account; instead, a pro rata portion of each asset of the investment company shall be treated as an asset of the segregated asset account. Treasury Regulations Section 1.817-5(f)(2) provides (except as otherwise permitted) that the look-through rule shall apply to an investment company only if–
•All the beneficial interests in the investment company are held by one or more segregated asset accounts of one or more insurance companies; and
•Public access to such investment company is available exclusively through the purchase of a variable contract.
As provided in their offering documents, all the beneficial interests in the Fund are held by one or more segregated asset accounts of one or more insurance companies (except as otherwise permitted), and public access to the Fund (and any corresponding regulated investment company such as a fund-of-funds that invests in the Fund) is available solely through the purchase of a variable contract (such a fund is sometimes referred to as a “closed fund”). Under the look-through rule of Section 817(h) of the Internal Revenue Code and Treasury Regulations Section 1.817-5(f), a pro rata portion of each asset of the Fund, including a pro rata portion of each asset of any Underlying Fund that is a closed fund in which the Funds invest, is treated as an asset of the investing segregated asset account for purposes of determining whether the segregated asset account is adequately diversified. See also, Revenue Ruling 2005-7.

For a variable contract to qualify for tax deferral, assets in the segregated asset accounts supporting the contract must be considered to be owned by the insurance company and not by the contract owner. Accordingly, a contract owner should not have an impermissible level of control over the Fund’s investment in any particular asset so as to avoid the prohibition on investor control. If the contract owner were considered the owner of the segregated asset account, income and gains produced by the underlying assets would be included currently in the contract owner’s gross income with the variable contract being characterized as a mere “wrapper.” The Treasury Department has issued rulings addressing the circumstances in which a variable contract owner's control of the investments of the segregated asset account may cause the contract owner, rather than the insurance company, to be treated as the owner of the assets held by the segregated asset account, and is likely to issue additional rulings in the future. It is not known what standards will be set forth in any such rulings or when, if at all, these rulings may be issued.
The IRS may consider several factors in determining whether a contract owner has an impermissible level of investor control over a segregated asset account. One factor the IRS considers when a segregated asset account invests in one or more RICs is whether a RIC's investment strategies are sufficiently broad to prevent a contract owner from being deemed to be making particular investment decisions through its investment in the segregated asset account. Current IRS guidance indicates that typical RIC investment strategies, even those with a specific sector or geographical focus, are generally considered sufficiently broad to prevent a contract owner from being deemed to be making particular investment decisions through its investment in a segregated asset account. The relationship between the Fund and the variable contracts is designed to satisfy the current expressed view of the IRS on this subject, such that the investor control doctrine should not apply. However, because of some uncertainty with respect to this subject and because the IRS may issue further guidance on this subject, the Fund reserves the right to make such changes as are deemed necessary or appropriate to reduce the risk that a variable contract might be subject to current taxation because of investor control.
Another factor that the IRS examines concerns actions of contract owners. Under the IRS pronouncements, a contract owner may not select or control particular investments, other than choosing among broad investment choices such as selecting a particular fund. A contract owner thus may not select or direct the purchase or sale of a particular investment of the Fund. All investment decisions concerning the Fund must be made by the portfolio managers in their sole and absolute discretion, and not by a contract owner. Furthermore, under the IRS pronouncements, a contract owner may not communicate directly or indirectly with such portfolio managers or any related investment officers concerning the selection, quality, or rate of return of any specific investment or group of investments held by the Fund.
The IRS and the Treasury Department may in the future provide further guidance as to what they deem to constitute an impermissible level of “investor control” over a segregated asset account’s investments in funds such as the Fund, and such guidance could affect the treatment of the Fund, including retroactively. In the event that additional rules or regulations are adopted, there can be no assurance that the Fund will be able to operate as currently described, or that the Fund will not have to change its investment objectives or investment policies. The Fund’s investment objective and investment policies may be modified as necessary to prevent any such prospective rules and regulations from causing variable contract owners to be considered the owners of the shares of the Fund.
Other Tax Consequences
Taxation of Fund Distributions
The Fund anticipates distributing substantially all of its investment company taxable income and net capital gain for each taxable year.
Distributions of Net Investment Income. The Fund receives ordinary income generally in the form of dividends and/or interest on its investments. The Fund also may recognize ordinary income from other sources, including, but not limited to, certain gains on foreign currency-related transactions. This income, less expenses incurred in the operation of the Fund, constitutes the Fund’s net investment income from which dividends may be paid to the separate account. In the case of a Fund whose strategy includes investing in stocks of corporations, a portion of the income dividends paid to the separate account may be qualified dividends eligible for the corporate dividends-received deduction. See the discussion below under the heading, “Dividends-Received Deduction for Corporations.”

Distributions of Capital Gains. The Fund may derive capital gain and loss in connection with sales or other dispositions of its portfolio securities. Distributions derived from the excess of net short-term capital gain over net long-term capital loss will be distributable as ordinary income. Distributions paid from the excess of net long-term capital gain over net short-term capital loss will be distributable as long-term capital gain. Any net short-term or long-term capital gain realized by the Fund (net of any capital loss carryovers) generally will be distributed once each year and may be distributed more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund.
Returns of Capital. Distributions by the Fund that are not paid from earnings and profits will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in its shares; any excess will be treated as gain from the sale of its shares. Thus, the portion of a distribution that constitutes a return of capital will decrease the shareholder’s tax basis in its Fund shares (but not below zero), and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the shareholder for tax purposes on the later sale of such Fund shares. Return of capital distributions can occur for a number of reasons including, among others, the Fund over-estimates the income to be received from certain investments such as those classified as partnerships or equity REITs (see “Tax Treatment of Portfolio Transactions– Investments in U.S. REITs” below).
Dividends-Received Deduction for Corporations. For corporate shareholders, a portion of the dividends paid by the Fund may qualify for the dividends-received deduction. The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions imposed under the Internal Revenue Code on the corporation claiming the deduction. Income derived by the Fund from investments in derivatives, fixed-income and foreign securities generally is not eligible for this treatment.
Pass-Through of Foreign Tax Credits. If more than 50% of the Fund’s total assets at the end of a fiscal year is invested in foreign securities, the Fund may elect to pass through to the Fund’s shareholders their pro rata share of foreign taxes paid by the Fund. If this election is made, the Fund may report more taxable income than it actually distributes. The shareholders will then be entitled either to deduct their share of these taxes in computing their taxable income or to claim a foreign tax credit for these taxes against their U.S. federal income tax (subject to limitations for certain shareholders). Shareholders may be unable to claim a credit for the full amount of their proportionate shares of the foreign income tax paid by the Fund due to certain limitations that may apply. The Fund reserves the right not to pass through to its shareholders the amount of foreign income taxes paid by the Fund. Additionally, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass through of foreign tax credits to shareholders. See “Tax Treatment of Portfolio Transactions– Securities Lending” below.
Tax Credit Bonds. If the Fund holds, directly or indirectly, one or more “tax credit bonds” (including build America bonds, clean renewable energy bonds and qualified tax credit bonds) on one or more applicable dates during a taxable year, the Fund may elect to permit its shareholders to claim a tax credit on their income tax returns equal to each shareholder’s proportionate share of tax credits from the applicable bonds that otherwise would be allowed to the Fund. In such a case, shareholders must include in gross income (as interest) their proportionate share of the income attributable to their proportionate share of those offsetting tax credits. A shareholder’s ability to claim a tax credit associated with one or more tax credit bonds may be subject to certain limitations imposed by the Internal Revenue Code. (Under the TCJA, the build America bonds, clean renewable energy bonds and certain other qualified bonds may no longer be issued after December 31, 2017.) Even if the Fund is eligible to pass through tax credits to shareholders, the Fund may choose not to do so.
Consent Dividends. The Fund may utilize the consent dividend provisions of section 565 of the Internal Revenue Code to make distributions. Provided that all shareholders agree in a consent filed with the income tax return of the Fund to treat as a dividend the amount specified in the consent, the amount will be considered a distribution just as any other distribution paid in money and reinvested back into the Fund.
Reportable Transactions. Under Treasury regulations, if a shareholder recognizes a loss with respect to the Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder (or certain greater amounts over a combination of years), the shareholder must file with the IRS a disclosure statement on Form 8886. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Tax Treatment of Portfolio Transactions
Set forth below is a general description of the tax treatment of certain types of securities, investment techniques and transactions that may apply to a Fund and, in turn, affect the amount, character and timing of dividends and distributions payable by the Fund to its shareholders. This section should be read in conjunction with the discussion above under “Additional Information on Portfolio Instruments, Strategies and Investment Policies” for a detailed description of the various types of securities and investment techniques that apply to the Fund.
In General. In general, gain or loss recognized by a Fund on the sale or other disposition of portfolio investments will be a capital gain or loss. Such capital gain and loss may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules described below may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization and/or character, of certain gains or losses.
Certain Fixed-Income Investments. Gain recognized on the disposition of a debt obligation purchased by a Fund at a market discount (generally, at a price less than its principal amount) will be treated as ordinary income to the extent of the portion of the market discount that accrued during the period of time the Fund held the debt obligation unless the Fund made a current inclusion election to accrue market discount into income as it accrues. If a Fund purchases a debt obligation (such as a zero coupon security or pay-in-kind security) that was originally issued at a discount, the Fund generally is required to include in gross income each year the portion of the original issue discount that accrues during such year. Therefore, a Fund's investment in such securities may cause the Fund to recognize income and make distributions to shareholders before it receives any cash payments on the securities. To generate cash to satisfy those distribution requirements, a Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.
Options, futures, forward contracts, swap agreements and hedging transactions. In general, option premiums received by a fund are not immediately included in the income of the fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the fund transfers or otherwise terminates the option (e.g., through a closing transaction). If an option written by a fund is exercised and the fund sells or delivers the underlying stock, the fund generally will recognize capital gain or loss equal to (a) the sum of the strike price and the option premium received by the fund minus (b) the fund’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by a fund pursuant to the exercise of a put option written by it, the fund generally will subtract the premium received from its cost basis in the securities purchased. The gain or loss with respect to any termination of a fund’s obligation under an option other than through the exercise of the option and related sale or delivery of the underlying stock generally will be short-term gain or loss depending on whether the premium income received by the fund is greater or less than the amount paid by the fund (if any) in terminating the transaction. Thus, for example, if an option written by a fund expires unexercised, the fund generally will recognize short-term gain equal to the premium received.
The tax treatment of certain futures contracts entered into by a fund as well as listed non-equity options written or purchased by the fund on U.S. exchanges (including options on futures contracts, broad-based equity indices and debt securities) may be governed by section 1256 of the Internal Revenue Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, any section 1256 contracts held by a fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable. Section 1256 contracts do not include any interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap, or similar agreement.
In addition to the special rules described above in respect of options and futures transactions, a fund’s transactions in other derivative instruments (including options, forward contracts and swap agreements) as well as its other hedging, short sale, or similar transactions, may be subject to one or more special tax rules (including the constructive sale, notional principal contract, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by a fund are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to the fund, defer losses to the fund, and cause adjustments in the holding periods of the fund’s securities. These rules, therefore, could affect the amount, timing and/or character of distributions to shareholders. Moreover, because the tax rules applicable to derivative instruments are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether a fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a regulated investment company and avoid a fund-level tax.
Certain of a fund’s investments in derivatives and foreign currency-denominated instruments, and the fund’s transactions in foreign currencies and hedging activities, may produce a difference between its book income and its taxable income. If a fund’s book income is less than the sum of its taxable income and net tax-exempt income (if any), the fund could be required to make distributions exceeding book income to qualify as a regulated investment company. If a fund’s book income exceeds the sum of its taxable income and net tax-exempt income (if any), the distribution of any such excess will be treated as (i) a dividend to the extent of the fund’s remaining earnings and profits (including current earnings and profits arising from tax- exempt income, reduced by related deductions), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in the shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset.
Foreign Currency Transactions. A Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. This treatment could increase or decrease a Fund's ordinary income distributions to shareholders, and may cause some or all of the Fund’s previously distributed income to be classified as a return of capital. In certain cases, a Fund may make an election to treat such gain or loss as capital.
PFIC Investments. A Fund may invest in securities of foreign companies that may be classified under the Internal Revenue Code as PFICs. In general, a foreign company is classified as a PFIC if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. When investing in PFIC securities, a Fund intends to mark-to-market these securities under certain provisions of the Internal Revenue Code and recognize any unrealized gains as ordinary income at the end of the Fund’s fiscal and excise tax years. Deductions for losses are allowable only to the extent of any current or previously recognized gains. These gains (reduced by allowable losses) are treated as ordinary income that a Fund is required to distribute, even though it has not sold or received dividends from these securities. Foreign companies are not required to identify themselves as PFICs. Due to various complexities in identifying PFICs, a Fund can give no assurances that it will be able to identify portfolio securities in foreign corporations that are PFICs in time for the Fund to make a mark-to-market election. If a Fund is unable to identify an investment as a PFIC and thus does not make a mark-to-market election, the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its shareholders. Additional charges in the nature of interest may be imposed on a Fund in respect of deferred taxes arising from such distributions or gains.
Investments in U.S. REITs. A U.S. REIT is not subject to federal income tax on the income and gains it distributes to shareholders. Dividends paid by a U.S. REIT, other than capital gain distributions, will be taxable as ordinary income up to the amount of the U.S. REIT’s current and accumulated earnings and profits. Capital gain dividends paid by a U.S. REIT to a Fund will be treated as long-term capital gains by the Fund and, in turn, may be distributed by the Fund to its shareholders as a capital gain distribution. Because of certain noncash expenses, such as property depreciation, an equity U.S. REIT’s cash flow may exceed its taxable income. The equity U.S. REIT, and in turn a Fund, may distribute this excess cash to shareholders in the form of a return of capital distribution. However, if a U.S. REIT is operated in a manner that fails to qualify as a U.S. REIT, an investment in the U.S. REIT would become subject to double taxation, meaning the taxable income of the U.S. REIT would be subject to federal income tax at the corporate income tax rate without any deduction for dividends paid to shareholders and the dividends would be taxable to shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the U.S. REIT’s current and accumulated earnings and profits. Also, see “Tax Treatment of Portfolio Transactions– Investment in taxable mortgage pools (excess inclusion income)” and “Non-U.S. Investors– Investment in U.S. real property” below with respect to certain other tax aspects of investing in U.S. REITs.
Investment in non-U.S. REITs. While non-U.S. REITs often use complex acquisition structures that seek to minimize taxation in the source country, an investment by a Fund in a non-U.S. REIT may subject the Fund, directly or indirectly, to corporate taxes, withholding taxes, transfer taxes and other indirect taxes in the country in which the real estate acquired by the non-U.S. REIT is located. A Fund’s pro rata share of any such taxes will reduce the Fund’s return on its investment. A Fund’s investment in a non-U.S. REIT may be considered an investment in a PFIC, as discussed above in “PFIC investments.” In addition, foreign withholding taxes on distributions from the non-U.S. REIT may be reduced or eliminated under certain tax treaties, as discussed above in “Taxation of the Fund– Foreign income tax.” Also, a Fund in certain limited circumstances may be required to file an income tax return in the source country and pay tax on any gain realized from its investment in the non-U.S. REIT under rules similar to those in the United States, which tax foreign persons on gain realized from dispositions of interests in U.S. real estate.
Investment in Taxable Mortgage Pools (Excess Inclusion Income). Under a Notice issued by the IRS, the Internal Revenue Code and Treasury regulations to be issued, a portion of a Fund’s income from a U.S. REIT that is attributable to the REIT’s residual interest in a real estate mortgage investment conduit (“REMIC”) or equity interests in a “taxable mortgage pool” (referred to in the Internal Revenue Code as an excess inclusion) will be subject to federal income tax in all events. The excess inclusion income of a regulated investment company, such as a Fund, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including qualified pension plans, individual retirement accounts, 401(k) plans, Keogh plans or other tax-exempt entities) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign stockholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities, and tax-exempt organizations not subject to UBTI) is a record holder of a share in a regulated investment company, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the corporate income tax rate. The Notice imposes certain reporting requirements upon regulated investment companies that have excess inclusion income. Internal Revenue Code Section 860E(f) further provides that, except as provided in regulations (which have not been issued), with respect to any variable contract (as defined in section 817), there shall be no adjustment in the reserve to the extent of any excess inclusion. There can be no assurance that a Fund will not allocate to shareholders excess inclusion income.
These rules are potentially applicable to a Fund with respect to any income it receives from the equity interests of certain mortgage pooling vehicles, either directly or, as is more likely, through an investment in a U.S. REIT. It is unlikely that these rules will apply to a Fund that has a non-REIT strategy.
Investments in Partnerships and QPTPs. For purposes of the Income Requirement, income derived by a Fund from a partnership that is not a QPTP will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized directly by the Fund. While the rules are not entirely clear with respect to a Fund investing in a partnership outside a master-feeder structure, for purposes of testing whether a Fund satisfies the Asset Diversification Test, the Fund generally is treated as owning a pro rata share of the underlying assets of a partnership. See “Taxation of the Fund.” In contrast, different rules apply to a partnership that is a QPTP. A QPTP is a partnership (a) the interests in which are traded on an established securities market, (b) that is treated as a partnership for federal income tax purposes, and (c) that derives less than 90% of its income from sources that satisfy the Income Requirement (e.g., because it invests in commodities). All of the net income derived by a Fund from an interest in a QPTP will be treated as qualifying income but the Fund may not invest more than 25% of its total assets in one or more QPTPs. However, there can be no assurance that a partnership classified as a QPTP in one year will qualify as a QPTP in the next year. Any such failure to annually qualify as a QPTP might, in turn, cause a Fund to fail to qualify as a regulated investment company. Although, in general, the passive loss rules of the Internal Revenue Code do not apply to RICs, such rules do apply to a Fund with respect to items attributable to an interest in a QPTP. Fund investments in partnerships, including in QPTPs, may result in the Fund being subject to state, local or foreign income, franchise or withholding tax liabilities.
Securities Lending. While securities are loaned out by a Fund, the Fund generally will receive from the borrower amounts equal to any dividends or interest paid on the borrowed securities. For federal income tax purposes, payments made “in lieu of” dividends are not considered dividend income. These distributions will not qualify for the 50% dividends-received deduction for corporations. Also, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass through of foreign tax credits to shareholders. Additionally, in the case of a Fund with a strategy of investing in tax-exempt securities, any payments made “in lieu of” tax-exempt interest will be considered taxable income to the Fund, and thus, to the investors, even though such interest may be tax-exempt when paid to the borrower.
Investments in Convertible Securities. Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt. The creditor-holder's exercise of the conversion privilege is treated as a nontaxable event. Mandatorily convertible debt (e.g., an exchange-traded note or ETN issued in the form of an unsecured obligation that pays a return based on the performance of a specified market index, exchange currency, or commodity) is often, but not always, treated as a contract to buy or sell the reference property rather than debt. Similarly, convertible preferred stock with a mandatory conversion feature is ordinarily, but not always, treated as equity rather than debt. Dividends received generally are eligible for the corporate dividends-received deduction. In general, conversion of preferred stock for common stock of the same corporation is tax-free. Conversion of preferred stock for cash is a taxable redemption. Any redemption premium for preferred stock that is redeemable by the issuing company might be required to be amortized under original issue discount principles.
Investments in Securities of Uncertain Tax Character. A Fund may invest in securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by a Fund, it could affect the timing or character of income recognized by the Fund, requiring the Fund to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to regulated investment companies under the Internal Revenue Code.
Effect of Future Legislation; Local Tax Considerations
The foregoing general discussion of U.S. federal income tax consequences is based on the Internal Revenue Code and the regulations issued thereunder as in effect on the date of this SAI. Future legislative or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein. Rules of state and local taxation of ordinary income and capital gain dividends may differ from the rules for U.S. federal income taxation described above. Distributions may also be subject to additional state, local and foreign taxes depending on each shareholder’s particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those summarized above. Shareholders are urged to consult their tax advisors as to the consequences of these and other state and local tax rules affecting investment in the Fund.
Tax Consequences to Shareholders
Since shareholders of the Fund solely will be registered management investment companies that are “funds-of-funds” advised by NFA that shares of which must be purchased through separate accounts used to fund variable insurance contracts, no discussion is included herein concerning federal income tax consequences for the shareholders of the Fund or contract holders. For information concerning the federal income tax consequences to any such contract holder, see the prospectus relating to the applicable investment company or contract.
Major Shareholders
To the extent NFA and its affiliates (including Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Jefferson National Life Insurance Company and Jefferson National Life Insurance Company of New York) directly or indirectly own, control and hold power to vote 25% or more of the outstanding shares of the Funds above, they are deemed to have “control” over matters which are subject to a vote of the Funds' shares.
Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company, are located at One Nationwide Plaza, Columbus, Ohio 43215. Jefferson National Life Insurance Company and Jefferson National Life Insurance Company of New York are located at 10350 Ormsby Park Place, Louisville, Kentucky 40223. Each of NFA, Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Jefferson National Life Insurance

Company and Jefferson National Life Insurance Company of New York is wholly owned by Nationwide Financial Services, Inc. (“NFS”). NFS, a holding company, is a wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders.
As of April 1, 2021, the Trustees and Officers of the Trust as a group owned beneficially less than 1% of the shares of any class of the Funds.
As of April 1, 2021, the record shareholders identified in Appendix D to this SAI held five percent or greater of the shares of a class of a Fund. Fund classes are generally sold to and owned by insurance company separate accounts to serve as the investment vehicle for variable annuity and life insurance contracts. Pursuant to an order received from the SEC, the Trust maintains participation and other agreements with insurance company separate accounts that obligate such insurance companies to pass any proxy solicitations through to underlying contract holders who in turn are asked to designate voting instructions. In the event that an insurance company does not receive voting instructions from contract holders, it is obligated to vote the shares that correspond to such contract holders in the same proportion as instructions received from all other applicable contract holders.

APPENDIX A
DEBT RATINGS
STANDARD & POOR’S DEBT RATINGS
A Standard & Poor’s corporate or municipal debt rating is an opinion of the general creditworthiness of an obligor, or the creditworthiness of an obligor with respect to a particular debt security or other financial obligation, based on relevant risk factors.
The debt rating does not constitute a recommendation to purchase, sell, or hold a particular security. In addition, a rating does not comment on the suitability of an investment for a particular investor. The ratings are based on current information furnished by the issuer or obtained by Standard & Poor’s from other sources it considers reliable. Standard & Poor’s does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or for other circumstances.
The ratings are based, in varying degrees, on the following considerations:
1.
Likelihood of default - capacity and willingness of the obligor as to its financial commitments in a timely manner in accordance with the terms of the obligation.
2.
Nature of and provisions of the obligation.
3.
Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting.
INVESTMENT GRADE
AAA	Debt rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. Capacity to meet financial commitments is extremely strong.
AA	Debt rated ‘AA’ has a very strong capacity to meet financial commitments and differs from the highest rated issues only in small degree.
A
Debt rated ‘A’ has a strong capacity to meet financial commitments although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB
Debt rated ‘BBB’ is regarded as having an adequate capacity meet financial commitments. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet financial commitments for debt in this category than in higher rated categories.

SPECULATIVE GRADE
Debt rated ‘BB’, ‘B’, ‘CCC’, ‘CC’ and ‘C’ are regarded as having significant speculative characteristics with respect to capacity to pay interest and repay principal. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such debt will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major risk exposures to adverse conditions.
BB
Debt rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet financial commitments.

B
Debt rated ‘B’ has a greater vulnerability to nonpayment than obligations rated BB but currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to meet financial commitments.

CCC
Debt rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions to meet financial commitments. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to meet its financial commitments.

CC	Debt rated ‘CC’ typically is currently highly vulnerable to nonpayment.
C	Debt rated ‘C’ may signify that a bankruptcy petition has been filed, but debt service payments are continued.
D
Debt rated ‘D’ is in payment default. The ‘D’ rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

MOODY’S LONG-TERM DEBT RATINGS
Aaa	Bonds which are rated Aaa are judged to be of the highest quality, with minimal credit risk.
Aa	Bonds which are rated Aa are judged to be of high quality by all standards and are subject to very low credit risk.
A	Bonds which are rated A are to be considered as upper-medium grade obligations and subject to low credit risk.
Baa	Bonds which are rated Baa are considered as medium-grade obligations, subject to moderate credit risk and in fact may have speculative characteristics.
Ba	Bonds which are rated Ba are judged to have speculative elements and are subject to substantial credit risk.
B	Bonds which are rated B are considered speculative and are subject to high credit risk.
Caa	Bonds which are rated Caa are judged to be of poor standing and are subject to very high credit risk.
Ca	Bonds which are rated Ca represent obligations which are highly speculative. Such issues are likely in default, or very near, with some prospect of recovery of principal and interest.
C	Bonds which are rated C are the lowest rated class of bonds, and are typically in default. There is little prospect for recovery of principal or interest.
STATE AND MUNICIPAL NOTES
Excerpts from Moody’s Investors Service, Inc., description of state and municipal note ratings:
MIG-1
Notes bearing this designation are of superior credit quality, enjoying excellent protection by established cash flows, highly reliable liquidity support, or demonstrated broad based access to the market for refinancing.

MIG-2	Notes bearing this designation are of strong credit quality, with margins of protection ample although not so large as in the preceding group.
MIG-3	Notes bearing this designation are of acceptable credit quality, with possibly narrow liquidity and cash flow protection. Market access for refinancing is likely to be less well established.
SG	Notes bearing this designation are of speculative grade credit quality and may lack sufficient margins of protection.
FITCH, INC. BOND RATINGS
Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt in a timely manner.
The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.
Bonds that have the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.
Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.
Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.
AAA
Bonds considered investment grade and representing the lowest expectation of credit risk. The obligor has an exceptionally strong capacity for timely payment of financial commitments, a capacity that is highly unlikely to be adversely affected by foreseeable events.

AA
Bonds considered to be investment grade and of very high credit quality. This rating indicates a very strong capacity for timely payment of financial commitments, a capacity that is not significantly vulnerable to foreseeable events.

A
Bonds considered to be investment grade and represent a low expectation of credit risk. This rating indicates a strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in economic conditions or circumstances than long term debt with higher ratings.

BBB
Bonds considered to be in the lowest investment grade and indicates that there is currently low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in economic conditions and circumstances are more likely to impair this capacity.

BB
Bonds are considered speculative. This rating indicates that there is a possibility of credit risk developing, particularly as the result of adverse economic changes over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B
Bonds are considered highly speculative. This rating indicates that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC and C
Bonds are considered a high default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’
rating indicates that default of some kind appears probable. ‘C’ rating signal imminent default.

DDD, DD and D
Bonds are in default. Such bonds are not meeting current obligations and are extremely speculative.
‘DDD’ designates the highest potential for recovery of amounts outstanding on any securities involved and ‘D’ represents the lowest potential for recovery.

SHORT-TERM RATINGS
STANDARD & POOR’S COMMERCIAL PAPER RATINGS
A Standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

Ratings are graded into several categories, ranging from ‘A-1’ for the highest quality obligations to ‘D’ for the lowest. These categories are as follows:
A-1
This highest category indicates that capacity to meet financial commitments is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2
Capacity to meet financial commitments is satisfactory, although more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories.

A-3
Issues carrying this designation have adequate protections. They are, however, more vulnerable to adverse economic conditions or changing circumstances which could weaken capacity to meet financial commitments.

B	Issues rated ‘B’ are regarded as having significant speculative characteristics.
C	This rating is assigned to short-term debt obligations that are vulnerable to nonpayment and dependent on favorable business, financial, and economic conditions in order to meet financial commitments.
D
Debt rated ‘D’ is in payment default. The ‘D’ rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

STANDARD & POOR’S NOTE RATINGS
An S&P note rating reflects the liquidity factors and market-access risks unique to notes. Notes maturing in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.
The following criteria will be used in making the assessment:
1.
Amortization schedule - the larger the final maturity relative to other maturities, the more likely the issue is to be treated as a note.
2.
Source of payment - the more the issue depends on the market for its refinancing, the more likely it is to be considered a note.
Note rating symbols and definitions are as follows:
SP-1	Strong capacity to pay principal and interest. Issues determined to possess very strong capacity to pay principal and interest are given a plus (+) designation.
SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3	Speculative capacity to pay principal and interest.
MOODY’S SHORT-TERM RATINGS
Moody’s short-term debt ratings are opinions of the ability of issuers to honor short-term financial obligations. These obligations have an original maturity not exceeding thirteen months, unless explicitly noted. Moody’s employs the following three designations to indicate the relative repayment capacity of rated issuers:
P-1	Issuers (or supporting institutions) rated Prime-1 have a superior capacity to repay short-term debt obligations.
P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

Issuers rated Not Prime do not fall within any of the Prime rating categories.
MOODY’S NOTE RATINGS
MIG 1/VMIG 1
Notes bearing this designation are of superior credit quality, enjoying excellent protection by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2	Notes bearing this designation are of strong credit quality, with margins of protection ample although not so large as in the preceding group.
MIG 3/VMIG 3	Notes bearing this designation are of acceptable credit quality, with possibly narrow liquidity and cash- flow protection. Market access for refinancing is likely to be less well established.
SG	Notes bearing this designation are of speculative-grade credit quality and may lack sufficient margins of protection.
FITCH’S SHORT-TERM RATINGS
Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.
The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.
F-1+	Best quality, indicating exceptionally strong capacity to meet financial commitments.
F-1	Best quality, indicating strong capacity to meet financial commitments.
F-2	Good quality with satisfactory capacity to meet financial commitments.
F-3	Fair quality with adequate capacity to meet financial commitments but near term adverse conditions could impact the commitments.
B	Speculative quality and minimal capacity to meet commitments and vulnerability to short-term adverse changes in financial and economic conditions.
C	Possibility of default is high and the financial commitments are dependent upon sustained, favorable business and economic conditions.
D	In default and has failed to meet its financial commitments.

APPENDIX B
PROXY VOTING GUIDELINES SUMMARIES
NATIONWIDE FUND ADVISORS
GENERAL
The Board of Trustees of Nationwide Mutual Funds and Nationwide Variable Insurance Trust (the “Funds”) has approved the continued delegation of the authority to vote proxies relating to the securities held in the portfolios of the Funds to each Fund’s investment adviser or subadviser, some of which advisers and subadvisers use an independent service provider, as described below.
Nationwide Fund Advisors (“NFA” or the “Adviser”), is an investment adviser that is registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”). NFA currently provides investment advisory services to registered investment companies (hereinafter referred to collectively as “Clients”).
Voting proxies that are received in connection with underlying portfolio securities held by Clients is an important element of the portfolio management services that NFA performs for Clients. NFA’s goal in performing this service is to make proxy voting decisions: (i) to vote or not to vote proxies in a manner that serves the best economic interests of Clients; and (ii) that avoid the influence of conflicts of interest. To implement this goal, NFA has adopted proxy voting guidelines (the “Proxy Voting Guidelines”) to assist it in making proxy voting decisions and in developing procedures for effecting those decisions. The Proxy Voting Guidelines are designed to ensure that, where NFA has the authority to vote proxies, all legal, fiduciary, and contractual obligations will be met.
The Proxy Voting Guidelines address a wide variety of individual topics, including, among other matters, shareholder voting rights, anti-takeover defenses, board structures and the election of directors, executive and director compensation, reorganizations, mergers, and various shareholder proposals.
The proxy voting records of the Funds are available to shareholders on the Trust’s website, https://www.nationwide.com/personal/investing/mutual-funds/proxy-voting/, and the SEC’s EDGAR database on its website, sec.gov.
HOW PROXIES ARE VOTED
NFA has delegated to Institutional Shareholder Services Inc. (“ISS”), an independent service provider, the administration of proxy voting for Client portfolio securities directly managed by NFA, subject to oversight by NFA’s “Proxy Voting Committee.” ISS, a Delaware corporation, provides proxy-voting services to many asset managers on a global basis. The NFA Proxy Voting Committee has reviewed, and will continue to review annually, the relationship with ISS and the quality and effectiveness of the various services provided by ISS.
Specifically, ISS assists NFA in the proxy voting and corporate governance oversight process by developing and updating the “ISS Proxy Voting Guidelines,” which are incorporated into the Proxy Voting Guidelines, and by providing research and analysis, recommendations regarding votes, operational implementation, and recordkeeping and reporting services. ISS also provides NFA with any additional solicitation materials filed by an issuer in response to any ISS recommendation. NFA’s Proxy Voting Committee evaluates any such additional information provided by ISS and uses its best judgement in voting proxies on behalf of Client Accounts. NFA’s decision to retain ISS is based principally on the view that the services that ISS provides, subject to oversight by NFA, generally will result in proxy voting decisions which serve the best economic interests of Clients. NFA has reviewed, analyzed, and determined that the ISS Proxy Voting Guidelines are consistent with the views of NFA on the various types of proxy proposals. When the ISS Proxy Voting Guidelines do not cover a specific proxy issue and ISS does not provide a recommendation: (i) ISS will notify NFA; and (ii) NFA’s Proxy Voting Committee will use its best judgment in voting proxies on behalf of the Clients. A summary of the ISS Proxy Voting Guidelines is set forth below.

CONFLICTS OF INTEREST
NFA does not engage in investment banking, administration or management of corporate retirement plans, or any other activity that is likely to create a potential conflict of interest. In addition, because Client proxies are voted by ISS pursuant to the pre-determined ISS Proxy Voting Guidelines, NFA generally does not make an actual determination of how to vote a particular proxy, and, therefore, proxies voted on behalf of Clients do not reflect any conflict of interest. Nevertheless, the Proxy Voting Guidelines address the possibility of such a conflict of interest arising.
The Proxy Voting Guidelines provide that, if a proxy proposal were to create a conflict of interest between the interests of a Client and those of NFA (or between a Client and those of any of NFA’s affiliates, including Nationwide Fund Distributors LLC and Nationwide), then the proxy should be voted strictly in conformity with the recommendation of ISS. To monitor compliance with this policy, any proposed or actual deviation from a recommendation of ISS must be reported by the NFA Proxy Voting Committee to the chief counsel for NFA. The chief counsel for NFA then will provide guidance concerning the proposed deviation and whether a deviation presents any potential conflict of interest. If NFA then casts a proxy vote that deviates from an ISS recommendation, the affected Client (or other appropriate Client authority) will be given a report of this deviation.
CIRCUMSTANCES UNDER WHICH PROXIES WILL NOT BE VOTED
NFA shall attempt to process every vote for all domestic and foreign proxies that they receive; however, there may be cases in which NFA will not process a proxy because it is impractical or too expensive to do so. For example, NFA will not process a proxy in connection with a foreign security if the cost of voting a foreign proxy outweighs the benefit of voting the foreign proxy, when NFA has not been given enough time to process the vote, or when a sell order for the foreign security is outstanding and proxy voting would impede the sale of the foreign security. Also, NFA generally will not seek to recall the securities on loan for the purpose of voting the securities -- except, in regard to a sub-advised Fund, for those proxy votes that a subadviser (retained to manage the sub-advised Fund and overseen by NFA) has determined could materially affect the security on loan. The Firm will seek to have the appropriate Subadviser(s) vote those proxies relating to securities on loan that are held by a Sub-advised Nationwide Fund that the Subadviser(s) has determined could materially affect the security on loan.
DELEGATION OF PROXY VOTING TO SUBADVISERS TO FUNDS
For any Fund, or portion of a Fund that is directly managed by a subadviser, the Trustees of the Fund and NFA have delegated proxy voting authority to that subadviser. Each subadviser has provided its proxy voting policies to NFA for review and these proxy voting policies are described elsewhere in this Appendix B. Each subadviser is required to represent quarterly to NFA that (1) all proxies of the Fund(s) managed by the subadviser were voted in accordance with the subadviser’s proxy voting policies as provided to NFA; (2) there have been no material changes to the subadviser’s proxy voting policies; and (3) all proxies voted by the subadviser were cast as intended.
ISS’ 2020 U.S. Proxy Voting Concise Guidelines
BOARD OF DIRECTORS
Voting on Director Nominees in Uncontested Elections
General Recommendation: Generally vote for director nominees, except under the following circumstances (with new nominees1 considered on case-by-case basis):
Independence
Vote against2 or withhold from non-independent directors (Executive Directors and Non-Independent Non-Executive Directors per ISS’ Classification of Directors) when:
•Independent directors comprise 50 percent or less of the board;
•The non-independent director serves on the audit, compensation, or nominating committee;

•The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee; or
•The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee.
Composition
Attendance at Board and Committee Meetings: Generally vote against or withhold from directors (except nominees who served only part of the fiscal year3) who attend less than 75 percent of the aggregate of their board and committee meetings for the period for which they served, unless an acceptable reason for absences is disclosed in the proxy or another SEC filing. Acceptable reasons for director absences are generally limited to the following:
•Medical issues/illness;
•Family emergencies; and
•Missing only one meeting (when the total of all meetings is three or fewer).
In cases of chronic poor attendance without reasonable justification, in addition to voting against the director(s) with poor attendance, generally vote against or withhold from appropriate members of the nominating/governance committees or the full board.
If the proxy disclosure is unclear and insufficient to determine whether a director attended at least 75 percent of the aggregate of his/her board and committee meetings during his/her period of service, vote against or withhold from the director(s) in question.
Overboarded Directors: Generally vote against or withhold from individual directors who:
•Sit on more than five public company boards; or
•Are CEOs of public companies who sit on the boards of more than two public companies besides their own— withhold only at their outside boards4.
Diversity:
For companies in the Russell 3000 or S&P 1500 indices, generally vote against or withhold from the chair of the nominating committee (or other directors on a case-by-case basis) at companies where there are no women on the company's board. Mitigating factors include:
•Until Feb. 1, 2021, a firm commitment, as stated in the proxy statement, to appoint at least one woman to the board within a year;
•The presence of a woman on the board at the preceding annual meeting and a firm commitment to appoint at least one woman to the board within a year; or
•Other relevant factors as applicable.
Responsiveness
Vote case-by-case on individual directors, committee members, or the entire board of directors as appropriate if:
•The board failed to act on a shareholder proposal that received the support of a majority of the shares cast in the previous year or failed to act on a management proposal seeking to ratify an existing charter/bylaw provision that received opposition of a majority of the shares cast in the previous year. Factors that will be considered are:
•Disclosed outreach efforts by the board to shareholders in the wake of the vote;
•Rationale provided in the proxy statement for the level of implementation;
•The subject matter of the proposal;
•The level of support for and opposition to the resolution in past meetings;
•Actions taken by the board in response to the majority vote and its engagement with shareholders;
•The continuation of the underlying issue as a voting item on the ballot (as either shareholder or management proposals); and
•Other factors as appropriate.
•The board failed to act on takeover offers where the majority of shares are tendered;

•At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote.
Vote case-by-case on Compensation Committee members (or, in exceptional cases, the full board) and the Say on Pay proposal if:
•The company’s previous say-on-pay received the support of less than 70 percent of votes cast. Factors that will be considered are:
•The company's response, including:
•Disclosure of engagement efforts with major institutional investors, including the frequency and timing of engagements and the company participants (including whether independent directors participated);
•Disclosure of the specific concerns voiced by dissenting shareholders that led to the say-on-pay opposition;
•Disclosure of specific and meaningful actions taken to address shareholders' concerns;
•Other recent compensation actions taken by the company;
•Whether the issues raised are recurring or isolated;
•The company's ownership structure; and
•Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.
•The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received the plurality of votes cast.
Accountability
Problematic Takeover Defenses/Governance Structure
Poison Pills: Vote against or withhold from all nominees (except new nominees1, who should be considered case-by-case) if:
•The company has a poison pill that was not approved by shareholders5. However, vote case-by-case on nominees if the board adopts an initial pill with a term of one year or less, depending on the disclosed rationale for the adoption, and other factors as relevant (such as a commitment to put any renewal to a shareholder vote).
•The board makes a material adverse modification to an existing pill, including, but not limited to, extension, renewal, or lowering the trigger, without shareholder approval.
Classified Board Structure: The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election. All appropriate nominees (except new) may be held accountable.
Removal of Shareholder Discretion on Classified Boards: The company has opted into, or failed to opt out of, state laws requiring a classified board structure.
Director Performance Evaluation: The board lacks mechanisms to promote accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one-, three-, and five-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only). Take into consideration the company’s operational metrics and other factors as warranted. Problematic provisions include but are not limited to:
•A classified board structure;
•A supermajority vote requirement;
•Either a plurality vote standard in uncontested director elections, or a majority vote standard in contested elections;
•The inability of shareholders to call special meetings;
•The inability of shareholders to act by written consent;
•A multi-class capital structure; and/or
•A non-shareholder-approved poison pill.

Unilateral Bylaw/Charter Amendments and Problematic Capital Structures: Generally vote against or withhold from directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case) if the board amends the company's bylaws or charter without shareholder approval in a manner that materially diminishes shareholders' rights or that could adversely impact shareholders, considering the following factors:
•The board's rationale for adopting the bylaw/charter amendment without shareholder ratification;
•Disclosure by the company of any significant engagement with shareholders regarding the amendment;
•The level of impairment of shareholders' rights caused by the board's unilateral amendment to the bylaws/charter;
•The board's track record with regard to unilateral board action on bylaw/charter amendments or other entrenchment provisions;
•The company's ownership structure;
•The company's existing governance provisions;
•The timing of the board's amendment to the bylaws/charter in connection with a significant business development; and
•Other factors, as deemed appropriate, that may be relevant to determine the impact of the amendment on shareholders.
Unless the adverse amendment is reversed or submitted to a binding shareholder vote, in subsequent years vote case- by-case on director nominees. Generally vote against (except new nominees1, who should be considered case-by-case) if the directors:
•Classified the board;
•Adopted supermajority vote requirements to amend the bylaws or charter; or
•Eliminated shareholders' ability to amend bylaws.
Problematic Capital Structure - Newly Public Companies: For newly public companies6, generally vote against or withhold from the entire board (except new nominees1, who should be considered case-by-case) if, prior to or in connection with the company's public offering, the company or its board implemented a multi-class capital structure in which the classes have unequal voting rights without subjecting the multi-class capital structure to a reasonable time-based sunset. In assessing the reasonableness of a time-based sunset provision, consideration will be given to the company’s lifespan, its post-IPO ownership structure and the board’s disclosed rationale for the sunset period selected. No sunset period of more than seven years from the date of the IPO will be considered to be reasonable.
Continue to vote against or withhold from incumbent directors in subsequent years, unless the problematic capital structure is reversed or removed.
•Problematic Governance Structure - Newly Public Companies: For newly public companies6, generally vote against or withhold from directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case) if, prior to or in connection with the company's public offering, the company or its board adopted the following bylaw or charter provisions that are considered to be materially adverse to shareholder rights: Supermajority vote requirements to amend the bylaws or charter;
•A classified board structure; or
•Other egregious provisions.
A reasonable sunset provision will be considered a mitigating factor.
Unless the adverse provision is reversed or removed, vote case-by-case on director nominees in subsequent years.
Management Proposals to Ratify Existing Charter or Bylaw Provisions: Vote against/withhold from individual directors, members of the governance committee, or the full board, where boards ask shareholders to ratify existing charter or bylaw provisions considering the following factors:
•The presence of a shareholder proposal addressing the same issue on the same ballot;
•The board's rationale for seeking ratification;
•Disclosure of actions to be taken by the board should the ratification proposal fail;
•Disclosure of shareholder engagement regarding the board’s ratification request;
•The level of impairment to shareholders' rights caused by the existing provision;
•The history of management and shareholder proposals on the provision at the company’s past meetings;
•Whether the current provision was adopted in response to the shareholder proposal;
•The company's ownership structure; and

•Previous use of ratification proposals to exclude shareholder proposals.
Restrictions on Shareholders’ Rights
Restricting Binding Shareholder Proposals: Generally vote against or withhold from the members of the governance committee if:
•The company’s governing documents impose undue restrictions on shareholders’ ability to amend the bylaws. Such restrictions include, but are not limited to: outright prohibition on the submission of binding shareholder proposals, or share ownership requirements, subject matter restrictions, or time holding requirements in excess of SEC Rule 14a-8. Vote against or withhold on an ongoing basis.
Submission of management proposals to approve or ratify requirements in excess of SEC Rule 14a-8 for the submission of binding bylaw amendments will generally be viewed as an insufficient restoration of shareholders' rights. Generally continue to vote against or withhold on an ongoing basis until shareholders are provided with an unfettered ability to amend the bylaws or a proposal providing for such unfettered right is submitted for shareholder approval.
Problematic Audit-Related Practices
Generally vote against or withhold from the members of the Audit Committee if:
•The non-audit fees paid to the auditor are excessive;
•The company receives an adverse opinion on the company’s financial statements from its auditor; or
•There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.
Vote case-by-case on members of the Audit Committee and potentially the full board if:
•Poor accounting practices are identified that rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence, and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether withhold/against votes are warranted.
Problematic Compensation Practices
In the absence of an Advisory Vote on Executive Compensation (Say on Pay) ballot item or in egregious situations, vote against or withhold from the members of the Compensation Committee and potentially the full board if:
•There is an unmitigated misalignment between CEO pay and company performance (pay for performance);
•The company maintains significant problematic pay practices; or
•The board exhibits a significant level of poor communication and responsiveness to shareholders.
Generally vote against or withhold from the Compensation Committee chair, other committee members, or potentially the full board if:
•The company fails to include a Say on Pay ballot item when required under SEC provisions, or under the company’s declared frequency of say on pay; or
•The company fails to include a Frequency of Say on Pay ballot item when required under SEC provisions.
Generally vote against members of the board committee responsible for approving/setting non-employee director compensation if there is a pattern (i.e., two or more years) of awarding excessive non-employee director compensation without disclosing a compelling rationale or other mitigating factors.

Problematic Pledging of Company Stock:
Vote against the members of the committee that oversees risks related to pledging, or the full board, where a significant level of pledged company stock by executives or directors raises concerns. The following factors will be considered:
•The presence of an anti-pledging policy, disclosed in the proxy statement, that prohibits future pledging activity;
•The magnitude of aggregate pledged shares in terms of total common shares outstanding, market value, and trading volume;
•Disclosure of progress or lack thereof in reducing the magnitude of aggregate pledged shares over time;
•Disclosure in the proxy statement that shares subject to stock ownership and holding requirements do not include pledged company stock; and
•Any other relevant factors.
Governance Failures
Under extraordinary circumstances, vote against or withhold from directors individually, committee members, or the entire board, due to:
•Material failures of governance, stewardship, risk oversight7, or fiduciary responsibilities at the company;
•Failure to replace management as appropriate; or
•Egregious actions related to a director’s service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.
Voting on Director Nominees in Contested Elections
Vote-No Campaigns
General Recommendation: In cases where companies are targeted in connection with public “vote-no” campaigns, evaluate director nominees under the existing governance policies for voting on director nominees in uncontested elections. Take into consideration the arguments submitted by shareholders and other publicly available information.
Proxy Contests/Proxy Access— Voting for Director Nominees in Contested Elections
General Recommendation: Vote case-by-case on the election of directors in contested elections, considering the following factors:
•Long-term financial performance of the company relative to its industry;
•Management’s track record;
•Background to the contested election;
•Nominee qualifications and any compensatory arrangements;
•Strategic plan of dissident slate and quality of the critique against management;
•Likelihood that the proposed goals and objectives can be achieved (both slates); and
•Stock ownership positions.
In the case of candidates nominated pursuant to proxy access, vote case-by-case considering any applicable factors listed above or additional factors which may be relevant, including those that are specific to the company, to the nominee(s) and/or to the nature of the election (such as whether there are more candidates than board seats).
Independent Board Chair
General Recommendation: Generally vote for shareholder proposals requiring that the board chair position be filled by an independent director, taking into consideration the following:
•The scope and rationale of the proposal;
•The company's current board leadership structure;
•The company's governance structure and practices;
•Company performance; and
•Any other relevant factors that may be applicable.

The following factors will increase the likelihood of a “for” recommendation:
•A majority non-independent board and/or the presence of non-independent directors on key board committees;
•A weak or poorly-defined lead independent director role that fails to serve as an appropriate counterbalance to a combined CEO/chair role;
•The presence of an executive or non-independent chair in addition to the CEO, a recent recombination of the role of CEO and chair, and/or departure from a structure with an independent chair;
•Evidence that the board has failed to oversee and address material risks facing the company;
•A material governance failure, particularly if the board has failed to adequately respond to shareholder concerns or if the board has materially diminished shareholder rights; or
•Evidence that the board has failed to intervene when management’s interests are contrary to shareholders' interests.
Proxy Access
General Recommendation: Generally vote for management and shareholder proposals for proxy access with the following provisions:
•Ownership threshold: maximum requirement not more than three percent (3%) of the voting power;
•Ownership duration: maximum requirement not longer than three (3) years of continuous ownership for each member of the nominating group;
•Aggregation: minimal or no limits on the number of shareholders permitted to form a nominating group;
•Cap: cap on nominees of generally twenty-five percent (25%) of the board.
Review for reasonableness any other restrictions on the right of proxy access.
Generally vote against proposals that are more restrictive than these guidelines.
SHAREHOLDER RIGHTS & DEFENSES
Ratification Proposals: Management Proposals to Ratify Existing Charter or Bylaw Provisions
General Recommendation: Generally vote against management proposals to ratify provisions of the company’s existing charter or bylaws, unless these governance provisions align with best practice.
In addition, voting against/withhold from individual directors, members of the governance committee, or the full board may be warranted, considering:
•The presence of a shareholder proposal addressing the same issue on the same ballot;
•The board's rationale for seeking ratification;
•Disclosure of actions to be taken by the board should the ratification proposal fail;
•Disclosure of shareholder engagement regarding the board’s ratification request;
•The level of impairment to shareholders' rights caused by the existing provision;
•The history of management and shareholder proposals on the provision at the company’s past meetings;
•Whether the current provision was adopted in response to the shareholder proposal;
•The company's ownership structure; and
•Previous use of ratification proposals to exclude shareholder proposals.
CAPITAL/RESTRUCTURING
Common Stock Authorization
General Recommendation: Vote for proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.
Vote against proposals at companies with more than one class of common stock to increase the number of authorized shares of the class of common stock that has superior voting rights.

Vote against proposals to increase the number of authorized common shares if a vote for a reverse stock split on the same ballot is warranted despite the fact that the authorized shares would not be reduced proportionally.
Vote case-by-case on all other proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:
•Past Board Performance:
•The company's use of authorized shares during the last three years;
•The Current Request:
•Disclosure in the proxy statement of the specific purposes of the proposed increase;
•Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request; and
•The dilutive impact of the request as determined relative to an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company's need for shares and total shareholder returns.
ISS will apply the relevant allowable increase below to requests to increase common stock that are for general corporate purposes (or to the general corporate purposes portion of a request that also includes a specific need):
•Most companies: 100 percent of existing authorized shares.
•Companies with less than 50 percent of existing authorized shares either outstanding or reserved for issuance: 50 percent of existing authorized shares.
•Companies with one- and three-year total shareholder returns (TSRs) in the bottom 10 percent of the U.S. market as of the end of the calendar quarter that is closest to their most recent fiscal year end: 50 percent of existing authorized shares.
•Companies at which both conditions (B and C) above are both present: 25 percent of existing authorized shares.
If there is an acquisition, private placement, or similar transaction on the ballot (not including equity incentive plans) that ISS is recommending FOR, the allowable increase will be the greater of (i) twice the amount needed to support the transactions on the ballot, and (ii) the allowable increase as calculated above.
Share Repurchase Programs
General Recommendation: For U.S.-incorporated companies, and foreign-incorporated U.S. Domestic Issuers that are traded solely on U.S. exchanges, vote for management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms, or to grant the board authority to conduct open-market repurchases, in the absence of company-specific concerns regarding:
•Greenmail,
•The use of buybacks to inappropriately manipulate incentive compensation metrics,
•Threats to the company's long-term viability, or
•Other company-specific factors as warranted.
Vote case-by-case on proposals to repurchase shares directly from specified shareholders, balancing the stated rationale against the possibility for the repurchase authority to be misused, such as to repurchase shares from insiders at a premium to market price.
Share Repurchase Programs Shareholder Proposals
General Recommendation: Generally vote against shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock. Vote for the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.
•Financial issues - company's financial situation; degree of need for capital; use of proceeds; effect of the financing on the company's cost of capital;
•Management's efforts to pursue other alternatives;
•Control issues - change in management; change in control, guaranteed board and committee seats; standstill provisions; voting agreements; veto power over certain corporate actions; and
•Conflict of interest - arm's length transaction, managerial incentives.

Vote for the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.
Mergers and Acquisitions
General Recommendation: Vote case-by-case on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:
•Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction, and strategic rationale.
•Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.
•Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.
•Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.
•Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the “ISS Transaction Summary” section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.
•Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.
COMPENSATION
Executive Pay Evaluation
•Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:
•Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;
•Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;
•Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);
•Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;
•Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors is reasonable and does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

Advisory Votes on Executive Compensation—Management Proposals (Say-on-Pay)
General Recommendation: Vote case-by-case on ballot items related to executive pay and practices, as well as certain aspects of outside director compensation.
Vote against Advisory Votes on Executive Compensation (Say-on-Pay or “SOP”) if:
•There is an unmitigated misalignment between CEO pay and company performance (pay for performance);
•The company maintains significant problematic pay practices;
•The board exhibits a significant level of poor communication and responsiveness to shareholders.
Vote against or withhold from the members of the Compensation Committee and potentially the full board if:
•There is no SOP on the ballot, and an against vote on an SOP would otherwise be warranted due to pay-for- performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;
•The board fails to respond adequately to a previous SOP proposal that received less than 70 percent support of votes cast;
•The company has recently practiced or approved problematic pay practices, such as option repricing or option backdating; or
•The situation is egregious.
Primary Evaluation Factors for Executive Pay
Pay-for-Performance Evaluation
ISS annually conducts a pay-for-performance analysis to identify strong or satisfactory alignment between pay and performance over a sustained period. With respect to companies in the S&P1500, Russell 3000, or Russell 3000E Indices8, this analysis considers the following:
1. Peer Group9 Alignment:
•The degree of alignment between the company's annualized TSR rank and the CEO's annualized total pay rank within a peer group, each measured over a three-year period.
•The rankings of CEO total pay and company financial performance within a peer group, each measured over a three-year period.
•The multiple of the CEO's total pay relative to the peer group median in the most recent fiscal year.
2. Absolute Alignment10 – the absolute alignment between the trend in CEO pay and company TSR over the prior five fiscal years– i.e., the difference between the trend in annual pay changes and the trend in annualized TSR during the period.
If the above analysis demonstrates significant unsatisfactory long-term pay-for-performance alignment or, in the case of companies outside the Russell indices, a misalignment between pay and performance is otherwise suggested, our analysis may include any of the following qualitative factors, as relevant to an evaluation of how various pay elements may work to encourage or to undermine long-term value creation and alignment with shareholder interests:
•The ratio of performance- to time-based incentive awards;
•The overall ratio of performance-based compensation to fixed or discretionary pay;
•The rigor of performance goals;
•The complexity and risks around pay program design;
•The transparency and clarity of disclosure;
•The company's peer group benchmarking practices;
•Financial/operational results, both absolute and relative to peers;
•Special circumstances related to, for example, a new CEO in the prior FY or anomalous equity grant practices (e.g., bi-annual awards);
•Realizable pay11 compared to grant pay; and
•Any other factors deemed relevant.

Problematic Pay Practices
The focus is on executive compensation practices that contravene the global pay principles, including:
•Problematic practices related to non-performance-based compensation elements;
•Incentives that may motivate excessive risk-taking or present a windfall risk; and
•Pay decisions that circumvent pay-for-performance, such as options backdating or waiving performance requirements.
Problematic Pay Practices related to Non-Performance-Based Compensation Elements
Pay elements that are not directly based on performance are generally evaluated case-by-case considering the context of a company's overall pay program and demonstrated pay-for-performance philosophy. Please refer to ISS' U.S. Compensation Policies FAQ document for detail on specific pay practices that have been identified as potentially problematic and may lead to negative recommendations if they are deemed to be inappropriate or unjustified relative to executive pay best practices. The list below highlights the problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:
•Repricing or replacing of underwater stock options/SARs without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);
•Extraordinary perquisites or tax gross-ups;
•New or materially amended agreements that provide for:
•Excessive termination or CIC severance payments (generally exceeding 3 times base salary and average/target/most recent bonus);
•CIC severance payments without involuntary job loss or substantial diminution of duties (“single” or “modified single” triggers) or in connection with a problematic Good Reason definition;
•CIC excise tax gross-up entitlements (including “modified” gross-ups);
•Multi-year guaranteed awards that are not at risk due to rigorous performance conditions;
•Liberal CIC definition combined with any single-trigger CIC benefits;
•Insufficient executive compensation disclosure by externally-managed issuers (EMIs) such that a reasonable assessment of pay programs and practices applicable to the EMI's executives is not possible;
•Any other provision or practice deemed to be egregious and present a significant risk to investors.
Compensation Committee Communications and Responsiveness
Consider the following factors case-by-case when evaluating ballot items related to executive pay on the board’s responsiveness to investor input and engagement on compensation issues:
•Failure to respond to majority-supported shareholder proposals on executive pay topics; or
•Failure to adequately respond to the company's previous say-on-pay proposal that received the support of less than 70 percent of votes cast, taking into account:
•Disclosure of engagement efforts with major institutional investors, including the frequency and timing of engagements and the company participants (including whether independent directors participated);
•Disclosure of the specific concerns voiced by dissenting shareholders that led to the say-on-pay opposition;
•Disclosure of specific and meaningful actions taken to address shareholders' concerns;
•Other recent compensation actions taken by the company;
•Whether the issues raised are recurring or isolated;
•The company's ownership structure; and
•Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.
Equity-Based and Other Incentive Plans
Please refer to ISS' U.S. Equity Compensation Plans FAQ document for additional details on the Equity Plan Scorecard policy.

General Recommendation: Vote case-by-case on certain equity-based compensation plans12 depending on a combination of certain plan features and equity grant practices, where positive factors may counterbalance negative factors, and vice versa, as evaluated using an “Equity Plan Scorecard” (EPSC) approach with three pillars:
•Plan Cost: The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company's estimated Shareholder Value Transfer (SVT) in relation to peers and considering both:
•SVT based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants; and
•SVT based only on new shares requested plus shares remaining for future grants.
Plan Features:
•Quality of disclosure around vesting upon a change in control (CIC);
•Discretionary vesting authority;
•Liberal share recycling on various award types;
•Lack of minimum vesting period for grants made under the plan;
•Dividends payable prior to award vesting.
Grant Practices:
•The company’s three-year burn rate relative to its industry/market cap peers;
•Vesting requirements in CEO’s recent equity grants (3-year look-back);
•The estimated duration of the plan (based on the sum of shares remaining available and the new shares requested, divided by the average annual shares granted in the prior three years);
•The proportion of the CEO's most recent equity grants/awards subject to performance conditions;
•Whether the company maintains a sufficient claw-back policy;
•Whether the company maintains sufficient post-exercise/vesting share-holding requirements.
Generally vote against the plan proposal if the combination of above factors indicates that the plan is not, overall, in shareholders' interests, or if any of the following egregious factors (“overriding factors”) apply:
•Awards may vest in connection with a liberal change-of-control definition;
•The plan would permit repricing or cash buyout of underwater options without shareholder approval (either by expressly permitting it– for NYSE and Nasdaq listed companies– or by not prohibiting it when the company has a history of repricing– for non-listed companies);
•The plan is a vehicle for problematic pay practices or a significant pay-for-performance disconnect under certain circumstances;
•The plan is excessively dilutive to shareholders’ holdings;
•The plan contains an evergreen (automatic share replenishment) feature; or
•Any other plan features are determined to have a significant negative impact on shareholder interests.
SOCIAL AND ENVIRONMENTAL ISSUES
Global Approach
Issues covered under the policy include a wide range of topics, including consumer and product safety, environment and energy, labor standards and human rights, workplace and board diversity, and corporate political issues. While a variety of factors goes into each analysis, the overall principle guiding all vote recommendations focuses on how the proposal may enhance or protect shareholder value in either the short or long term.
General Recommendation: Generally vote case-by-case, examining primarily whether implementation of the proposal is likely to enhance or protect shareholder value. The following factors will be considered:
•If the issues presented in the proposal are more appropriately or effectively dealt with through legislation or government regulation;
•If the company has already responded in an appropriate and sufficient manner to the issue(s) raised in the proposal;
•Whether the proposal's request is unduly burdensome (scope or timeframe) or overly prescriptive;

•The company's approach compared with any industry standard practices for addressing the issue(s) raised by the proposal;
•Whether there are significant controversies, fines, penalties, or litigation associated with the company's environmental or social practices;
•If the proposal requests increased disclosure or greater transparency, whether reasonable and sufficient information is currently available to shareholders from the company or from other publicly available sources; and
•If the proposal requests increased disclosure or greater transparency, whether implementation would reveal proprietary or confidential information that could place the company at a competitive disadvantage.
Climate Change/Greenhouse Gas (GHG) Emissions
General Recommendation: Generally vote for resolutions requesting that a company disclose information on the financial, physical, or regulatory risks it faces related to climate change on its operations and investments or on how the company identifies, measures, and manages such risks, considering:
•Whether the company already provides current, publicly-available information on the impact that climate change may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;
•The company's level of disclosure compared to industry peers; and
•Whether there are significant controversies, fines, penalties, or litigation associated with the company's climate change-related performance.
Generally vote for proposals requesting a report on greenhouse gas (GHG) emissions from company operations and/or products and operations, unless:
•The company already discloses current, publicly-available information on the impacts that GHG emissions may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;
•The company's level of disclosure is comparable to that of industry peers; and
•There are no significant controversies, fines, penalties, or litigation associated with the company's GHG emissions.
Vote case-by-case on proposals that call for the adoption of GHG reduction goals from products and operations, taking into account:
•Whether the company provides disclosure of year-over-year GHG emissions performance data;
•Whether company disclosure lags behind industry peers;
•The company's actual GHG emissions performance;
•The company's current GHG emission policies, oversight mechanisms, and related initiatives; and
•Whether the company has been the subject of recent, significant violations, fines, litigation, or controversy related to GHG emissions.
Board Diversity
General Recommendation: Generally vote for requests for reports on a company's efforts to diversify the board, unless:
•The gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business; and
•The board already reports on its nominating procedures and gender and racial minority initiatives on the board and within the company.
Vote case-by-case on proposals asking a company to increase the gender and racial minority representation on its board, taking into account:
•The degree of existing gender and racial minority diversity on the company’s board and among its executive officers;
•The level of gender and racial minority representation that exists at the company’s industry peers;
•The company’s established process for addressing gender and racial minority board representation;
•Whether the proposal includes an overly prescriptive request to amend nominating committee charter language;
•The independence of the company’s nominating committee;
•Whether the company uses an outside search firm to identify potential director nominees; and

•Whether the company has had recent controversies, fines, or litigation regarding equal employment practices.
Gender, Race, or Ethnicity Pay Gap
General Recommendation: Generally vote case-by-case on requests for reports on a company's pay data by gender, race, or ethnicity, or a report on a company’s policies and goals to reduce any gender, race, or ethnicity pay gap, taking into account:
•The company's current policies and disclosure related to both its diversity and inclusion policies and practices and its compensation philosophy on fair and equitable compensation practices;
•Whether the company has been the subject of recent controversy, litigation, or regulatory actions related to gender, race, or ethnicity pay gap issues; and
•Whether the company's reporting regarding gender, race, or ethnicity pay gap policies or initiatives is lagging its peers.
Sustainability Reporting
General Recommendation: Generally vote for proposals requesting that a company report on its policies, initiatives, and oversight mechanisms related to social, economic, and environmental sustainability, unless:
•The company already discloses similar information through existing reports or policies such as an environment, health, and safety (EHS) report; a comprehensive code of corporate conduct; and/or a diversity report; or
•The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.
Lobbying
General Recommendation: Vote case-by-case on proposals requesting information on a company’s lobbying (including direct, indirect, and grassroots lobbying) activities, policies, or procedures, considering:
•The company’s current disclosure of relevant lobbying policies, and management and board oversight;
•The company’s disclosure regarding trade associations or other groups that it supports, or is a member of, that engage in lobbying activities; and
•Recent significant controversies, fines, or litigation regarding the company’s lobbying-related activities.
Political Contributions
General Recommendation: Generally vote for proposals requesting greater disclosure of a company's political contributions and trade association spending policies and activities, considering:
•The company's policies, and management and board oversight related to its direct political contributions and payments to trade associations or other groups that may be used for political purposes;
•The company's disclosure regarding its support of, and participation in, trade associations or other groups that may make political contributions; and
•Recent significant controversies, fines, or litigation related to the company's political contributions or political activities.
Vote against proposals barring a company from making political contributions. Businesses are affected by legislation at the federal, state, and local level; barring political contributions can put the company at a competitive disadvantage.
Vote against proposals to publish in newspapers and other media a company's political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.
FOOTNOTES
1 A “new nominee” is a director who is being presented for election by shareholders for the first time. Recommendations on new nominees who have served for less than one year are made on a case-by-case basis depending on the timing of their appointment and the problematic governance issue in question.
2 In general, companies with a plurality vote standard use “Withhold” as the contrary vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.
3 New nominees who served for only part of the fiscal year are generally exempted from the attendance policy.

4 Although all of a CEO’s subsidiary boards with publicly-traded common stock will be counted as separate boards, ISS will not recommend a withhold vote for the CEO of a parent company board or any of the controlled (>50 percent ownership) subsidiaries of that parent, but may do so at subsidiaries that are less than 50 percent controlled and boards outside the parent/subsidiary relationships.
5 Public shareholders only, approval prior to a company’s becoming public is insufficient.
6 Newly-public companies generally include companies that emerge from bankruptcy, spin-offs, direct listings, and those who complete a traditional initial public offering.
7 Examples of failure of risk oversight include but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; significant adverse legal judgments or settlement; or hedging of company stock.
8 The Russell 3000E Index includes approximately 4,000 of the largest U.S. equity securities.
9 The revised peer group is generally comprised of 14-24 companies that are selected using market cap, revenue (or assets for certain financial firms), GICS industry group, and company's selected peers' GICS industry group, with size constraints, via a process designed to select peers that are comparable to the subject company in terms of revenue/assets and industry, and also within a market-cap bucket that is reflective of the company's. For Oil, Gas & Consumable Fuels companies, market cap is the only size determinant.
10 Only Russell 3000 Index companies are subject to the Absolute Alignment analysis.
11 ISS research reports include realizable pay for S&P1500 companies.
12 Proposals evaluated under the EPSC policy generally include those to approve or amend (1) stock option plans for employees and/or employees and directors, (2) restricted stock plans for employees and/or employees and directors, and (3) omnibus stock incentive plans for employees and/or employees and directors; amended plans will be further evaluated case-by-case.
GOLDMAN SACHS ASSET MANAGEMENT, L.P. (“GSAM”*)
A.
Guiding Principles
Proxy voting and the analysis of corporate governance issues in general are important elements of the portfolio management services we provide to our advisory clients who have authorized us to address these matters on their behalf. Our guiding principles in performing proxy voting are to make decisions that favor proposals that in GSAM’s view maximize a company’s shareholder value and are not influenced by conflicts of interest. These principles reflect GSAM’s belief that sound corporate governance will create a framework within which a company can be managed in the interests of its shareholders.
GSAM has adopted the policies and procedures set out below regarding the voting of proxies (the “Policy”). GSAM periodically reviews this Policy to ensure it continues to be consistent with our guiding principles.
B.
The Proxy Voting Process
Public Equity Investments
To implement these guiding principles for investments in publicly traded equities for which we have voting power on any record date, we follow customized proxy voting guidelines that have been developed by GSAM portfolio management (the “GSAM Guidelines”). The GSAM Guidelines embody the positions and factors GSAM generally considers important in casting proxy votes. They address a wide variety of individual topics, including, among other matters, shareholder voting rights, anti-takeover defenses, board structures, the election of directors, executive and director compensation, reorganizations, mergers, issues of corporate social responsibility and various shareholder proposals. Recognizing the complexity and fact-specific nature of many corporate governance issues, the GSAM Guidelines identify factors we consider in determining how the vote should be cast.
The principles and positions reflected in this Policy are designed to guide us in voting proxies, and not necessarily in making investment decisions. GSAM portfolio management teams (each, a “Portfolio Management Team”) base their determinations of whether to invest in a particular company on a variety of factors, and while corporate governance may be one such factor, it may not be the primary consideration.
Fundamental Equity and Energy and Infrastructure Teams
The Fundamental Equity and Energy and Infrastructure Teams view the analysis of corporate governance practices as an integral part of the investment research and stock valuation process. In forming their views on particular matters, these Portfolio Management Teams may consider applicable regional rules and practices, including codes of conduct and other guides, regarding proxy voting, in addition to the GSAM Guidelines and Recommendations (as defined below).
Quantitative Investment Strategies Portfolio Management Teams

The Quantitative Investment Strategies Portfolio Management Teams have decided to generally follow the GSAM Guidelines and Recommendations based on such Portfolio Management Teams’ investment philosophy and approach to portfolio construction, as well as their participation in the creation of the GSAM Guidelines. The Quantitative Investment Strategies Portfolio Management Teams may from time to time, however, review and individually assess any specific shareholder vote.
Fixed Income and Private Investments
Voting decisions with respect to client investments in fixed income securities and the securities of privately held issuers generally will be made by the relevant Portfolio Management Teams based on their assessment of the particular transactions or other matters at issue. Those Portfolio Management Teams may also adopt policies related to the fixed income or private investments they make that supplement this Policy.
GS Investment Strategies Portfolio Management
Voting decisions with respect to client investments in the securities of privately held issuers generally will be made by the relevant Portfolio Management Teams based on their assessment of the particular transactions or other matters at issue. To the extent the portfolio managers assume proxy voting responsibility with respect to publicly traded equity securities they will follow the GSAM Guidelines and Recommendations as discussed below unless an override is requested.
Alternative Investment and Manager Selection (“AIMS”) and Externally Managed Strategies
Where GSAM places client assets with managers outside of GSAM, for example within GSAM’s AIMS business unit, such external managers generally will be responsible for voting proxies in accordance with the managers’ own policies. AIMS may, however, retain proxy voting responsibilities where it deems appropriate or necessary under prevailing circumstances. To the extent AIMS portfolio managers assume proxy voting responsibility with respect to publicly traded equity securities they will follow the GSAM Guidelines and Recommendations as discussed below unless an override is requested. Any other voting decision will be conducted in accordance with AIMS’ policies governing voting decisions with respect to public and non-publicly traded equity securities held by their clients.
C.
Implementation
GSAM has retained a third-party proxy voting service (the “Proxy Service”) to assist in the implementation of certain proxy voting-related functions, including, without limitation, operational, recordkeeping and reporting services. Among its responsibilities, the Proxy Service prepares a written analysis and recommendation (a “Recommendation”) of each proxy vote that reflects the Proxy Service’s application of the GSAM Guidelines to the particular proxy issues. In addition, in order to facilitate the casting of votes in an efficient manner, the Proxy Service generally prepopulates and automatically submits votes for all proxy matters in accordance with such Recommendations, subject to GSAM’s ability to recall such automatically submitted votes. If the Proxy Service or GSAM becomes aware that an issuer has filed, or will file, additional proxy solicitation materials sufficiently in advance of the voting deadline, GSAM will generally endeavor to consider such information where such information is viewed as material in GSAM’s discretion when casting its vote, which may, but need not, result in a change to the Recommendation, which may take the form of an override (as described below) or a revised Recommendation issued by the Proxy Service. GSAM retains the responsibility for proxy voting decisions. GSAM conducts an annual due diligence meeting with the Proxy Service to review the processes and procedures the Proxy Service follows when making proxy voting recommendations based on the GSAM Guidelines and to discuss any material changes in the services, operations, staffing or processes.
GSAM’s Portfolio Management Teams generally cast proxy votes consistently with the GSAM Guidelines and the Recommendations. Each Portfolio Management Team, however, may on certain proxy votes seek approval to diverge from the GSAM Guidelines or a Recommendation by following a process that seeks to ensure that override decisions are not influenced by any conflict of interest. As a result of the override process, different Portfolio Management Teams may vote differently for particular votes for the same company.
GSAM clients who have delegated voting responsibility to GSAM with respect to their account may from time to time contact their client representative if they would like to direct GSAM to vote in a particular manner for a particular solicitation. GSAM will use commercially reasonable efforts to vote according to the client’s request in these circumstances, however, GSAM’s ability to implement such voting instruction will be dependent on operational matters such as the timing of the request.
From time to time, GSAM’s ability to vote proxies may be affected by regulatory requirements and compliance, legal or logistical considerations. As a result, GSAM, from time to time, may determine that it is not practicable or desirable to vote proxies. In certain circumstances, such as if a security is on loan through a securities lending program, the Portfolio Management Teams may not be able to participate in certain proxy votes unless the shares of the particular issuer are recalled in time to cast the vote. A determination of whether to seek a recall will be based on whether the applicable Portfolio Management Team determines that the benefit of voting outweighs the costs, lost revenue, and/or other detriments of retrieving the securities, recognizing that the handling of such recall requests is beyond GSAM’s control and may not be satisfied in time for GSAM to vote the shares in question.
GSAM discloses our voting publicly each year in a filing with the US Securities and Exchange Commission and on our website for all GSAM US registered mutual funds. GSAM also generally discloses our voting publicly on a quarterly basis on our website for company proxies voted according to the GSAM Guidelines and Recommendations.
D.
Conflicts of Interest
GSAM has implemented processes designed to prevent conflicts of interest from influencing its proxy voting decisions. These processes include information barriers as well as the use of the GSAM Guidelines and Recommendations and the override process described above in instances when a Portfolio Management Team is interested in voting in a manner that diverges from the initial Recommendation based on the GSAM Guidelines. To mitigate perceived or potential conflicts of interest when a proxy is for shares of The Goldman Sachs Group Inc. or a GSAM managed fund, GSAM will generally instruct that such shares be voted in the same proportion as other shares are voted with respect to a proposal, subject to applicable legal, regulatory and operational requirements.
*  For purposes of this Policy, “GSAM” refers, collectively, to the following legal entities: Goldman Sachs Asset Management, L.P.; Goldman Sachs Asset Management International; Goldman Sachs Hedge Fund Strategies LLC; GS Investment Strategies, LLC; GSAM Stable Value, LLC; Goldman Sachs Asset Management (Singapore) Pte. Ltd; Goldman Sachs Asset Management (Hong Kong) Limited.; Goldman Sachs Asset Management Co. Ltd.; GSAM Services Private Limited (f/k/a Goldman Sachs Asset Management (India) Private Limited); Goldman Sachs Participacoes Ltda.; Goldman Sachs Participacoes II LTDA. (f/k/a Goldman Sachs Asset Management Brasil LTDA); GS Investment Strategies Canada Inc.; Goldman Sachs Management (Ireland) Limited; Goldman Sachs Asset Management Australia Pty Ltd.; Goldman Sachs Services Pvt Ltd.; Goldman Sachs Global Advisory Products LLC, Goldman Sachs Bank Europe SE, and Goldman Sachs Asset Management Fund Services Limited.

Appendix C
Portfolio Managers
INVESTMENTS IN THE FUND
Name of Portfolio Manager	Fund Name	Dollar Range of Investments in Each Fund as of December 31, 2020[1]
Goldman Sachs Asset Management, L.P.
James Park	NVIT GS International Equity Insights Fund	None
Dennis Walsh	NVIT GS Emerging Markets Equity Insights Fund	None
	NVIT GS Large Cap Equity Insights Fund	None
	NVIT GS International Equity Insights Fund	None
	NVIT GS Small Cap Equity Insights Fund	None
Osman Ali, CFA	NVIT GS Emerging Markets Equity Insights Fund	None
	NVIT GS International Equity Insights Fund	None
	NVIT GS Large Cap Equity Insights Fund	None
	NVIT GS Small Cap Equity Insights Fund	None
Len Ioffe, CFA	NVIT GS Emerging Markets Equity Insights Fund	None
	NVIT GS International Equity Insights Fund	None
	NVIT GS Large Cap Equity Insights Fund	None
	NVIT GS Small Cap Equity Insights Fund	None
Takashi Suwabe	NVIT GS International Equity Insights Fund	None
	NVIT GS Emerging Markets Equity Insights Fund	None
	NVIT GS Large Cap Equity Insights Fund	None
	NVIT GS Small Cap Equity Insights Fund	None
1 This column reflects investments in a variable insurance contract, owned directly by a portfolio manager or beneficially owned by a portfolio manager (as determined pursuant to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934), that has been allocated to subaccounts that have purchased shares of the Funds. A portfolio manager is presumed to be the beneficial owner of subaccount securities that are held by his or her immediate family members that share the same household as the portfolio manager.
DESCRIPTION OF COMPENSATION STRUCTURE
Goldman Sachs Asset Management, L.P. (“GSAM”)
Compensation for GSAM Portfolio Managers is comprised of a base salary and discretionary variable compensation. The base salary is fixed from year to year. Year-end discretionary variable compensation is primarily a function of each Portfolio Manager’s individual performance and his or her contribution to overall team performance; the performance of GSAM and Goldman Sachs; the team’s net revenues for the past year which in part is derived from advisory fees, and for certain accounts, performance-based fees; and anticipated compensation levels among competitor firms. Portfolio Managers may be rewarded, in part, for their delivery of investment performance, measured on a pre-tax basis, which is reasonably expected to meet or exceed the expectations of clients and fund shareholders in terms of: excess return over an applicable benchmark, peer group ranking, risk management and factors specific to certain funds such as yield or regional focus. Performance is judged over one-, three- and five-year time horizons.
The discretionary variable compensation for Portfolio Managers is also significantly influenced by: (1) effective participation in team research discussions and process; and (2) management of risk in alignment with the targeted risk parameter and investment objective of the Fund. Other factors may also be considered including: (a) general client/shareholder orientation, and (b) teamwork and leadership.
As part of their year-end discretionary variable compensation and subject to certain eligibility requirements, portfolio managers may receive deferred equity-based and similar awards, in the form of: (1) shares of The Goldman Sachs Group, Inc. (restricted stock units); and, (2) for certain portfolio managers, performance-tracking (or “phantom”) shares of the GSAM mutual funds that they oversee or service. Performance-tracking shares are designed to provide a rate of return (net of fees) equal to that of the fund(s) that a portfolio manager manages, or one or more other eligible funds, as determined by senior management, thereby aligning portfolio manager compensation with fund shareholder interests. The awards are subject to vesting requirements, deferred payment and clawback and forfeiture provisions. GSAM, Goldman Sachs or their affiliates expect, but are not required to, hedge the exposure of the performance-tracking shares of a fund by, among other things, purchasing shares of the relevant fund(s).
Other Compensation
In addition to base salary and year-end discretionary variable compensation, the firm has a number of additional benefits in place including (1) a 401k program that enables employees to direct a percentage of their pretax salary and bonus income into a tax-qualified retirement plan; and (2) investment opportunity programs in which certain professionals may participate subject to certain eligibility requirements
OTHER MANAGED ACCOUNTS
The following chart summarizes information regarding accounts, including the Fund(s), for which each portfolio manager has day-to-day management responsibilities. Accounts are grouped into the following three categories: (1) mutual funds; (2) other pooled investment vehicles; and (3) other accounts. To the extent that any of these accounts pay advisory fees that are based on account performance (“performance-based fees”), information on those accounts is provided separately.
Name of Portfolio Manager	Number of Accounts Managed by Each Portfolio Manager and Total Assets by Category (As of December 31, 2020)
Goldman Sachs Asset Management, L.P.
James Park	Mutual Funds: 5 accounts, $4.12 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 10 accounts, $3.76 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Accounts: 13 accounts, $1.75 billion total assets (1 account, $132 million total assets for which the advisory fee is based on performance)
Dennis Walsh	Mutual Funds: 25 accounts, $16.43 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 12 accounts, $5.41 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Accounts: 11 accounts, $1.73 billion total assets (0 account, $0 total assets for which the advisory fee is based on performance)
Osman Ali, CFA	Mutual Funds: 41 accounts, $27.49 billion total assets (0 accounts, $ 0 total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 31 accounts, $12.67 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Accounts: 37 accounts, $ 7.72 billion total assets (2 accounts, $711 million total assets for which the advisory fee is based on performance)
Len Ioffe, CFA	Mutual Funds: 41 accounts, $27.49 billion total assets (0 accounts, $ 0 total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 31 accounts, $12.67 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Accounts: 37 accounts, $ 7.72 billion total assets (2 accounts, $711 million total assets for which the advisory fee is based on performance)
Takashi Suwabe	Mutual Funds: 14 accounts, $9.34 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 19 accounts, $6.96 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Accounts: 26 accounts, $5.99 billion total assets (2 accounts, $711 million total assets for which the advisory fee is based on performance)

POTENTIAL CONFLICTS OF INTEREST
Goldman Sachs Asset Management, L.P. (“GSAM”)
GSAM is part of The Goldman Sachs Group, Inc. (together with its affiliates, directors, partners, trustees, managers, members, officers and employees, “Goldman Sachs”) a bank holding company. The involvement of GSAM, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs will present conflicts of interest with respect to your Fund and will, under certain circumstances, limit your Fund’s investment activities. Goldman Sachs is a worldwide full service investment banking, broker dealer, asset management and financial services organization and a major participant in global financial markets that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments, and high-net-worth individuals. As such, it acts as an investor, investment banker, research provider, investment manager, financier, adviser, market maker, trader, prime broker, derivatives dealer, lender, counterparty, agent and principal. In those and other capacities, Goldman Sachs and its affiliates advise clients in all markets and transactions and purchase, sell, hold and recommend a broad array of investments, including securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for their own account or for the accounts of their customers, and have other direct and indirect interests in the global fixed income, currency, commodity, equities, bank loans and other markets and the securities and issuers in which your Fund may directly and indirectly invest. Thus, it is expected that your Fund will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which Goldman Sachs and affiliates perform or seek to perform investment banking or other services. As manager of your Fund, GSAM receives management fees from the Fund. In addition, GSAM’s affiliates may earn fees from relationships with your Fund. Although these fees are generally based on asset levels, the fees are not directly contingent on Fund performance, Goldman Sachs will still receive significant compensation from your Fund even if shareholders lose money. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of your Fund and/or which engage in and compete for transactions in the same types of securities, currencies and instruments as your Fund. Goldman Sachs and its affiliates will not have any obligation to make available any information regarding their activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of your Fund. The results of your Fund’s investment activities, therefore, will likely differ from those of Goldman Sachs, its affiliates, and other accounts managed by Goldman Sachs, and it is possible that your Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, your Fund may enter into transactions in which Goldman Sachs and its affiliates or their other clients have an adverse interest. For example, your Fund may take a long position in a security at the same time that Goldman Sachs and its affiliates or other accounts managed by GSAM take a short position in the same security (or vice versa). These and other transactions undertaken by Goldman Sachs, its affiliates or Goldman Sachs-advised clients may, individually or in the aggregate, adversely impact your Fund. In some cases, such adverse impacts may result from differences in timing of transactions by accounts relative to when your Fund executes transactions in the same securities. Transactions by one or more Goldman Sachs-advised clients or GSAM may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of your Fund. Your Fund’s activities will, under certain circumstances, be limited because of regulatory restrictions applicable to Goldman Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions. As a global financial services firm, Goldman Sachs and its affiliates provide a wide range of investment banking and financial services to issuers of securities and investors in securities. Goldman Sachs, its affiliates and others associated with it are expected to create markets or specialize in, have positions in and/or effect transactions in, securities of issuers held by your Fund, and will likely also perform or seek to perform investment banking and financial services for one or more of those issuers. Goldman Sachs and its affiliates are expected to have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend your Fund or who engage in transactions with or for your Fund.
For a more detailed description of potential conflicts of interest, please refer to the language from GSAM’s ADV Part 2.

Appendix D
5% Shareholders
Fund Name/Class	Shareholder Name	City	State	Zip	Number of Shares	% of Ownership
NVIT GS EMERGING MARKETS EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT CAPITAL APPRECIATION FUND (FORMERLY, NVIT CARDINAL CAPITAL APPRECIATION FUND)	COLUMBUS	OH	43215	13,444,159.66	%25.40
NVIT GS EMERGING MARKETS EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MODERATE FUND (FORMERLY, NVIT CARDINAL MODERATE FUND)	COLUMBUS	OH	43215	13,320,263.10	%25.16
NVIT GS EMERGING MARKETS EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT BALANCED FUND (FORMERLY, NVIT CARDINAL BALANCED FUND)	COLUMBUS	OH	43215	8,919,358.57	%16.85
NVIT GS EMERGING MARKETS EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MANAGED GROWTH FUND (FORMERLY, NVIT CARDINAL MANAGED GROWTH FUND)	COLUMBUS	OH	43215	7,071,625.09	%13.36
NVIT GS EMERGING MARKETS EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MODERATELY AGGRESSIVE FUND (FORMERLY, NVIT CARDINAL MODERATELY AGGRESSIVE FUND)	COLUMBUS	OH	43215	2,799,997.52	%5.29
NVIT GS INTERNATIONAL EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT CAPITAL APPRECIATION FUND (FORMERLY, NVIT CARDINAL CAPITAL APPRECIATION FUND)	COLUMBUS	OH	43215	35,140,676.91	26.49%
NVIT GS INTERNATIONAL EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MODERATE FUND (FORMERLY, NVIT CARDINAL MODERATE FUND)	COLUMBUS	OH	43215	30,323,708.01	22.86%
NVIT GS INTERNATIONAL EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT BALANCED FUND (FORMERLY, NVIT CARDINAL BALANCED FUND)	COLUMBUS	OH	43215	24,447,699.05	18.43%
NVIT GS INTERNATIONAL EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MANAGED GROWTH FUND (FORMERLY, NVIT CARDINAL MANAGED GROWTH FUND)	COLUMBUS	OH	43215	16,122,387.57	%12.15
NVIT GS INTERNATIONAL EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MODERATELY AGGRESSIVE FUND (FORMERLY, NVIT CARDINAL MODERATELY AGGRESSIVE FUND)	COLUMBUS	OH	43215	6,915,168.32	%5.21

Fund Name/Class	Shareholder Name	City	State	Zip	Number of Shares	% of Ownership
NVIT GS INTERNATIONAL EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MANAGED GROWTH & INCOME FUND (FORMERLY, NVIT CARDINAL MANAGED GROWTH & INCOME FUND)	COLUMBUS	OH	43215	6,868,506.44	5.18%
NVIT GS LARGE CAP EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT CAPITAL APPRECIATION FUND (FORMERLY, NVIT CARDINAL CAPITAL APPRECIATION FUND)	COLUMBUS	OH	43215	61,210,901.76	%28.35
NVIT GS LARGE CAP EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MODERATE FUND (FORMERLY, NVIT CARDINAL MODERATE FUND)	COLUMBUS	OH	43215	50,531,842.29	%23.40
NVIT GS LARGE CAP EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT BALANCED FUND (FORMERLY, NVIT CARDINAL BALANCED FUND)	COLUMBUS	OH	43215	35,205,264.80	%16.31
NVIT GS LARGE CAP EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MANAGED GROWTH FUND (FORMERLY, NVIT CARDINAL MANAGED GROWTH FUND)	COLUMBUS	OH	43215	26,871,823.65	%12.45
NVIT GS LARGE CAP EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MODERATELY AGGRESSIVE FUND (FORMERLY, NVIT CARDINAL MODERATELY AGGRESSIVE FUND)	COLUMBUS	OH	43215	11,360,588.21	%5.26
NVIT GS SMALL CAP EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT CAPITAL APPRECIATION FUND (FORMERLY, NVIT CARDINAL CAPITAL APPRECIATION FUND)	COLUMBUS	OH	43215	4,481,943.74	%24.33
NVIT GS SMALL CAP EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MODERATE FUND (FORMERLY, NVIT CARDINAL MODERATE FUND)	COLUMBUS	OH	43215	4,440,471.21	%24.11
NVIT GS SMALL CAP EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT BALANCED FUND (FORMERLY, NVIT CARDINAL BALANCED FUND)	COLUMBUS	OH	43215	3,864,918.14	%20.98
NVIT GS SMALL CAP EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MANAGED GROWTH FUND (FORMERLY, NVIT CARDINAL MANAGED GROWTH FUND)	COLUMBUS	OH	43215	2,356,660.29	%12.80
NVIT GS SMALL CAP EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MODERATELY AGGRESSIVE FUND (FORMERLY, NVIT CARDINAL MODERATELY AGGRESSIVE FUND)	COLUMBUS	OH	43215	1,136,448.23	%6.17

Fund Name/Class	Shareholder Name	City	State	Zip	Number of Shares	% of Ownership
NVIT GS SMALL CAP EQUITY INSIGHTS FUND CLASS Y	NVIT BLUEPRINT MANAGED GROWTH & INCOME FUND (FORMERLY, NVIT CARDINAL MANAGED GROWTH & INCOME FUND)	COLUMBUS	OH	43215	1,083,738.11	%5.88

PART C

OTHER INFORMATION

ITEM 28. EXHIBITS

(a)	Second Amended and Restated Agreement and Declaration of Trust, dated as of June 17, 2009 (the “Amended Declaration”), of the Registrant, Nationwide Variable Insurance Trust, a Delaware Statutory Trust (the “Trust” or “NVIT”), previously filed as Exhibit EX-23.a with the Trust’s registration statement on August 26, 2009, is hereby incorporated by reference.

(b)	Third Amended and Restated Bylaws, dated as of August 28, 2020 (the “Amended Bylaws”), of the Trust, previously filed as Exhibit EX-28.b with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.

(c)	Certificates for shares are not issued. Articles III, V and VI of the Amended Declaration and Articles II and VII of the Amended Bylaws, incorporated by reference to Exhibits (a) and (b), respectively, define the rights of holders of shares.

(d)	Investment Advisory Agreements

	(1)	Investment Advisory Agreement among the Trust and Nationwide Fund Advisors (“NFA”), dated May 1, 2007, previously filed as Exhibit EX-99.d.1 with the Trust’s registration statement on April 30, 2007, is hereby incorporated by reference.

		(a)	Exhibit A to the Investment Advisory Agreement, amended May 1, 2018, previously filed as Exhibit EX-28.d.1.a with the Trust’s registration statement on May 23, 2018, is hereby incorporated by reference.

	(2)	Investment Advisory Agreement among the Trust and NFA, dated October 16, 2017, previously filed as Exhibit EX-28.d.2 with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

		(a)	Exhibit A to the Investment Advisory Agreement, amended March 10, 2021, previously filed as Exhibit EX-28.d.2.a with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

	(3)	Subadvisory Agreements

		(a)	Amended and Restated Subadvisory Agreement among the Trust, NFA and Federated Investment Management Company, effective May 1, 2007, as amended and restated April 2, 2009, previously filed as Exhibit EX-23.d.2.d with the Trust’s registration statement on April 24, 2009, is hereby incorporated by reference.

(i) Exhibit A to the Subadvisory Agreement, amended March 9, 2017, previously filed as Exhibit EX-28.d.2.a.i with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

		(b)	Amended Subadvisory Agreement among the Trust, NFA and BlackRock Investment Management, LLC, dated May 1, 2007, as amended June 16, 2010, previously filed as Exhibit EX-28.d.2.g with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(i) Exhibit A to the Amended Subadvisory Agreement, amended January 10, 2017, previously filed as Exhibit EX-28.d.2.d.i with the Trust’s registration statement on February 3, 2017, is hereby incorporated by reference.

		(c)	Subadvisory Agreement among the Trust, NFA and Neuberger Berman Investment Advisers LLC (formerly, Neuberger Berman Management LLC), dated May 4, 2009, previously filed as Exhibit EX-23.d.2.o with the Trust’s registration statement on June 23, 2009, is hereby incorporated by reference.

(i) Exhibit A to the Subadvisory Agreement, amended July 2, 2012, previously filed as Exhibit EX-28.d.2.i.i with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(d)	Subadvisory Agreement among the Trust, NFA and Neuberger Berman Investment Advisers LLC (formerly, Neuberger Berman Fixed Income LLC), dated May 4, 2009, previously filed as Exhibit EX-23.d.2.p with the Trust’s registration statement on June 23, 2009, is hereby incorporated by reference.

	(i)	Amendment to the Subadvisory Agreement, dated September 9, 2013, previously filed as Exhibit EX-28.d.2.h.i with the Trust’s registration statement on January 7, 2014, is hereby incorporated by reference.

	(ii)	Exhibit A to the Subadvisory Agreement, amended April 1, 2021, previously filed as Exhibit EX-28.d.3.d.ii with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(e)	Subadvisory Agreement among the Trust, NFA and Wells Capital Management, Inc., dated March 24, 2008, previously filed as Exhibit EX-23.d.2.s with the Trust’s registration statement on April 14, 2008, is hereby incorporated by reference.

	(i)	Exhibit A to the Subadvisory Agreement, amended January 1, 2020, previously filed as Exhibit EX-28.3.g.i with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

(f)	Subadvisory Agreement among the Trust, NFA and American Century Investment Management, Inc., dated March 11, 2010, previously filed as Exhibit EX-28.d.2.q with the Trust’s registration statement on April 23, 2010, is hereby incorporated by reference.

	(i)	Exhibit A to the Subadvisory Agreement, amended June 19, 2019, previously filed as Exhibit EX-28.d.3.h.i with the Trust’s registration statement on July 16, 2019, is hereby incorporated by reference.

(g)	Subadvisory Agreement among the Trust, NFA and Thompson, Siegel & Walmsley LLC, dated March 24, 2008, previously filed as Exhibit EX-23.d.2.x with the Trust’s registration statement on March 27, 2008, is hereby incorporated by reference.

	(i)	Exhibit A to the Subadvisory Agreement, amended June 14, 2017, previously filed as Exhibit EX-28.d.2.k.i. with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(h)	Subadvisory Agreement among the Trust, NFA and Wellington Management Company, LLP, dated March 24, 2008, previously filed as Exhibit EX-23.d.2.aa with the Trust’s registration statement on March 27, 2008, is hereby incorporated by reference.

	(i)	Exhibit A to the Subadvisory Agreement, amended September 19, 2017, previously filed as Exhibit EX-28.d.3.l.i with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

(i)	Subadvisory Agreement among the Trust, NFA and Lazard Asset Management LLC, dated June 17, 2013, previously filed as Exhibit EX-28.d.2.aa with the Trust’s registration statement on January 7, 2014, is hereby incorporated by reference.

	(i)	Exhibit A to the Subadvisory Agreement, effective December 10, 2015, previously filed as Exhibit EX-16.6.b.xxiv.1 with the Trust’s registration statement on Form N-14 on December 22, 2015, is hereby incorporated by reference.

(j)	Subadvisory Agreement among the Trust, NFA and Nationwide Asset Management, LLC, dated September 3, 2014, previously filed as Exhibit EX-28.2.aa with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

	(i)	Exhibits A and B to the Subadvisory Agreement, amended May 1, 2015, previously filed as Exhibit EX-28.2.bb.i with the Trust’s registration statement on April 21, 2015, is hereby incorporated by reference.

(k)	Subadvisory Agreement among the Trust, NFA and Jacobs Levy Equity Management, Inc., dated December 10, 2015, previously filed as Exhibit EX-16.6.b.xxvii with the Trust’s registration statement on Form N-14 on December 22, 2015, is hereby incorporated by reference.

(l)	Subadvisory Agreement among the Trust, NFA and Aberdeen Standard Alternative Funds Limited (formerly, Standard Life Investments (Corporate Funds) Limited), dated December 10, 2015, previously filed as Exhibit EX-16.6.b.xxx with the Trust’s registration statement on Form N-14 on December 22, 2015, is hereby incorporated by reference.

(m)	Subadvisory Agreement among the Trust, NFA and Nationwide Asset Management, LLC, dated January 1, 2008, previously filed as Exhibit EX-23.d.2.v with the Trust’s registration statement on February 8, 2008, is hereby incorporated by reference.

(i) Exhibit A to the Subadvisory Agreement, amended May 1, 2013, previously filed as Exhibit EX-28.d.2.k.i with the Trust’s registration statement on January 17, 2014, is hereby incorporated by reference.

(n)	Subadvisory Agreement among the Trust, NFA and DoubleLine Capital LP, dated October 16, 2017, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

(o)	Subadvisory Agreement among the Trust, NFA and AQR Capital Management, LLC, dated November 13, 2017, previously filed as Exhibit EX-28.d.3.bb with the Trust’s registration statement on April 19, 2018, is hereby incorporated by reference.

(p)	Subadvisory Agreement among the Trust, NFA and Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation), dated July 13, 2018, previously filed as Exhibit EX-28.d.3.bb with the Trust’s registration statement on July 19, 2018, is hereby incorporated by reference.

(i) Amendment to the Subadvisory Agreement, dated March 12, 2020, previously filed as Exhibit EX-28.d.3.t.ii with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(q)	Subadvisory Agreement among the Trust, NFA and BlackRock Investment Management, LLC, dated July 2, 2018, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(r)	Subadvisory Agreement among the Trust, NFA and Allianz Global Investors U.S. LLC, dated October 8, 2018, previously filed as Exhibit EX-28.d.3.bb with the Trust’s registration statement on January 7, 2019, is hereby incorporated by reference.

(s)	Subadvisory Agreement among the Trust, NFA and WCM Investment Management, LLC, dated October 8, 2018, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on January 7, 2019, is hereby incorporated by reference.

(i) Exhibit A to the Subadvisory Agreement, amended September 13, 2019, previously filed as Exhibit EX-28.d.3.bb.i with the Trust’s registration statement on October 4, 2019.

(t)	Subadvisory Agreement among the Trust, NFA and Amundi Asset Management US, Inc. (formerly, Amundi Pioneer Institutional Asset Management, Inc., dated January 14, 2019, previously filed as Exhibit EX-28.d.3.dd with the Trust’s registration statement on January 7, 2019, is hereby incorporated by reference.

(u)	Subadvisory Agreement among the Trust, NFA and Invesco Advisers, Inc., dated May 24, 2019, previously filed as Exhibit EX-28.d.3.dd with the Trust’s registration statement on July 16, 2019, is hereby incorporated by reference.

(v)	Subadvisory Agreement among the Trust, NFA and Goldman Sachs Asset Management, L.P., dated June 13, 2019, previously filed as Exhibit EX-28.d.3.ee with the Trust’s registration statement on October 4, 2019, is hereby incorporated by reference.

(w)	Subadvisory Agreement among the Trust, NFA and J.P. Morgan Investment Management Inc., dated June 13, 2019, previously filed as Exhibit EX-28.d.3.ff with the Trust’s registration statement on July 26, 2019, is hereby incorporated by reference.

(i) Amendment to Subadvisory Agreement, dated March 10, 2021, previously filed as Exhibit EX-28.d.3.z.i with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

		(x)	Subadvisory Agreement among the Trust, NFA and Jacobs Levy Equity Management, Inc., dated September 13, 2019, previously filed as Exhibit EX-28.d.3.gg with the Trust’s registration statement on October 4, 2019, is hereby incorporated by reference.

(i) Exhibit A to the Subadvisory Agreement, amended December 5, 2019, previously filed as Exhibit EX-28.d.3.ee.1 with the Trust’s registration statement on January 16, 2020, is hereby incorporated by reference.

		(y)	Subadvisory Agreement among the Trust, NFA and Columbia Management Investment Advisers, LLC, dated March 12, 2020, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

		(z)	Subadvisory Agreement among the Trust, NFA and Newton Investment Management Limited, dated March 12, 2020, previously filed as Exhibit EX-28.d.3.dd with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

		(aa)	Subadvisory Agreement among the Trust, NFA and Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc., dated March 12, 2020, previously filed as Exhibit EX-28.d.3.ee with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(e)	(1)	Underwriting Agreement between the Trust and Nationwide Fund Distributors, LLC (“NFD”), dated May 1, 2007, previously filed as Exhibit EX-99.e with the Trust’s registration statement on April 30, 2007, is hereby incorporated by reference.

		(a)	Schedule A to the Underwriting Agreement, amended March 10, 2021, previously filed as Exhibit EX-28.e.1.a with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

(f)	Not applicable.

(g)	(1)	Global Custody Agreement between the Trust and JPMorgan Chase National Association (formerly, JPMorgan Chase Bank), dated April 4, 2003, previously filed as Exhibit EX-23.g.2 with the Trust’s registration statement on April 28, 2003, is hereby incorporated by reference.

		(a)	Waiver to Global Custody Agreement, dated May 2, 2005, previously filed as Exhibit EX-23.g.1.b with the Trust’s registration statement on April 28, 2005, is hereby incorporated by reference.

		(b)	Rider to Global Custody Agreement Cash Trade Execution Product, previously filed as Exhibit EX-23.g.1.d with the Trust’s registration statement on January 17, 2006, is hereby incorporated by reference.

		(c)	Concentration Accounts Agreement, dated December 2, 2009, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on April 23, 2010, is hereby incorporated by reference.

		(d)	Amendment to Global Custody Agreement, dated December 2, 2009, previously filed as Exhibit EX-16.9.a.iv with the Trust’s registration statement on Form N-1A on October 28, 2020, is hereby incorporated by reference.

		(e)	Amendment to Global Custody Agreement, dated March 8, 2012, previously filed as Exhibit EX-28.g.1.a with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.

		(f)	Amendment to Global Custody Agreement, dated December 9, 2015, previously filed as Exhibit EX-16.9.a.iii with the Trust’s registration statement on Form N-14 on December 22, 2015, is hereby incorporated by reference.

		(g)	Amendment to Global Custody Agreement, dated May 8, 2020, previously filed as Exhibit EX-28.g.1.n with the Trust’s registration statement on July 2, 2020, is hereby incorporated by reference.

(h)	(1)	Joint Fund Administration and Transfer Agency Agreement between the Trust, Nationwide Mutual Funds and Nationwide Fund Management LLC (“NFM”), dated May 1, 2010, previously filed as Exhibit EX-28.h.1 with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

	(2)	Administrative Services Plan, dated May 1, 2007, amended March 10, 2021, previously filed as Exhibit EX-28.h.2 with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

(3)	Expense Limitation Agreement between the Trust and NFA, dated May 1, 2007, previously filed as Exhibit EX-23.h.3 with the Trust’s registration statement on April 14, 2008, is hereby incorporated by reference.

(a) Amendment to the Expense Limitation Agreement, dated December 11, 2012, previously filed as Exhibit EX-28.h.3.b with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(b) Amendment to the Expense Limitation Agreement, dated May 1, 2017, previously filed as Exhibit EX-28.h.3.b with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(c) Amendment to the Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.3.c with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(d) Exhibit A to the Expense Limitation Agreement, amended March 10, 2021, previously filed as Exhibit EX-28.h.3.d with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

(4)	Assignment and Assumption Agreement between NVIT-Massachusetts (“NVIT-MA”) and the Trust, dated May 2, 2005, assigning NVIT-MA’s title, rights, interests, benefits and privileges in and to certain contracts in the Agreement, previously filed as Exhibit EX-23.h.7 with the Trust’s registration statement on January 17, 2006, is hereby incorporated by reference.

(5)	Fund Participation Agreement among NFM, Nationwide Financial Services, Inc. (“NFS”), American Funds Insurance Series and Capital Research and Management Company, dated May 1, 2007, previously filed as Exhibit EX-23.h.6 with the Trust’s registration statement on September 25, 2008, is hereby incorporated by reference.

(6)	Master-Feeder Services Agreement between the Trust and NFM, dated May 1, 2007, for the American Funds NVIT Growth Fund, American Funds NVIT Global Growth Fund, American Funds NVIT Asset Allocation Fund, American Funds NVIT Bond Fund and American Funds NVIT Growth-Income Fund (collectively, the “Feeder Funds”), previously filed as Exhibit EX-23.h.7 with the Trust’s registration statement on April 30, 2007, is hereby incorporated by reference.

(7)	Amended and Restated Fee Waiver Agreement between the Trust and NFM, dated May 1, 2021, relating to the NVIT American Funds Asset Allocation Fund, NVIT American Funds Bond Fund, NVIT American Funds Global Growth Fund, NVIT American Funds Growth Fund, and NVIT American Funds Growth-Income Fund, previously filed as Exhibit EX-28.h.7 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(8)	12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2020, relating to the NVIT BlackRock Managed Global Allocation Fund, NVIT DoubleLine Total Return Tactical Fund, NVIT BlueprintSM Aggressive Fund, NVIT BlueprintSM Moderately Aggressive Fund, NVIT BlueprintSM Capital Appreciation Fund, NVIT BlueprintSM Moderate Fund, NVIT BlueprintSM Balanced Fund, NVIT BlueprintSM Moderately Conservative Fund, NVIT BlueprintSM Conservative Fund, NVIT Blueprint Managed Growth & Income Fund, NVIT Blueprint Managed Growth Fund, NVIT Newton Sustainable U.S. Equity Fund, and NVIT Mellon Dynamic U.S. Equity Fund, previously filed as Exhibit EX-28.h.8 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(9)	Fund Participation Agreement among NFA, NFD, and NFS, dated May 2, 2005, previously filed as Exhibit EX-28.h.22 with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(i) Form of Amendment to the Fund Participation Agreement by and among NFA, NFD, and NFS, dated May 1, 2013, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.22.i with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(10)	Participation Agreement among the Trust, iShares Trust, iShares U.S. ETF Trust, iShares, Inc., iShares U.S. ETF Company, Inc. and iShares Sovereign Screened Global Bond Fund, Inc., relating to certain series of the Trust, dated September 10, 2014, previously filed as Exhibit EX-28.h.24 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(11)	Fund of Funds Participation Agreement among the Trust, NFA, WisdomTree Trust and WisdomTree Asset Management, Inc., dated September 10, 2014, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.25 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(12)	Purchasing Fund Agreement among the Trust, PowerShares Exchange-Traded Fund Trust, PowerShares Exchange-Traded Fund Trust II, PowerShares India Exchange-Traded Fund Trust and PowerShares Actively Managed Exchange-Traded Fund Trust, relating to certain series of the Trust, dated September 10, 2014, previously filed as Exhibit EX-28.h.26 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(13)	Investing Fund Agreement between the Trust and Market Vectors EFT Trust, dated September 10, 2014, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.27 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(14)	12(d)(1) Investing Agreement between the Trust and Vanguard Trusts, dated October 31, 2014, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.28 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(15)	Investing Fund Agreement between the Trust, First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II, First Trust Exchange-Traded Fund III, First Trust Exchange-Traded Fund IV, First Trust Exchange-Traded Fund V, First Trust Exchange-Traded Fund VI, First Trust Exchange-Traded Fund VII, First Trust Exchange-Traded AlphaDEX® Fund and First Trust Exchange-Traded AlphaDEX® Fund II, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.29 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(16)	Expense Limitation Agreement between the Trust and NFA, dated May 1, 2017, relating to the BlackRock NVIT Managed Global Allocation Fund, previously filed as Exhibit EX-28.h.21 with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(a) Amendment to Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.21.a with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(17)	Fee Waiver Agreement between the Trust and NFA, dated May 1, 2021, relating to the NVIT BlackRock Managed Global Allocation Fund, previously filed as Exhibit EX-28.h.17 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(18)	Form of Fund of Funds Participation Agreement among the Trust, on behalf of the BlackRock NVIT Managed Global Allocation Fund, NFA, BlackRock Variable Series Funds, Inc., on behalf of certain series of its trust, and BlackRock Advisors, LLC, previously filed as Exhibit EX-28.h.24 with the Trust’s registration statement on April 28, 2015, is hereby incorporated by reference.

(19)	Fee Waiver Agreement between the Trust and NFA, dated May 1, 2021, relating to the NVIT BlueprintSM Aggressive Fund, NVIT BlueprintSM Moderately Aggressive Fund, NVIT BlueprintSM Capital Appreciation Fund, NVIT BlueprintSM Moderate Fund, NVIT BlueprintSM Balanced Fund, NVIT BlueprintSM Moderately Conservative Fund and NVIT BlueprintSM Conservative Fund, previously filed as Exhibit EX-28.h.19 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(20)	Administrative Services Fee Waiver Agreement between the Trust and NFS, dated May 1, 2021, relating to the NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.20 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(21)	Fee Waiver Agreement between the Trust and NFA, dated May 1, 2021, relating to the NVIT Real Estate Fund, previously filed as Exhibit EX-28.h.21 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(22)	Amended and Restated Fee Waiver Agreement, effective September 16, 2020, relating to the NVIT AllianzGI International Growth Fund, NVIT Mellon Dynamic U.S. Core Fund, NVIT Emerging Markets Fund, NVIT Government Bond Fund, NVIT International Equity Fund, NVIT Multi-Manager International Value Fund, NVIT Wells Fargo Discovery Fund, NVIT Multi-Manager Mid Cap Value Fund, NVIT Multi-Manager Small Company, NVIT Real Estate Fund, and NVIT Newton Sustainable U.S. Equity Fund, previously filed as Exhibit EX-16.13.bb with the Trust’s registration statement on Form N-14 on September 29, 2020, is hereby incorporated by reference.

	(23)	Fee Waiver Agreement between the Trust and NFA, dated July 1, 2020, relating to the NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.30 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

	(24)	12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2021, relating to the NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.24 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

	(25)	Investment Advisory Fee Waiver Agreement between the Trust and NFA, dated May 1, 2021, relating to the NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.25 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

	(26)	Temporary Fee Waiver Agreement between the Trust and NFA, effective July 23, 2020, relating to the NVIT Emerging Markets Fund, previously filed as Exhibit EX-28.h.33 with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

	(27)	Fee Waiver Agreement between the Trust and NFA, effective April 1, 2021, relating to the NVIT Core Plus Bond Fund, previously filed as Exhibit EX-28.h.27 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(i)	Not applicable.

(j)	Consent of Independent Registered Public Accounting Firm is filed herewith as Exhibit EX-28.j.

(k)	Not applicable.

(l)	Not applicable.

(m)	Distribution Plan under Rule 12b-1, dated May 1, 2007, as amended March 10, 2021, previously filed as Exhibit EX-28.m with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

(n)	Rule 18f-3 Plan, dated May 1, 2007, as amended March 10, 2021, previously filed as Exhibit EX-28.n with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

(o)	Not applicable.

(p)	(1)	Code of Ethics for NFA, the Trust and Nationwide Mutual Funds, dated November 2020, previously filed as Exhibit EX-28.p.1 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

	(2)	Code of Ethics for NFD, dated April 1, 2021, previously filed as Exhibit EX-28.p.2 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

	(3)	Code of Ethics for Access Persons for Federated Hermes, Inc. (formerly, Federated Investors, Inc.), dated January 31, 2020, previously filed as Exhibit EX-28.p.3 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

	(4)	Code of Ethics for JPMorgan Asset Management (“JPMAM”), revised December 18, 2020, previously filed as Exhibit EX-28.p.4 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

	(5)	Code of Business Conduct and Ethics for BlackRock, Inc. (and its subsidiaries), dated April 30, 2020, previously filed as Exhibit EX-28.p.5 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

	(6)	Code of Ethics for Neuberger Berman Investment Advisers LLC, revised January 26, 2021, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

	(7)	Code of Ethics for American Century Investment Management, Inc., revised January 1, 2021, previously filed as Exhibit EX-28.p.7 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

	(8)	Code of Ethics for Capital Research and Management Company, dated April 2020, previously filed as Exhibit EX-28.p.8 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

	(9)	Code of Ethics for Wells Capital Management Inc., dated October 30, 2020, previously filed as Exhibit EX-28.p.9 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(10)	Code of Ethics and Personal Trading Policy for Nationwide Asset Management, LLC, effective July 2020, previously filed as Exhibit EX-28.p.10 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(11)	Code of Ethics for Thompson, Siegel & Walmsley LLC, dated September 28, 2020, previously filed as Exhibit EX-28.p.11 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(12)	Code of Ethics for Wellington Management Company, LLP, dated April 30, 2017, previously filed as Exhibit EX-28.p.14 with the Trust’s registration statement on April 19, 2018, is hereby incorporated by reference.

(13)	Code of Conduct for Mellon Investments Corporation, dated as of November 2019, previously filed as Exhibit EX-28.p.13 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(a) Personal Securities Trading Policy for Mellon Investments Corporation, dated January 15, 2019, previously filed as Exhibit EX-28.p.14.a with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(14)	Code of Ethics and Personal Investment Policy for Lazard Asset Management LLC, dated July 2020, previously filed as Exhibit EX-28.p.14 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(15)	Code of Ethics for Jacobs Levy Equity Management, Inc., revised January 2016, previously filed as Exhibit EX-28.p.27 with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(16)	Global Code of Conduct for Aberdeen Standard Investments, dated December 2020, previously filed as Exhibit EX-28.p.16 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(17)	Code of Ethics for DoubleLine Capital LP, effective January 1, 2021, previously filed as Exhibit EX-28.p.17 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(18)	Code of Ethics for AQR Capital Management, LLC, amended April 2019, previously filed as Exhibit EX-28.p.25 with the Trust’s registration statement on July 16, 2019, is hereby incorporated by reference.

(19)	Code of Ethics for Amundi Asset Management US, Inc., revised January, 2021, previously filed as Exhibit EX-28.p.19 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(20)	Code of Business Conduct and Code of Ethics for Allianz Global Investors U.S. LLC, amended June 26, 2020, previously filed as Exhibit EX-28.p.24 with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.

(21)	Code of Ethics and Personal Trading Policy for Invesco Advisers, Inc., effective January 2021, previously filed as Exhibit EX-28.p.21 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(22)	Code of Ethics for WCM Investment Management, LLC, adopted May 1, 2020, previously filed as Exhibit EX-28.p.22 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(23)	Code of Ethics for Goldman Sachs Asset Management, L.P., dated August 29, 2019, previously filed as Exhibit EX-28.p.27 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(24)	Global Personal Account Dealing and Code of Ethics for Columbia Threadneedle Investments, an affiliate of Columbia Management Investment Advisers, LLC, dated December 2020, previously filed as Exhibit EX-28.p.24 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(25)	Code of Conduct for Newton Investment Management Limited, an affiliate of Mellon Investments Corporation, dated November 25, 2020, previously filed as Exhibit EX-28.p.25 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(26)	Code of Conduct for Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc., dated November 2019, previously filed as Exhibit EX-28.p.26 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(q)	(1)	Power of Attorney with respect to the Trust for Barbara I. Jacobs, dated June 14, 2017, previously filed as Exhibit EX-28.q.2 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

	(2)	Power of Attorney with respect to the Trust for Paula H.J. Cholmondeley, dated June 14, 2017, previously filed as Exhibit EX-28.q.3 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

	(3)	Power of Attorney with respect to the Trust for Phyllis Kay Dryden, dated June 14, 2017, previously filed as Exhibit EX-28.q.4 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

	(4)	Power of Attorney with respect to the Trust for Douglas F. Kridler, dated June 14, 2017, previously filed as Exhibit EX-28.q.5 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

	(5)	Power of Attorney with respect to the Trust for Keith F. Karlawish, dated June 14, 2017, previously filed as Exhibit EX-28.q.7 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

	(6)	Power of Attorney with respect to the Trust for M. Diane Koken, dated March 6, 2019, previously filed as Exhibit EX-28.q.8 with the Trust’s registration statement on April 18, 2019, is hereby incorporated by reference.

	(7)	Power of Attorney with respect to the Trust for Carol A. Kosel, dated June 14, 2017, previously filed as Exhibit EX-28.q.9 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

	(8)	Power of Attorney with respect to the Trust for Michael S. Spangler, dated June 14, 2017, previously filed as Exhibit EX-28.q.10 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

	(9)	Power of Attorney with respect to the Trust for Lee T. Cummings, dated July 24, 2020, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.

	(10)	Power of Attorney with respect to the Trust for Lorn C. Davis, dated January 1, 2021, previously filed as Exhibit EX-28.q.10 with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

	(11)	Power of Attorney with respect to the Trust for David E. Wezdenko dated January 1, 2021, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

No person is presently controlled by or under common control with Registrant.

ITEM 30. INDEMNIFICATION

Indemnification provisions for officers, directors and employees of the Registrant are set forth in Article VII, Section 2 of the Amended Declaration. See Item 28(a) above.

The Trust has entered into indemnification agreements with each of the trustees and certain of its officers. The indemnification agreements provide that the Trust will indemnify the indemnitee for and against any and all judgments, penalties, fines, and amounts paid in settlement, and all expenses actually and reasonably incurred by indemnitee in connection with a proceeding that the indemnitee is a party to or is threatened to be made a party to (other than certain exceptions specified in the agreements), to the maximum extent not expressly prohibited by Delaware law or applicable federal securities law and regulations (including, without limitation, Section 17(h) of the Investment Company Act of 1940 and the rules and regulations issued with respect thereto by the U.S. Securities and Exchange Commission). The Trust also will indemnify indemnitee for and against all expenses actually and reasonably incurred by indemnitee in connection with any proceeding to which indemnitee is or is threatened to be made a witness but not a party. See Item 23(h)(4) above.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

(a)

Nationwide Fund Advisors (“NFA”), the investment adviser to the Trust, also serves as investment adviser to Nationwide Mutual Funds. To the Registrant’s knowledge, the Directors and Officers of NFA have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of NFA or its affiliates.

Each of the following persons serves in the same or similar capacity with one or more affiliates of NFA. The address for the persons listed below is One Nationwide Plaza, Columbus, Ohio 43215.

Name and Address	Principal Occupation	Position with NFA	Position with Funds
John L. Carter	President and Chief Operating Officer of NFS	Director	N/A

Michael S. Spangler	President and Chief Executive Officer of Nationwide Funds Group, which includes NFA, NFM and NFD; Senior Vice President of Nationwide Financial Services, Inc. and Nationwide Mutual Insurance Company	President and Director	President, Chief Executive Officer and Principal Executive Officer

Lee T. Cummings	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations of Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Senior Vice President	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations

Brian E. Hirsch	Vice President of NFA and Chief Compliance officer of NFA and the Trust; Vice President of Nationwide Mutual Insurance Company	Vice President and Chief Compliance Officer	Senior Vice President and Chief Compliance Officer

Pamela A. Biesecker	Senior Vice President and Head of Taxation of Nationwide Mutual Insurance Company	Senior Vice President and Head of Taxation	N/A

Denise L. Skingle	Senior Vice President and Chief Counsel of Nationwide Mutual Insurance Company	Senior Vice President and Secretary	N/A

Steve A. Ginnan	Senior Vice President, Director and Chief Financial Officer of NFS	Director	N/A

Stephen R. Rimes	Vice President, Associate General Counsel and Secretary for Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Vice President, Associate General Counsel and Assistant Secretary	Secretary, Senior Vice President and General Counsel

David A. Conner	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A

Hope C. Hacker	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A

Timothy J. Dwyer	Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Vice President and Assistant Treasurer	N/A

Mark E. Hartman	Associate Vice President and Assistant Secretary of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Secretary	N/A

Keith W. Hinze	Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A

(b)	Information for the Subadvisers

(1)

Aberdeen Standard Alternative Funds Limited (formerly, Standard Life Investments (Corporate Funds) Limited) (“Aberdeen Standard”) acts as subadviser to the NVIT Emerging Markets Fund. To the knowledge of the Registrant, the directors and officers of Aberdeen Standard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director of officer of affiliated entities.

(2)

Allianz Global Investors U.S. LLC (“Allianz”) acts as subadviser to the NVIT AllianzGI International Growth Fund. Allianz is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Allianz have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(3)

American Century Investment Management, Inc. (“American Century”) acts as subadviser to the NVIT Multi-Manager Mid Cap Value Fund. Except as listed below, the directors and officers of American Century have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position With American Century	Other Company	Position With Other Company
Charles Tan Senior Vice President and Co-CIO, Global Fixed Income	Aberdeen Standard Investments	Head of North American Fixed Income

Jason Greenblath Vice President	Aberdeen Standard Investments	Head of US Investment Grade Credit

Alex Lepinsky Vice President	Deutsche Bank	Senior Portfolio Manager and Senior Trader

(4)

Amundi Asset Management US, Inc. (“Amundi AM US”) acts as subadviser to the NVIT Amundi Multi Sector Bond Fund. The directors and officers of Amundi AM US have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities, except as noted below.

Name and Position With Amundi AM US	Other Company	Position With Other Company
Lisa Jones, CEO	The Investment Company Institute	Member – Board of Governors

	MIT Sloan Finance Group Advisory Board	Member

Ken Taubes, CIO	Kerem Shalom	Member of Finance Committee

	Suffolk University MSF Advisory Board	Board Member

Gregg Dooling, CFO	Raising a Reader Massachusetts	Member of Finance and Audit Committee

	Raising a Reader Massachusetts	Chair of Board of Trustees

(5)

AQR Capital Management, LLC (“AQR”) acts as subadviser for the NVIT AQR Large Cap Defensive Style Fund. Except as listed below, the directors and officers of AQR have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position With AQR	Other Company	Position With Other Company
Lasse Pedersen, Principal	Copenhagen Business School Howitzvej 60, 2000 Frederiksberg, Denmark 2815 2815	Professor (2011-present)

Scott Richardson, Principal	London Business School 26 Sussex Pl Marylebone, London, UK	Professor of Accounting (2011-present)

Tobias Moskowitz, Principal	Yale University School of Management Yale University New Haven, CT 06511	Dean Takahashi Professor of Finance (2016-present)

(6)

BlackRock Investment Management, LLC (“BlackRock”) acts as subadviser to the NVIT S&P 500 Index Fund, NVIT Small Cap Index Fund, NVIT Mid Cap Index Fund, NVIT International Index Fund, NVIT Bond Index Fund, NVIT BlackRock Equity Dividend Fund, NVIT iShares Fixed Income ETF Fund and NVIT iShares Global Equity ETF Fund. The directors and officers of BlackRock have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(7)

Columbia Management Investment Advisers, LLC (“Columbia”) acts as subadviser to the NVIT Columbia Overseas Value Fund. Except as set forth below, none of the directors or officers of Columbia are or have been, at any time during the Trust’s past two fiscal years, engaged in any other business, profession, vocation or employment of a substantial nature.

(a)

Columbia, a wholly-owned subsidiary of Ameriprise Financial, Inc., performs investment advisory services for the Trust and certain other clients. Information regarding the business of Columbia is set forth in the Prospectus and Statement of Additional Information of the Trust’s series that are subadvised by Columbia and is incorporated herein by reference. Information about the business of Columbia and the directors and principal executive officers of Columbia is also included in the Form ADV filed by Columbia with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-25943), which information is incorporated herein by reference. In addition to their position with Columbia, certain directors and officers of Columbia also hold various positions with, and engage in business for, Ameriprise Financial, Inc. or its other subsidiaries.

(8)

DoubleLine Capital LP (“DoubleLine”) acts as subadviser to the NVIT DoubleLine Total Return Tactical Fund. Except as noted below, no director, officer, or partner of DoubleLine have been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position with DoubleLine	Other Company	Position with Other Company
Jeffrey E. Gundlach, Chief Executive Officer, Chief Investment Officer	DoubleLine Funds Trust	Chairman of the Board of Trustees

Ronald R. Redell, Executive Vice President	DoubleLine Funds Trust	President, Interested Trustee

	DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Chairman of the Board of Trustees

Earl Lariscy, General Counsel	DoubleLine Funds Trust	Vice President

	DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Vice President and Assistant Secretary

Jeffrey J. Sherman, Deputy Chief Investment Officer	DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Vice President

Youse Guia, Chief Compliance Officer	DoubleLine Funds Trust, DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Chief Compliance Officer

Cris Santa Ana, Chief Risk Officer	DoubleLine Funds Trust, DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Secretary

Patrick Townzen, Director of Operations	DoubleLine Funds Trust, DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Vice President

(9)

Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc. (“Dreyfus”), acts as subadviser to the NVIT Government Money Market Fund. Dreyfus also acts as an investment adviser or subadviser to other investment companies. To the knowledge of the Registrant, the directors and officers of Dreyfus have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(10)

Federated Investment Management Company (“Federated”) acts as subadviser to the NVIT Federated High Income Bond Fund and is a registered investment adviser under the Investment Advisers Act of 1940. It is a subsidiary of Federated Hermes, Inc. (formerly, Federated Investors, Inc). Federated serves as investment adviser to a number of investment companies and private accounts. Except as noted below, the directors and officers of Federated have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position with Federated	Other Company	Position with Other Company
James Gallagher II, Trustee	Morris James LLP 500 Delaware Avenue, Suite 1500 Wilmington, DE 19801-1494	Partner

(11)

Goldman Sachs Asset Management, L.P. (“GSAM”) is an indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. and serves as subadviser to the NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund, NVIT GS Large Cap Equity Insights Fund and NVIT GS Small Cap Equity Insights Fund. GSAM is engaged in the investment advisory business. GSAM is part of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. GSAM Holdings LLC is the general partner and principal owner of GSAM. To the knowledge of the Registrant, the directors and officers of GSAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(12)

Invesco Advisers, Inc. (“Invesco”) acts as subadviser to the NVIT Multi-Manager Small Cap Growth Fund and NVIT Multi-Manager Small Company Fund. Except as noted below, no director, officer, or partner of Invesco has been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

The following table provides information with respect to the principal executive officer and the directors of Invesco.

Registrant’s investment sub-adviser, Invesco is located at 1555 Peachtree Street, N.E., Atlanta, GA 30309. In addition to providing sub-advisory services, Invesco, through its subsidiaries, engages in the business of investment management on an international basis. The directors, officers, or partners of Invesco have held, during the past two fiscal years, the following positions of a substantial nature.

Name	Position
Gregory McGreevey	Director, Chairman, President and Chief Executive Officer

Andrew R. Schlossberg	Director and Sr. Vice President

L. Allison Dukes	Director

Kevin M. Carome	Director

Todd Kuehl	Chief Compliance Officer

Annette Lege	Chief Accounting Officer, CFO and Treasurer

Mark Gregson	Controller

Jeffrey H. Kupor	Senior Vice President and Secretary

Crissie M. Wisdom	Anti-Money Laundering Compliance Officer

(13)

Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) acts as subadviser to the NVIT Multi-Manager Small Company Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT U.S. 130/30 Equity Fund, and NVIT Jacobs Levy Large Cap Growth Fund. To the knowledge of the Registrant, the directors and officers of Jacobs Levy have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(14)

J.P. Morgan Investment Management, Inc. (“JPMIM”), a registered investment adviser, and a wholly owned subsidiary of J. P. Morgan & Co., acts as subadviser to the NVIT J.P. Morgan U.S. Equity Fund and NVIT J.P. Morgan MozaicSM Fund. The directors and executive officers of JPMIM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of JPMIM or its affiliates.

(15)

Lazard Asset Management LLC (“Lazard”) acts as subadviser to the NVIT International Equity Fund and NVIT Emerging Markets Fund. The directors and officers of Lazard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.

(16)

Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation) (“Mellon”) acts as subadviser to the NVIT Mellon Dynamic U.S. Core Fund and NVIT Mellon Dynamic U.S. Equity Income Fund. To the knowledge of the Registrant, the directors and officers of Mellon have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.

(17)

Nationwide Asset Management, LLC (“NWAM”) acts as subadviser to the NVIT Core Bond Fund, NVIT Short Term Bond Fund, NVIT Government Bond Fund, NVIT Investor Destinations Managed Growth Fund, NVIT Investor Destinations Managed Growth & Income Fund, NVIT BlueprintSM Managed Growth Fund, NVIT BlueprintSM Managed Growth & Income Fund, NVIT Managed American Funds Asset Allocation Fund, NVIT Managed American Funds Growth-Income Fund, and NVIT BlackRock Managed Global Allocation Fund. To the knowledge of the Registrant, the directors and officers of NWAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(18)

Neuberger Berman Invesment Advisers LLC (“Neuberger Berman”) is a wholly owned subsidiary of Neuberger Berman Group LLC. Neuberger Berman serves as sub-adviser to the NVIT Neuberger Berman Multi Cap Opportunities Fund and NVIT Core Plus Bond Fund. The directors and executive officers of Neuberger Berman are Bradley Tank, Joseph Amato, Lawrence Kohn, Brad Cetron, and Robert Eason, Stephen Wright, Leo Viola and Kenneth DeRegt. These individuals have not been engaged in any other business or profession, vocation or employment of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of Neuberger Berman or certain of Neuberger Berman’s affiliated entities or certain domestic or non-US investment companies.

(19)

Newton Investment Management Limited (“Newton”) acts as a subadvisor to the NVIT Newton Sustainable U.S. Equity Fund. The directors and officers of Newton have not been engaged in any other business or profession of substantial nature during the past two fiscal years.

(20)

Thompson, Siegel & Walmsley LLC (“TSW”) acts as subadviser to the NVIT Multi-Manager Mid Cap Value Fund. To the knowledge of the Registrant, the directors and officers of TSW have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(21)

WCM Investment Management, LLC (“WCM”) acts as subadviser to the NVIT Multi-Manager Small Cap Value Fund. To the knowledge of the Registrant, the directors and officers of WCM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.

(22)

Wellington Management Company LLP (“Wellington Management”) acts as subadviser to the NVIT Multi-Manager Small Cap Growth Fund and NVIT Real Estate Fund. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. During the last two fiscal years, no partner of Wellington Management has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management.

(23)

Wells Capital Management, Inc. (“Wells Capital”) acts as subadviser to the NVIT Wells Fargo Discovery Fund. To the knowledge of the Registrant, no director, officer, or partner of Wells Capital has engaged in any other business, profession, vocation or employment of a substantial nature in the capacity as director, officer, employee, partner or trustee outside of Wells Fargo.

ITEM 32. PRINCIPAL UNDERWRITERS

(a)	NFD, the principal underwriter of the Trust, also acts as principal underwriter for Nationwide Mutual Funds.

(b)

Herewith is the information required by the following table with respect to each director, officer or partner of NFD. The address for the persons listed below is One Nationwide Plaza, Columbus, Ohio 43215.

Name:	Position with NFD:	Position with Registrant:
Michael S. Spangler	Chairman, Director and President	President, Chief Executive Officer and Principal Executive Officer

Holly A. Butson	Chief Compliance Officer	N/A

Lee T. Cummings	Vice President	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations

Ewan T. Roswell	Associate Vice President Treasurer	N/A

Mark E. Hartman	Associate Vice President and Assistant Secretary	N/A

Jennifer L. Monnin	Chief Marketing Officer	N/A

(c)	Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

J.P. Morgan Investor Services Co.

1 Beacon Street

Boston, MA 02108-3002

Nationwide Variable Insurance Trust

One Nationwide Plaza

Columbus, Ohio 43215

ITEM 34. MANAGEMENT SERVICES

Not applicable.

ITEM 35. UNDERTAKINGS

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, and State of Ohio, on this 29th day of April, 2021.

NATIONWIDE VARIABLE INSURANCE TRUST

BY:	/s/ Allan J. Oster
Allan J. Oster, Attorney-In-Fact for Registrant